UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

VCG HOLDING CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

VCG Holding Corp. common stock, par value $0.0001 per share

(2)	Aggregate number of securities to which transaction applies:

11,153,193 shares of VCG’s common stock.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Calculated solely for the purpose of determining the filing fee. The maximum aggregate transaction value was determined based upon the product of (i) 11,153,193 shares of VCG’s common stock (based on the number of shares outstanding on December 23, 2010), multiplied by (ii) the merger consideration of $2.25 per share (the “Total Consideration”). No consideration will be paid for any option because the exercise price of all outstanding options exceeds the per share merger consideration. The filing fee, calculated in accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, and Rule 0-11(c)(1) promulgated thereunder, was determined by multiplying the Total Consideration by the applicable fee at the time of payment.

(4)	Proposed maximum aggregate value of transaction:

$25,094,684.25

(5)	Total fee paid:

$1,789.25

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

VCG Holding Corp. 390 Union Boulevard, Suite 540 Lakewood, Colorado 80228 Tel: (303) 934-2424 Fax: (303) 922-0746

PRELIMINARY COPY SUBJECT TO COMPLETION — DATED DECEMBER 23, 2010

SPECIAL MEETING OF SHAREHOLDERS
[ * ], 2011

[ * ], 2011

Dear Fellow Shareholder:

You are cordially invited to attend a special meeting of shareholders of VCG Holding Corp., a Colorado corporation, to be held on [ * ], 2011 at [ * ] Mountain time, at [ * ] Lakewood, Colorado. The accompanying proxy statement provides information regarding the matters to be acted on at the special meeting, including any adjournment or postponement thereof.

At the special meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger that we entered into on November 9, 2010 with Family Dog, LLC, a Colorado limited liability company, its wholly-owned subsidiary, FD Acquisition Co., our Chairman of the Board and Chief Executive Officer, Troy Lowrie, and our President and Chief Operating Officer, Micheal Ocello. If both (i) holders of record of a majority of VCG Holding Corp.’s outstanding common stock, as of [ * ], and (ii) a majority of the votes actually cast at the special meeting, vote to adopt and approve the merger agreement, and the other conditions in the merger agreement are satisfied or waived, FD Acquisition Co. will be merged with and into VCG Holding Corp. and VCG Holding Corp. will survive as a privately-held, wholly-owned subsidiary of Family Dog, LLC. The votes cast by shares of VCG Holding Corp.’s common stock beneficially owned by Messrs. Lowrie and Ocello will not be taken into account for purposes of determining whether the requisite shareholder vote in clause (ii) has been received, which we refer to in the accompanying proxy statement as the “majority of the minority” shareholder approval or vote.

Pursuant to the terms of the Agreement and Plan of Merger, if the merger agreement is approved and the merger is consummated, each share of VCG Holding Corp.’s common stock (except for shares held by us, Messrs. Lowrie and Ocello, certain of their affiliates, and shareholders that are eligible to and elect to invoke dissenters’ rights), will be cancelled and converted into the right to receive $2.25 in cash, without interest (and less applicable withholding taxes). In addition, all outstanding options to purchase VCG Holding Corp.’s common stock will be cancelled at the effective time of the merger without any consideration either because they are unvested, or, in the case of vested options, the per share exercise price of all outstanding options is greater than the merger consideration of $2.25 per share. Based on the closing sale price for VCG Holding Corp.’s common stock on July 21, 2010, the last trading day before public announcement of the proposal that resulted in the merger agreement, the merger consideration represented a 36.4% premium over the price per share of VCG Holding Corp.’s common stock prior to the announcement of the execution of the merger agreement.

On November 9, 2010, our board of directors, after considering numerous factors, including the unanimous determination and recommendation of a special committee comprised entirely of independent directors, unanimously determined (with Mr. Lowrie taking no part in the vote) that the Agreement and Plan of Merger is advisable, fair to and in the best interests of VCG Holding Corp. and our shareholders. In arriving at their determination and recommendation, our board of directors and the special committee of our board of directors carefully considered a number of factors which are described in the accompanying proxy statement. Our board of directors unanimously recommends (with Mr. Lowrie taking no part in such recommendation) that you vote “FOR” the approval of the Agreement and Plan of Merger.

When you consider the recommendation of our board of directors to approve the Agreement and Plan of Merger, you should be aware that some of our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our shareholders generally.

The accompanying proxy statement provides you with detailed information about the special meeting and the Agreement and Plan of Merger. You are urged to read the entire document carefully. You may also obtain more information about us from documents we have previously filed with the Securities and Exchange Commission.

Regardless of the number of shares you own, your vote is very important.

If you fail to vote on the Agreement and Plan of Merger, the effect will be the same as if you had voted against the approval of the Agreement and Plan of Merger for purposes of calculating whether a majority of the outstanding shares of our common stock entitled to vote at the special meeting have voted to approve the Merger Proposal, but will be neutral with respect to calculating whether a majority of the minority shareholders has approved the Merger Proposal, as further described in the accompanying proxy statement. Once you have read the accompanying proxy statement, please vote on the proposals submitted to our shareholders at the special meeting, whether or not you plan to attend the meeting, by signing, dating and mailing the enclosed proxy card or by voting your shares by Internet at [ * ] using the instructions on your proxy card. If you receive more than one proxy card because you own shares that are registered in different names or through entities, please vote all of your shares shown on all of your proxy cards. If your shares are held in “street name,” your broker will be unable to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedures provided to you by your broker. Failure to instruct your broker to vote your shares will have exactly the same effect as if you failed to vote as described above.

Voting by proxy will not prevent you from voting your shares in person in the manner described in the accompanying proxy statement if you subsequently choose to attend the special meeting in person.

On behalf of your board of directors, thank you for your cooperation and support.

Sincerely,

George Sawicki	Tenicia Bradley
Chairman of the Special Committee	Secretary

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, OR PASSED UPON THE FAIRNESS OR MERITS OF THE AGREEMENT AND PLAN OF MERGER OR THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THE ENCLOSED PROXY STATEMENT. ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

The accompanying proxy statement is dated [ * ], 2011, and it and the proxy card are first being mailed to shareholders on or about [ * ], 2011.

IMPORTANT

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR PROXY CARD OR VOTE VIA THE INTERNET AT YOUR EARLIEST CONVENIENCE.

VCG HOLDING CORP.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [ * ], 2011.

To the Shareholders of VCG Holding Corp.:

A special meeting of shareholders of VCG Holding Corp., a Colorado corporation (“VCG”) will be held at [ * ] Lakewood, Colorado, on [ * ], 2011 at [ * ], Mountain Time, for the following purposes:

1. To consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of November 9, 2010, by and among VCG Holding Corp., Family Dog, LLC, FD Acquisition Co., Troy Lowrie and Micheal Ocello.

2. To consider and vote on a proposal to approve any motion to adjourn or postpone the special meeting to another time or place if necessary to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the foregoing proposal.

3. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

The accompanying proxy statement further describes the matters to be considered at the special meeting. A copy of the merger agreement has been included as Appendix A to this proxy statement.

Our board of directors unanimously recommends (with Mr. Lowrie taking no part in such recommendation) that you vote “FOR” proposals 1 and 2.

When you consider the recommendation of our board of directors to approve the merger agreement, you should be aware that some of our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our unaffiliated shareholders.

Our board of directors has set [ * ], 2011 as the record date for the special meeting. Only holders of record of shares of VCG’s common stock at the close of business on [ * ], 2011 will be entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof. The special meeting will begin promptly at [ * ], Mountain Time.

Regardless of the number of shares you own, your vote is very important. The affirmative vote of both (i) the holders of a majority of the outstanding shares of VCG’s common stock entitled to vote at the special meeting, and (ii) a majority of the votes actually cast at the special meeting is required to adopt and approve the merger agreement. Any votes cast by shares beneficially owned by either of Messrs. Lowrie or Ocello will not be taken into account for any purpose when determining whether the requisite vote set forth in clause (ii) has been achieved (e.g. in calculating votes cast in favor or total votes cast). The affirmative vote of the votes actually cast at the special meeting is required to adopt and approve any adjournment or postponement proposal.

Holders of our common stock who do not vote in favor of the adoption of the merger agreement are entitled to assert dissenters’ rights under Article 113 of the Colorado Business Corporation Act, subject to the provisions of such act. Those asserting their dissenters’ rights will have the right to obtain payment in cash of the fair value of their shares if the merger is completed provided they submit a written notice in compliance with Article 113 of the Colorado Business Corporation Act of their intention to demand payment for their shares prior to the vote on the merger agreement and if they further comply with the Colorado law procedures explained in the accompanying proxy statement. When a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to VCG that the beneficial shareholder and the record shareholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation on the ability to exercise dissenters’ rights. See “Dissenters’ Rights” beginning on page 71 of the accompanying proxy statement. Article 113 of the Colorado Business Corporation Act is attached as Appendix C to the accompanying proxy statement.

To ensure your representation at the special meeting, please complete and return the enclosed proxy card or submit your proxy by Internet at [ * ]. Please submit your proxy promptly whether or not you expect to attend the special meeting. Submitting a proxy now will not prevent you from being able to vote at the special meeting by attending in person and casting a vote. If you hold your shares in “street name” through a bank, broker or other nominee, you must obtain a legal proxy from such custodian in order to vote in person at the meeting. You should not send in your certificates representing shares of VCG common stock until you receive instructions to do so.

By Order of the Board of Directors,

Tenicia Bradley
Secretary

Lakewood, Colorado

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TABLE OF CONTENTS — (Continued)

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TABLE OF CONTENTS — (Continued)

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TABLE OF CONTENTS — (Continued)

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PRELIMINARY COPY SUBJECT TO COMPLETION — DATED DECEMBER 23, 2010

VCG Holding Corp.
390 Union Boulevard, Suite 540
Lakewood, Colorado 80228

PROXY STATEMENT
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD [ * ], 2011

The board of directors of VCG Holding Corp., a Colorado corporation, is soliciting proxies to be used at our special meeting of shareholders to be held at [ * ] Mountain Time on [ * ], 2011 at [ * ] Lakewood, Colorado. This proxy statement contains important information regarding VCG’s special meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures. In this proxy statement, the terms “VCG,” “the Company,” “we,” “our,” and “us” refer to VCG Holding Corp. and its subsidiaries.

VCG’s board of directors is sending these proxy materials on or about [ * ], 2011 to all shareholders who owned shares of VCG’s common stock at the close of business on [ * ], which date is also referred to in this proxy statement as the “record date.”

The special meeting is held for the following purposes:

1. To consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of November 9, 2010, by and among VCG Holding Corp., Family Dog, LLC, FD Acquisition Co., Troy Lowrie and Micheal Ocello.

2. To consider and vote on a proposal to approve any motion to adjourn or postpone the special meeting to another time or place if necessary to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the foregoing proposal.

3. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

SUMMARY TERM SHEET

The following summary and the “Questions and Answers About the Special Meeting” immediately following this summary are intended only to highlight certain information contained elsewhere in this proxy statement. This summary and the following questions and answers section may not contain all the information that is important to you. To more fully understand the proposed merger and the terms of the merger agreement, as well as the other matters described below, you should carefully read this entire proxy statement, all of its appendices, and the documents incorporated by reference into this proxy statement before voting. See “Where You Can Find More Information” on page 83. Where appropriate, we have set forth a page reference directing you to a more complete description of the topics described in this summary. Capitalized terms used but not defined in this summary are defined in the sections referred to in each heading or as otherwise indicated below.

The Proposals (see page 53)

You are being asked to consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of November 9, 2010, by and among VCG, Family Dog, LLC, which we refer to in this proxy statement as “Family Dog,” FD Acquisition Co., Troy Lowrie and Micheal Ocello, as the same may be amended from time to time. We refer to the Agreement and Plan of Merger as the “merger agreement” and we refer to the proposal to approve the merger and the merger agreement as the “Merger Proposal” in this proxy statement. If the shareholders approve the Merger Proposal and the other conditions to the closing of the merger are satisfied or waived, upon closing of the merger, FD Acquisition Co. will be merged with and into VCG and VCG will continue as the surviving corporation. VCG’s current shareholders will no longer have a direct or indirect equity interest in VCG (unless they are members of Family Dog, such as Messrs. Lowrie and Ocello) and VCG’s common stock will no longer be listed on the NASDAQ Global Market, which we refer to as “NASDAQ” in this proxy statement, as a result of the merger. Throughout this proxy statement we refer to the VCG shareholders, other than Messrs. Lowrie and Ocello and certain of their affiliated entities, as the “unaffiliated shareholders.”

You are also being asked to consider and vote on a proposal to approve any motion to adjourn or postpone the special meeting to another time or place if necessary to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal. We refer to this proposal as the “Adjournment Proposal” in this proxy statement.

The Parties to the Merger Agreement (see page 49)

VCG is in the business of acquiring, owning and operating nightclubs, which provide premium quality live adult entertainment, and restaurant and beverage services in an up-scale environment.

Family Dog was formed solely for purposes of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Family Dog is owned by Messrs. Lowrie and Ocello and certain accredited investors (as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended) who have a pre-existing personal business relationship with Mr. Lowrie or Mr. Ocello and who have delivered to Family Dog executed subscription agreements, investor questionnaires and an executed counterpart signature page to the operating agreement of Family Dog.

FD Acquisition Co. is a wholly-owned subsidiary of Family Dog. FD Acquisition Co. was formed solely for purposes of entering into the merger agreement and consummating the transactions contemplated by the merger agreement.

Mr. Lowrie has been our Chairman of the Board since April 2002 and our Chief Executive Officer since November 2002.

Mr. Ocello has been our President and Chief Operating Officer since April 2002.

Mr. Lowrie beneficially owns shares of VCG’s common stock both individually and through Lowrie Management LLLP, an entity owned and controlled by Mr. Lowrie. Mr. Ocello beneficially owns shares of VCG’s common stock both individually and through LTD Investment Group, LLC, an entity owned and controlled by Mr. Ocello. We sometimes refer to Mr. Lowrie, Mr. Ocello, Lowrie Management LLLP and LTD Investment Group, LLC collectively as the “Executive Group” in this proxy statement.

If VCG’s shareholders approve the Merger Proposal and the other conditions to the merger are satisfied or waived, in connection with the closing of the merger, Messrs. Lowrie and Ocello will contribute all of their shares of VCG’s common stock, including shares held beneficially through Lowrie Management LLLP, with respect to Mr. Lowrie, and LTD Investment Group, LLC, with respect to Mr. Ocello, to Family Dog in exchange for membership interests in Family Dog.

Requisite Shareholder Vote (see page 51)

One-third of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for the special meeting. If a quorum exists, approval of the Merger Proposal requires the affirmative vote of both (i) the holders of a majority of the outstanding shares of VCG’s common stock entitled to vote at the special meeting, and (ii) under the merger agreement, a majority of the votes actually cast at the special meeting. Any abstaining votes, broker non-votes and votes cast by members of the Executive Group with regard to shares of VCG common stock held by the members of the Executive Group will not be taken into account for any purpose when determining whether the requisite vote set forth in clause (ii) has been achieved (e.g. in calculating votes cast in favor or total votes cast); however, the shares of VCG’s common stock held by the members of the Executive Group will be taken into account for purposes of the requisite vote set forth in clause (i) and establishing a quorum. Further, the members of the Executive Group intend to vote in favor of the Merger Proposal.

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If a quorum exists, the Adjournment Proposal is approved if the votes actually cast favoring the Adjournment Proposal exceed the votes cast opposing the Adjournment Proposal.

What Shareholders Will Receive in the Merger (see page 53)

At the effective time of the merger, each share of common stock held by our shareholders (other than as provided for with respect to shares currently held by the Executive Group) will be cancelled and converted into the right to receive $2.25 in cash, without interest and subject to applicable withholding of taxes. We sometimes refer to this amount in this proxy statement as the “merger consideration.”

Based on the closing sale price for VCG common stock on July 21, 2010, the last trading day before public announcement of the proposal that resulted in the merger agreement, the merger consideration represented a 36.4% premium over the price per share of VCG’s common stock and prior to the announcement of the merger agreement.

The aggregate value of the merger consideration to be received by the unaffiliated shareholders in the merger is approximately $25.1 million.

What Option Holders Will Receive in the Merger (see page 54)

At the effective time of the merger, each option to purchase shares of VCG common stock that is outstanding and unexercised will be cancelled and VCG will not be required to make any payments to the holders of such options because the exercise price per share of each such option, in all instances, exceeds the merger consideration.

Treatment of Debt in the Merger (see page 54)

Before consummation of the merger, Mr. Lowrie will assign, or cause to be assigned, to Family Dog all rights to any debt owed by VCG to him or any of his affiliates in exchange for membership interests in Family Dog (VCG does not currently owe any debt to either Mr. Ocello or Family Dog). In addition, certain other creditors of VCG may elect to assign their rights to debt owed by VCG to them to Family Dog in exchange for membership interests in Family Dog. We refer in this proxy statement to the debt referenced in the two preceding sentences as the “converting debt.” At any time after the approval of the Merger Proposal by VCG’s shareholders but before consummation of the merger, Family Dog, in its sole discretion, may request that VCG convert a portion or all of the debt owed by VCG to Family Dog into shares of VCG common stock. Any debt owed by VCG before consummation of the merger that is not converted as described in this paragraph will remain outstanding.

Recommendation of the Special Committee and VCG’s Board of Directors (see page 25)

Certain of our officers and directors have interests in the merger that are different from, or in addition to, the interests of VCG’s shareholders generally. Accordingly, our board of directors formed a special committee, which we refer to in this proxy statement as the “Special Committee,” currently comprised of George Sawicki and David Levine, each of whom is a non-management independent director. The members of the Special Committee have no material interest in the merger that differs from the interests of VCG’s unaffiliated shareholders. The Special Committee was charged with reviewing, evaluating and, as appropriate, negotiating or rejecting the Merger Proposal or any alternative proposal in each case as the Special Committee considered to be in the best interests of VCG and its unaffiliated shareholders.

The Special Committee has unanimously determined that the merger agreement and the merger are fair to and in the best interests of VCG and its unaffiliated shareholders, and has recommended that VCG’s board of directors approve the merger agreement and that VCG’s shareholders approve the merger agreement and the merger.

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After considering many factors, including the unanimous recommendation of the Special Committee, VCG’s board of directors (with Troy Lowrie taking no part in the recommendation or vote) has unanimously:

•	determined that the merger and the merger agreement are fair to and in the best interests of VCG and its unaffiliated shareholders;

•	approved the merger and merger agreement; and

•	recommended that VCG’s shareholders approve the merger and the merger agreement.

Before VCG’s board of directors unanimously approved the merger and the merger agreement, the Special Committee and VCG’s board of directors received an opinion from an independent financial advisor to the effect that, based on and subject to the various assumptions and qualifications set forth therein, as of the date of such opinion, the merger consideration to be received by VCG’s unaffiliated shareholders in the merger is fair to such shareholders from a financial point of view.

Accordingly, the Special Committee and VCG’s board of directors (with Mr. Lowrie taking no part in the recommendation) unanimously recommend that you vote “FOR” the Merger Proposal. Each of the Special Committee and VCG’s board of directors (with Mr. Lowrie taking no part in the recommendation) also unanimously recommend that you vote “FOR” the Adjournment Proposal.

Reasons for the Recommendation of the Special Committee and VCG’s Board of Directors (see page 41)

Each of the Special Committee and VCG’s board of directors believes that the merger is both procedurally and substantively fair to VCG’s unaffiliated shareholders. Their belief is based upon their knowledge and analysis of VCG, as well as the factors discussed later in this proxy statement in the section entitled “Special Factors — Recommendation of the Special Committee and VCG’s Board of Directors; Reasons for Recommending Approval of the Merger.”

Financial Advisor to the Special Committee and its Opinion Issued to the Special Committee and VCG’s Board of Directors (see page 30)

North Point Advisors LLC, sometimes referred to in this proxy statement as “North Point Advisors,” served as financial advisor to the Special Committee in connection with the merger transaction.

Before approving the merger and the merger agreement, the Special Committee and VCG’s board of directors received an opinion from North Point Advisors, to the effect that, based on and subject to the various assumptions and qualifications set forth therein, as of the date of such opinion, the merger consideration to be received by VCG’s shareholders in the merger is fair to such shareholders from a financial point of view. The full text of North Point Advisors’ opinion, which sets forth the procedures followed, assumptions made, matters considered, limits of review undertaken and other matters considered by North Point Advisors in preparing its opinion, is attached as Appendix B to this proxy statement. We strongly recommend that shareholders read carefully the full text of North Point Advisors’ written opinion.

North Point Advisors’ opinion addresses only the fairness, from a financial point of view, of the consideration to be received by the holders of VCG’s common stock as of the date of such opinion and does not address any other aspect of the merger. North Point Advisors’ opinion is not intended to be, and does not constitute, advice or a recommendation to VCG’s board of directors, the Special Committee, or any shareholder as to how to act or vote with respect to the Merger Proposal or related matters.

Interests of VCG’s Directors and Officers in the Merger (see page 44)

If VCG’s shareholders approve the Merger Proposal and the other conditions to the merger are satisfied or waived, in connection with the closing of the merger, Messrs. Lowrie and Ocello and the other members of the Executive Group will contribute all of their shares of VCG common stock to Family Dog (in addition to all debt owed by VCG to Mr. Lowrie’s entity Lowrie Management LLLP). Other than two creditors of VCG (unaffiliated with the Executive Group) who may elect to convert certain debt into membership interests in Family Dog, the balance of the membership interests in Family Dog will be held by accredited investors

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within the meaning of Rule 501 promulgated under the Securities Act who have a pre-existing business or personal relationship with Messrs. Lowrie and Ocello. All shares of VCG’s common stock held by Family Dog will be cancelled for no consideration upon consummation of the merger. All options exercisable into shares of VCG’s common stock held by Mr. Ocello will be cancelled for no consideration upon consummation of the merger because the exercise price of such options exceeds the per share merger consideration.

If the merger is completed, Messrs. Lowrie and Ocello will hold substantially similar positions with the surviving corporation with substantially similar compensation, except that Mr. Lowrie’s annual salary will be reduced from $700,000 to $200,000.

VCG’s current executive officers and directors will be indemnified in respect of their past service, and Family Dog will maintain VCG’s current directors’ and officers’ liability insurance, subject to certain conditions as set forth in the merger agreement.

Those of VCG’s current directors and executive officers who do not hold any shares of VCG’s common stock will not receive any consideration upon consummation of the merger.

Special Committee Compensation (see page 24)

Upon formation of the Special Committee, VCG’s board of directors determined that each member of the Special Committee would receive compensation for service on the Special Committee equal to $2,500 in cash per month, and that the Chairman of the Special Committee would receive additional compensation in an amount equal to $1,000 in cash per month.

Certain Effects of the Merger (see page 41)

Upon consummation of the merger:

•	Family Dog will own all of VCG’s issued and outstanding shares of common stock and VCG’s current shareholders (unless they are members of Family Dog) will no longer hold any interest in VCG;

•	each share of VCG’s common stock (other than shares owned by Family Dog, held in treasury by VCG or owned by shareholders who properly exercise their dissenters’ rights under Colorado law) will be cancelled and converted automatically into the right to receive the merger consideration; and

•	each option to purchase shares of VCG common stock that is outstanding and unexercised will be cancelled and VCG will not be required to make any payments to the holders of such options.

Further, after consummation of the merger:

•	VCG, as the surviving corporation, will become a privately held corporation;

•	VCG’s common stock will cease to be quoted on NASDAQ; and

•	there will be no public market for VCG’s common stock.

Conditions to the Merger (see page 66)

Completion of the merger is subject to a number of closing conditions, including, but not limited to:

•	VCG’s shareholders voting to adopt and approve the Merger Proposal;

•	no event having occurred since the date of the merger agreement which has had a Company Material Adverse Effect (as defined under “The Merger Agreement — Representations and Warranties”);

•	holders of no greater than 10% of the shares of VCG common stock held by unaffiliated shareholders having exercised their dissenters’ rights;

•	VCG having terminated all Company Stock Plans (as defined under “The Merger Agreement — Treatment of Stock Options”) and its stock repurchase program; and

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•	VCG having obtained all required permits, licenses and the consents necessary for the consummation of the merger.

At any time before the merger, Family Dog and FD Acquisition Co. may waive the closing conditions applicable to VCG and VCG may waive the conditions applicable to Family Dog, FD Acquisition Co., Mr. Lowrie and Mr. Ocello. Under Colorado law, the Merger Proposal must be approved by the holders of a majority of the outstanding shares of VCG’s common stock entitled to vote at the special meeting and this condition cannot be waived by the parties. While circumstances may change, the parties do not currently expect that any conditions will be waived.

Restrictions on Solicitation, Acquisition Proposals and Changes in Recommendation (see page 62)

Under the merger agreement, and during its term, VCG is prohibited from initiating, soliciting, facilitating or encouraging any inquiry or the making of any proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal (as defined under “The Merger Agreement — Restrictions on Solicitation, Acquisition Proposals and Changes in Recommendation”). Further, VCG may not participate in any substantive discussions or negotiations regarding, or furnish to any person any information or data with respect to VCG, or otherwise cooperate with or take any other action to facilitate, any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, or requires VCG to abandon, terminate or fail to consummate the merger or any other transactions contemplated by the merger agreement.

Notwithstanding the foregoing, under certain circumstances, VCG may respond to a bona fide unsolicited Acquisition Proposal or terminate the merger agreement and enter into an acquisition agreement with respect to a Superior Acquisition (as defined under “The Merger Agreement — Restrictions on Solicitation, Acquisition Proposals and Changes in Recommendation”), so long as VCG complies with certain terms of the merger agreement described under “The Merger Agreement — Restrictions on Solicitation, Acquisition Proposals and Changes in Recommendation.”

VCG’s board of directors may not withdraw or modify its recommendation that VCG’s shareholders approve and adopt the Merger Proposal or approve or recommend an Acquisition Proposal unless it determines in good faith that the failure to do so would present a substantial risk of being inconsistent with the fulfillment of its fiduciary duties under applicable law.

Termination of the Merger Agreement (see page 68)

The merger agreement also grants the parties certain termination rights. The merger agreement may be terminated:

•	by mutual written consent of Family Dog, FD Acquisition Co. and VCG;

•	by either Family Dog and FD Acquisition Co., on the one hand, or VCG, on the other hand: (i) if the merger is not consummated on or before the later of (A) June 30, 2011 and (B) four months after [ * ], the date on which the Securities and Exchange Commission notified VCG that it has no further comments to this proxy statement, unless the failure to consummate the merger by such outside date is the result of a breach of the merger agreement by the party seeking to terminate the merger agreement, or (ii) if any governmental entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the merger;

•	by Family Dog and FD Acquisition Co., if VCG breaches or fails to perform in any material respect any of its covenants contained in the merger agreement, which breach or failure to perform results in the failure of certain of Family Dog’s and FD Acquisition Co.’s closing conditions, and such breach or failure to perform cannot be or has not been cured within 30 days after the giving of written notice of such breach;

•	by VCG, if any of Family Dog, FD Acquisition Co., Mr. Lowrie or Mr. Ocello breaches or fails to perform in any material respect any of their covenants contained in the merger agreement, which breach or failure to perform results in the failure of certain of VCG’s closing conditions, and such breach or

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failure to perform cannot be or has not been cured within 30 days after the giving of written notice of such breach;

•	by Family Dog and FD Acquisition Co. (i) if VCG’s board of directors shall have approved or recommended a Superior Acquisition Proposal by a third party, (ii) if there is a change in Company Recommendation (as defined under “The Merger Agreement — Filing of Proxy Statement and Schedule 13E-3 and Holding of Shareholders’ Meeting”), (iii) if VCG’s board of directors shall have failed to include in this proxy statement such Company Recommendation, (iv) if VCG enters into, or VCG’s board of directors approves or recommends, a Company Acquisition Agreement, or (v) VCG’s board of directors or the Special Committee has publicly announced an intention to do any of the foregoing;

•	by VCG upon the receipt of a Superior Acquisition Proposal if VCG complies with all of the provisions of the merger agreement concerning Acquisition Proposals and pays to Family Dog a termination fee; and

•	by Family Dog, FD Acquisition Co. or VCG if the Merger Proposal does not receive the requisite shareholder vote at the special meeting or any adjournment and reconvening thereof.

Termination Fees (see page 69)

The merger agreement provides for the payment of termination fees in certain instances in the event that the merger agreement is terminated.

Payable by VCG

VCG will be required to pay Family Dog a termination fee in the amount $1,000,000 in the event that:

•	an Acquisition Proposal is made to the unaffiliated shareholders and thereafter the merger agreement is terminated by either Family Dog or VCG if the merger is not consummated on or before the outside dates described under “Summary Term Sheet — Termination of the Merger Agreement” above or VCG’s shareholders do not approve the Merger Proposal at the special meeting of VCG’s shareholders or any adjournment and reconvening thereof, and within 12 months after such termination, VCG enters into, or publicly announces the intention to enter into, a definitive agreement with respect to any Acquisition Proposal, or consummates the transactions contemplated by such Acquisition Proposal (provided, that the percentages set forth in the defined term “Acquisition Proposal” (see “The Merger Agreement — Restrictions on Solicitation, Acquisition Proposals and Changes in Recommendation”) shall be deemed to be 50%).

The termination fee payable by VCG is reduced to $600,000 in the event that VCG terminates the merger agreement to enter into a Company Acquisition Agreement involving a Superior Acquisition Proposal from certain identified parties with which VCG or North Point Advisors has been in contact to discuss a potential change in control transaction involving VCG and such party.

Payable by Family Dog

Family Dog will be required to pay VCG a termination fee in the amount $1,000,000 in the event that VCG terminates the merger agreement (i) if the merger is not consummated on or before the outside dates described under “Summary Term Sheet — Termination of the Merger Agreement” above, or (ii) if Family Dog, FD Acquisition Co. or either of Troy Lowrie or Micheal Ocello breaches or fails to perform in any material respect any of its covenants contained in the merger agreement, which breach or failure to perform (A) would give rise to the failure of certain of VCG’s closing conditions, and (B) cannot be or has not been cured within 30 days after the giving of written notice of such breach, and, in the case of each of clauses (i) and (ii), as a result of Family Dog not being able to secure financing for the merger, provided that at the time of such termination all of the closing conditions applicable to all of the parties’ obligations as well as Family Dog’s and FD Acquisition Co.’s obligations have been satisfied and VCG is not in material breach of the merger agreement.

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Financing of the Merger (see page 46)

The total amount of funds necessary to consummate the merger is anticipated to be approximately $25,000,000, and transaction expenses of Family Dog are anticipated to be approximately $600,000.

Family Dog intends to finance the merger (including fees, expenses and transaction costs) in substantial part from the proceeds of the private placement contemplated by the subscription agreements received by Family Dog from various accredited investors (as that term is defined in Rule 501 promulgated under the Securities Act) who have a pre-existing personal or business relationship with Mr. Lowrie or Mr. Ocello. Family Dog has not delivered subscription documents to, and has not accepted subscriptions from, persons other than accredited investors who have a personal or business relationship with either Mr. Lowrie or Mr. Ocello. Family Dog may also finance a portion of the merger consideration and the related transaction fees from lines of credit and other committed funds provided by other affiliates of Family Dog, Mr. Lowrie or Mr. Ocello, and from funds held by (or otherwise available to) VCG at the time of the merger, including VCG’s cash on hand. Family Dog has received commitments pursuant to subscription agreements from such accredited investors, in an amount that, together with the financial resources described in the previous sentence, is sufficient to finance the merger and the anticipated transaction expenses. In particular, the total amount subscribed for by accredited investors is $19,200,000. The remaining portion of the merger consideration will come from a line of credit available to Lowrie Management, LLLP in an amount of $2,650,000, plus projected cash on hand of VCG in the amount of $3,800,000. In light of the subscriptions received, and the other available sources of funds, Family Dog is no longer accepting new subscriptions from additional investors.

Material U.S. Federal Income Tax Consequences (see page 48)

In general, a shareholder’s receipt of cash in exchange for shares of VCG’s common stock in the merger will be a taxable sale transaction for U.S. federal income tax purposes. Because tax consequences of the merger will depend on each shareholder’s particular circumstances, each shareholder should consult his, her or its tax advisor for a full understanding of the applicable U.S. federal, state, local and non-U.S. tax consequences of the merger.

Litigation Related to the Merger (see page 48)

There is ongoing litigation in Colorado state court challenging the Merger Proposal. The litigation was brought derivatively on behalf of VCG and as a class action on behalf of the named plaintiffs and other similarly situated shareholders against Mr. Lowrie, various entities affiliated with Mr. Lowrie, the members of VCG’s board of directors and VCG (as a nominal defendant). The plaintiffs allege, among other things, that the directors breached fiduciary duties and that Mr. Lowrie has conflicts of interest in connection with the Merger Proposal. The plaintiffs seek, among other relief, to prevent the merger from occurring, an order requiring the directors to fulfill their fiduciary duties, damages, and an award of fees. Resolution of this litigation is not a condition to closing of the merger.

Dissenters’ Rights (see page 70)

VCG’s shareholders are entitled to dissent from the merger and obtain payment of the fair value of their shares of VCG’s common stock if and when the merger is effectuated. A shareholder who wishes to assert dissenters’ rights must: (i) cause VCG to receive before the vote is taken on the merger at the special meeting, written notice of the shareholder’s intention to demand payment for the shareholder’s shares if the merger is effectuated, and (ii) not vote the shares in favor of the merger agreement and the merger.

THE PROVISIONS OF ARTICLE 113 OF THE COLORADO BUSINESS CORPORATION ACT GOVERNING DISSENTERS’ RIGHTS ARE COMPLEX AND TECHNICAL IN NATURE. SHAREHOLDERS DESIRING TO EXERCISE DISSENTERS’ RIGHTS MAY WISH TO CONSULT COUNSEL, BECAUSE THE FAILURE TO COMPLY STRICTLY WITH THESE PROVISIONS WILL RESULT IN THE LOSS OF THEIR DISSENTERS’ RIGHTS.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger Proposal and the special meeting. These questions and answers may not address all questions that may be important to you as our shareholder. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, and the documents incorporated by reference into this proxy statement, which you should read carefully and in their entirety.

Q:	What is the proposed transaction?

A:	The proposed transaction is the merger of FD Acquisition Co. with and into us pursuant to the merger agreement. If and when the Merger Proposal has been adopted by our shareholders and the other closing conditions under the merger agreement have been satisfied or waived, FD Acquisition Co. will merge with and into us. We will be the surviving corporation in the merger, but Family Dog will own all of our common stock. As a result of the merger, you will no longer own any shares in us; you will no longer have an interest in our future earnings or growth; we will cease to be a publicly traded company; and we may no longer be required to file periodic reports with the Securities and Exchange Commission.

Q:	What happens if the merger is not consummated?

A:	If the merger is not approved by our shareholders or if the merger is not consummated for any other reason, you will not receive any payment for your shares in connection with the merger. Instead, we will remain a public company and our common stock will continue to be listed and traded on NASDAQ. In addition, if the merger is not consummated, we expect that management will operate our business in a manner similar to the manner in which it is being operated today and that our shareholders will continue to be subject to the same risks and opportunities as they currently are.

Q:	What will our shareholders receive if and when the merger occurs?

A:	For every share of our common stock owned at the effective time of the merger, a shareholder (other than members of the Executive Group, us and shareholders who properly exercise dissenters’ rights) will have the right to receive $2.25 in cash, without interest, less any applicable withholding taxes. You will cease owning any shares in us.

Q:	Why am I receiving this proxy statement and proxy card?

A:	You are receiving this proxy statement and proxy card because you are a record or beneficial holder of VCG’s common stock and consequently you are being asked to consider and vote upon important matters at a special meeting of VCG’s shareholders.

Q:	Where and when is the special meeting?

A:	The special meeting of our shareholders will be held on [ * ], 2011 at [ * ].

Q:	What matters will be considered and voted on at the special meeting?

A:	At the special meeting, you will be asked to consider and vote on the following:

•	to adopt and approve the Merger Proposal;

•	to approve the Adjournment Proposal; and

•	to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

The merger agreement is attached as Appendix A to this proxy statement. We strongly recommend that you carefully read the merger agreement in its entirety. The terms of the merger agreement are further described under “The Merger Agreement” beginning on page 53.

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Q:	Who is entitled to vote at the special meeting?

A:	All shareholders of record as of the close of business on [ * ], 2011 the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting. The votes cast by members of the Executive Group with regard to shares of our common stock held by the members of the Executive Group will not be taken into account for purposes of determining whether the majority of the minority vote required by the merger agreement has been achieved, as further described below.

Q:	May I attend the special meeting?

A:	All shareholders of record as of the close of business on the record date for the special meeting, may attend the special meeting.

If your shares are held in “street name” by your broker, bank or other nominee, and you plan to attend the special meeting, you must present proof of your ownership of our common stock, such as a bank or brokerage account statement, to be admitted to the meeting. You also must present at the meeting a proxy issued to you by the holder of record of your shares.

Q:	How many shares must be present to hold the special meeting (i.e., to create a quorum)?

A:	One-third of the votes entitled to be cast on a matter by our shareholders, represented in person or by proxy, constitutes a quorum for the special meeting.

Q:	What vote is required to approve the Merger Proposal and the Adjournment Proposal?

A:	If a quorum exists, approval of the Merger Proposal requires the affirmative vote of (i) the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting, and (ii) a majority of the votes actually cast at the special meeting of our shareholders. Any abstaining votes, broker non-votes and votes cast by members of the Executive Group with regard to shares of our common stock held by the members of the Executive Group will not be taken into account for any purpose when determining whether the requisite vote set forth in clause (ii) has been achieved (e.g. in calculating votes cast in favor or total votes cast). However, the shares of VCG common stock held by the members of the Executive Group will be taken into account for the purposes the requisite vote set forth in clause (i) and establishing a quorum, and, further, the members of the Executive Group intend to vote in favor of the Merger Proposal and the Adjournment Proposal. The vote required by clause (ii) is sometimes referred to in this proxy statement as the “majority of the minority” shareholder approval or vote.

If a quorum exists, the Adjournment Proposal is approved if the votes actually cast favoring the Adjournment Proposal exceed the votes cast opposing the Adjournment Proposal.

Q:	How do the Special Committee and our board of directors recommend that I vote on the Merger Proposal and the Adjournment Proposal?

A:	Each of the Special Committee and our board of directors (with Mr. Lowrie taking no part in the vote) has unanimously determined that the merger is fair to, and in the best interests of, us and our unaffiliated shareholders, and the Special Committee and our board of directors (with Mr. Lowrie taking no part in such recommendation) recommend that you vote “FOR” the Merger Proposal and the Adjournment Proposal.

Q:	How do our directors and officers intend to vote?

A:	As of the record date, our directors and executive officers (excluding Mr. Lowrie and Mr. Ocello) held and are entitled to vote, in the aggregate, shares of our common stock representing approximately 1.6% of the outstanding shares, excluding options to purchase shares of our common stock. We believe that our directors and executive officers, including Messrs. Lowrie and Ocello, intend to vote all of their shares of our common stock “FOR” the approval of the Merger Proposal and the Adjournment Proposal. However, as further described above under “What vote is required to approve the Merger Proposal and the Adjournment Proposal?” votes cast by members of the Executive Group will not be taken into account for any purpose when determining whether the majority of the minority vote has been achieved. The members

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of the Executive Group beneficially own an aggregate of approximately 31.5% of our outstanding shares of common stock.

Q:	How do I vote?

A:	Please indicate on your proxy card how you want to vote, and sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares will be represented and voted at the special meeting. In addition, you may deliver your proxy via the Internet at [ * ] or the voting instruction form received from any broker, bank or other nominee that may hold shares of our common stock on your behalf. If you sign your proxy card and do not indicate how you want to vote, your shares will be voted “FOR” the approval of the Merger Proposal. Please remember that if you fail to vote on the Merger Proposal, the effect will be the same as a vote against the approval of the Merger Proposal for purposes of calculating whether a majority of the outstanding shares of our common stock entitled to vote at the special meeting have voted to approve the Merger Proposal but will be neutral with respect to calculating whether a majority of the minority has approved the Merger Proposal.

Q:	If my shares are held in “street name” by my broker, banker or other nominee will my broker, banker or other nominee vote my shares for me?

A:	If your shares are held by your broker, banker or other nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your nominee to vote your shares or obtain a proxy form from your nominee allowing you to vote your shares at the special meeting in person or by proxy. If you do not give instructions to your nominee, your nominee can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (to the extent such rules apply to your nominee) on which your broker may vote your shares held in street name in the absence of your voting instructions. On non-discretionary items for which your do not give your broker instructions, your shares will be treated as “broker non-votes” and will not be voted. Voting on the Merger Proposal is not a routine matter and will not be treated as a “discretionary” item. As a result, for the Merger Proposal, your nominee will not vote your shares of VCG common stock without specific instructions from you. If you fail to give your broker specific instructions, your shares will not be voted, which will have the effect of a vote against the Merger Proposal for purposes of calculating whether a majority of the outstanding shares of our common stock entitled to vote at the special meeting have voted to approve the Merger Proposal but will be neutral with respect to calculating whether a majority of the minority has approved the Merger Proposal. Voting on the Adjournment Proposal is a routine matter and we expect that it will be treated as a “discretionary” item. Accordingly, we expect that your broker, banker or other nominee will vote your shares with respect to the Adjournment Proposal even if you do not instruct your nominee how to vote.

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts at the transfer agent and/or with brokers, banks or other nominees. Please sign and return all proxy cards that you receive or submit your vote via the Internet at [ * ] to ensure that all your shares are voted.

Q:	May I change my vote?

A:	Yes. You may change your vote at any time before your proxy is voted at the special meeting. You may do this in one of the following ways:

•	entering a new vote over the Internet (at [ * ]) or by signing and returning another signed proxy card at a later date;

•	notifying our Corporate Secretary (by you or your attorney authorized in writing, or if the shareholder is a corporation, under its corporate seal, by an Officer or attorney of the corporation) to our principal executive offices before the special meeting, stating that you are revoking your proxy; or

•	voting in person at the special meeting.

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If your shares are held in an account at a broker or other nominee, you must contact your broker or other nominee to change your vote.

Q:	How are votes counted?

A:	For the Merger Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” To approve the Merger Proposal, the affirmative vote of both (i) the holders of a majority of the outstanding shares of VCG’s common stock entitled to vote at the special meeting, and (ii) a majority of the votes actually cast at the special meeting of VCG’s shareholders is required. If you abstain, it will have the same effect as if you voted against the Merger Proposal with respect to the requisite shareholder vote set forth in clause (i) above but it will be neutral with respect to the requisite shareholder vote set forth in clause (ii) above. In addition, if your shares are held in the name of a broker, bank or other nominee, your broker, bank or other nominee will not be entitled to vote your shares with respect to the Merger Proposal in the absence of specific instructions, which, if not given, will have the effect as if you abstained as described above.

For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be neutral with respect to the Adjournment Proposal, which requires that the votes actually cast favoring the Adjournment Proposal exceed the votes cast opposing the Adjournment Proposal.

If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the approval of the Merger Proposal and the Adjournment Proposal, and in accordance with the recommendations of our board of directors on any other matters properly brought before the special meeting for a vote.

Abstentions and broker non votes count for purposes of determination whether a quorum exists.

Q:	What happens if I sell my shares before the special meeting?

A:	The record date of the special meeting is earlier than the date set for the special meeting and the date that the merger is expected to be completed. If you transfer your shares of common stock after the record date, but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive $2.25 per share in cash, without interest (and less applicable withholding taxes), to be received by our shareholders upon consummation of the merger. In order to be entitled to receive $2.25 per share, without interest (and less applicable withholding taxes), you must hold your shares through the effective time of the merger.

Q:	Should I send in my stock certificates now?

A:	No. If you hold certificates representing shares of our common stock, you will be sent a letter of transmittal with detailed written instructions for exchanging your common stock certificates for the $2.25 consideration promptly after the merger is consummated. Please do not send in your certificates now.

Q:	What rights do I have if I oppose the merger?

A:	Any shareholder who opposes the merger may assert dissenters’ rights under Article 113 of the Colorado Business Corporation Act. The relevant provisions of the Colorado Business Corporation Act are attached as Appendix C to this proxy statement.

Q:	When can I expect to receive the merger consideration for my shares?

A:	Once you have submitted your properly completed letter of transmittal, our stock certificates and other required documents to the paying agent, the paying agent will send you the merger consideration payable with respect to your shares.

Q:	I do not know where my stock certificate is. How will I get my cash?

A:	The materials the paying agent will send you after completion of the merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your certificate. You may also be required to provide a bond to us in order to cover any potential loss.

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Q:	What are the material U.S. federal income tax consequences of the merger to shareholders?

A:	In general, your receipt of cash in exchange for shares of our common stock pursuant to the merger will be a taxable sale transaction for U.S. federal income tax purposes. Because tax consequences of the merger to you will depend on your particular circumstances, you should consult your tax advisor for a full understanding of the U.S. federal, state, local and non-U.S. tax consequences of the merger to you.

Q:	Who is soliciting my vote and will pay for it?

A:	The proxy solicitation is being made by our board of directors and paid for by us. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or by other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of our common stock that the brokers and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

Q:	What should I do now?

A:	We urge you to read this proxy statement carefully, including it appendices, and to consider how the transaction affects you as a shareholder. Then simply mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope provided. Should you prefer, you may deliver your proxy via Internet at [ * ] or in accordance with the voting instruction form received from any broker, bank or other nominee that may hold shares of our common stock on your behalf. Please act as soon as possible so that your shares of our common stock will be voted at the special meeting.

Q:	When is the merger expected to be completed?

A:	The merger will become effective upon the later of the date and time of the filing of the articles of merger with the Secretary of State of the State of Colorado or such later date and time as may be specified in the statement of merger with the consent of the parties to the merger agreement. The filing of the statement of merger will occur on the second business day following satisfaction or waiver of the closing conditions of the merger unless otherwise agreed to in writing by us and Family Dog. The parties are working toward completing the merger as quickly as possible and anticipate closing the merger in the first quarter of 2011.

Q:	What happens if one of the parties to the merger terminates the merger agreement?

A:	Under specified circumstances, we may be required to pay Family Dog a termination fee, or Family Dog may be required to pay us a reverse termination fee.

Q:	What happens to my shares of VCG common stock if the merger is not consummated?

A:	Shareholders will not receive any payment for their shares. Instead, VCG will remain an independent public company, investors will continue to hold our common stock and our common stock will continue to be listed and traded on NASDAQ. In that situation, if you want to sell your common stock, you would need to sell that stock in the open market or in a privately negotiated transaction in compliance with applicable securities laws and the price you would receive for that stock is uncertain.

Q:	Does this special meeting replace our annual meeting of shareholders?

A:	No. If the Merger Proposal is not approved by our shareholders or if the merger is not consummated for any other reason, our board of directors intends to timely call and hold our next annual meeting of shareholders to elect directors and to attend to such other matters as may properly come before the annual meeting.

Q:	What effects will the proposed merger have on VCG?

A:	This is a “going private” transaction. As a result of the proposed merger, we will cease to be a publicly-traded company and will be directly owned by Family Dog. You will no longer have any interest in our future earnings or growth, and dividends, if any. In addition, upon consummation of the proposed merger,

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our common stock will no longer be listed on any exchange or quotation system and we will no longer file reports with the Securities and Exchange Commission.

Q:	Who can help answer my questions?

A:	If you have any questions about the merger or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact Tenicia Bradley at our corporate headquarters at VCG Holding Corp., 390 Union Boulevard, Suite 540, Lakewood, Colorado 80228, (303) 934-2424.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this proxy statement, the documents attached hereto and the documents incorporated by reference in this proxy statement are forward-looking statements. These include statements as to such things as our financial condition, results of operations, plans, objectives, future performance and business, as well as forward-looking statements relating to the merger. Such forward-looking statements are based on current expectations, estimates, assumptions and projections about our business and the proposed merger, the accurate prediction of which may be difficult and involve assessment of events beyond our control. All forward-looking statements speak only as of the date hereof and, unless required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements can be identified by forward-looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will,” “continues,” “predicts” and similar expressions, or negative of these words. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control. The following risks related to our business, among others, could cause or contribute to actual results differing materially from those described in the forward-looking statements:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•	the outcome of any legal proceedings that have been or may be in the future instituted against us and others following announcement of the merger agreement;

•	the inability to complete the merger due to the failure to obtain shareholder approval or satisfy other conditions to the closing of the merger;

•	failure of any party to the merger agreement to abide by the terms of that agreement;

•	risks that the merger, including the uncertainty surrounding the closing of the merger, disrupts our current plans and operations, including as a result of undue distraction of management and personnel retention problems, and the potential difficulties in employee retention;

•	the amount of the costs, fees, expenses and charges related to the merger, including the impact of any termination fees we may incur, which may be substantial;

•	costs and liabilities, or diversion of management’s attention, associated with any litigation related to the merger and the current proposal to acquire us;

•	the outcome of any legal proceedings that have been or may in the future instituted against us and others following announcement of the merger agreement;

•	our limited operating history making our future operating results difficult to predict;

•	the availability of, and costs associated with, potential sources of financing;

•	disruptions in the credit markets, economic conditions generally and in the geographical markets in which we may participate;

•	our inability to manage growth;

•	difficulties associated with integrating acquired businesses into our operations;

•	geographic market concentration;

•	legislation and government regulations affecting us and our industry;

•	competition within our industry;

•	our failure to promote our brands;

•	our failure to protect our brands;

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•	the loss of senior management and key personnel;

•	potential conflicts of interest between us and Troy Lowrie, our Chairman of the Board and Chief Executive Officer, and Micheal Ocello, our President and Chief Operating Officer;

•	our failure to comply with licensing requirements applicable to our business;

•	liability from unsanctioned, unlawful conduct at our nightclubs;

•	the negative perception of our industry;

•	the failure of our business strategy to generate sufficient revenues;

•	liability from uninsured risks or risks not covered by insurance proceeds;

•	claims for indemnification from the officers and directors, including, but not limited, in connection with any ongoing litigation related to the merger and the current proposal to acquire us;

•	deterrence of a change of control because of our ability to issue securities or from the severance payment terms of certain employment agreements with senior management;

•	our failure to meet the NASDAQ continued listing requirements;

•	the failure of securities analysts to cover our common stock;

•	our failure to comply with securities laws when issuing securities;

•	our common stock being a penny stock;

•	our intention not to pay dividends on our common stock;

•	our future issuance of common stock depressing the sale price of our common stock or diluting existing shareholders;

•	the limited trading market for, and volatile price of, our common stock; and

•	our inability to comply with rules and regulations applicable to public companies.

SPECIAL FACTORS

Background of the Merger

The Proposal Initially Made in November 2009

On November 3, 2009, Mr. Lowrie and Lowrie Management LLLP, on behalf of Family Dog, presented to VCG’s board of directors a proposal (the “Proposal”) to acquire all of the outstanding shares of VCG’s common stock (other than shares owned by members of the Executive Group) in a cash merger transaction. The consideration proposed in the Proposal was $2.10 per share of VCG’s common stock.

Following receipt of the Proposal, VCG’s board of directors established the Special Committee consisting solely of independent directors to evaluate the Proposal. The members of the Special Committee appointed in November 2009 were George Sawicki (Chairman), Kenton Sieckman and Carolyn Romero. The Special Committee then retained independent legal counsel and retained North Point Advisors to serve as the financial advisor to the Special Committee.

On December 3, 2009, at the request of the Special Committee, VCG, Mr. Lowrie and Mr. Lowrie’s affiliated entities (Lowrie Management LLLP and Family Dog) entered into a Confidentiality and Standstill Agreement (the “Standstill Agreement”). Pursuant to the Standstill Agreement, Mr. Lowrie and his affiliated entities agreed that, unless otherwise agreed to by the Special Committee, they would not, among other things, (i) acquire additional securities of VCG, (ii) enter into any merger or business combination involving VCG or make or participate in any proxy solicitation related thereto, or (iii) advise, assist or encourage any other persons in connection with any of the foregoing. The term of the Standstill Agreement was until the earliest of

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(i) 12 months from the date of the Standstill Agreement, (ii) the date of execution of any definitive agreement with respect to the Proposal, or (iii) 180 days after written notice by Mr. Lowrie’s investor group of the cessation of negotiations with respect to the Proposal.

On December 16, 2009, after consultation with its legal and financial advisors, the Special Committee determined that the terms of the Proposal were inadequate. The Special Committee then directed North Point Advisors to contact any parties that had either previously expressed an interest or might potentially be interested in pursuing a transaction with VCG.

Following the Special Committee’s instructions, North Point Advisors contacted nine potential strategic buyers and 26 potential financial buyers for VCG.

As a result of the marketing process conducted by North Point Advisors, the Special Committee negotiated and approved a non-binding letter of intent (the “Rick’s LOI”) with Rick’s Cabaret International, Inc. (“Rick’s”) and Mr. Lowrie, which was executed by VCG, Rick’s, Mr. Lowrie and Lowrie Management LLLP on February 16, 2010. Rick’s is a publicly traded company (NASDAQ symbol: RICK) which operates upscale adult nightclubs serving primarily businessmen and professionals in the United States. No other party contacted by North Point Advisors submitted an acquisition proposal for VCG.

The Rick’s LOI proposed that Rick’s would acquire all of the outstanding shares of common stock of VCG in a stock-for-stock merger transaction. Pursuant to the Rick’s LOI, VCG’s shareholders were to receive shares of Rick’s common stock in exchange for their shares of VCG’s common stock. The number of Rick’s shares to be received would be based on an exchange ratio that varied based upon the then current trading price of Rick’s stock. VCG’s shareholders, for example, would have received Rick’s stock valued at $2.20 for each share of VCG’s common stock if the average trading price of Rick’s stock (as of the time of closing) was between $8.00 and $10.00 per share. If the average trading price of Rick’s stock (as of the time of closing) was above $19.95, then VCG’s shareholders would have received Rick’s stock valued at $3.80 for each share of VCG’s common stock. Rick’s also would have had the right to terminate the transaction if the average trading price of Rick’s stock (as of the time of closing) was less than $8.00 per share.

At the time of the February 16, 2010 announcement, the average price of Rick’s common stock under the Rick’s LOI would have been equal to $11.76 per share, and VCG’s shareholders would have received Rick’s stock valued at $2.66 per share of VCG’s common stock.

On April 1, 2010, VCG and Rick’s announced that the Rick’s LOI had expired, in accordance with its terms, on March 31, 2010, with no definitive acquisition agreement being executed by the parties to the Rick’s LOI. Prior to this announcement, the closing price of Rick’s common stock on March 31, 2010 was $12.80 per share. Rick’s stock price declined subsequent to the announcement. On December 21, 2010, the closing price of Rick’s common stock was $8.41.

Selected Developments after Expiration of the Rick’s LOI and before the Reaffirmed Proposal

Following the expiration of the Rick’s LOI and the dissolution of the Special Committee in April 2010, VCG’s board of directors authorized the repurchase of up to $1 million of VCG common stock. In June and July 2010, VCG repurchased an aggregate of 551,155 shares of its common stock under the repurchase program for an aggregate of $930,082.87.

On July 16, 2010, our board of directors approved and one of VCG’s subsidiaries sold to an entity affiliated with Rick’s (i) the building in which VCG previously operated Jaguar’s Gold Club Fort Worth located in Fort Worth, Texas, and (ii) all assets associated with the club, excluding cash. The purchase price paid at closing consisted of $1,000,000 in cash and the transfer from the purchaser to VCG of 467,497 shares of VCG’s common stock previously held by the purchaser.

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These two events were taken into consideration by North Point Advisors, VCG’s board of directors and the Special Committee when evaluating the reaffirmed Proposal, as discussed below.

The Reaffirmed Proposal Made in July 2010

On July 20, 2010, Mr. Lowrie and Lowrie Management LLLP, on behalf of Family Dog, delivered to VCG’s board of directors a letter reaffirming Family Dog’s willingness to pursue the transactions contemplated by the Proposal on the terms originally set forth therein. As before, the Proposal was to acquire all of the outstanding shares of common stock of VCG (other than shares owned by the Executive Group) in a cash merger transaction and the consideration proposed in the Proposal was $2.10 per share.

On July 21, 2010, VCG’s board of directors held a telephonic meeting (without the presence of Messrs. Lowrie and Ocello), with a representative of Brownstein Hyatt Farber Schreck, LLP, VCG’s outside counsel (“BHFS”), also participating. After discussing the reaffirmed Proposal, VCG’s board of directors also discussed the advisability of reconstituting the Special Committee consisting of independent directors to evaluate the Proposal.

VCG’s board of directors present at the telephonic meeting unanimously resolved to reconstitute the Special Committee with three of VCG’s independent directors. The members of the Special Committee appointed by VCG’s board of directors in July 2010 (with Messrs. Lowrie and Ocello taking no part in the vote) were George Sawicki, Carolyn Romero and David Levine, with Mr. Sawicki serving as chairman. Mr. Levine joined VCG’s board of directors in July 2010, succeeding Kenton Sieckman, who had resigned from VCG’s board of directors as of June 30, 2010.

VCG’s board of directors (other than Messrs. Lowrie and Ocello) determined that each member of the Special Committee would receive compensation for service on the Special Committee equal to $2,500 in cash per month, and that the Chairman of the Special Committee would receive additional compensation in an amount equal to $1,000 in cash per month.

The resolutions adopted by VCG’s board of directors (other than Messrs. Lowrie and Ocello) delegated to the Special Committee the exclusive power and authority to, among other things, (i) consider, evaluate, investigate and negotiate the terms and conditions of the Proposal, (ii) reject or discontinue pursuing the Proposal if the Special Committee, upon the review of the advice and recommendations of its legal, financial and other advisors, determined that pursuing the Proposal was not in the best interests of VCG’s shareholders, (iii) explore, consider and negotiate the terms and conditions of any potential transactions other than the Proposal, and (iv) make reports and recommendations to the entire board of directors as to the Proposal or any other alternative transaction or strategic alternative. The resolutions also empowered the Special Committee to retain legal, financial and other advisors to assist the Special Committee in the fulfillment of its duties.

On July 22, 2010, VCG issued a press release and a Current Report on Form 8-K announcing the receipt of the reaffirmed Proposal. The press release also announced the reconstitution of the Special Committee.

Following the July 21, 2010 board of directors meeting, the Special Committee members met with representatives of several law firms to consider which law firm should serve as counsel to the Special Committee. The Special Committee members interviewed potential counsel with respect to each firm’s experience in mergers and acquisitions transactions, and its experience in representing special committees in considering going private acquisition proposals made by directors, officers or shareholders. After the completion of the interview process, the Special Committee determined to retain Faegre & Benson LLP (“Faegre”) as its legal counsel. The Special Committee made its decision to retain Faegre based on a number of factors, including the reputation and experience of Faegre in mergers and acquisitions transactions, and its experience in representing special committees in considering going private acquisition proposals made by directors, officers or shareholders.

On July 30, 2010, the Special Committee held a telephonic meeting. Representatives of Faegre and North Point Advisors participated in this meeting. Faegre reviewed with the Special Committee the terms of the reaffirmed Proposal and the power and authority delegated to it by VCG’s board of directors. Faegre also reviewed with the Special Committee the legal duties of members of the Special Committee in evaluating the

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Proposal or any other strategic alternatives. Following the meeting, Faegre sent the Special Committee members a memorandum describing these matters in further detail.

During this meeting, the Special Committee discussed which investment bank should serve as financial advisor to the Special Committee. It was noted that the Special Committee had retained North Point Advisors as financial advisor in connection with the initial Proposal made in 2009 and also with respect to the proposed 2010 merger transaction with Rick’s. Due to this prior engagement, the Special Committee noted that North Point Advisors was very familiar with VCG and would be in a position to quickly get up to speed with respect to the reaffirmed Proposal. It was also noted that North Point Advisors was a leading investment banking firm in the retail, restaurant and entertainment industries and had experience in a number of going private transactions.

Faegre noted that even though North Point Advisors’ prior engagement letter had expired pursuant to its terms, under the “tail” provisions of North Point Advisors’ expired engagement letter, North Point Advisors would be entitled (even if they were not re-engaged) to a full contingent transaction fee if the Proposal was consummated within a certain period of time. Faegre also noted that North Point Advisors was willing to be re-engaged by the Special Committee without the payment of any additional retainer amounts by re-instating the prior North Point Advisors engagement letter with no changes in terms (except for the extension of the term until December 31, 2010). North Point Advisor’s engagement letter also provided that the fee payable by VCG upon North Point Advisor’s delivery of the fairness opinion was separate from the contingent transaction fee. After discussion and consideration of various factors, the Special Committee agreed to retain North Point Advisors as the financial advisor to the Special Committee. Subsequent to the meeting, an extension of the North Point Advisors engagement letter was executed on behalf of the Special Committee.

Next, the Special Committee discussed the existing Standstill Agreement, which had been executed in 2009 after the Proposal had initially been made. Faegre noted that the Standstill Agreement was in effect and that its terms and restrictions had not been amended or waived by the Special Committee. Faegre also noted that in reaffirming the Proposal, Mr. Lowrie had agreed to having the Special Committee reconstituted and to condition the completion of the Proposal on the prior approval of the Special Committee. In doing so and in agreeing to negotiate with the Special Committee, Faegre indicated that Mr. Lowrie was acting consistent with the Standstill Agreement, which was designed to prevent Mr. Lowrie from purchasing shares of VCG’s common stock and also from attempting to acquire VCG (or control of VCG) without negotiating with and receiving approval from the Special Committee and VCG’s board of directors. After discussion, the Special Committee agreed that it would consider the reaffirmed Proposal. But the Special Committee instructed Faegre to inform Mr. Lowrie’s counsel, Kamlet Reichert, LLP (“Kamlet”), that the terms and conditions of the Standstill Agreement continued in full force and effect.

The Special Committee then discussed the terms of the reaffirmed Proposal. The reaffirmed Proposal was for $2.10 per share of VCG’s common stock, which was the same price proposed by Mr. Lowrie in 2009 (and which was previously rejected by the Special Committee as inadequate). The Special Committee discussed the extent to which VCG’s current financial and operating condition differed from the circumstances in effect at the time that the initial $2.10 Proposal had been rejected. After discussion, the Special Committee requested that North Point Advisors refresh and update its prior financial analysis for future presentation to the Special Committee. The Special Committee also instructed Faegre to inform Kamlet that the Special Committee’s consideration of the reaffirmed Proposal would take longer than the August 4, 2010 deadline stated in the reaffirmed Proposal.

On August 4, 2010, Mr. Lowrie notified the Special Committee that in order to allow sufficient time to consider and review the reaffirmed Proposal, the expiration of the Proposal had been extended to August 20, 2010.

On August 6, 2010, VCG issued a press release and a Current Report on Form 8-K announcing the extension of the reaffirmed Proposal. The press release also announced that the Special Committee had retained Faegre as its legal counsel and North Point Advisors as its financial advisor.

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On August 6, 2010, the Special Committee held a telephonic meeting. A representative of Faegre participated in this meeting. Mr. McGraw and Mr. Grusin, who are outside directors of VCG but not members of the Special Committee, also participated in this meeting. Those present discussed the terms of the reaffirmed Proposal and also discussed various aspects of VCG’s current financial and operating condition. It was noted that certain aspects of VCG’s condition had improved somewhat since the time of the initial Proposal in 2009. Those present then discussed the terms of the reaffirmed Proposal and noted that the reaffirmed Proposal was for $2.10 per share of VCG’s common stock, which was the same price initially proposed by Mr. Lowrie’s on behalf of Family Dog in November 2009 and rejected as inadequate at that time. After further discussion, the Special Committee instructed Faegre to inform Mr. Lowrie’s counsel that, while no decisions had yet been made, it was likely that the $2.10 offer price eventually would be found inadequate again. Following the meeting, Faegre communicated to Kamlet the Special Committee’s instructions.

On August 11, 2010, the Special Committee held a meeting at the Boulder, Colorado offices of Faegre. A representative of Faegre participated in this meeting. At this meeting, the Special Committee members discussed a wide range of potential options for responding to the reaffirmed Proposal. In addition, Faegre discussed with the Special Committee a number of non-price transaction terms that might be requested from Mr. Lowrie during the course of negotiations. Among the topics discussed was the possibility of requiring that any transaction be approved by a majority of VCG’s unaffiliated shareholders (which requirement is often referred to as a “majority of the minority” approval). Also discussed was the possibility of engaging a second investment banking firm (which firm, unlike North Point Advisors, would not be compensated with a significant contingent transaction fee) to deliver a fairness opinion. The consensus of the Special Committee was that both of these measures would enhance the process of considering the reaffirmed Proposal.

On August 17, 2010, the Special Committee held a telephonic meeting. Representatives of Faegre and North Point Advisors participated in this meeting. At this meeting, North Point Advisors reviewed with the Special Committee its updated valuation analysis of VCG and of the terms of the reaffirmed Proposal. North Point Advisors reviewed a number of valuation analyses, comparing the updated analyses with the prior versions of the similar analyses that were performed in connection with the initial Proposal, and indicated that it would likely be able to conclude that the $2.10 price was fair from a financial point of view.

Following North Point Advisors’ presentation, there was a general discussion among those present. The North Point Advisors representatives then left the meeting. After further discussion, the Special Committee instructed Faegre to inform Kamlet that the Special Committee had determined that the $2.10 offer was inadequate and that the reaffirmed Proposal had been rejected. The Special Committee also requested North Point Advisors to begin to contact any parties that had either previously expressed an interest or might potentially be interested in pursuing a transaction with VCG. Following the meeting, Faegre communicated the Special Committee’s instructions to Kamlet and North Point Advisors.

On August 18, 2010, the Special Committee held a telephonic meeting. A representative of Faegre participated in this meeting. At this meeting, Faegre reported that Mr. Lowrie had requested that the Special Committee provide additional substantive feedback on the reaffirmed Proposal beyond the conclusion that the $2.10 price was inadequate. After discussion, the Special Committee instructed Faegre and North Point Advisors to develop an expanded response to the terms of the reaffirmed Proposal. The Special Committee instructed Faegre to inform Kamlet that the response would include the views of the Special Committee on valuation, but would also include the Committee’s view on other non-price transaction terms such as termination fees, majority of the minority shareholder approval and no shop provisions.

On August 20, 2010, VCG issued a press release and a Current Report on Form 8-K announcing that the Special Committee had informed Mr. Lowrie that it had determined, with input from its advisors, that the terms of the Proposal were currently inadequate. The press release also announced that the Special Committee had directed North Point Advisors to begin to contact any parties that had either previously expressed an interest or might potentially be interested in pursuing a transaction with VCG.

Following the August 20, 2010 Special Committee meeting, Faegre and North Point Advisors developed a draft of the substantive response to the reaffirmed Proposal. North Point Advisors also began to contact

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potentially interested parties. The Special Committee also asked North Point Advisors to perform an additional valuation analysis related to the potential sale value of VCG’s individual club locations.

On August 27, 2010, the Special Committee held a telephonic meeting. Representatives of Faegre and North Point Advisors participated in this meeting. At this meeting, North Point Advisors reported that so far no other party contacted by North Point Advisors had expressed interest in exploring an acquisition proposal for VCG. North Point Advisors also reported on the additional valuation analysis that had been requested by the Special Committee. That analysis indicated that a breakup or liquidation of VCG (meaning sales of the individual clubs operated by VCG followed by a distribution of the net proceeds) was unlikely to result in proceeds to shareholders in excess of the $2.10 price currently being offered.

The Special Committee then discussed potential responses to the reaffirmed Proposal. North Point Advisors indicated that it would likely be able to conclude that the $2.10 price was fair from a financial point of view, but recommended that the Special Committee respond to Mr. Lowrie on both price and also on other transaction terms.

On September 2, 2010, the Special Committee held a telephonic meeting. A representative of Faegre participated in this meeting. At this meeting, the Special Committee discussed the draft substantive response which had been prepared by Faegre and North Point Advisors, including a discussion of price as well as other non-price transaction terms. The Special Committee determined to continue these discussions at a meeting to be held the next day.

On September 3, 2010, the Special Committee held a telephonic meeting. A representative of Faegre participated in this meeting. Mr. McGraw and Mr. Grusin, who are outside directors of VCG but not members of the Special Committee, also participated in this meeting.

At this meeting, Faegre reviewed with those present the main points in the draft substantive response which had been prepared by Faegre and North Point Advisors, including the “majority of the minority” shareholder approval, that no financing contingency should be included in the merger agreement, that a reverse termination fee should be payable by Family Dog in the event that the financing for the transaction could not be obtained, and that VCG should be able to consider alternative acquisition proposals. The group also discussed what the response of the Special Committee should be regarding price. After extensive discussion, the group decided not to make a counter offer to the $2.10 price, but instead instructed Faegre to communicate to Kamlet and Mr. Lowrie a number of data points regarding valuation and to encourage Mr. Lowrie to respond with an increased price.

Following the September 3, 2010 meeting, Faegre communicated the Special Committee’s instructions to Kamlet. In response, Kamlet requested that the Special Committee and Mr. Lowrie have a direct meeting where both sides could discuss the Proposal further in detail with each other. The Special Committee agreed to this request.

On September 10, 2010, VCG announced that Ms. Romero had notified VCG’s board of directors of her intent to resign from her position as director and as a member of the Special Committee effective October 31, 2010. Ms. Romero informed VCG’s board of directors that her resignation was not due to any disagreement with VCG or related to the Proposal, but was attributable solely to personal reasons.

On September 22, 2010, the Special Committee met with Mr. Lowrie at the Boulder, Colorado offices of Faegre. Mr. McGraw, Mr. Grusin and representatives of Faegre and Kamlet also participated in this meeting. At this meeting, Mr. Lowrie made a presentation regarding his view of the benefits of the reaffirmed Proposal to VCG and its unaffiliated shareholders. Mr. Lowrie’s presentation included a discussion of VCG’s shareholder base and institutional ownership, current challenges facing VCG’s business, VCG’s outstanding debt and VCG’s upcoming debt maturities. While the meeting did not include a specific negotiation regarding price or terms, some of the board members present did express varying views on the valuation of VCG. There was also a detailed discussion of the Special Committee’s insistence that any transaction would have to be conditioned upon a “majority of the minority” shareholder approval.

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Following the September 22, 2010 meeting, Faegre and Kamlet further discussed the topics raised during the September 22, 2010 meeting. Kamlet conveyed that Mr. Lowrie had instructed Kamlet to prepare a draft merger agreement for review and comment by Faegre and the Special Committee prior to further discussion of price.

On September 29, 2010, Kamlet delivered to Faegre an initial draft of a proposed merger agreement with respect to the reaffirmed Proposal. Faegre distributed copies of the draft to the members of the Special Committee. The price per share was left blank in the draft merger agreement.

On October 5, 2010, the Special Committee held a brief telephonic meeting. A representative of Faegre participated in this meeting. At this meeting, the Special Committee discussed again the advantages and disadvantages of engaging a second investment banking firm (which firm, unlike North Point Advisors, would not be compensated with a significant contingent transaction fee) to deliver a fairness opinion. No decision on this issue was made at that meeting.

On October 11, 2010, Faegre transmitted to Kamlet suggested revisions to the initial draft of the proposed merger agreement. Faegre’s revisions did not include a suggested price.

On October 15, 2010, Kamlet delivered to Faegre a revised draft of a proposed merger agreement with respect to the reaffirmed Proposal. The revised draft included a per share price that had been increased to $2.20, as well as a provision for approval by a majority of the minority shareholders. Faegre distributed copies of the draft to the members of the Special Committee.

On October 17, 2010, the Special Committee held a telephonic meeting. Representatives of Faegre and North Point Advisors participated in this meeting. Mr. McGraw and Mr. Grusin also participated. Faegre reported that, other than price, there were no significant business issues remaining regarding the revised draft merger agreement.

North Point Advisors then reported on the status of the “market check” which it had commenced in late August. North Point Advisors reported that it had made over 50 outgoing calls to over 25 parties that might potentially be interested in pursuing a transaction with VCG. North Point Advisors reported that one party indicated that it might be interested in acquiring one or two of VCG’s clubs in selected markets, but was not interested in an acquisition proposal for the entire company. No other party contacted expressed any interest in exploring an acquisition proposal for VCG.

At this meeting, North Point Advisors reviewed with the Special Committee its valuation analysis of VCG, which had been updated to reflect the $2.20 increased offer price. At the conclusion of its presentation, North Point Advisors indicated that it would likely be able to conclude that the $2.20 price was fair from a financial point of view.

Following North Point Advisors’ presentation, there was a general discussion among those present regarding the increased $2.20 price. There was not a consensus among the directors at the meeting on whether the $2.20 price should be approved. After further discussion, the Special Committee instructed Faegre to make a counter offer to Mr. Lowrie of a $2.50 price. Following the meeting, Faegre communicated the Special Committee’s instructions to Kamlet.

Following the October 17, 2010 meeting, there were a number of discussions between Kamlet and Faegre regarding the $2.20 price. Kamlet informed Faegre on several occasions that the increased $2.20 price was Mr. Lowrie’s “last and best offer.” In response, Faegre communicated that it was unlikely that the Special Committee and VCG’s board of directors would unanimously approve the $2.20 price. Faegre also communicated that if the $2.20 price were to be approved by the Special Committee and VCG’s board of directors, such approval would likely not be unanimous. During this time period, Kamlet and Faegre discussed and explored a number of alternatives that might facilitate an approval in connection with a $2.20 price. Among the options discussed were having the transaction approved by only a majority of the Special Committee or VCG’s board of directors; having the Special Committee or VCG’s board of directors submit the transaction to VCG’s shareholders without a board recommendation (as permitted by Colorado corporate law); or having the Special Committee or Board approve the transaction only after receipt of a fairness opinion from a second

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investment banking firm other than North Point Advisors. No agreement was reached on any of these alternatives.

On October 27, 2010, the Special Committee held a telephonic meeting. Representatives of Faegre and North Point Advisors participated in this meeting. Faegre reported that Mr. Lowrie had not raised his price beyond the $2.20 offered ten days previously. At this meeting, North Point Advisors reviewed with the Special Committee its valuation analysis of VCG, which had been updated to exclude certain significant non-recurring charges from VCG’s actual and projected financial performance. At the conclusion of its presentation, North Point Advisors again indicated that it would likely be able to conclude that the $2.20 price was fair from a financial point of view. No decisions were made at this meeting.

On October 29, 2010, the Special Committee held another telephonic meeting. Representatives of Faegre and North Point Advisors participated in this meeting. There was a general discussion among those present regarding the $2.20 price. Again, there was not a consensus among the directors at the meeting on whether the $2.20 price should be approved. After further discussion, the Special Committee instructed Faegre to make a counter offer to Mr. Lowrie of a $2.30 price. In addition, the Special Committee stated that any approval of the proposed $2.30 price would be conditioned upon receipt of a fairness opinion from a second investment banking firm other than North Point Advisors. Following the meeting, Faegre communicated the Special Committee’s instructions to Kamlet.

On October 31, 2010, Ms. Romero’s previously contemplated resignation from VCG’s board of directors and Special Committee became effective. Ms. Romero did not take part in any discussions regarding the reaffirmed Proposal following her resignation. On the same day, Mr. Ocello also resigned from VCG’s board of directors effective immediately in order for VCG to comply with NASDAQ Marketplace Listing Rule 5605(b)(1), which requires that listed companies have a majority of board members be independent.

On November 1, 2010, there were numerous telephone discussions regarding the Special Committee’s instructions from the October 29, 2010 meeting. Kamlet reported that Mr. Lowrie was not willing to increase his price above $2.20. In addition, Kamlet reported that Mr. Lowrie was concerned about the additional expense and time delay that would be involved with retaining a second investment banking firm to give a fairness opinion.

On the morning of November 2, 2010, Kamlet informed Faegre that Mr. Lowrie was willing to increase his price to $2.25 but only in the event that the additional expense for VCG and time delay associated with a second investment banking firm could be avoided.

On the afternoon of November 2, 2010, the Special Committee held a telephonic meeting. A representative of Faegre participated in this meeting. There was a general discussion among those present regarding the $2.25 price and the revised offer which had been received. After discussion, the Special Committee indicated that it would be willing to agree to the revised offer and concluded that a fairness opinion from a second investment banking firm other than North Point Advisors was not necessary in light of the increase in price and the strength of North Point Advisors’ fairness opinion. Mr. McGraw and Mr. Grusin then joined the meeting. After further discussion, the four members of VCG’s board of directors participating in the meeting indicated that they would be willing to agree to the revised offer. Following the meeting, Faegre communicated the Special Committee’s instructions to Kamlet.

During the period from November 3 through November 9, 2010, representatives of Kamlet and Faegre exchanged and negotiated several subsequent drafts of the merger agreement. BHFS received a draft of the agreement on November 3, 2010 and provided comments to Faegre on November 5, 2010 and November 9, 2010. The merger agreement was then finalized.

On the morning of November 9, 2010, the Special Committee held a telephonic meeting. Representatives of Faegre and North Point Advisors participated in this meeting. Faegre made a presentation to the Special Committee regarding the legal duties of members of the Special Committee in evaluating the reaffirmed Proposal. The Special Committee then received a presentation from North Point Advisors including financial analyses of the proposed transaction. The representatives from North Point Advisors reviewed with the Special

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Committee the background of the transaction, including the negotiations that led to Mr. Lowrie’s best and final offer.

North Point Advisors then delivered its oral opinion, subsequently confirmed in writing, to the effect that, based upon and subject to the limitations and qualifications set forth in its written opinion, the $2.25 per share merger consideration to be received by VCG’s unaffiliated shareholders was fair, from a financial point of view, to such shareholders. With the benefit of the presentations and after discussion, the Special Committee unanimously determined that the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of VCG and its unaffiliated shareholders, approved the merger agreement and the transactions contemplated thereby and recommended that VCG’s shareholders approve and adopt the merger agreement. The Special Committee further recommended that VCG’s board of directors approve the proposed transaction, including the merger agreement and the other transactions contemplated thereby, and that VCG’s board of directors recommend to VCG’s shareholders that they approve and adopt the merger agreement.

Thereafter, on the afternoon of November 9, 2010, VCG’s board of directors met telephonically to receive and deliberate upon the report of the Special Committee. Representatives of Faegre, BHFS and North Point Advisors were also present at the meeting. The Special Committee, together with Faegre and North Point Advisors, reported to VCG’s board of directors on the process undertaken by the Special Committee and the Special Committee’s review of the merger agreement, and unanimously recommended to VCG’s board of directors that VCG’s board of directors accept the offer of $2.25 per share for VCG’s common stock held by the unaffiliated shareholders and approve and adopt the merger agreement and the other transactions contemplated thereby.

After the presentation of the report, and responses to questions posed by various members of VCG’s board of directors to the Special Committee and its advisors, VCG’s board of directors (other than Mr. Lowrie) unanimously determined that the merger, the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of VCG and its unaffiliated shareholders, approved the merger, the merger agreement and the transactions contemplated thereby and recommended that VCG’s shareholders approve and adopt the merger agreement.

The definitive merger agreement was then executed by the parties. VCG thereafter announced the proposed transaction on November 10, 2010.

The Special Committee and Special Committee Compensation

On July 21, 2010, VCG’s board of directors (with Messrs. Lowrie and Ocello abstaining) unanimously resolved to reconstitute the Special Committee composed of three of VCG’s independent, non-employee directors and delegated to the Special Committee the exclusive power and authority to, among other things, (i) consider, evaluate, investigate and negotiate the terms and conditions of the Proposal, (ii) reject or discontinue pursuing the Proposal if the Special Committee, upon the review of the advice and recommendations of its legal, financial and other advisors, determines that pursuing the Proposal is not in the best interests of VCG’s shareholders, (iii) explore, consider and negotiate the terms and conditions of any potential transactions other than the Proposal, and (iv) make reports and recommendations to the entire Board as to the Proposal or any other alternative transaction or strategic alternative. VCG’s board of directors appointed George Sawicki (Chairman), Carolyn Romero and David Levine to serve on the Special Committee. See “Special Factors — Background of the Merger” for more information about the formation and authority of the Special Committee.

VCG’s board of directors determined that each member of the Special Committee would receive compensation for service on the Special Committee equal to $2,500 in cash per month, and that the Chairman of the Special Committee would receive additional compensation in an amount equal to $1,000 in cash per month. VCG paid Ms. Romero a total of $15,000 in cash for her service on the Special Committee for the period November 3, 2009 through April 30, 2010 and $10,000 for the period July 20, 2010 to October 31, 2010, the date on which her resignation became effective. Mr. Sieckman received a total of $15,000 in cash for his service on the Special Committee for the period November 3, 2009 through April 30, 2010. Mr. Levine

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received a total of $15,000 in cash for his service on the Special Committee from July 20, 2010 through the date of this Proxy Statement. Mr. Sawicki received a total of $21,000 in cash for his service as Chairman of the Special Committee for the period November 3, 2009 through April 30, 2010 and $21,000 for the period July 20, 2010 through the date of this Proxy Statement.

Recommendation of the Special Committee and VCG’s Board of Directors; Reasons for Recommending Approval of the Merger

The Special Committee

The Special Committee, on behalf of VCG as authorized by VCG’s board of directors, by unanimous vote at a meeting held on November 9, 2010 and after a presentation by its financial advisor, determined that the merger, the merger agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of VCG and its unaffiliated shareholders. The Special Committee approved the merger, the merger agreement and the transactions contemplated thereby and recommended that VCG’s shareholders approve and adopt the merger agreement. The Special Committee also recommended that VCG’s board of directors approve the proposed transaction, including the merger, the merger agreement and the other transactions contemplated thereby, and recommend to VCG’s shareholders that they approve and adopt the merger agreement.

In the course of the Special Committee reaching the determinations and making the recommendations described above, the Special Committee considered the following factors as being generally positive or favorable in coming to its determinations and recommendations:

•	that the merger enhances value for VCG’s shareholders by providing them with liquidity, without the risk to them of VCG’s current business plan that is currently constrained by a highly leveraged capital structure (with various debt and maturities coming due in the short term) and continues to face challenging conditions in the general economy and the gentlemen’s club industry;

•	that the merger consideration of $2.25 per share of VCG’s common stock represents a premium of approximately (i) 36.4% over the closing price of VCG’s common stock on July 21, 2010, the last trading day before Mr. Lowrie’s reaffirmed Proposal was made public, and (ii) 20.9% over the closing price of VCG’s common stock on November 9, 2010, the last trading day before it was publicly announced that VCG had entered into the merger agreement;

•	the Special Committee’s understanding of VCG’s business, assets, financial condition and results of operations, competitive position, historical and projected financial performance, the nature of VCG’s business and the industry in which VCG competes;

•	the fact that the merger consideration will be paid in all cash to VCG’s shareholders, eliminating any uncertainties in value to VCG’s shareholders;

•	that holders of VCG’s common stock that do not vote in favor of the approval and adoption of the merger agreement and that otherwise properly exercise their dissenters’ rights will have the opportunity to demand the fair value of their shares under Colorado law;

•	the negotiations with respect to the merger consideration that, among other things, led to an increase in the Proposal from $2.10 per share to $2.20, and finally to $2.25, and the Special Committee’s determination that, following extensive negotiations between the Special Committee and Mr. Lowrie, $2.25 per share was the highest price that Mr. Lowrie would agree to pay, with the Special Committee basing its belief on a number of factors, including the duration and tenor of negotiations, assertions made by Mr. Lowrie and his counsel during the negotiation process and the experience of the Special Committee and its advisors;

•	the fact that no alternative acquisition proposal for VCG had been submitted to the Special Committee or any of its advisors between July 22, 2010, the date that VCG announced Mr. Lowrie’s reaffirmed Proposal, and November 9, 2010, the date of the merger agreement;

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•	the fact that North Point Advisors actively solicited any parties (including Rick’s) that had either previously expressed an interest or that might potentially be interested in pursuing a transaction with VCG during the period from August 17, 2010 through November 9, 2010 (the date of the merger agreement) and that no parties contacted expressed any interest in pursuing a transaction with VCG;

•	that the Special Committee received from its financial advisor, North Point Advisors, an opinion delivered orally at the Special Committee meeting on November 9, 2010, and subsequently confirmed in writing as of the same date, to the effect that based upon and subject to the limitations and qualifications set forth in the written opinion, as of the date of the opinion, the merger consideration of $2.25 per share in cash to be received by VCG’s unaffiliated shareholders in the merger was fair, from a financial point of view, to such unaffiliated shareholders;

•	the presentation by North Point Advisors to the Special Committee on November 9, 2010 in connection with the foregoing opinion;

•	the current and historical market prices of VCG’s common stock, including its market price relative to those of other participants in VCG’s industry and general market indices, which historical information was presented to the Special Committee as background information by North Point Advisors;

•	that as a result of the merger, VCG’s shareholders would no longer be subject to the market, economic and other risks which arise from owning an interest in a public company;

•	the efforts made by the Special Committee and its advisors to negotiate at arm’s length and execute a merger agreement that the Special Committee believed was favorable to VCG’s unaffiliated shareholders , including one that contained a “majority of the minority” approval condition;

•	that the consideration and negotiation of the merger agreement was conducted entirely under the oversight of the members of the Special Committee, which consisted of three (or two after October 31, 2010) of VCG’s directors, each of whom is an independent, non-employee director, and that no limitations were placed on the Special Committee’s authority;

•	that the Special Committee was advised by independent legal counsel and an independent financial advisor, each of whom was selected by the Special Committee;

•	the fact that all of the members of the Special Committee (one of which has an investment in VCG’s common stock) were unanimous in their determination to approve the merger agreement and the merger, and that the merger agreement and the merger were approved and adopted by all of VCG’s directors (with Mr. Lowrie taking no part in the deliberations or the vote), four out of five (three out of four if excluding Mr. Lowrie) who have investments in VCG’s common stock and none of which is participating with Mr. Lowrie or Mr. Ocello in the transaction; in fact, under the negotiated terms of the merger agreement, Family Dog may not issue any equity securities to any person who was a member of VCG’s board of directors before consummation of the merger, other than Mr. Lowrie or Mr. Ocello, for a period of six months after the consummation of the merger;

•	the negotiated terms and conditions of the merger agreement including:

•	that the merger is conditioned upon the approval and adoption of the merger agreement by VCG’s shareholders, including the approval and adoption of the merger agreement by a majority of the minority shareholders at the shareholders’ meeting;

•	the provisions in the merger agreement that provide that, prior to VCG’s shareholders adopting the merger agreement, the Special Committee may, if it determines in good faith, after consultation with its outside legal advisors, that the failure to take such action could reasonably be determined to be inconsistent with its fiduciary duties to VCG’s shareholders under applicable law, withdraw or modify its recommendation in favor of the merger, cause VCG to terminate the merger agreement or cause VCG to terminate the merger agreement and enter into a definitive agreement with respect to a Superior Acquisition Proposal, upon payment to Family Dog, in the case of any such termination, of a termination fee of $1 million, representing only approximately 2.9% of the equity value of the

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transaction (or $600,000, representing only approximately 1.7% of the equity value of the transaction, if the Acquisition Proposal that results in the action or event that forms the basis for such termination is related to a party which North Point Advisors contacted prior to the date of the merger agreement) as further described under “The Merger Agreement — Restrictions on Solicitation, Acquisition Proposals and Changes in Recommendation”;

•	the provisions in the merger agreement that provide that, prior to VCG’s shareholders adopting the merger agreement, if the Special Committee receives a written Acquisition Proposal from a third party that the Special Committee believes in good faith to be credible and reasonably capable of making a superior proposal, then the Special Committee may furnish information with respect to VCG to the person making such Acquisition Proposal and participate in discussions or negotiations with the person making such Acquisition Proposal regarding such Acquisition Proposal, as more fully described under “The Merger Agreement — Restrictions on Solicitation, Acquisition Proposals and Changes in Recommendation”;

•	the provisions in the merger agreement that require Family Dog to pay us a reverse termination fee of $1 million, if the merger agreement is terminated under certain circumstances as a result of Family Dog not being able to secure the financing necessary to close the merger;

•	the Special Committee’s belief, based upon information provided by Mr. Lowrie, that the financing necessary to pay the merger consideration to VCG’s shareholders is likely to be available to Family Dog;

•	the fact that the merger agreement does not contain a financing condition to Family Dog’s obligations to close the merger; and

•	the agreements of Mr. Lowrie and Mr. Ocello contained in the merger agreement that, from the execution and delivery of the merger agreement until the earlier of the termination of the merger agreement and the effective time of the merger, each will not, directly or indirectly, purchase or otherwise acquire any shares of VCG’s common stock.

In the course of the Special Committee’s reaching the determinations and making the recommendations described above, the Special Committee considered the following factors to be generally negative or unfavorable in making its determinations and recommendations:

•	the fact that VCG’s unaffiliated shareholders will have no ongoing equity participation in VCG following the merger, and that VCG’s shareholders will cease to participate in VCG’s future earnings or growth, if any, or to benefit from increases, if any, in the value of VCG’s common stock, and will not participate in any potential future sale of VCG to a third party or any potential recapitalization of VCG which could include a dividend to shareholders;

•	the other strategic alternatives potentially available to VCG, which strategic alternatives include maintaining the status quo, pursuing acquisitions, pursuing selected asset sales, or engaging in a stock or cash merger with a strategic or financial party, each of which could potentially result in increased value for VCG’s shareholders, though the probability of such increased value or continued availability is uncertain;

•	that Mr. Lowrie and any other investors in Family Dog could realize significant returns on their equity investment in Family Dog following the merger;

•	the fact that the merger agreement obligates VCG to submit the merger agreement for approval to its shareholders at the special meeting of shareholders even if VCG’s board of directors no longer recommends that VCG’s shareholders approve the Merger Proposal unless VCG terminates the merger agreement and pays the $1 million termination fee to Family Dog;

•	the participation in the merger by Mr. Lowrie and Mr. Ocello and the fact that they have interests in the transaction that differ from, or are in addition to, those of VCG’s unaffiliated shareholders;

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•	the risks and costs to VCG if the merger does not close, including paying the fees and expenses associated with the transaction, the diversion of management and employee attention, potential employee attrition and the potential effect on business relationships;

•	the fact that the merger consideration consists of cash and will therefore generally be taxable for U.S. federal income tax purposes to VCG’s shareholders who surrender shares of VCG’s common stock in the merger;

•	the fact that other competing transactions could trigger the change of control provisions under VCG’s debt agreements, leases and other material agreements, and the impact of such additional costs under such circumstances;

•	the fact that other competing transactions could trigger the change of control provisions under the employment agreements of Mr. Lowrie and Mr. Ocello, in which case it is estimated that Mr. Lowrie and Mr. Ocello could be entitled to receive payments and benefits under the employment agreements in the amount of approximately $2,610,000 and $2,416,000 respectively;

•	the risk that the merger might not be completed in a timely manner or at all;

•	that the $2.25 cash merger consideration payable to VCG’s unaffiliated shareholders could be deemed, under certain circumstances, to be less than the stock consideration proposed to be paid under the Rick’s LOI (which expired, in accordance with its terms, on March 31, 2010, with no definitive acquisition agreement being executed by the parties);

•	the fact that Mr. Lowrie and Mr. Ocello, as the beneficial owners of approximately 31.5% of VCG’s common stock, may as a practical matter be able to exercise significant control on the outcome of most matters submitted to a vote of VCG’s shareholders;

•	the potential impact Mr. Lowrie and Mr. Ocello, as the beneficial owners of approximately 31.5% of VCG’s common stock, could have on the interest of third parties in making offers competitive with the Proposal; and

•	the fact that the merger agreement contains restrictions on the conduct of VCG’s business prior to the completion of the merger, generally requiring VCG to conduct VCG’s business only in the ordinary course, which may delay or prevent VCG from undertaking business opportunities that may arise pending completion of the merger, and the length of time between signing and closing when these restrictions are in place.

In the course of reaching the determinations and decisions, and making the recommendations, described above, the Special Committee considered the following factors relating to the procedural safeguards that the Special Committee believes were present to ensure the fairness of the merger and to permit the Special Committee to represent the interests of VCG’s unaffiliated shareholders, each of which the Special Committee believes supports its decision and provides assurance of the fairness of the merger to VCG’s unaffiliated shareholders:

•	the merger is conditioned upon the approval and adoption of the merger agreement by VCG’s shareholders, including the approval and adoption of the merger agreement by a majority of the minority shareholders at the shareholders’ meeting;

•	that the Special Committee consists solely of independent, non-employee directors;

•	that the Special Committee members were adequately compensated for their services prior to commencing their consideration of the Proposal and any potential strategic alternatives and that their compensation for serving on the Special Committee was in no way contingent on their approving the merger agreement and taking the other actions described in this proxy statement;

•	that the Special Committee retained and was advised by Faegre as its independent legal counsel and North Point Advisors as its independent financial advisor;

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•	that the Special Committee received from its financial advisor, North Point Advisors, an opinion delivered orally at the Special Committee meeting on November 9, 2010, and subsequently confirmed in writing as of the same date, to the effect that based upon and subject to the limitations and qualifications set forth in the written opinion, as of the date of the opinion, the merger consideration of $2.25 per share in cash to be received by VCG’s unaffiliated shareholders in the merger was fair, from a financial point of view, to such shareholders;

•	the provisions in the merger agreement that provide that, prior to VCG’s shareholders adopting the merger agreement, if the Special Committee receives a written Acquisition Proposal from a third party that the Special Committee believes in good faith to be credible and reasonably capable of making a superior proposal, then the Special Committee may furnish information with respect to VCG to the person making such Acquisition Proposal and participate in discussions or negotiations with the person making such Acquisition Proposal regarding such Acquisition Proposal, as more fully described under “The Merger Agreement — Restrictions on Solicitation, Acquisition Proposals and Changes in Recommendation”;

•	that the Special Committee was involved in extensive deliberations since its reconstitution on July 21, 2010 to consider alternatives to enhance shareholder value, including consideration of the reaffirmed Proposal from Mr. Lowrie, and was provided with full access to VCG’s management and documentation in connection with the work conducted by its advisors;

•	that the Special Committee, with the assistance of its legal and financial advisors, negotiated on an arm’s length basis with Mr. Lowrie and his representatives;

•	the fact that the Special Committee had ultimate authority to decide whether to proceed with a transaction or any alternative transaction, subject to VCG’s board of directors’ approval of a definitive transaction agreement;

•	that the Special Committee, from its inception, was authorized to consider all strategic alternatives with respect to VCG, including a sale of VCG’s assets;

•	the fact that the Special Committee was aware that it had no obligation to recommend any transaction, including any proposal made by Mr. Lowrie; and

•	that the Special Committee made its evaluation of the merger agreement and the merger based upon the factors discussed in this proxy statement, independent of the other members of VCG’s board of directors, including Mr. Lowrie and Mr. Ocello, and with knowledge of the interests of Mr. Lowrie and Mr. Ocello in the merger.

The foregoing discussion of the information and factors considered by the Special Committee addresses the material factors considered by the Special Committee in its consideration of the merger agreement. In view of the variety of factors considered in connection with its evaluation of the merger agreement and the merger, the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual Special Committee members may have given different weights to factors. The Special Committee approved the merger agreement and the merger and recommended approval and adoption of the merger agreement based upon the totality of the information presented to and considered by it. The Special Committee conducted extensive discussions of, among other things, the factors described above, including asking extensive questions of VCG’s management and the Special Committee’s financial and legal advisors, and unanimously determined that the merger is both procedurally and substantively fair to and in the best interests of VCG’s unaffiliated shareholders, and to recommend to VCG’s board of directors that it approve the merger agreement and the merger.

VCG’s Board of Directors.

On November 9, 2010, VCG’s board of directors met to consider the reports and recommendations of the Special Committee with respect to the merger agreement. The Special Committee reported to VCG’s board of

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directors on its review of the proposed transaction and the merger agreement. On the basis of the Special Committee’s recommendations and the other factors described below, VCG’s board of directors expressly adopted the Special Committee’s unanimous conclusion and analysis with respect to the fairness of the transaction and unanimously (with Mr. Lowrie taking no part in the vote or the recommendation) determined that the merger agreement and the merger are advisable, fair to and in the best interests of VCG’s unaffiliated shareholders, approved the merger, the merger agreement and the transactions contemplated thereby and recommended that VCG’s shareholders approve and adopt the merger agreement.

In the course of VCG’s board of directors reaching the determinations and making the recommendations described above, VCG’s board of directors considered (with Mr. Lowrie taking no part in such considerations) the following factors:

•	the unanimous determinations and recommendations of the Special Committee; and

•	the factors considered by the Special Committee, including the generally positive and favorable factors as well as the generally negative and unfavorable factors, and the factors relating to procedural safeguards.

The foregoing discussion of the information and factors considered by VCG’s board of directors includes the material factors considered by VCG’s board of directors. In view of the variety of factors considered in connection with its evaluation of the merger, VCG’s board of directors did not find it practicable to, and did not quantify or otherwise, assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. VCG’s board of directors unanimously approved (with Mr. Lowrie taking no part in the vote or the recommendation) the merger agreement and the merger and recommended approval and adoption of the merger agreement based upon the totality of the information presented to and considered by it.

Other than as described in this proxy statement, VCG’s board of directors is not aware of any firm offers by any other person during the prior two years for a merger or consolidation of VCG with another company, the sale or transfer of all or substantially all of VCG’s assets or a purchase of VCG’s securities that would enable such person to exercise control of VCG.

VCG’s board of directors (with Mr. Lowrie taking no part in such recommendation) recommends that you vote “FOR” the approval and adoption of the merger agreement.

Opinion of North Point Advisors

The Special Committee retained North Point Advisors to act as its financial advisor, and, if requested, to render to the Special Committee an opinion as to the fairness, from a financial point of view, to VCG’s shareholders (other than the members of the Executive Group) of the $2.25 per share in cash to be paid in the merger. At the November 9, 2010 meeting of the Special Committee, North Point Advisors delivered to the Special Committee its oral opinion, which opinion was subsequently confirmed in writing, to the effect that, as of the date and based upon and subject to the qualifications and conditions set forth in the written opinion, the consideration of $2.25 in cash per share was fair, from a financial point of view, to VCG’s shareholders (other than the members of the Executive Group).

The full text of the North Point Advisors written opinion dated November 9, 2010, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by North Point Advisors in rendering its opinion, is attached as Appendix B to this proxy statement and is incorporated in its entirety herein by reference. VCG’s shareholders are urged to, and should, carefully read the North Point Advisors written opinion in its entirety. The North Point Advisors opinion addresses only the fairness, from a financial point of view and as of the date of the opinion, to VCG’s shareholders (other than the members of the Executive Group) of the $2.25 per share in cash to be paid in the merger. North Point Advisors’ written opinion was directed to the Special Committee and was not intended to be, and does not constitute, a recommendation as to how any of VCG’s shareholders should vote with respect to the merger or any other matter.

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In connection with rendering the opinion described above and performing its related financial analyses, North Point Advisors:

•	reviewed and analyzed the financial terms of a draft of the merger agreement dated November 5, 2010;

•	reviewed and analyzed certain financial and other data with respect to VCG which was publicly available;

•	reviewed and analyzed certain information, including financial forecasts, relating to VCG’s business, earnings, cash flow, assets, liabilities and prospects that were publicly available, as well as those VCG furnished to it;

•	reviewed the current and historical reported prices and trading activity of VCG’s common stock and similar information for certain other companies deemed by North Point Advisors to be comparable to VCG;

•	compared the financial performance of VCG with that of certain other publicly-traded companies that North Point Advisors deemed relevant; and

•	reviewed the financial terms, to the extent publicly available, of certain business combination transactions that North Point Advisors deemed relevant.

In addition, North Point Advisors performed a discounted cash flows analysis for VCG on a stand-alone basis. North Point Advisors conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as it deemed necessary in arriving at its opinion. North Point Advisors also conducted discussions with members of senior management and representatives of VCG concerning the financial condition, historical and current operating results, business and prospects for VCG, as well as its business and prospects on a stand-alone basis.

The following is a summary of the material financial analyses performed by North Point Advisors in connection with the preparation of its fairness opinion, which was reviewed with the Special Committee at a meeting held on November 9, 2010 and was formally delivered to the Special Committee at such meeting. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, this summary does not purport to be a complete description of the analyses performed by North Point Advisors or of its presentations to the Special Committee on November 9, 2010.

This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary, and considered as a whole, in order to fully understand the financial analyses presented by North Point Advisors. The tables alone do not constitute a complete summary of the financial analyses. The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to these analyses by North Point Advisors or the Special Committee. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 9, 2010, and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis

North Point Advisors reviewed the historical price range for VCG’s common stock at one month, six months and one year prior to the November 10, 2010 public announcement of the execution of the merger agreement. This analysis indicated that the price per share of VCG common stock to be paid to VCG’s shareholders pursuant to the merger agreement represented a 36.4% premium over the price per share of VCG ’s common stock on July 21, 2010, the last trading day before public announcement of the proposal that resulted in the merger agreement (or a 20.9% premium over the closing price per share of VCG ’s common stock on November 9, 2010, the last trading day before public announcement of the execution of the merger agreement) and a 39.4% premium over the volume weighted average share price for the 30 calendar days prior to the public announcement of the execution of the merger agreement on July 21, 2010. In addition, this

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analysis indicated that the $2.25 price falls above the high end of the one month equity value range and the six month equity value range, and at the midpoint of the 12 month equity value range.

Comparable Public Trading Multiple Analysis

North Point Advisors reviewed and compared certain financial information and valuation multiples for VCG to corresponding financial information and public market multiples for the following publicly traded corporations in the entertainment industry and also in the micro-cap restaurant industry (defined as casual dining companies with a market capitalization between $25 million and $200 million).

Entertainment Companies:

Bowl America Inc.;
Dover Motorsports Inc.;
Flanigan’s Enterprises Inc.;
Gaylord Entertainment Co.;
Rick’s Cabaret International, Inc.; and
The Marcus Corporation.

Microcap Restaurants:

Ark Restaurants Corp.;
Benihana Inc.;
J. Alexander’s Corp.;
Kona Grill Inc.;
McCormick & Schmick’s; and
O’Charley’s Inc.

Although most of the selected companies are not directly comparable to VCG, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to VCG’s operations. North Point Advisors considered Rick’s (as the only other publicly traded operator of adult entertainment gentlemen’s clubs) to be the single company most comparable to VCG. North Point Advisors also considered the group of microcap restaurants to be more comparable to VCG than the group of entertainment companies.

North Point Advisors calculated various financial multiples for such comparable companies based on ratio of such companies’ operating data (obtained from SEC filings and Capital IQ estimates as of November 9, 2010) to the (i) enterprise value of such companies, and (ii) the equity value per share of such companies. North Point Advisors reviewed the third quartile, average, median and first quartile statistics for the comparable companies grouping to determine appropriate high and low multiples for each statistic.

North Point Advisors then compared the range of the first to third quartiles of such multiples with the multiples obtained for VCG. VCG’s multiples were calculated based on the ratio of VCG’s operating data (provided by VCG’s management) to an implied enterprise value of $64.0 million (based on the $2.25 per share merger consideration) and then taking into account VCG’s net debt of $27.2 million as of September 30, 2010.) With respect to the comparable companies, North Point Advisors calculated:

•	enterprise value (which is the market value of common equity plus the book value of debt, less cash) as a multiple of latest 12 months revenue;

•	enterprise value as a multiple of latest 12 months earnings before interest, taxes and depreciation and amortization (also referred to in this proxy statement as “EBITDA”);

•	equity value per share as a multiple of latest 12 month earnings per share;

•	enterprise value as a multiple of estimated revenue for 2010;

•	enterprise value as a multiple of EBITDA for 2010; and

•	equity value per share as a multiple of estimated earnings per share for 2010.

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The results of these analyses are summarized in the table below. Because North Point Advisors deemed the group of microcap restaurants to be more comparable to VCG than the group of entertainment companies, the table below only shows the data derived from the microcap restaurant grouping.

Microcap Restaurant
Enterprise Value or per Share Equity Value as a	First to Third					VCG
Multiple of:	Quartile Range	Mean		Median		Offer Multiple

LTM Revenue	0.3x – 0.5x	0.4	x	0.4	x	1.2	x
LTM EBITDA	5.9x – 6.7x	6.7	x	6.1	x	6.3	x
LTM EPS	13.1x – 16.3x	14.7	x	14.7	x	22.7	x
CY 10 Revenue	0.4x – 0.5x	0.4	x	0.4	x	1.2	x
CY 10 EBITDA	5.5x – 6.2x	6.1	x	5.7	x	7.0	x
CY 10 EPS	13.3x – 13.3x	13.3	x	13.3	x	NM

Ratios are considered not material (designated by “NM” in the table above) if they are negative or greater than 25.

Based on the first to third quartile range for these multiples, the resulting implied enterprise value for VCG ranged from $48.3 million to $67.9 million, and the resulting implied equity value per share ranged from $1.30 to $2.50. North Point Advisors compared this range of enterprise values to the implied enterprise value of $64.0 million contemplated by the merger agreement and compared this range of equity values per share to the per share consideration to be paid pursuant to the merger agreement of $2.25.

North Point Advisors also calculated the same various financial multiples for Rick’s, which North Point Advisors considered the company most comparable to VCG. The results of the analyses for Rick’s are summarized as follows:

Rick’s Enterprise Value or Per Share Equity Value as a multiple of:	Multiple

LTM Revenue	1.3	x
LTM EBITDA	5.6	x
LTM EPS	9.3	x
CY 10 Revenue	1.3	x
CY 10 EBITDA	5.4	x
CY 10 EPS	9.6	x

Based on the above multiples for Rick’s, the resulting implied enterprise value for VCG ranged from $36.6 million to $56.4 million, and the resulting implied equity value per share ranged from $0.58 to $1.80. North Point Advisors compared this range of enterprise values to the implied enterprise value of $64.0 million contemplated by the merger agreement and compared this range of equity values per share to the per share consideration to be paid pursuant to the merger agreement of $2.25.

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Comparable Precedent Transaction Analysis

North Point Advisors reviewed the terms of certain recent merger and acquisition transactions reported in SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources relating to the following selected transactions (listed by target/acquiror) in the following industries announced since 2004:

Restaurants with Performance Issues:

Target	Acquiror

CKE Restaurants Inc.	Apollo Management, L.P.
Wendy’s International Inc.	Triarc Companies Inc.
Buca, Inc.	Planet Hollywood International, Inc.
Smokey Bones Restaurant	Sun Capital Partners
Champps Entertainment	Fox & Hound Restaurant Group
Cafe Express	Redstone Capital Partners
Boston Market Corporation	Sun Capital Partners, Inc.
Fresh Enterprises Inc. (Baja Fresh)	Caliber Capital Group, Inc.
Joe’s Crab Shack (120 Restaurants)	J.H. Whitney & Co.
Real Mex Restaurants, Inc.	Sun Capital Partners Inc
Checkers Drive-In Restaurants Inc	Wellspring Capital Management
Dave & Buster’s Inc	Wellspring Capital Management
Garden Fresh Holdings, Inc.	Sun Capital Partners, Inc
Quality Dining	Management / Fitzpatrick Group
Chevys Mexican Restaurant	Bruckmann, Rosser, Sherrill & Co
Garden Fresh Restaurant Corp.	Centre Partners/Fairmont Capital/Management

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Clubs/Entertainment Related:

Target	Acquiror

Cheyenne Saloon and Opera House	—
Jaguar Gold Club, LLC	RCI Entertainment (Ft. Worth), Inc.
Restaurant Associates, Inc.	Rick’s Cabaret International Inc.
Cabaret North Inc.	Rick’s Cabaret International Inc.
Villa One Trust in Newburyport	—
HRP Myrtle Beach Operations, LLC	FPI MB Entertainment LLC
GTA-Stonehenge, LLC, Wildewood Country Club,	WCWW Committee, LLC
Scores Las Vegas	Rick’s Cabaret International Inc.
Imperial Showgirls Gentlemen’s Club	VCG Holding Corp.
Karu & Y Ultralounge	—
RCI Entertainment (Northwest Highway), Inc.	Rick’s Cabaret International Inc.
Private Escapes Destination Club	Ultimate Escapes, Inc.
Claddagh Development Group, LLC	—
Jaguars Gold Club	VCG Holding Corp.
The Executive Club	Rick’s Cabaret International Inc.
Playmates Gentlemen’s Club	Rick’s Cabaret International Inc.
Crazy Horse Too, Inc.	Rick’s Cabaret International Inc.
La Boheme Gentlemen’s Cabaret	VCG Holding Corp.
Tootsies Cabaret	Rick’s Cabaret International Inc.
Upscale Gentleman’s Nightclub In The Southeast	VCG Holding Corp.
Platinum Plus	VCG Holding Corp.
Jaguar Gold Club, LLC	VCG Holding Corp.
Upscale Gentleman’s Nightclub In The Northeast	VCG Holding Corp.
Indiana Downs, LLC	Oliver Racing LLC
New Orleans Nights	Rick’s Cabaret International Inc.
Regale, Inc.	VCG Holding Corp.
MRC, LP	VCG Holding Corp.
An Adult Night Club in St. Louis	VCG Holding Corp.
RCC LP	VCG Holding Corp.
Kentucky Restaurant Concepts, Inc.	VCG Holding Corp.
Epicurean Enterprises, LLC	—

For each of the selected transactions, North Point Advisors calculated and compared multiples for the target companies based on the ratio of the enterprise value to the latest 12 months net sales and the enterprise value to the latest 12 months EBITDA. North Point Advisors reviewed the third quartile and first quartile statistics for the precedent transactions grouping to determine appropriate high and low multiples for each statistic.

The results of these analyses are summarized in the table below. Because North Point Advisors deemed the transactions from the group of restaurants with performance issues to be more comparable to VCG than the group of club/entertainment related transactions, the table below only shows that data derived from the restaurants with performance issues grouping.

	First to Third
Enterprise Value as a Multiple of:	Quartile Range		Offer Multiple

LTM Net Sales	0.5x – 0.8	x	1.2	x
LTM EBITDA	5.8x – 7.3	x	6.7	x

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Based on the first to third quartile range for these multiples, the resulting implied enterprise value for VCG ranged from $59.1 million to $73.7 million and the resulting implied equity value per share ranged from $1.96 to $2.85. North Point Advisors compared this range of enterprise values to the implied enterprise value of $64.0 million contemplated by the merger agreement and compared this range of equity values per share to the per share consideration to be paid pursuant to the merger agreement of $2.25.

Based on the first to third quartile range of such premiums paid for these companies, the resulting implied equity value per share ranged from $2.02 to $2.57. North Point Advisors compared this range of equity values per share to the per share consideration to be paid pursuant to the merger agreement of $2.25.

In addition, North Point Advisors indicated that the $2.25 price per share of VCG’s common stock to be paid to VCG’s shareholders pursuant to the merger represented a premium of 36.4% based on the $1.65 closing price per share on July 21, 2010, the last trading day before public announcement of the proposal that resulted in the merger agreement.

Premiums Paid Analysis

North Point Advisors analyzed the premium paid for acquired public entities in the retail and consumer spaces since 2005 with deal values between $10 million and $1 billion, relative to the target’s stock prices one day, one week and one month prior to the date that the transaction was announced. North Point Advisors reviewed the third quartile, average, median and first quartile statistics for the premiums paid on comparable acquisitions to determine appropriate high and low multiples for each statistic. The following table presents the result of this analysis:

	First to Third			VCG Offer
Premium Paid	Quartile Range	Mean	Median	Premium

One Day	8.5% – 32.9%	22.8%	20.4%	21.0%
One Week	13.2% – 35.3%	26.4%	23.8%	21.0%
One Month	16.1% – 40.7%	30.6%	27.8%	23.0%

Discounted Cash Flow Analysis

North Point Advisors performed three different discounted cash flow analyses on VCG. For these analyses, North Point Advisors used VCG’s management projections for 2010 and projections developed by North Point Advisors and approved by management for 2011 through 2015 (referred to in this proxy statement as the “Management Case”). North Point Advisors then also developed a “Downside Case” using more conservative assumptions than those contained in the Management Case and also an “Upside Case” using more aggressive conservative assumptions than those contained in the Management Case.

North Point Advisors calculated implied prices per share of VCG’s common stock using illustrative terminal values in the year 2015 based on multiples ranging from 5.0x EBITDA to 7.0x EBITDA. These illustrative terminal values were then discounted to calculate implied indications of present values using discount rates ranging from 15.0% to 20.0%. The various ranges for discount rates were chosen based on analyses of VCG’s weighted average of cost of capital. Using the Management Case, the resulting implied equity values per share ranged from $0.87 to $2.01. Using the Downside Case, the resulting implied equity values per share ranged from $0.13 to $0.88. Using the Upside Case, the resulting implied equity values per share ranged from $1.63 to $3.15. North Point Advisors compared this range of equity values per share to the per share consideration to be paid pursuant to the merger agreement of $2.25.

Illustrative Leveraged Buyout Analysis

North Point Advisors performed an illustrative leveraged buyout analysis using financial information provided by VCG’s management and projections and financing assumptions based on North Point Advisors’ estimates. Assuming the refinancing of all of VCG’s existing debt upon a transaction and hypothetical required internal rates of return ranging from 20% to 30% to a financial buyer, and hypothetical financial buyer enterprise value to EBITDA exit multiples ranging from 5.0x to 7.0x, the foregoing analysis implied a current

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enterprise value for VCG of $42.9 million to $50.5 million, or a price per share range of $0.98 to $1.45. North Point Advisors noted that the merger consideration of $2.25 per share was above this range.

Breakup Analysis

North Point Advisors performed an illustrative breakup analysis, which was designed to show what proceeds could be distributed to VCG’s shareholders assuming that VCG (i) could sell all of its clubs at the same EBITDA multiple that VCG paid when such clubs were acquired, and (ii) all such proceeds could be distributed to shareholders with no corporate taxes being paid by VCG. Using such assumptions, North Point Advisors applied such multiples to the 2010 estimated EBITDA for each club and calculated that the maximum distributable amount would be $1.93 per share.

Limitations on North Point Advisors’ Analyses and Opinion

The summary of North Point Advisors’ analyses set forth above does not contain a complete description of these analyses, but does summarize the material analyses performed by North Point Advisors in rendering its opinion. The above summary is qualified in its entirety by reference to the written opinion of North Point Advisors attached as Appendix B to this proxy statement. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. North Point Advisors believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the North Point Advisors written opinion. In arriving at its opinion, North Point Advisors considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, North Point Advisors made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. No company or transaction used in the above analyses as a comparison is directly comparable to VCG or the transactions contemplated by the merger agreement.

North Point Advisors performed its analyses solely for purposes of providing its opinion to the Special Committee. In performing its analyses, North Point Advisors made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Certain of the analyses performed by North Point Advisors are based upon forecasts of future results furnished to North Point Advisors by VCG’s management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. These forecasts are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. North Point Advisors does not assume responsibility if future results are materially different from forecasted results.

North Point Advisors has relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to it or discussed with or reviewed by it. North Point Advisors has further relied upon the assurances of VCG’s management that the financial information provided has been prepared on a reasonable basis in accordance with industry practice and that VCG’s management is not aware of any information or facts that would make any information provided to North Point Advisors incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of its opinion, North Point Advisors has assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by it, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of VCG’s management as to the expected future results of VCG’s operations and financial condition to which such financial forecasts, estimates and other forward-looking information relate. North Point Advisors expresses no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. With VCG’s consent, North Point Advisors has relied on advice of the outside counsel to the Special Committee and VCG’s independent

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accountants, and on the assumptions of VCG’s management, as to all accounting, legal, tax and financial reporting matters with respect to VCG and the merger agreement.

North Point Advisors assumed that the merger would be completed on the terms set forth in the merger agreement reviewed by North Point Advisors, without amendments and with full satisfaction of all covenants and conditions without any waiver. North Point Advisors expressed no opinion regarding whether the necessary approvals or other conditions to the consummation of the merger will be obtained or satisfied.

North Point Advisors did not assume responsibility for performing, and did not perform any appraisals or valuations of specific assets or liabilities of VCG. North Point Advisors expresses no opinion regarding the liquidation value (except to the extent described above under “Breakup Analysis’) or solvency of any entity. North Point Advisors did not undertake any independent analysis of any outstanding, pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities to which VCG, or any of its respective affiliates, are a party or may be subject. At the direction of the Special Committee, and with its consent, North Point Advisors’ opinion made no assumption concerning, and therefore did not consider, the potential effects of litigation, claims, investigations, or possible assertions of claims, or the outcomes or damages arising out of any such matters.

North Point Advisors’ opinion was necessarily based on the information available to it and the facts and circumstances as they existed and were subject to evaluation as of the date of the opinion. Events occurring after the date of the opinion could materially affect the assumptions used by North Point Advisors in preparing its opinion. North Point Advisors expresses no opinion as to the prices at which VCG’s shares of common stock have traded or may trade following announcement of the transaction or at any time after the date of the opinion. North Point Advisors has not undertaken and is not obligated to affirm or revise its opinion or otherwise comment on any events occurring after the date it was rendered.

North Point Advisors was not requested to opine as to, and the opinion does not address, the basic business decision to proceed with the merger or the transactions contemplated by the merger agreement, the pre-signing process conducted by VCG, the merits of the transaction compared to any alternative business strategy or transaction that may be available to VCG, the Executive Group’s ability to fund the merger consideration, any other terms contemplated by the merger agreement or the fairness of the amount or nature of the compensation to the VCG’s officers, directors or employees, or any class of such persons, relative to the compensation to be received by holders of VCG’s common stock. North Point Advisors did not express any opinion as to whether any alternative transaction might produce consideration for VCG’s shareholders in excess of the consideration.

North Point Advisors is regularly engaged as a financial advisor in connection with mergers and acquisitions, underwritings and secondary distributions of securities and private placements. The Special Committee selected North Point Advisors to render its fairness opinion in connection with the transactions contemplated by the merger agreement on the basis of its experience and reputation in acting as a financial advisor in connection with mergers and acquisitions.

North Point Advisors was engaged by VCG to render an opinion to the Special Committee and will receive an opinion fee of $250,000, which is not contingent upon the consummation of the merger. In the ordinary course of its business, North Point Advisors and its affiliates may actively trade securities of VCG for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. North Point Advisors may also, in the future, provide investment banking and financial advisory services to VCG, the Executive Group or entities that are affiliated with VCG or the Executive Group, for which it would expect to receive compensation.

North Point Advisors’ written opinion was one of many factors taken into consideration by the Special Committee and VCG’s board of directors in making the determination to approve the merger agreement and recommend that VCG’s shareholders vote in favor of the Merger Proposal.

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Position of Family Dog, FD Acquisition Co., Mr. Lowrie and Mr. Ocello as to Fairness

Under the rules governing “going-private” transactions, Family Dog, FD Acquisition Co., Mr. Lowrie and Mr. Ocello are required to express their beliefs as to the substantive and procedural fairness of the merger to VCG’s unaffiliated shareholders. Family Dog, FD Acquisition Co., Mr. Lowrie and Mr. Ocello are making the statements included in this subsection solely for the purposes of complying with the requirements of Rule 13e-3 and related rules promulgated under the Exchange Act. The views of Family Dog, FD Acquisition Co., Mr. Lowrie and Mr. Ocello as to the fairness of the proposed merger should not be construed as a recommendation to any of shareholders as to how such shareholder should vote on the Merger Proposal.

Family Dog, FD Acquisition Co., Mr. Lowrie and Mr. Ocello believe that the terms and conditions of the merger are substantively fair to VCG and its unaffiliated shareholders, based on the following substantive factors:

Current Market Price.  The price of $2.25 per share to be paid in the merger represents a premium of approximately 36.4% over the reported closing price for the shares on July 21, 2010, the last trading day before the public announcement of Mr. Lowrie’s reaffirmed Proposal, and 20.9% over the closing price of VCG’s common stock on November 9, 2010, the last trading day before it was publicly announced that VCG had entered into the merger agreement.

Cash Consideration.  The merger will provide consideration to VCG ’s shareholders entirely in cash, which will allow them to pursue other investment alternatives.

Premiums Represented.  The price of $2.25 per share is within the range of the premiums paid over pre-proposal market prices in other transactions considered by Messrs. Lowrie and Ocello.

Comparable Companies.  The ratio of the merger consideration of $2.25 per share to VCG earnings is within the range of the price-to-earnings ratios of other adult entertainment providers.

Market Receptiveness to Adult Entertainment Providers.  The public securities markets have not been responsive to improvements by adult entertainment providers and appear to be influenced by concerns over stock price volatility and other factors not within a company’s control. After consummation of the merger, VCG’s current unaffiliated shareholders (unless they are members of Family Dog) will no longer own any VCG’s common stock and, therefore, the merger will eliminate this concern about future price pressure on VCG’s common stock.

Comparable Transactions.  Family Dog, FD Acquisition Co. and Messrs. Lowrie and Ocello reviewed similar precedent transactions in the same or similar industry as well as the VCG’s historical financial performance, its financial results and historical market prices of its shares and believe that the merger consideration is fair based on that review; and

Opinion of North Point Advisors.  Before the Special Committee and VCG’s board of directors approved the merger, North Point Advisors, the Special Committee’s financial advisor, delivered its opinion to the Special Committee and VCG’s board of directors, which was subsequently confirmed in writing, that as of the date of its opinion and based upon and subject to the factors and assumptions set forth in its opinion, the merger consideration of $2.25 per share in cash to be received by the holders of VCG’s common stock (other than the Executive Group) under the merger agreement is fair from a financial point of view to such holders.

Family Dog, FD Acquisition Co., Mr. Lowrie and Mr. Ocello believe that the terms and conditions of the merger are procedurally fair to VCG and its unaffiliated shareholders, based on the following procedural factors:

Approval of Disinterested Shareholders.  The merger agreement explicitly requires the affirmative vote of both (i) the holders of a majority of the outstanding shares of VCG’s common stock entitled to vote at the special meeting, and (ii) a majority of the votes actually cast at the special meeting. Any votes cast by members of the Executive Group with regard to shares of VCG common stock held by the members of the Executive Group will not be taken into account for any purpose when determining whether the requisite

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majority of the minority shareholder vote set forth in clause (ii) has been achieved (e.g., in calculating votes cast in favor or total votes cast).

Opportunity for Third Party Bids.  The Special Committee directed North Point Advisors to contact potential financial and strategic buyers to determine their interest in making a competing bid for VCG and publicly announced it was doing so. No firm proposals resulted from this process.

Opportunity to Change Recommendation.  Although the merger agreement requires VCG to stop seeking other proposals, it permits a change in the recommendation of the Special Committee and VCG’s board of directors in response to a bona fide unsolicited proposal if necessary to comply with their fiduciary duties to shareholders.

The interests of our unaffiliated shareholders were represented by the Special Committee comprised of independent, non-employee directors, which had the exclusive authority to review, evaluate and negotiate the terms and conditions of the merger agreement on behalf of VCG, with the assistance of the Special Committee’s financial and legal advisors. Accordingly, Family Dog, FD Acquisition Co., Mr. Lowrie and Mr. Ocello did not engage a financial advisor for the purpose of reviewing and evaluating the merits of the proposed merger from the unaffiliated shareholders’ viewpoint. Family Dog, FD Acquisition Co., Mr. Lowrie and Mr. Ocello believe that the merger agreement and the merger are substantively and procedurally fair to the unaffiliated shareholders on the basis of the factors described above in this section under “Position of Family Dog, FD Acquisition Co., Mr. Lowrie and Mr. Ocello as to fairness,” as well as the factors described under “Special Factors — Recommendation of the Special Committee and VCG’s Board of Directors; Reasons for Recommending Approval of the Merger Agreement” and agree with the analyses and conclusions of the Special Committee and VCG’s board of directors, based upon the reasonableness of those analyses and conclusions, which they adopt, and their respective knowledge of VCG, as well as the factors considered by, and the findings of, the Special Committee and VCG’s board of directors with respect to the fairness of the merger to such unaffiliated shareholders. In addition, Family Dog, FD Acquisition Co., Mr. Lowrie and Mr. Ocello considered the fact that the Special Committee received an opinion from North Point Advisors to the effect that based upon and subject to the limitations and qualifications set forth in the written opinion, as of the date of the opinion, the merger consideration of $2.25 in cash per share of VCG’s common stock that is to be received by the unaffiliated shareholders in the merger is fair, from a financial point of view, to such shareholders. See “Special Factors — Recommendation of the Special Committee and VCG’s Board of Directors; Reasons for Recommending Approval of the Merger Agreement.”

The foregoing discussion of the information and factors considered and given weight by Family Dog, FD Acquisition Co., Mr. Lowrie and Mr. Ocello in connection with the fairness of the merger agreement and the merger is not intended to be exhaustive but is believed to include all material factors they considered. Family Dog, FD Acquisition Co., Mr. Lowrie and Mr. Ocello did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the merger agreement and the merger. Family Dog, FD Acquisition Co., Mr. Lowrie and Mr. Ocello believe that the foregoing factors provide a reasonable basis for their belief that the merger is fair to VCG and its unaffiliated shareholders.

Purposes and Reasons of Mr. Lowrie and Mr. Ocello for the Merger

The primary purpose of the merger for Messrs. Lowrie and Ocello is to benefit from VCG’s future earnings and growth after VCG’s common stock ceases to be publicly traded through their ownership of membership interests of Family Dog. Messrs. Lowrie and Ocello believe that structuring the transaction in such a manner is preferable to other transaction structures because it will enable the acquisition of all shares of VCG’s common stock at the same time and it represents an opportunity for VCG’s unaffiliated shareholders to immediately receive a substantial premium for their shares based upon the closing price for VCG’s common stock on July 21, 2010, the last trading day before public announcement of the proposal that resulted in the merger agreement. In addition, Messrs. Lowrie and Ocello believe that, following the merger, VCG will have greater operating flexibility, allowing management to concentrate on long-term growth, reduce VCG’s focus on the quarter-to-quarter performance, as often emphasized by the public markets, and pursue alternatives that

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VCG would not have as a public company, such as the ability to pursue transactions without focusing on the market reaction or risk profile of VCG’s unaffiliated shareholders with respect to such transactions.

Purposes and Reasons for the Merger of Family Dog and FD Acquisition Co.

If the proposed merger is completed, VCG will become a direct subsidiary of Family Dog. For Family Dog and FD Acquisition Co., the purpose of the merger is to effectuate the transactions contemplated by the merger agreement.

Purposes, Reasons and Plans for VCG after the Merger

The purpose of the merger for VCG is to enable VCG’s shareholders (other than Family Dog (who at the time of the consummation of the merger will hold all shares of VCG’s common stock currently beneficially owned by the Executive Group) and shareholders who properly exercise their dissenters’ rights under Colorado law) to immediately realize the value of their investment in VCG through their receipt of the per share merger consideration of $2.25 in cash, representing a premium of approximately (i) 36.4% over the closing price of our common stock on July 21, 2010, the last trading day before Mr. Lowrie’s reaffirmed Proposal was made public, and (ii) 20.9% over the closing price of VCG’s common stock on November 9, 2010, the last trading day before it was publicly announced that VCG had entered into the merger agreement. For the reasons discussed under “Special Factors — Recommendation of the Special Committee and Board of Directors; Reasons for Recommending Approval of the Merger Agreement,” VCG’s board of directors unanimously determined (with Mr. Lowrie taking no part in the vote or recommendation) that the merger agreement and the merger are advisable, fair to and in the best interests of VCG and its unaffiliated shareholders.

It is expected that, upon consummation of the merger, VCG’s operations will be conducted substantially in the same manner as they currently are being conducted except that VCG’s common stock will cease to be publicly traded and will no longer be listed on any exchange or quotation system, including NASDAQ, so price quotations will no longer be available. Further, VCG will not be subject to many of the obligations and constraints, and the related direct and indirect costs, associated with having publicly traded equity securities, and VCG will cease to continue to file periodic reports with the Securities and Exchange Commission.

Following the merger, VCG will continue to evaluate and review its business and operations and may develop new plans and proposals or elect to pursue acquisitions or other opportunities that it considers appropriate to maximize its value.

VCG has in the past and recently been approached by third parties unaffiliated with the Executive Group indicating an interest in potentially purchasing certain clubs owned and operated by VCG. While VCG has not entered into any agreement or letter of intent with respect to any such potential divestiture, VCG and Family Dog will continue to evaluate such proposals after the merger to the extent they become available and are on favorable terms to VCG.

While Mr. Lowrie, Mr. Ocello and Family Dog will retain the ability to modify employee compensation, the merger agreement requires that VCG benefits remain at substantially the same level for at least one year following the merger. No additional or improved benefits to VCG managers have been agreed to or promised in connection with the merger.

Except as disclosed in this proxy statement, none of Family Dog, FD Acquisition Co., Mr. Lowrie and Mr. Ocello has any present plans or proposals that would result in an extraordinary corporate transaction, such as a merger, liquidation, relocation of operations, or sale or transfer of a material amount of assets, involving VCG or its subsidiaries, or any material changes in VCG’s indebtedness or capitalization, business or composition of its management or personnel.

Certain Effects of the Merger

If the merger is consummated, FD Acquisition Co. will be merged with and into VCG, and VCG will continue as the surviving corporation. Following the consummation of the merger, all of VCG’s issued and outstanding common stock will be owned by Family Dog. Upon consummation of the merger, each share of

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VCG’s common stock issued and outstanding immediately prior to the effective time of the merger (other than shares held by Family Dog, held in treasury by VCG or owned by shareholders who properly exercise their dissenters’ rights under Colorado law) will be cancelled and converted automatically into the right to receive $2.25 in cash, without interest. At the effective time of the merger, each option to purchase shares of VCG common stock that is outstanding and unexercised will be cancelled and VCG will not be required to make any payments to the holders of such options because the exercise price per share of each such option, in all instances, exceeds the merger consideration. See “The Merger Agreement — Treatment of Stock Options” for a further description of the treatment of stock options in the merger.

As part of, or in connection with, the merger: (i) the members of the Executive Group will transfer all shares of VCG’s common stock they hold (a total of 5,138,878 shares) to Family Dog in exchange for membership interests in Family Dog, (ii) Mr. Lowrie will, and certain other creditors of VCG may elect to, assign to Family Dog their rights to certain debt owed to each by VCG in exchange for membership interests in Family Dog, and (iii) as further described under “The Merger Agreement — Contribution of VCG Common Stock to Family Dog and Conversion of Debt Held by Family Dog,” Family Dog may elect to cancel the indebtedness of VCG transferred to it from such parties in exchange for shares of VCG’s common stock. In connection with the transfer of shares of VCG common stock by the Executive Group to Family Dog, Mr. Lowrie will transfer such common stock held by him individually to Lowrie Management LLLP, which will then transfer the aggregate number of shares of VCG’s common stock held by it (including the shares transferred in this way by Mr. Lowrie) to Family Dog in exchange for membership interests in Family Dog.

Upon consummation of the merger and the transactions contemplated above, Family Dog will own all of VCG’s issued and outstanding shares of common stock. A table detailing the expected capitalization of VCG and Family Dog following the merger is set forth under “Special Factors — Arrangements with Respect to VCG and Family Dog Following the Merger.”

A primary benefit of the merger to VCG’s shareholders (other than members of the Executive Group) will be the right of such shareholders to receive a cash payment of $2.25, without interest, for each share of VCG’s common stock held by such shareholders as described above, an approximately 36.4% premium over the reported closing price for the shares on July 21, 2010, the last trading day before the public announcement of Mr. Lowrie’s reaffirmed Proposal, and an approximately 20.9% premium over the closing price of VCG’s common stock on November 9, 2010, the last trading day prior to the public announcement of the execution of the merger agreement. Additionally, such shareholders will avoid the risk of any possible decrease in our future earnings, growth or value, and the risks related to our additional leverage, following the merger.

The primary detriments of the merger to such shareholders include the lack of interest of such shareholders in VCG’s potential future earnings, growth or value. Additionally, the receipt of cash in exchange for shares of VCG’s common stock pursuant to the merger agreement will generally be a taxable sale transaction for U.S. federal income tax purposes to those of VCG’s shareholders who surrender shares of VCG’s common stock in the merger.

In connection with the merger, the members of the Executive Group will receive benefits and be subject to obligations that are different from, or in addition to, the benefits of VCG’s shareholders generally. These benefits and detriments arise from (i) the right to a continued ownership interest in VCG following the consummation of the merger, and (ii) continued employment with VCG.

The primary benefits of the merger to the members of the Executive Group and the members of Family Dog, based on their ownership of membership interests in Family Dog, include their respective interests in VCG’s potential future earnings and growth which, if VCG successfully executes its business strategies, could be substantial. Additionally, following the merger, VCG will be a private company, and as such will be relieved of the burdens imposed on companies with publicly traded equity, including the requirements and restrictions on trading that VCG’s directors, officers and beneficial owners of more than 10% of VCG’s common stock face as a result of the provisions of Section 16 of the Exchange Act. Additionally, following the merger, Mr. Lowrie will retain his position as Chief Executive Officer and Mr. Ocello will retain his position as President and Chief Operating Officer of VCG as the surviving corporation.

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The primary detriments of the merger to the members of the Executive Group and the members of Family Dog include the fact that all of the risk of any possible decrease in the surviving corporation’s earnings, growth or value, and all of the risks related to VCG’s current and future indebtedness, after the merger will be borne by Family Dog. Additionally, the investment in Family Dog and VCG, as the surviving corporation, will not be liquid, with no public trading market for such securities, and the equity securities of Family Dog will be subject to restrictions on transfer.

VCG’s common stock is currently registered under the Exchange Act and is quoted on the NASDAQ Global Market under the symbol “VCGH.” As a result of the merger, VCG, as the surviving corporation, will become a privately held corporation, and there will be no public market for VCG’s common stock. After the merger, VCG’s common stock will cease to be quoted on NASDAQ, and price quotations with respect to sales of shares of VCG’s common stock in the public market will no longer be available.

Conduct of Our Business if the Merger is Not Completed

If the merger is not approved by VCG’s shareholders or if the merger is not consummated for any other reason, shareholders will not receive any payment for their shares in connection with the merger. Instead, VCG will remain a public company and its common stock will continue to be listed and traded on NASDAQ. In addition, if the merger is not consummated, VCG expects that, management will operate VCG’s business in a manner similar to the manner in which it is being operated today and that our shareholders will continue to be subject to the same risks and opportunities as they currently are.

From time to time, VCG’s board of directors will evaluate and review, among other things, VCG’s business operations, properties, dividend policy and capitalization and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholders’ value. If the merger agreement is not approved by VCG’s shareholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction that is found acceptable will be offered, or that VCG’s business, prospects, results of operations or stock price will not be adversely impacted or that VCG’s management team will remain intact. In addition, if the merger is not consummated, it is anticipated that Mr. Lowrie will continue to hold a significant interest in VCG and might be able to effectively control whether an alternative change in control transaction could be approved by VCG’s shareholders.

Interests of Mr. Lowrie and Mr. Ocello

In connection with, the merger: (i) the members of the Executive Group will transfer all of their respective shares of common stock of VCG (a total of 5,138,878 shares) to Family Dog in exchange for membership interests in Family Dog, (ii) Mr. Lowrie will, and two other creditors of VCG may elect to, assign to Family Dog their rights to certain debt owed to each by VCG in exchange for membership interests in Family Dog; and (iii) as further described under “The Merger Agreement — Contribution of VCG Common Stock to Family Dog and Conversion of Debt Held by Family Dog,” Family Dog may elect to cancel the indebtedness of VCG transferred to it from such parties in exchange for shares of VCG’s common stock. In connection with the transfer of shares of VCG common stock by the Executive Group to Family Dog, Mr. Lowrie will transfer such common stock held by him individually to Lowrie Management LLLP, which will then transfer the aggregate number of shares of VCG’s common stock held by it (including the shares transferred in this way by Mr. Lowrie) to Family Dog in exchange for membership interests in Family Dog.

Additional information about Messrs. Lowrie’s and Ocello’s interests in the merger in their capacities as officers and, in the case of Mr. Lowrie, a director, of VCG is set forth under “Special Factors — Interests of VCG’s Directors and Officers in the Merger.”

Interests of VCG’s Directors and Officers in the Merger

Pursuant to the merger agreement, (i) the members of the board of directors of the surviving corporation will be the same as the sole director of FD Acquisition Co., Mr. Lowrie, immediately prior to the consummation of the merger, and (ii) the officers of the surviving corporation will be the same as the officers of FD Acquisition Co., Messrs. Lowrie and Ocello, immediately prior to the consummation of the merger.

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Other than Messrs. Lowrie and Ocello, it is not currently contemplated that any of VCG’s current directors or executive officers will serve as a director, manager or executive officer of either Family Dog or VCG after consummation of the merger.

Each of VCG’s current directors are named parties to certain litigation relating to the current proposed merger which was filed in Jefferson County, Colorado. The litigation is currently pending and a resolution of this litigation is not a condition to the closing of the merger. See “The Merger Agreement — Litigation Related to the Merger.”

Directors McGraw, Grusin, Sawicki and Levine hold no stock options to purchase shares of VCG’s common stock. Mr. Ocello currently holds 10,000 vested options to purchase shares of VCG’s common stock. Each option to purchase shares of VCG common stock that is outstanding, unexercised, and vested at the effective time of the merger will be cancelled and the holders of such options will be entitled to receive an amount (without interest), in cash, equal to the product of the number of shares subject to each such option multiplied by the excess, if any, of the merger consideration over the exercise price per share of each such option, less applicable withholding taxes. The exercise prices of all outstanding stock options are substantially above $2.25. Accordingly, at the closing of the merger, such stock options will be cancelled without any payment.

Mr. Grusin beneficially owns approximately $410,000 aggregate principal amount of VCG’s outstanding debt. Mr. McGraw beneficially owns $50,000 aggregate principal amount of the VCG’s outstanding debt. The debt held by Messrs. Grusin and McGraw will remain outstanding after consummation of the merger under their respective terms and conditions.

Mr. Lowrie beneficially owns through Lowrie Management LLLP $5,700,000 aggregate principal amount of VCG’s outstanding debt. Before or contemporaneously with the completion of the merger, Mr. Lowrie will assign to Family Dog all rights to approximately $3,000,000 debt owed by VCG to him in exchange for membership interests in Family Dog. Mr. Lowrie intends to use the remaining $2,700,000 of the debt owed by VCG to him to purchase from VCGH Real Estate Holdings, Inc., a wholly owned subsidiary of VCG, the real property on which two of the VCG’s nightclubs are located. The real property consists of the land and buildings on and in which PT’s® Showclub in Indianapolis, Indiana and PT’s® Brooklyn in Brooklyn, Illinois are located. Lowrie Management LLLP will purchase the land and building associated with PT’s® Showclub in Indianapolis, Indiana for $2,200,000 and the land and building associated with PT’s® Brooklyn in Brooklyn, Illinois for $500,000. The purchase price for the Indianapolis, Indiana property was based on an appraisal received from an appraisal firm. The purchase price for the Brooklyn, Illinois property was calculated based on a 12% return under the current lease terms. Lowrie Management LLLP will pay for the real estate by canceling certain promissory notes issued by VCG with an outstanding principal balance of $2,700,000. Lowrie Management LLLP will then assume the leases that are currently in place for both premises, with the same terms and conditions going forward after the closing of the acquisition of the two properties.

Mr. Lowrie and Mr. Ocello will contribute to Family Dog all shares of VCG’s common stock they beneficially own immediately before the effective time of the merger in exchange for equity ownership interests in Family Dog. At the effective time of the merger, any such shares held by Family Dog will be cancelled without any cash payment or other consideration.

Each of Mr. Lowrie and Mr. Ocello is a party to an employment agreement that would provide such executive officer benefits in the amount of approximately $2,610,000 and $2,416,000, respectively, upon a change of control. Each of the employment agreements will be terminated immediately prior to the merger and no change of control or other payments, except for unpaid salaries, bonuses and health benefits or similar arrangements, will be due and payable from VCG after the merger under the employment agreements.

In addition, Mr. Lowrie will retain his position as Chief Executive Officer and Mr. Ocello will retain his position as President and Chief Operating Officer of the surviving corporation following the merger.

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Indemnification and Insurance

From and after the effective time of the merger, Family Dog will, and will cause the surviving corporation to, indemnify and hold harmless to the fullest extent permitted under applicable law each of VCG’s present and former directors and officers (who are referred to in this proxy statement as an “indemnified party”) against any costs, expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of, pertaining to any facts or events existing or occurring at or prior to the effective time of the merger, including the merger and the other transactions contemplated by the merger agreement and any acts or omissions in connection with such persons serving as an officer or director of VCG. If any such claim, action, suit, proceeding or investigation occurs, Family Dog or the surviving corporation will advance to each indemnified party the expenses it incurs in defending against any such event to the fullest extent permitted by applicable law. No indemnification or advancement, however, shall be made if it is ultimately determined by a court of competent jurisdiction (which determination has become final and is not subject to appeal) that the advancement or indemnification of the indemnified party is prohibited by applicable law.

For a period of six years from the effective time of the merger, the articles of incorporation and bylaws of the surviving corporation will contain provisions no less favorable with respect to director and officer exculpation, indemnification and advancement of expenses than are set forth in VCG’s current articles of incorporation and bylaws.

Family Dog or the surviving corporation will maintain or purchase tail policies to VCG’s current directors’ and officers’ liability insurance, which tail policies (i) will be effective for a period of six years after the effective time of the merger with respect to claims arising from acts or omissions occurring prior to the effective time of the merger with respect to those persons who are currently covered by our directors’ and officers’ liability insurance, and (ii) will contain terms with respect to coverage and amount no less favorable, in the aggregate, than those of such policy or policies as in effect on the date of the original merger agreement. If the tail policies described in the immediately preceding sentence cannot be obtained or can only be obtained by paying aggregate premiums in excess of 150% of the aggregate annual amount currently paid by us for such coverage, the surviving corporation will only be required to provide as much coverage as can be obtained by paying aggregate premiums equal to 150% of the aggregate annual amount currently paid by VCG for such coverage.

Arrangements with Respect to VCG and Family Dog Following the Merger

In connection with the merger, VCG will become a privately held company. Following the consummation of the merger, all of the issued and outstanding shares of VCG’s common stock will be held by Family Dog. Membership interests of Family Dog will be held by members of the Executive Group, certain creditors of VCG that elect to assign their indebtedness of VCG to Family Dog, and accredited investors (as that term is defined in Rule 501 promulgated under the Securities Act) who have a pre-existing personal or business relationship with Messrs. Lowrie or Ocello.

The table below sets forth the expected capitalization of VCG and Family Dog following the merger.

	Class A Units	Class B Units	Total Units	Percentage

Lowrie Management LLLP(1)	34	6	40	42.2%
Micheal Ocello	1	0	1	1.1%
Converting debt held by certain creditors (excluding converting debt held by Mr. Lowrie and his affiliates)(2)	0	15.4	15.4	16.2%
Accredited investors in the private placement offering, as described herein(3)	0	38.4	38.4	40.5%

Total	35	59.8	94.8	100.00%

(1)	Lowrie Management LLLP is an entity controlled and majority-owned by Mr. Lowrie.

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(2)	The calculation assumes conversion of $7,700,000 of debt into Class B Units of Family Dog.

(3)	The calculation assumes the sale of $19,200,000 of Class B Units of Family Dog to accredited investors who have a pre-existing personal or business relationship with Messrs. Lowrie and Ocello.

Financing of the Merger

The total amount of funds necessary to consummate the merger is anticipated to be approximately $25,000,000, and transaction expenses of Family Dog are anticipated to be approximately $600,000.

Family Dog intends to finance the merger (including fees, expenses and transaction costs) in substantial part from the proceeds of the private placement contemplated by the subscription agreements received by Family Dog from various accredited investors (as that term is defined in Rule 501 promulgated under the Securities Act) who have a pre-existing personal or business relationship with Mr. Lowrie or Mr. Ocello. Family Dog has not delivered subscription documents to, and has not accepted subscriptions from, persons other than accredited investors who have a personal or business relationship with either Mr. Lowrie or Mr. Ocello. Family Dog may also finance a portion of the merger consideration and the related transaction fees from lines of credit and other committed funds provided by other affiliates of Family Dog, Mr. Lowrie or Mr. Ocello, and from funds held by (or otherwise available to) VCG at the time of the merger, including VCG’s cash on hand. Family Dog has received commitments pursuant to subscription agreements from such accredited investors in an amount that, together with the financial resources described in the previous sentence, is sufficient to finance the merger and the anticipated transaction expenses. In particular, the total amount subscribed for by accredited investors is $19,200,000. The remaining portion of the merger consideration will come from a line of credit available to Lowrie Management LLLP in an amount of $2,650,000, plus projected cash on hand of VCG in the amount of $3,800,000. In light of the subscriptions received, and the other available sources of funds, Family Dog is no longer accepting new subscriptions from additional investors.

Estimated Fees and Expenses

Whether or not the merger is consummated and except as otherwise provided in this proxy statement, each party to the merger agreement will bear its respective fees and expenses incurred in connection with the merger. Estimated fees and expenses to be incurred by VCG in connection with the merger are as follows:

Expenses	Amount

Legal Fees and Expenses	$816,000
Financial Advisory Fees and Expenses	973,000
Special Committee Fees	121,000
Printing, Proxy and Meeting Costs	10,000
Paying Agent	20,000
Miscellaneous	2,000

Total	$1,942,000

Regulatory Approvals

The merger agreement provides that it is a condition to the obligations of Family Dog and FD Acquisition Co. to consummate the merger that all foreign or domestic governmental consents, orders and approvals required for the consummation of the merger, the transactions contemplated by the merger agreement, and transfer of any licenses related to the operations of VCG’s business as currently conducted or presently planned to be conducted, including VCG’s licenses and permits under liquor laws and sexually oriented business laws, have been obtained and be in effect at the effective time of the merger. Further, the merger agreement provides that VCG shall use all reasonable efforts to obtain all third party consents to the merger required under any liquor, sexually oriented business and amusement licenses and permits, as well as a city business license for one of VCG’s clubs.

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The following discussion summarizes the material regulatory requirements that VCG believes relate to the merger, although the parties to the merger agreement may determine that additional consents from or notifications to governmental agencies are necessary or appropriate.

Liquor Licenses

The adult entertainment industry is subject to extensive state and local government regulation relating to the sale of alcoholic beverages. Alcoholic beverage control regulations require each of VCG’s nightclubs to apply for and obtain from state authorities a license to sell alcohol on the premises. VCG currently has all of the liquor licenses required to operate its business and these licenses will not be terminated as a result of the merger. However, if VCG does not consummate the merger and instead consummates an alternative transaction, the party making the proposal for an alternative transaction would be required to obtain new liquor licenses in many of the states in which VCG operates to the extent it does not already have such licenses.

Sexually Oriented Business Licenses and Entertainment Licenses

The adult entertainment industry is subject to extensive municipal licensing requirements related to the operation of businesses that provide live, nude or semi-nude entertainment. Most of the localities that VCG operates in requires us to have a Sexually Orientated Business, Amusement, or an Adult Cabaret license. VCG currently holds all of the licenses required to operate the businesses, and no new applications will need to be approved in order to continue our operations as a result of the merger.

If we do not consummate the merger and instead consummate an alternative transaction, the party or parties making the alternative transaction would be required to complete the application process to obtain new licenses in every jurisdiction where VCG operates. However, due to recent zoning changes in Texas, we do not believe that a party or parties making such alternative transaction would be granted the necessary licenses to maintain VCG’s current operations in Texas unless Mr. Lowrie was part of the group making the alternative transaction.

Other Regulatory Approvals

In addition to those regulatory approvals described above, VCG must obtain approvals, make filings and provide notices required under the federal securities laws and file a statement of merger with the Colorado Secretary of State upon the consummation of the merger.

Accounting Treatment of the Merger

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences

Receipt of the merger consideration will be a taxable transaction for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended, and may be a taxable transaction for foreign, state, and local income tax purposes as well. For U.S. federal income tax purposes, each shareholder will recognize gain or loss measured by the difference between the amount of cash received in the merger and such shareholder’s tax basis in the shares of common stock exchanged for the merger consideration, provided that it is possible that if a shareholder is related, under applicable attribution rules, to a person deemed to own shares of the surviving corporation after the merger, all the cash you receive could be treated as a dividend of the surviving corporation. Each shareholder should consult his, her or its own tax advisor regarding the U.S. federal income tax consequences of the merger, as well as any tax consequences under state, local, or foreign laws.

Litigation Related to the Merger

On July 30, 2010, a complaint was filed in Colorado state court, First Judicial District, Jefferson County District Court, challenging the proposal to acquire 100% of the shares of VCG’s common stock received from Family Dog and Lowrie Management LLLP. VCG received a copy of the complaint on August 13, 2010. The

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complaint was filed by David Cohen, Timothy Cunningham, Gene Harris, Dean R. Jakubczak and William C. Steppacher, Jr. derivatively on behalf of VCG and as a class action on behalf of themselves and other similarly situated shareholders against Mr. Lowrie, Family Dog, FD Acquisition Co., Lowrie Investment Management, Inc., Lowrie Management LLLP, each of the individual members of VCG’s board of directors and VCG (as a nominal defendant). In the complaint, the plaintiffs alleged, among other things, that the individual directors breached their fiduciary duties under Colorado law and that Mr. Lowrie has conflicts of interest in connection with the proposal. The plaintiffs sought, among other relief, certification of the lawsuit as a class action with the plaintiffs as class representatives, an injunction preventing VCG’s board of directors from accepting the proposal, an order requiring the directors to fulfill their fiduciary duties, an accounting of alleged damages the VCG’s board of directors accepts the proposal and an award of the plaintiffs’ attorneys’ and experts’ fees. Neither VCG nor any of the individual defendants were ever served with process. Resolution of this litigation is not a condition to closing of the merger.

On October 19, 2010, the court issued an Order re Failure to Prosecute, directing the plaintiffs to show cause why the complaint should not be dismissed for failure to prosecute and giving the plaintiffs until November 19, 2010 to make such a showing, in the absence of which the case will be dismissed without prejudice and without further notice.

On November 19, 2010, plaintiffs responded to the court’s Order re Failure to Prosecute arguing that their counsel had “actively litigated” the case to date and requesting that the court not dismiss their case for failure to prosecute. Plaintiffs simultaneously filed an amended complaint making essentially the same allegations as those in the July 30, 2010 complaint, raising the same causes of action and seeking the same relief. VCG filed an opposition to plaintiffs’ response to the Order re Failure to Prosecute, and plaintiffs filed a reply in support of their position. On December 21, 2010, the court discharged its Order re Failure to Prosecute and allowed the plaintiffs to proceed with their amended complaint. VCG believes that the allegations set forth in the amended complaint are baseless and intends to mount a vigorous defense. At the same time as it discharged the Order re Failure to Prosecute, the court ordered plaintiffs to file a memorandum of law addressing whether plaintiffs’ counsel has a conflict of interest in advocating both a class action and a derivative action in the same lawsuit. Plaintiffs have until January 15, 2011 to file their memorandum, after which the defendants have 15 days to respond, if they so choose.

IMPORTANT INFORMATION REGARDING THE PARTIES TO THE TRANSACTION

VCG

We are in the business of acquiring, owning and operating nightclubs, which provide premium quality live adult entertainment, and restaurant and beverage services in an up-scale environment. As of September 30, 2010, we, through our subsidiaries, own and operate nineteen nightclubs in Indiana, Illinois, Colorado, Texas, North Carolina, Minnesota, Kentucky, Maine, Florida, and California. We operate in one reportable segment.

VCG was incorporated under the laws of the State of Colorado in 1998, but did not begin its operations until April 2002. Our principal executive offices are located at 390 Union Blvd., Suite 540, Lakewood, Colorado 80228. The telephone number of our principal executive offices is (303) 934-2424 and our website address is www.vcgh.com. Information contained on our website does not constitute a part of this proxy statement.

Family Dog

Family Dog is a Colorado limited liability company formed solely for purposes of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Family Dog has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

Lowrie Investment Management, Inc., a Colorado corporation wholly-owned by Mr. Lowrie, will initially serve as the manager of Family Dog. Mr. Lowrie serves as the President of Lowrie Investment Management,

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Inc. Mr. Lowrie serves as the President, Secretary and Treasurer of Family Dog. The material occupations, positions, offices or employment during the past five years of Mr. Lowrie are set forth below.

Family Dog’s business address is 390 Union Blvd., Suite 540, Lakewood, CO 80228 and its telephone number is (303) 934-2424.

FD Acquisition Co.

FD Acquisition Co. is a Colorado corporation and a wholly-owned subsidiary of Family Dog. FD Acquisition Co. was formed solely for purposes of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. FD Acquisition Co. has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

Mr. Lowrie is FD Acquisition Co.’s sole director and serves as FD Acquisition Co.’s President, Secretary and Treasurer. The material occupations, positions, offices or employment during the past five years of Mr. Lowrie are set forth below.

FD Acquisition Co.’s business address is 390 Union Blvd., Suite 540, Lakewood, CO 80228 and its telephone number is (303) 934-2424.

Troy Lowrie

Mr. Lowrie has been our Chairman of the Board since April 2002 and Chief Executive Officer since November 2002. Further details about Mr. Lowrie’s professional background are set forth under “Other Important Information Regarding Us — Our Directors and Executive Officers.” Mr. Lowrie is a U.S. citizen.

The business address for Mr. Lowrie is 390 Union Blvd., Suite 540, Lakewood, Colorado 80228 and his business telephone number is (303) 934-2424.

Micheal Ocello

Mr. Ocello has been our President and Chief Operating Officer since April 2002. Further details about Mr. Ocello’s professional background are set forth “Other Important Information Regarding Us — Our Directors and Executive Officers.” Mr. Ocello is a U.S. citizen.

The business address for Mr. Ocello is 6161 Clifton Oaks Place, St. Louis, Missouri 63129 and his business telephone number is (618) 271-9420.

Executive Group

Mr. Lowrie beneficially owns shares of VCG’s common stock through Lowrie Management LLLP, an entity owned and controlled by Mr. Lowrie. Mr. Ocello beneficially owns shares of VCG’s common stock through LTD Investment Group, LLC, an entity owned and controlled by Mr. Ocello. We sometimes refer to Mr. Lowrie, Mr. Ocello, Lowrie Management LLLP and LTD Investment Group, LLC collectively as the “Executive Group” in this proxy statement.

Legal Proceedings

During the past five years, none of Family Dog, FD Acquisition Co., Lowrie Investment Management, Inc., Lowrie Management LLLP, LTD Investment Group LLC, Unique Entertainment Consultants, Inc., Mr. Lowrie or Mr. Ocello has been (i) convicted in a criminal proceeding, or (ii) party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

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THE SPECIAL MEETING

Date, Time and Place

This proxy statement is being furnished to VCG’s shareholders in connection with the solicitation of proxies on behalf of VCG’s board of directors for use at the special meeting of shareholders to be held on [ * ], 2011.

Purpose

At the special meeting, you will be asked to:

1. To adopt and approve the Merger Proposal;

2. To approve the Adjournment Proposal; and

3. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

VCG’s Board of Director’s Recommendation

Acting on the recommendation of the Special Committee and based on its own evaluation of the Merger Proposal, VCG’s board of directors (with Mr. Lowrie, our Chairman of the Board and Chief Executive Officer, taking no part in the vote) has determined that the merger agreement and the merger is fair to, and in the best interests of, VCG and VCG’s unaffiliated shareholders. Consequently, VCG’s board of directors (with Mr. Lowrie taking no part in the recommendation) has adopted and approved the merger agreement and the merger, and recommends that shareholders vote “FOR” approval of the Merger Proposal.

Record Date, Outstanding Shares, Voting Rights and Quorum

VCG’s board of directors has fixed the close of business on [ * ], 2011 as the record date to determine the shareholders entitled to receive notice of, and to vote at, the special meeting. As of the close of business on the record date, VCG has outstanding 16,292,071 shares of common stock held of record by approximately [ * ] registered holders. Mr. Lowrie and Mr. Ocello beneficially own an aggregate of 5,138,878 shares, or 31.54%, of VCG’s common stock. Each outstanding share of common stock on the record date is entitled to one vote on all matters coming before the special meeting. The presence, either in person or by proxy, of one-third of the issued and outstanding shares of common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting. Messrs. Lowrie and Ocello intend to attend the special meeting and the shares of VCG’s common stock beneficially owned by them will be counted towards the quorum. Shares held in street name that are present at the meeting will be counted for purposes of determining whether a quorum has been achieved at the special meeting.

Vote Required, Calculation of Vote, Abstentions and Broker Non-Votes

If a quorum exists, approval of the Merger Proposal requires the affirmative vote of both (i) the holders of a majority of the outstanding shares of VCG’s common stock entitled to vote at the special meeting, or [ * ] shares, and (ii) a majority of the votes actually cast at the special meeting of VCG’s shareholders. Any abstaining votes, broker non-votes and votes cast by members of the Executive Group with regard to shares of VCG common stock held by the members of the Executive Group will not be taken into account for any purpose when determining whether the requisite vote set forth in clause (ii) has been achieved (e.g. in calculating votes cast in favor or total votes cast).

If a quorum exists, the Adjournment Proposal is approved if the votes actually cast favoring the Adjournment Proposal exceed the votes cast opposing the Adjournment Proposal.

At the special meeting, the results of shareholder voting will be tabulated by the inspector of elections appointed for the special meeting. All shares of common stock represented at the special meeting by properly executed or submitted proxies received prior to or at the special meeting, unless previously revoked, will be

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voted at the special meeting in accordance with the instructions on the proxies. Unless contrary instructions are indicated, proxies will be voted “FOR” the approval of the Merger Proposal and “FOR” the approval of the Adjournment Proposal.

Other than the Merger Proposal and the Adjournment Proposal, VCG does not know of any matters that are to come before the special meeting. If any other matters are properly presented at the special meeting for action, the persons named in the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

Properly authenticated proxies voted “abstain” at the special meeting will be counted for purposes of determining whether a quorum has been achieved at the special meeting. Abstentions will have same effect as if voted against the Merger Proposal with respect to the requisite shareholder vote set forth in clause (i) above but will be neutral with respect to the requisite shareholder vote set forth in clause (ii) above. Abstentions will be neutral with respect to the Adjournment Proposal, which requires that the votes actually cast favoring the Adjournment Proposal exceed the votes cast opposing the Adjournment Proposal.

In addition, if your shares are held in the name of a broker, bank or other nominee, your broker, bank or other nominee will not be entitled to vote your shares on the Merger Proposal in the absence of specific instructions, which, if not given, will have the effect as if you abstained as described above. Your broker, bank or other nominee will be entitled to vote your shares on the Adjournment Proposal even in the absence of specific instructions on how to vote.

Shares that are not represented at the special meeting will have same effect as if voted against the Merger Proposal with respect to the requisite shareholder vote set forth in clause (i) above but will be neutral with respect to the requisite shareholder vote set forth in clause (ii) above.

Revocation of Proxies

Giving a proxy does not preclude a shareholder’s right to vote in person if the shareholder giving the proxy so desires. A shareholder has the unconditional right to revoke his, her, or its proxy at any time prior to voting at the special meeting and may do so in any of the following ways:

•	by sending a notice of revocation to the secretary of VCG;

•	by sending a completed proxy card bearing a later date than your original proxy card;

•	by submitting a later dated proxy via the Internet in the same manner that you submitted your earlier proxy via the Internet and following the instructions; or

•	by attending the special meeting and voting in person.

Your attendance at the special meeting alone will not revoke any proxy. If you choose to change your vote, you must take the described action, and the applicable notice must be received, no later than the beginning of the special meeting.

If your shares are held in an account at a broker, banker or other nominee, you should contact your broker, banker or other nominee to change your vote.

Solicitation of Proxies and Expenses

The enclosed proxy is solicited on behalf of VCG’s board of directors. The cost of preparing, assembling, and mailing this proxy statement, the Notice of Special Meeting and the enclosed proxy will be borne by VCG. VCG is requesting that banks, brokers and other custodians, nominees and fiduciaries forward copies of the proxy materials to their principals and request authority for the execution of proxies. VCG may reimburse these persons for their expenses in so doing. The directors, officers and employees of VCG and its subsidiaries may also solicit by telephone, facsimile, electric mail or in person. Such directors, officers, and employees will not be additionally compensated for this solicitation, but may be reimbursed for out-of-pocket expenses incurred.

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VCG has not authorized any person to provide any information or make any representation not contained in this proxy statement. You should not rely on any such information or representation as having been authorized.

Surrender of Stock Certificates

If the Merger Proposal is approved and the merger is consummated, holders of common stock will be sent instructions regarding the surrender of their certificates representing shares of VCG’s common stock. Shareholders should not send their stock certificates until they receive these instructions. For more information on the surrender of stock certificates please see the section entitled “The Merger Agreement — Procedure for Payment for the Shares of VCG’s Common Stock” in the proxy statement.

Adjournment of the Special Meeting

VCG does not currently intend to propose adjournment at the special meeting if there are sufficient votes to approve the Merger Proposal. If there are insufficient votes to approve the Merger Proposal, the special meeting may be adjourned or postponed to another time or place if the votes actually cast favoring the Adjournment Proposal exceed the votes cast opposing the Adjournment Proposal at the special meeting. If the special meeting is adjourned to a date more than 60 days later than the date of the original special meeting, VCG’s board of directors is required to fix a new record date.

THE MERGER AGREEMENT

This section describes the material terms of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Appendix A and incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety before deciding to approve the Merger Proposal.

The representations and warranties described below and included in the merger agreement were made by the parties to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. The merger agreement is described in this proxy statement and included as Appendix A only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the parties or their respective businesses. VCG will provide additional disclosure in its public reports filed with the Securities and Exchange Commission to the extent that it is aware of the existence of any material facts that are required to be disclosed under U.S. federal securities laws and that might otherwise contradict the representations and warranties in the merger agreement and will update such disclosure as required by U.S. federal securities laws.

The Merger

Subject to the terms and conditions of the merger agreement and in accordance with Colorado law, FD Acquisition Co. will merge with and into VCG, and VCG will survive the merger as a wholly-owned, privately-held subsidiary of Family Dog.

As the surviving corporation, VCG will continue to exist following the merger. Upon consummation of the merger, VCG’s articles of incorporation, as in effect immediately before the merger, will become the articles of incorporation of the surviving corporation until thereafter amended in accordance with their terms and applicable law. VCG’s bylaws, as in effect immediately prior to the merger, will be the bylaws of the surviving corporation until thereafter amended in accordance with their terms and applicable law. FD Acquisition Co.’s sole director, Mr. Lowrie, will serve as the initial director of the surviving corporation and FD Acquisition Co.’s sole officer, Mr. Lowrie, will be the initial officer of the surviving corporation. It is

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contemplated that Mr. Ocello will serve as an officer of the surviving corporation after consummation of the merger.

Closing; Effective Time of the Merger

The closing of the merger will take place on the second business day following the satisfaction (or, to the extent permitted by law, waiver by the party or parties entitled to the benefits thereof) of all of the conditions set forth in the merger agreement (see summary under “The Merger Agreement — Conditions to the Merger”), or on such other time and date as will be agreed in writing between Family Dog and VCG.

The merger will be effective in accordance with applicable law as the statement of merger is duly filed with the Secretary of State of the State of Colorado, or at such later time as FD Acquisition Co. and VCG will agree and specify in the statement of merger.

Merger Consideration and Treatment of Common Stock

Upon completion of the merger, each share of VCG common stock issued and outstanding immediately prior to the effective time of the merger, other than shares held by Family Dog, by shareholders who properly exercise dissenters’ rights under Colorado law and in treasury by VCG, will be automatically cancelled and converted into the right to receive $2.25 in cash, without interest (less applicable withholding taxes). It is contemplated that, before the effective time of the merger, the members of the Executive Group will contribute all of the shares of VCG’s common stock held by them to Family Dog.

Each share of VCG common stock that is issued and held in the treasury of VCG or issued and outstanding and owned by Family Dog, including any shares issued to Family Dog in exchange for Family Dog’s agreement to issue membership interests in Family Dog in exchange for converting and cancelling VCG’s debt as described under “The Merger Agreement — Contribution of VCG Common Stock to Family Dog and Conversion of Debt Held by Family Dog,” will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered or deliverable.

Each share of VCG common stock issued and outstanding and owned by a shareholders who properly exercised dissenters’ rights under Colorado law, will be paid in accordance with Colorado law, unless that dissenting shareholder loses its ability to exercise its rights as a dissenting shareholder under Colorado law, in which case the dissenting shareholder will receive the merger consideration.

Upon completion of the merger, each share of FD Acquisition Co.’s capital stock issued and outstanding immediately prior to the effective time of the merger, will be converted into one fully paid and non-assessable share of common stock of the surviving corporation.

Contribution of VCG Common Stock to Family Dog and Conversion of Debt Held by Family Dog

Before completion of the merger, it is contemplated that each member of the Executive Group will contribute to Family Dog all of the shares of VCG common stock held by such member in exchange for membership interests in Family Dog.

Further, before completion of the merger, it is contemplated that each member of the Executive Group will assign to Family Dog such member’s rights to any debt owed by VCG to such member in exchange for membership interests in Family Dog. In addition as described elsewhere in this proxy statement, two other creditors of VCG (unaffiliated with the Executive Group) may elect to assign their rights to debt owed by VCG to them to Family Dog in exchange for membership interests in Family Dog. At any time after the approval of the Merger Proposal by VCG’s shareholders in the manner described elsewhere in this proxy statement, but before closing of the merger, and in exchange for Family Dog’s agreement to cancel VCG’s obligations with respect to this converting debt, at Family Dog’s election, VCG will issue to Family Dog a number of shares of VCG common stock, equal to: (i) the aggregate outstanding principal balance and all unpaid accrued interest on the converting debt, divided by (ii) the per share merger consideration.

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Treatment of Stock Options

Each option to purchase shares of VCG’s common stock that is outstanding and unvested at the effective time of the merger will be terminated in compliance with the terms of VCG’s 2002 Stock Option and Stock Bonus Plan, 2003 Stock Option and Stock Bonus Plan and 2004 Stock Option and Appreciation Rights Plan (collectively referred to in this proxy statement as the “Company Stock Plans”), respectively, and the holders of such options will be entitled to no merger consideration.

Each option to purchase shares of VCG’s common stock that is outstanding, unexercised, and vested at the effective time of the merger will be cancelled and the holders of such options will be entitled to receive an amount (without interest), in cash, equal to the product of the number of shares subject to each such option multiplied by the excess, if any, of the merger consideration over the exercise price per share of each such option, less applicable withholding taxes.

However, the exercise prices of all options outstanding exceed the merger consideration. Accordingly, VCG will not be required to make any payments for options upon consummation of the merger.

The Company Stock Plans will be terminated at the effective time of the merger.

Adjustments to the Merger Consideration

The merger consideration is generally fixed and will not change based on the price per share of VCG’s common stock, as reported on NASDAQ. However, the merger consideration will be appropriately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend, distribution, recapitalization, redenomination, recapitalization, split-up, combination, exchange of shares, subdivision, or other similar transaction with respect to VCG’s common stock prior to the effective time of the merger, if any.

Procedure for Payment for the Shares of VCG’s Common Stock

Before the effective time of the merger, FD Acquisition Co. will designate JPMorgan Chase Bank, N.A. or another party reasonably acceptable to VCG to act as the paying agent for the payment of the merger consideration upon surrender of stock certificates representing shares of VCG’s common stock. Promptly following the effective time of the merger, Family Dog will cause the surviving corporation to deposit or cause to be deposited with the paying agent, for the benefit of VCG’s shareholders, cash in an amount sufficient to pay the merger consideration payable to holders of VCG’s common stock. All of the fees and expense of the paying agent will be borne by the surviving corporation.

Promptly after the effective time of the merger, but no later than five days after the effective time of the merger, Family Dog and the surviving corporation will cause the paying agent to mail to each holder of record of VCG’s common stock immediately prior to the effective time of the merger a letter of transmittal and instructions for use in effecting the surrender of certificates of VCG’s common stock and receiving payment therefor. YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATES UNTIL YOU RECEIVE A LETTER OF TRANSMITTAL AND INSTRUCTIONS. DO NOT SEND CERTIFICATES WITH THE ENCLOSED PROXY CARD, AND DO NOT SEND YOUR STOCK CERTIFICATE TO THE PAYING AGENT WITHOUT A PROPERLY COMPLETED LETTER OF TRANSMITTAL.

Upon the surrender to the paying agent of a duly executed letter of transmittal, the certificate(s) representing shares of VCG’s common stock, and any other items specified by the letter of transmittal, the surrendering shareholder will be paid, in exchange for each share of common stock represented by the certificate, cash in an amount, subject to any applicable withholding taxes, equal to the product of the number of shares represented by the letter of transmittal multiplied by the merger consideration, and the surrendered certificate(s) will be cancelled.

In the event of a transfer of ownership of shares of common stock that is not registered in VCG’s transfer records, payment may be made to a person other than the person in whose name the surrendered stock certificate is registered, if such stock certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the

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payment to a person other than the registered holder of such stock certificate or establish to the satisfaction of the surviving corporation or the paying agent that such tax has been paid or is not applicable.

The paying agent may invest the funds received to pay the merger consideration only in certain types of investments, as further described in the merger agreement, and as directed by Family Dog and the surviving corporation. Any interest and other income resulting from such investments will be paid to the surviving corporation.

The surviving corporation is entitled to require that the paying agent deliver to the surviving corporation any portion of the funds that remain unclaimed by the former shareholders of VCG one year after the effective time of the merger. After that date, subject to abandoned property, escheat, or other similar laws, holders of stock certificates who have not previously complied with the instructions to exchange their certificates will be entitled to look only to the surviving corporation for payment of their claim for merger consideration.

Until surrendered as contemplated by the merger agreement, each stock certificate will be deemed at any time after the effective time of the merger to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of VCG common stock previously represented by such stock certificate have been converted pursuant to the terms of the merger agreement. No interest will be paid or accrue on the cash payable upon surrender of any stock certificate.

In the event that your stock certificate has been lost, stolen or destroyed, you must make an affidavit to that fact and deliver such affidavit and an indemnity, in a form satisfactory to Family Dog, against any claim that may be made against Family Dog, the surviving corporation or the paying agent with respect to the stock certificate alleged to have been lost, stolen or destroyed. The affidavit and indemnity shall be delivered to the paying agent or, following the first anniversary of the effective time of the merger, the surviving corporation, who shall pay in exchange for such lost, stolen or destroyed certificate the merger consideration.

Dissenters’ Rights

Shareholders’ dissenters’ rights are further described under “Dissenters’ Rights.”

Representations and Warranties

The merger agreement contains representations and warranties made by VCG to Family Dog and FD Acquisition Co. and representations and warranties made by Family Dog, FD Acquisition Co., Troy Lowrie and Micheal Ocello to VCG. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or Company Material Adverse Effect (as defined below) different from that generally applicable to public disclosures to shareholders or used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information.

The representations and warranties of VCG relate to, among other things:

•	corporate matters, including due organization of VCG and its subsidiaries, corporate power and authority, possession of all governmental franchises, licenses, permits, authorizations, and approvals necessary to own, lease or otherwise hold its properties and assets and to conduct business, good standing, and qualification to do business;

•	VCG’s capitalization;

•	the authorization, execution, delivery, performance and enforceability of the merger agreement;

•	the shareholder vote required to approve the Merger Proposal;

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•	the absence of conflicts with, or violations of, or defaults under, or loss of material benefits under, or creation of any pledges, liens, chargers, mortgages, encumbrances or security interests under, VCG’s or its subsidiaries’ organizational documents, certain contracts, applicable law or judgments, orders or decrees as a result of the execution and delivery of the merger agreement or the consummation of the transactions contemplated by the merger agreement;

•	required consents, approvals, and filings in connection with the execution, delivery, and performance of the merger agreement and the consummation of the transactions contemplated by the merger agreement;

•	the possession of required permits and compliance with permits and applicable laws;

•	the filing or furnishing of all forms, reports, statements, certifications and other documents required to be filed or furnished by VCG with the Securities and Exchange Commission since January 1, 2009; the accuracy of the information contained in those filings and the compliance of those filings with applicable requirements of the Securities Act, and the Securities Exchange Act of 1934, as amended; and, with respect to financial statements contained therein, preparation in accordance with generally accepted accounting principles, also referred to in this proxy statement as “GAAP”;

•	the absence of undisclosed material liabilities;

•	the absence of undisclosed brokers’ fees;

•	receipt by the Special Committee and VCG’s board of directors of an opinion from North Point Advisors as to the fairness, from a financial point of view, of the merger consideration to our shareholders; and

•	North Point Advisors’ authorization to permit VCG to include its opinion in the proxy statement.

Many of VCG’s representations and warranties are qualified by a “Company Material Adverse Effect” standard. The merger agreement defines “Company Material Adverse Effect” as any event, development, change or circumstance arising after the date of the merger agreement that, either individually or in the aggregate, has caused or would reasonably be expected to cause a material adverse effect on the financial condition, assets, liabilities (contingent or otherwise) or business of VCG and its subsidiaries taken as a whole. Notwithstanding the foregoing, the following, alone or in combination, will not be deemed to constitute a Company Material Adverse Effect for purposes of the merger agreement:

•	changes in or interpretations of applicable law (including the rules and regulations of NASDAQ) or GAAP;

•	changes generally affecting the economy or the financial or securities markets;

•	any natural disaster or act of God;

•	any act of terrorism or outbreak or escalation of hostilities or armed conflict;

•	any event, development, change or circumstance resulting from the public announcement of the merger agreement or the consummation of the transactions contemplated by the merger agreement;

•	changes in the market price or trading volume of VCG’s common stock, or the failure of VCG to meet its projections; or

•	the taking of any action expressly provided for in the merger agreement or consented to in writing by Family Dog or FD Acquisition Co.

The representations and warranties of Family Dog and FD Acquisition Co. relate to, among other things:

•	corporate matters, including due organization, and corporate power and authority;

•	that since the date of its incorporation, FD Acquisition Co. has not carried on any business or conducted any operations other than activities related to its organization and the negotiation and the execution of

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the merger agreement, the performance of its obligations under the merger agreement, and matters ancillary to the merger agreement;

•	FD Acquisition Co.’s capitalization;

•	the authorization, approval, execution, delivery, consummation, performance, and enforceability of the merger agreement;

•	the absence of conflicts with, or violations of, or defaults under, or loss of material benefits under, or creation of any pledges, liens, chargers, mortgages, encumbrances or security interests under, the organizational documents, certain contracts, applicable law or judgments, orders or decrees as a result of the execution and delivery of the merger agreement or the consummation of the transactions contemplated by the merger agreement;

•	the absence of undisclosed required consents and approvals in connection with the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated by the merger agreement;

•	the absence of liability for brokers’ fees; and

•	the existence or absence of any voting trust, proxy or similar instrument with respect to the voting of any of the shares of VCG common stock held by the Executive Group.

The representations and warranties of each of Mr. Lowrie and Mr. Ocello relate to, among other things:

•	the enforceability of the merger agreement;

•	the absence of conflicts with, or violations of, or defaults under, or loss of material benefits under, or creation of any pledges, liens, chargers, mortgages, encumbrances or security interests under certain contracts, applicable law or judgments, orders or decrees as a result of the execution and delivery of the merger agreement or the consummation of the transactions contemplated by the merger agreement;

•	the absence of undisclosed required consents and approvals in connection with the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated by the merger agreement;

•	ownership of VCG securities;

•	the authority to vote or direct the vote of the shares of VCG’s common stock held by the Executive Group;

•	the absence of the denial, revocation or suspension of any permit under a liquor law or sexually-oriented business law;

•	their lack of knowledge of any material inaccuracies with respect to VCG’s representations and warranties in the merger agreement;

•	their familiarity with the terms and conditions of the merger agreement and agreement to be bound by such terms and conditions; and

•	the absence of any agreement, plan or intention as of the date of the merger agreement for any Public Shareholder (as defined in the merger agreement) to acquire any security securities in Family Dog or VCG after completion of the merger.

Restriction on Issuance of Securities to Certain Individuals after the Merger

The merger agreement provides that if two specified individuals vote in favor of the Merger Proposal at the special meeting of VCG’s shareholders, then prior to the sixth month anniversary of the closing, Family Dog will not issue any debt or equity securities to such individuals (other than existing debt owed by VCG to such individuals as of the date of the merger agreement, including any extensions of such debt). The specified individuals are current shareholders of VCG; one is a sibling and the other is a business associate of

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Mr. Lowrie’s. This provision in the merger agreement reflects the Special Committee’s belief that these two individuals should be excluded from the majority of the minority vote if they become investors in Family Dog at or immediately after closing. Further, Family Dog may not issue any equity securities to any person who was a member of VCG’s board of directors prior to the consummation of the merger, other than to Messrs. Lowrie and Ocello, during the six months after the consummation of the merger.

Conduct of Business Prior to Closing

VCG and its subsidiaries are subject to restrictions on their conduct and operations until the merger is completed. VCG has agreed, and agreed to cause each of its subsidiaries, to conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted or proposed to be conducted and use commercially reasonable efforts to preserve intact its current business organization, to keep available the services of their respective current officers and employees, and keep its relationships with their respective customers, suppliers, licensors, licensees, distributors and others having business dealings with them, except as otherwise expressly permitted or contemplated by the merger agreement, required by law or with Family Dog’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the merger agreement provides that any action taken or failure to act by or at the express direction of either of Mr. Lowrie or Mr. Ocello that would otherwise constitute a breach of the foregoing shall not be deemed to constitute such breach.

In addition, VCG has agreed, except as expressly permitted or contemplated by the merger agreement, required by law or with the prior written consent of Family Dog, from the date of the merger agreement until the consummation of the merger, to not, and will cause each of its subsidiaries to not, do any of the following:

•	declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a subsidiary to VCG or another of its subsidiaries;

•	other than in the case of a direct or indirect wholly owned subsidiary, split, combine, recapitalize, subdivide or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

•	purchase, redeem or otherwise acquire any shares of capital stock of VCG or any subsidiary or any other securities or any rights, warrants or options to acquire any such shares or other securities;

•	issue, deliver, sell or grant (i) any shares of its capital stock, (ii) any debentures, bonds, notes or other indebtedness having the right to or any other voting securities, (iii) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, voting debt, voting securities or convertible or exchangeable securities, or (iv) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, other than the issuance of common stock upon the exercise of stock options outstanding on the date of the merger agreement and in accordance with their present terms;

•	repurchase any equity securities of VCG (including pursuant to the stock repurchase program);

•	amend or propose any change to organizational documents;

•	amend or propose any change to the voting powers, full or limited, or no voting powers, and/or the designations, preferences and relative, participating, optional or other special rights, and/or the qualifications, limitations and restrictions thereof as provided by Colorado law, of the preferred stock;

•	merge or consolidate with any other person or acquire assets or equity securities of any other person;

•	sell, lease, license, subject to a lien, encumber or otherwise surrender, relinquish or dispose of any assets, property or rights (including capital stock of a VCG subsidiary) except (i) pursuant to existing contracts or commitments, or (ii) in the ordinary course, consistent with past practice;

•	other than in the ordinary course of business consistent with past practice, (i) make any loans, advances or capital contributions to, or investments in, any other person, or (ii) create, incur, guarantee or assume

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any indebtedness for borrowed money or issue debt securities; provided that the loans or advances to employees permitted under the merger agreement will not exceed $10,000 in any individual case;

•	make any capital expenditure other than in the ordinary course of business;

•	grant any increase in the compensation or benefits of directors, officers, employees, consultants, representatives or agents of VCG or any subsidiary other than as required by any plan or arrangement in effect on the date of the merger agreement and payments or increases for non-executive officer employees in the ordinary course of business consistent with past practice;

•	hire, or terminate the employment or contractual relationship of, any officer or employee of VCG or any subsidiary, as the case may be, other than hirings or terminations in the ordinary course of business consistent with past practice or that, individually and in the aggregate, would not result in (i) a material increase in the number of persons providing services to VCG or any subsidiary in all such capacities, or (ii) in the case of hirings, a material increase in the aggregate payroll and other benefits costs to VCG or such VCG subsidiary (such increase to be determined, in the case of a hiring to replace an employee or other service provider in a pre-existing position based solely on the costs in excess of the costs associated with the replaced service provider), and (iii) in the case of terminations, material liability to VCG or any subsidiary in excess of the costs savings, if any, directly derived from such terminations;

•	settle or compromise any action, suit, claim, litigation, proceeding, arbitration, investigation, audit or controversy involving claims, liabilities or obligations material to VCG and its subsidiaries taken as a whole, or enter into any consent, decree, injunction or similar restraint or form of equitable relief in settlement of any material proceeding;

•	adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of VCG or any subsidiary; or

•	authorize, commit, or agree to take any of the foregoing actions.

Except as otherwise (i) expressly permitted or contemplated by the merger agreement, (ii) required by law, or (iii) with the prior written consent of VCG, acting through the Special Committee (such consent not to be unreasonably withheld, conditioned or delayed), with respect to the foregoing covenants, (A) neither Mr. Lowrie nor Mr. Ocello will cause VCG or any of its subsidiaries to take or refrain from taking any action that would constitute a breach of the foregoing, and (B) Family Dog, FD Acquisition Co., Mr. Lowrie, Mr. Ocello or any or their respective affiliates may not enter into, modify or terminate any contract with VCG or any of its subsidiaries.

From the date of the merger agreement until the completion of the merger, each of VCG, Family Dog, FD Acquisition Co., Mr. Lowrie and Mr. Ocello shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws required for the consummation of the merger, and to effect all necessary filings, consents, waivers, authorizations, permits and approvals from governmental entities and other third parties required for the consummation of the merger.

Filing of Proxy Statement and Schedule 13E-3 and Holding of Shareholders Meeting

The merger agreement requires VCG to, as soon as reasonably practicable following the date of the merger agreement, and in any event within 10 business days after such date, prepare this proxy statement and, subject to certain provisions, use reasonable best efforts to clear comments, if any, received from the Securities and Exchange Commission. The parties shall jointly prepare and file Schedule 13E-3 with the Securities and Exchange Commission and use commercially reasonable efforts to have it cleared by the Securities and Exchange Commission as promptly as reasonably practicable after filing.

The merger agreement provides that this proxy statement shall include VCG’s board of directors’ recommendation that VCG’s shareholders approve and adopt the merger agreement and the merger at the special meeting of VCG’s shareholders (this recommendation is referred to in this proxy statement as the

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“Company Recommendation”) and no change in Company Recommendation may be made except as permitted under the merger agreement.

The merger agreement also requires VCG to call a meeting of shareholders for the purpose of obtaining shareholder approval of the Merger Proposal, to be held as soon as reasonably practicable after the date of the merger agreement. In connection with the shareholders’ meeting, VCG shall use its commercially reasonable efforts to solicit proxies in favor of the adoption and approval of the Merger Proposal and shall take all other action necessary to secure such approval, as further described elsewhere in this proxy statement.

VCG may adjourn or postpone the special meeting of shareholders to the extent necessary to ensure that any necessary supplement or amendment to this proxy statement is provided to VCG’s public shareholders in advance of a vote on the Merger Proposal or, if as of the time for which VCG shareholders’ meeting is originally scheduled (as set forth in this proxy statement) there are insufficient shares of VCG common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the special meeting of shareholders.

Termination of VCG Stock Plans and Repurchase Program

VCG is required to terminate all Company Stock Plans as of the effective time of the merger, and the provisions in any other benefit plan providing for the issuance, transfer or grant of any capital stock of VCG or any interest in respect of any capital stock of VCG will be deleted as of the effective time of the merger. VCG will ensure that, following the effective time of the merger, no holder of a VCG stock option or any participant in any Company Stock Plans will have any right thereunder to acquire any capital stock of VCG or the surviving corporation. VCG terminated its stock repurchase program before execution of the merger agreement, as required by the terms of the merger agreement.

The treatment of stock options in the merger is described under “The Merger Agreement — Treatment of Stock Options.”

Indemnification and Insurance

From and after the effective time of the merger and subject to the limitations set forth in the merger agreement, Family Dog will, and will cause the surviving corporation to, to the fullest extent permitted under applicable law, indemnify and hold harmless each present and former director and officer of VCG, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any facts or events existing or occurring at or prior to the effective time of the merger. The foregoing obligation to indemnify does not apply to any claims, actions, suits, proceedings or investigations for which VCG is prohibited from providing indemnification under Colorado law or VCG’s organizational documents.

From and after the effective time of the merger, Family Dog will, and will cause the surviving corporation to, advance expenses (including the costs and expenses of any investigation or preparation incurred in connection therewith) to an indemnified party, as incurred, to the fullest extent permitted under applicable law.

The merger agreement also provides that Family Dog will, or will cause the surviving corporation to, obtain or maintain in effect six-year “tail” policies to VCG’s current directors’ and officers’ liability insurance on terms with respect to coverage and amount no less favorable, in the aggregate, than those of such policy or policies as in effect as of the date of the merger agreement. If such “tail” policies cannot be maintained or obtained or can only be maintained or obtained by paying aggregate premiums in excess of 150% of the aggregate annual amount currently paid by VCG for such coverage, then the surviving corporation will only be required to purchase as much insurance coverage as can be maintained or obtained by paying aggregate premiums equal to 150% of the aggregate annual amount currently paid by VCG for such coverage.

Successors and assigns of Family Dog or the surviving corporation shall assume all of the indemnification and insurance obligations of Family Dog or the surviving corporation set forth in the merger agreement if Family Dog or the surviving corporation or any of their respective successors or assigns (i) consolidate with or

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merge with or into any other corporation or entity and will not be the continuing or Surviving Corporation or entity, or (ii) transfer all or substantially all of its properties or assets to any person.

All provisions relating to exculpation, advancement of expenses and indemnification for acts or omissions occurring prior to the effective time of the merger existing in favor of each present and former director and officer of VCG as provided in the organizational and governance documents of VCG or any of its subsidiaries, or under any applicable agreements or documents, shall remain in full force and effect, and Family Dog and the surviving corporation shall continue to honor such provisions, for a period of the lesser of: (i) the remaining term of any such applicable agreement or document, or (ii) six years commencing at the effective time of the merger, to the fullest extent permitted by applicable law.

Other Agreements

The merger agreement contains certain other covenants and agreements, including agreements relating to the following:

•	cooperating with respect to public announcements; and

•	VCG’s allowing access and agreeing to furnish to Family Dog certain information and the confidentiality of such information.

Agreement to Take Further Action and to Use Reasonable Best Efforts; Consents and Governmental Approvals

The parties to the merger agreement have agreed to use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the merger and the transactions contemplated by the merger agreement, including (i) the obtaining of all necessary actions or no actions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings (including filings with governmental entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity, including under applicable liquor laws and sexually oriented business laws, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) making all necessary filings, and thereafter making any other required submissions, with respect to the merger agreement and the merger required under the Hart-Scott Rodino Act and any related governmental request thereunder and under any other applicable law, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement, the merger or the consummation of the transactions contemplated by the merger agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed, and (v) the execution and delivery of any additional instruments necessary to consummate the merger and to fully carry out the purposes of the merger agreement.

The parties to the merger agreement are required to cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Further, the parties to the merger agreement are required to use their respective reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by the merger agreement.

Between the date of the merger agreement and the effective time of the merger, VCG shall use all reasonable efforts to obtain all third party consents to the merger required under any liquor, sexually oriented business and amusement licenses and permits, as well as a city business license for one of VCG’s clubs.

Notwithstanding the foregoing, nothing in the merger agreement shall require any party to agree to any substantial limitation on its operations or to dispose of any significant asset or collection of assets.

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Notification

The merger agreement requires that the parties give prompt notice to the other parties upon the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably likely to cause or result in any of the closing conditions in the merger agreement not being satisfied.

Transfer Taxes

The surviving corporation will pay all stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such taxes) incurred in connection with the merger.

Restrictions on Solicitation, Acquisition Proposals and Changes in Recommendation

VCG has agreed not to, and has agreed to cause its subsidiaries not to directly or indirectly:

•	initiate, solicit, facilitate or encourage any inquiry or the making of any proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal (as defined below); or

•	participate in any substantive discussions or negotiations regarding, or furnish to any person any information or data with respect to VCG, or otherwise cooperate with or take any other action to facilitate, any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, or requires VCG to abandon, terminate or fail to consummate the merger or any other transactions contemplated by the merger agreement.

Notwithstanding the foregoing, before shareholder approval of the Merger Proposal, VCG may, in response to a bona fide written Acquisition Proposal that did not result from a breach of, and subject to compliance with the terms of the merger agreement:

•	furnish information or data with respect to VCG and each of its subsidiaries to the person making such Acquisition Proposal pursuant to and in accordance with a confidentiality agreement (each in a form approved by the Special Committee, provided that such agreement shall not prohibit VCG from complying with the terms of the merger agreement concerning Acquisition Proposals) if such information or data has previously been provided to Family Dog or is provided to Family Dog before or concurrently with the time it is provided to such person; and

•	participate in discussions or negotiations with such person regarding such Acquisition Proposal, provided, in each case, that the Special Committee determines in good faith, by resolution duly adopted after consultation with its outside legal counsel and North Point Advisors that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Acquisition Proposal (as defined below).

VCG will provide Family Dog with a written summary of the material terms and conditions of each Acquisition Proposal received as promptly as practicable after the receipt by VCG of any Acquisition Proposal or any inquiry with respect to, or that would reasonably be expected to lead to, any Acquisition Proposal. VCG will keep Family Dog informed on a reasonably current basis of the status of any such Acquisition Proposal, including any changes to the price or other material terms and conditions thereof.

Neither VCG’s board of directors nor any committee thereof (including the Special Committee) may, directly or indirectly, withdraw or modify (or publicly propose to withdraw or modify) in any manner adverse to Family Dog the recommendation of VCG’s board of directors that VCG’s shareholders approve and adopt the Merger Proposal or approve or recommend (or publicly propose to approve or recommend) an Acquisition Proposal unless it determines in good faith, by resolution duly adopted after consultation with its outside legal counsel and North Point Advisors, that the failure to do so would present a substantial risk of being inconsistent with the fulfillment of its fiduciary duties under applicable law. Notwithstanding any such withdrawal or modification, the merger agreement shall be submitted to VCG’s shareholders at the special meeting of shareholders for the purpose of adopting the merger agreement and approving the merger, unless

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the merger agreement is terminated and VCG pays a termination fee to Family Dog, as further described under “The Merger Agreement — Expenses and Termination Fees.”

If at any time before the shareholders have approved the Merger Proposal and the merger in the manner required in the merger agreement, VCG receives an Acquisition Proposal that the Special Committee (or VCG’s board of directors) concludes in good faith after consultation with its outside legal counsel and North Point Advisors constitutes a Superior Acquisition Proposal, then VCG’s board of directors and/or the Special Committee may:

•	cause VCG to terminate the merger agreement pursuant to Section 8.01(f) of the merger agreement if VCG pays to Family Dog a termination fee concurrently with such termination; or

•	cause VCG to enter into a Company Acquisition Agreement (as defined below) and concurrently terminate the merger agreement pursuant to Section 8.01(f) of the merger agreement if VCG pays to Family Dog a termination fee concurrently with such termination.

However, in both instances, VCG may not terminate the merger agreement pursuant to Section 8.01(f) of the merger agreement unless (i) the Special Committee first has provided prior written notice to Family Dog that the Special Committee is prepared to terminate the merger agreement in response to a Superior Acquisition Proposal, which notice shall attach the most current version of any written agreement relating to the transaction that constitutes such Superior Acquisition Proposal, and (ii) Family Dog does not make, within five business days after the receipt of such notice, a proposal that the Special Committee determines in good faith, after consultation with its outside legal counsel and North Point Advisors, is at least as favorable to the unaffiliated shareholders as such Superior Acquisition Proposal.

Nothing in the non-solicitation provisions of the merger agreement prevents VCG from complying with the Exchange Act, including Rules 14d-9 and 14e-2 promulgated thereunder, in respect of any Acquisition Proposal or otherwise making any disclosure to VCG’s shareholders if the Special Committee or board of directors determines in good faith, by resolution duly adopted after consultation with its outside counsel, that the failure to make such disclosure (i) would breach its fiduciary duties to the shareholders of VCG under applicable law, or (ii) would be inconsistent with its obligations under applicable securities laws and regulations (including the rules and regulations of NASDAQ).

Family Dog, FD Acquisition Co. Mr. Lowrie, Mr. Ocello and their respective affiliates (other than VCG and its subsidiaries) may not take any action with the purpose of discouraging or preventing any person from making an Acquisition Proposal or, once made, from continuing to pursue such Acquisition Proposal but this obligation shall not prevent them from enforcing their rights under the merger agreement or any other agreement that Mr. Lowrie, Mr. Ocello or their respective affiliates have entered into, or any rights arising out of their ownership of VCG common stock.

For purposes of the merger agreement, “Acquisition Proposal” means any proposal relating to:

•	a tender or exchange offer, merger, consolidation, business combination, share exchange, reorganization, recapitalization, liquidation, dissolution, or similar transaction involving VCG with any person other than Family Dog or any affiliate of Family Dog (a “Third Party”) pursuant to which such Third Party would acquire more than 20% of the outstanding capital stock of VCG;

•	VCG’s acquisition of any Third Party in a transaction in which the shareholders of the Third Party immediately prior to consummation of such transaction will own more than 20% of VCG’s outstanding capital stock immediately following such transaction, including the issuance by VCG of more than 20% of its outstanding capital stock as consideration for assets or securities of a Third Party; or

•	any direct or indirect acquisition by any Third Party of 20% or more of the outstanding capital stock of VCG or of 20% or more of the consolidated assets of VCG and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions.

For purposes of the merger agreement, “Company Acquisition Agreement” means, with respect to any Acquisition Proposal, any written term sheet, letter of intent, memorandum of understanding, merger

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agreement or other agreement, arrangement or understanding which is approved by the Special Committee or VCG’s board of directors and duly authorized and executed by VCG.

For purposes of the merger agreement, “Superior Acquisition Proposal” means any bona fide written proposal or offer made by a Third Party in respect of an Acquisition Proposal, which the Special Committee determines in good faith, by resolution duly adopted after consultation with its outside counsel and North Point Advisors, would result in a transaction that if consummated would be more favorable from a financial point of view to the public shareholders than the Merger Proposal (including any proposal by Family Dog to amend the terms of the merger agreement), and is reasonably capable of being consummated on the terms so proposed taking into account all financial, regulatory, legal and other aspects of such proposal.

Voting Agreement; Transfer or Acquisition of Shares; Waiver of Dissenters’ Rights

Each of Family Dog, FD Acquisition Co., Mr. Lowrie and Mr. Ocello have agreed from the execution and delivery of the merger agreement until the earlier of the termination of the merger agreement and the effective time of the merger agreement, that:

•	at the special meeting of shareholders or any other meeting of VCG’s shareholders, however called, and in any action by written consent of VCG’s shareholders, that each such person will vote, or cause to be voted, all of the shares of common stock then owned beneficially or of record by such persons and their respective affiliates (other than VCG and its subsidiaries), as of the record date for such meeting or consent, in favor of the adoption of the Merger Proposal and any actions required in furtherance thereof;

•	except as otherwise contemplated by the merger agreement, neither any of such persons nor any of their respective affiliates will directly or indirectly (i) sell, assign, transfer, tender, pledge, encumber or otherwise dispose of any of the shares of VCG’s common stock held by such person to a third party, (ii) deposit any of such shares of common stock into a voting trust or enter into a voting agreement or arrangement with respect to such shares of common stock or grant any proxy or power of attorney with respect thereto, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect transfer of any such shares of common stock to a third party, (iv) enter into any hedging transactions, borrowed or loaned shares, swaps or other derivative security, contract or instruction in any way related to the price of the common stock, or (v) take any action that would make any representation or warranty of either of Mr. Lowrie or Mr. Ocello untrue or incorrect or have the effect of preventing, materially delaying or materially impairing either of them from performing his obligations under the merger agreement; and

•	except as otherwise contemplated by the merger agreement, none of such persons nor any of their respective affiliates (which, shall include any person with whom any such person is part of a “group” as defined in Section 13(d)(3) of the Exchange Act) shall or shall permit any of its representatives or agents on its behalf to (i) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, alone or in concert with any other person, any securities or property of VCG or any of its subsidiaries, or any rights or options to acquire any such securities or property (including, but not limited to, beneficial ownership of such securities or property as defined in Rule 13d-3 promulgated under the Exchange Act), (ii) except at the specific written request of the Special Committee, propose to enter into, directly or indirectly, any merger or business combination involving VCG or any of its subsidiaries, or to purchase, directly or indirectly, a material portion of the assets of VCG, (iii) make, or participate in, directly or indirectly, any “solicitation” of “proxies” (as those terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of any securities of VCG in respect of or related to the matters set forth in clauses (i) and (ii) above, (iv) enter into any contract, arrangement or understanding with any person or “group” (as defined in Section 13(d)(3) of the Exchange Act) with respect to any securities of VCG or any of its subsidiaries, including but not limited to any joint venture, loan or option agreement, put or call, guarantee of loans, guarantee of profits or division of losses or profits, (v) disclose any

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intention, plan or arrangement inconsistent with the foregoing, or (vi) advise, assist or encourage any other persons in connection with any of the foregoing.

Family Dog, FD Acquisition Co., Mr. Lowrie and Mr. Ocello have waived, to the full extent of the law, and agreed not to assert, any dissenters’ rights pursuant to Colorado law or any similar rights in connection with the merger with respect to any and all shares of VCG common stock they beneficially own.

Shareholder Litigation

VCG has agreed to give Family Dog the opportunity to participate in the defense or settlement of, and keep Family Dog reasonably informed regarding, any shareholder litigation against VCG and/or its directors relating to the transactions contemplated by the merger agreement. VCG has further agreed not to settle or offer to settle any litigation commenced prior to or after the date of the merger agreement against VCG or any of its directors or executive officers by any shareholder of VCG relating to the merger agreement, the merger, any other transaction contemplated thereby or otherwise, without the prior written consent of Family Dog, which consent shall not be unreasonably withheld.

Resignations

Prior to the consummation of the merger, VCG will deliver to Family Dog written resignations of each of the directors then serving on VCG’s board of directors and each officer of VCG.

Financing

Family Dog is obligated under the merger agreement to use good faith efforts to secure the financing necessary and required to consummate the transaction contemplated by the merger agreement. While consummation of the merger is not expressly conditioned on Family Dog obtaining financing, failure of Family Dog to obtain financing gives VCG, under certain circumstances, the right to terminate the merger agreement and, if that were to occur, may obligate Family Dog to pay a termination fee to VCG, as further described as further described below under “The Merger Agreement — Termination Rights” and “The Merger Agreement — Expenses and Termination Fees”. The financing of Family Dog is further described under “Special Factors — Financing of the Merger”.

Conditions to the Merger

The parties to the merger agreement will consummate the merger only if the conditions set forth in the merger agreement are satisfied or waived, where permissible.

Conditions to all of the Parties’ Obligations

The conditions to each party’s obligation include the following:

•	adoption of the merger agreement by the requisite shareholder vote;

•	the absences of any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger; and

•	the expiration or termination of any waiting period under the Hart-Scott Rodino Act.

Conditions to Family Dog’s and FD Acquisition Co.’s Obligations

The conditions to Family Dog’s and FD Acquisition Co.’s obligation include the following:

•	the representations and warranties of VCG in the merger agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as though made on the closing date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality

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shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date) and except to the extent that the failure of such representations and warranties to be true and correct do not have a Company Material Adverse Effect (Section 7.02(a) of the merger agreement);

•	Family Dog shall have received a certificate signed on behalf of VCG by a duly authorized officer of VCG regarding VCG’s representations and warranties (Section 7.02(a) of the merger agreement);

•	VCG shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date, and Family Dog shall have received a certificate signed on behalf of VCG by a duly authorized officer of VCG to such effect (Section 7.02(b) of the merger agreement);

•	there shall have been no event since the date of the merger agreement which has had a Company Material Adverse Effect (Section 7.02(c) of the merger agreement);

•	holders of no greater than 10% of the shares of VCG common stock held by unaffiliated shareholders may have exercised their dissenters’ rights and delivered a payment demand to VCG (excluding such holders who have failed to perfect, withdrawn or otherwise lost such right to deliver a payment demand) prior to the closing (Section 7.02(d) of the merger agreement);

•	VCG shall have terminated all Company Stock Plans and its stock repurchase program and, after giving effect to the cancellation and conversion of options as described elsewhere in this proxy statement, all VCG stock options shall have been cancelled or terminated (Section 7.02(e) of the merger agreement);

•	FD Acquisition Co. shall have obtained all necessary approvals from all of VCG’s creditors (other than members of the Executive Group) to consummate the merger and the transactions contemplated by the merger agreement;

•	those creditors converting the debt owed by VCG to such creditors into equity of Family Dog shall have executed all documents reasonably necessary to effectuate the assignment of their converting debt to Family Dog;

•	all foreign or domestic governmental consents, orders and approvals required for the consummation of the merger, the transactions contemplated by the merger agreement, and transfer of any licenses related to the operations of the business of VCG as currently conducted or presently planned to be conducted, including VCG’s permits under liquor laws and sexually-oriented business laws, to the extent set forth in VCG disclosure letter, shall have been obtained and shall be in effect at the effective time of the merger agreement; before asserting a failure of this closing condition, the party doing so shall have used all commercially reasonable efforts to obtain such consents, orders and approvals; and

•	except with respect to the ongoing litigation challenging the merger (filed on July 30, 2010 in the District Court for Jefferson County, Colorado as Case No. 10-CV-3624), there shall not be pending or threatened any suit, action or proceeding by any governmental entity or any other third party (including any VCG shareholder or any person asserting to be a VCG shareholder other than the members of the Executive Group), (i) challenging, or seeking to restrain or prohibit the transactions contemplated by the merger agreement or seeking to obtain damages from VCG (including any of it officers or directors), Family Dog or FD Acquisition Co. with regard to the merger or the merger agreement, (ii) seeking to prohibit or limit the ownership or operation by VCG or to compel VCG or any of its subsidiaries to dispose of or hold separate any material portion of the business or assets of VCG as a result of the merger, (iii) seeking to impose ownership of any shares of VCG’s common stock, including the right to vote the common stock, on any matters properly presented to VCG’s shareholders, or (iv) seeking to prohibit Family Dog from effectively controlling in any material respect the business or operations of VCG and its subsidiaries.

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Conditions to VCG’s Obligations

The conditions to VCG’s obligation include the following:

•	the representations and warranties of each of Family Dog, FD Acquisition Co., Mr. Lowrie and Mr. Ocello in the merger agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as though made on the closing date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date) and except to the extent that the failure of such representations and warranties to be true and correct do not have a material adverse effect on either Family Dog or FD Acquisition Co. (Section 7.03(a) of the merger agreement);

•	VCG shall have received a certificate signed on behalf of Family Dog by a manager, FD Acquisition Co. by an officer and by each of Mr. Lowrie and Mr. Ocello regarding their representations and warranties (Section 7.03(a) of the merger agreement); and.

•	each of Family Dog, FD Acquisition Co., Mr. Lowrie and Mr. Ocello shall each have performed in all material respects all obligations required to be performed by such person under the merger agreement at or prior to the closing date, and VCG shall have received a certificate signed on behalf of each such person to such effect (Section 7.03(b) of the merger agreement).

Termination Rights

The merger agreement also grants the parties certain termination rights. The merger agreement may be terminated at any time before the effective time of the merger, whether before or after shareholder approval has been obtained:

•	by mutual written consent of Family Dog, FD Acquisition Co. and VCG (as agreed to by the Special Committee);

•	by either Family Dog and FD Acquisition Co., on the one hand, or VCG (acting at the direction of the Special Committee and approved by VCG’s board of directors), on the other hand: (i)if the merger is not consummated on or before the later of (A) June 30, 2011, and (B) four months after [ * ], the date on which the Securities and Exchange Commission notified that it has no further comments to this proxy statement, unless the failure to consummate the merger by such outside date is the result of a breach of the merger agreement by the party seeking to terminate the merger agreement; or (ii) if any governmental entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the merger and such order, decree, ruling or other action shall have become final and non-appealable;

•	by Family Dog and FD Acquisition Co., if VCG breaches or fails to perform in any material respect any of its covenants contained in the merger agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) through Section 7.02(e) of the merger agreement (as described above under “The Merger Agreement — Conditions to the Merger — Conditions to Family Dog’s and FD Acquisition Co.’s Obligations”), and (ii) cannot be or has not been cured within 30 days after the giving of written notice to VCG of such breach;

•	by VCG (acting at the direction of the Special Committee and approved by VCG’s board of directors), if Family Dog, FD Acquisition Co. or either of Mr. Lowrie or Mr. Ocello breaches or fails to perform in any material respect any of its covenants contained in the merger agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or Section 7.03(b) of the merger agreement (as described above under “The Merger Agreement — Conditions to the Merger — Conditions to VCG’s Obligations ‘”), and (ii) cannot be or has not been cured within 30 days after the giving of written notice to Family Dog or FD Acquisition Co. of such breach;

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•	by Family Dog and FD Acquisition Co., (i) if VCG’s board of directors (acting through the Special Committee) shall have approved or recommended a Superior Acquisition Proposal (see “The Merger Agreement — Restrictions on Solicitation, Acquisition Proposals and Change in Recommendation”) by a third party, (ii) if there is a change in the Company Recommendation (see “The Merger Agreement — Filing of Proxy Statement and Schedule 13E-3 and Holding of Shareholders’ Meeting”), (iii) if VCG’s board of directors (acting through the Special Committee) shall have failed to include in this proxy statement such Company Recommendation (including the recommendation that VCG’s shareholders vote in favor of the merger), (iv) if VCG enters into, or VCG’s board of directors (acting by itself or through the Special Committee) approves or recommends, a Company Acquisition Agreement (see “The Merger Agreement — Restrictions on Solicitation, Acquisition Proposals and Change in Recommendation”), or (v) if VCG’s board of directors or the Special Committee has publicly announced an intention to do any of the foregoing;

•	by VCG (acting at the direction of the Special Committee and approved by VCG’s board of directors), pursuant to Section 6.08(d) of the merger agreement (concerning a Superior Acquisition Proposal as discussed under “The Merger Agreement — Restrictions on Solicitation, Acquisition Proposals and Change in Recommendation”), if VCG has complied with all of the provisions of the merger agreement concerning Acquisition Proposals and pays to Family Dog a termination fee (as further described below under The Merger Agreement — Expenses and Termination Fees”); or

•	by either Family Dog and FD Acquisition Co., on the one hand, or VCG (acting at the direction of the Special Committee and approved by VCG’s board of directors), on the other hand, if at the special meeting of VCG’s shareholders the requisite shareholder vote is not obtained in favor of the Merger Proposal as required by Colorado law or the merger agreement.

Effect of Termination

In the event of termination of the merger agreement, the merger becomes void and of no effect, without any liability or obligation on the part of the parties, other than (i) the representations and warranties regarding brokers’ fees and related matters set forth in Section 3.07 and 4.01(g) of the merger agreement, (ii) the obligation of Family Dog and FD Acquisition Co. to keep confidential any information received under the merger agreement under the last sentence of Section 6.02 of the merger agreement, (iii) Section 8.02 of the merger agreement providing for the effects of termination of the merger agreement and the survival of certain obligations after termination, and (iv) Article IX of the merger agreement containing general provisions governing the merger agreement, which provisions described in clauses (i) through (iv) shall survive such termination, and except to the extent that such termination results from the willful breach by a party of any representation, warranty or covenant set forth in the merger agreement. The merger agreement also provides that VCG shall not be deemed to have breached any representation, warranty or covenant set forth in the merger agreement to the extent that such breach is a result of the direction of either of Mr. Lowrie or Mr. Ocello.

Expenses and Termination Fees

Except as otherwise provided below, all fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger is consummated.

The merger agreement provides for the payment of termination fees in certain instances in the event that the merger agreement is terminated.

VCG Termination Fees

VCG will be required to pay Family Dog a termination fee in the amount $1,000,000 in the event that:

•	the merger agreement is terminated by VCG upon entering into a Company Acquisition Agreement (see “The Merger Agreement — Restrictions on Solicitation, Acquisition Proposals and Change in

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Recommendation”) constituting a Superior Acquisition Proposal (see “The Merger Agreement — Restrictions on Solicitation, Acquisition Proposals and Change in Recommendation”);

•	the merger agreement is terminated by Family Dog and FD Acquisition Co. (i) if VCG’s board of directors (acting through the Special Committee) shall have approved or recommended a Superior Acquisition Proposal (see “The Merger Agreement — Restrictions on Solicitation, Acquisition Proposals and Change in Recommendation”) made by a third party, (ii) if there is a change in the Company Recommendation (see “The Merger Agreement — Restrictions on Solicitation, Acquisition Proposals and Change in Recommendation”), (iii) if VCG’s board of directors (acting through the Special Committee) shall have failed to include in this proxy statement such Company Recommendation (including the recommendation that VCG’s shareholders vote in favor of the merger), (iv) if VCG enters into, or VCG’s board of directors (acting by itself or through the Special Committee) approves or recommends, a Company Acquisition Agreement (see “The Merger Agreement — Restrictions on Solicitation, Acquisition Proposals and Change in Recommendation”), or (v) if VCG’s board of directors or the Special Committee has publicly announced an intention to do any of the foregoing; or

•	(i) an Acquisition Proposal is made to the unaffiliated shareholders generally or has otherwise become publicly known, disclosed or proposed, and in each case has not been withdrawn, and thereafter the merger agreement is terminated by either Family Dog or VCG if the merger is not consummated on or before the outside dates described under “The Merger Agreement — Termination Rights” above or VCG’s shareholders do not approve the merger agreement and merger at the special meeting of VCG’s shareholders, and (ii) within 12 months after such termination, VCG enters into, or publicly announces the intention to enter into, a definitive agreement with respect to any Acquisition Proposal, or consummates the transactions contemplated by such Acquisition Proposal (provided, that the percentages set forth in the defined term “Acquisition Proposal” (see “The Merger Agreement — Restrictions on Solicitation, Acquisition Proposals and Change in Recommendation”) shall be deemed to be 50%).

The termination fee payable by VCG is reduced to $600,000 in the event that VCG terminates the merger agreement to enter into a Company Acquisition Agreement involving a Superior Acquisition Proposal from certain identified parties with which VCG or North Point Advisors has been in contact to discuss a potential change in control transaction involving VCG and such party.

Family Dog Termination Fees

Family Dog will be required to pay VCG a termination fee in the amount $1,000,000 in the event that VCG terminates the merger agreement (i) if the merger is not consummated on or before the outside dates described under “The Merger Agreement — Termination Rights” above or (ii) if Family Dog, FD Acquisition Co. or either of Troy Lowrie or Micheal Ocello breaches or fails to perform in any material respect any of its covenants contained in the merger agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.03(a) or Section 7.03(b) of the merger agreement (as described above under “The Merger Agreement — Conditions to the Merger — Conditions to VCG’s Obligations”), and (B) cannot be or has not been cured within 30 days after the giving of written notice to Family Dog or FD Acquisition Co. of such breach, and in the case of each of clauses (i) and (ii), as a result of Family Dog not being able to secure financing for the merger (provided that at the time of such termination all of the closing conditions applicable to all of the parties obligations and Family Dog’s and FD Acquisition Co.’s obligations, described under “The Merger Agreement — Conditions to the Merger” above, have been satisfied and VCG is not in material breach of the merger agreement).

Amendment, Extension and Waiver

The merger agreement may be amended by the parties at any time before or after receipt of shareholder approval except that (i) any amendment to the amendment provision of the merger provision requires the approval of the Special Committee, or VCG’s board of directors in the case of a deadlock on the Special Committee, and (ii) after receipt of shareholder approval, the parties may not amend the merger agreement without shareholder approval of such amendment if the amendment by law requires shareholder approval.

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At any time before the effective time of the merger, the parties to the merger agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, or (c) waive compliance with any of the agreements or conditions contained in the merger agreement (other than the condition that the Merger Proposal be approved by VCG’s shareholders). Any such extension or waiver by VCG requires the approval of the Special Committee.

DISSENTERS’ RIGHTS

The following is a summary of dissenters’ rights available to VCG’s shareholders, which summary is not intended to be a complete statement of applicable Colorado law and is qualified in its entirety by reference to Article 113 of the Colorado Business Corporation Act, which is set forth in its entirety as Appendix C and incorporated by reference into this proxy statement.

THE PROVISIONS OF ARTICLE 113 ARE COMPLEX AND TECHNICAL IN NATURE. SHAREHOLDERS DESIRING TO EXERCISE DISSENTERS’ RIGHTS MAY WISH TO CONSULT COUNSEL BECAUSE THE FAILURE TO COMPLY STRICTLY WITH THESE PROVISIONS WILL RESULT IN THE LOSS OF THEIR DISSENTERS’ RIGHTS.

Right to Dissent

VCG’s shareholders are entitled to dissent from the merger and obtain payment of the fair value of their shares if and when the merger is effectuated. “Fair value,” with respect to a dissenters’ shares, means the value of the shares immediately before the effective time of the merger, excluding any appreciation or depreciation in anticipation of the merger except to the extent that exclusion would be inequitable. Under Article 113 of the Colorado Business Corporation Act, a shareholder entitled to dissent and obtain payment for his, her or its shares may not also challenge the corporate action creating the right to dissent unless the action is unlawful or fraudulent with respect to the shareholder or VCG.

Under Section 7-113-103(1) of the Colorado Business Corporation Act, a record shareholder may assert dissenters’ rights as to fewer than all shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes VCG to receive written notice which states such dissent and the name, address and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters’ rights.

Section 7-113-103(2) of the Colorado Business Corporation Act provides that a beneficial shareholder may assert dissenters’ rights as to the shares held on the beneficial shareholder’s behalf only if (i) the beneficial shareholder causes VCG to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights, and (ii) the beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

VCG will require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to VCG that the beneficial shareholder and the record shareholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation on the ability to exercise dissenters’ rights.

Procedure for Exercise of Dissenters’ Rights

The notice accompanying this proxy statement states that VCG’s shareholders are entitled to assert dissenters’ rights under Article 113 of the Colorado Business Corporation Act. A shareholder who wishes to assert dissenters’ rights shall: (i) cause VCG to receive before the vote is taken on the Merger Proposal at the special meeting, written notice of the shareholder’s intention to demand payment for the shareholder’s shares if the merger is effectuated, and (ii) not vote the shares in favor of the Merger Proposal. A shareholder who does not satisfy the foregoing requirements will not be entitled to demand payment for his, her or its shares under Article 113 of the Colorado Business Corporation Act.

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Dissenters’ Notice

If the merger is approved at the special meeting, VCG will send written notice to dissenters who are entitled to demand payment for their shares. The notice required by VCG will be given no later than 10 days after the effective time of the merger and will: (i) state that the merger was authorized and state the effective time or proposed effective date of the merger, (ii) set forth an address at which VCG will receive payment demands and the address of a place where certificates must be deposited, (iii) inform holders of un-certificated shares to what extent transfer of the shares will be restricted after the payment demand is received, (iv) supply a form for demanding payment, which form will request a dissenter to state an address to which payment is to be made, (v) set the date by which VCG must receive the payment demand and certificates for shares, which date will not be less than 30 days after the date the notice is given, (vi) state that if a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to VCG that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation of the ability to exercise dissenters’ rights, and (vii) be accompanied by a copy of Article 113 of the Colorado Business Corporation Act.

Procedure to Demand Payment

A shareholder who is given a dissenters’ notice to assert dissenters’ rights and who wishes to assets dissenters’ rights will, in accordance with the terms of the dissenters’ notice, (i) cause VCG to receive a payment demand (which may be a demand form supplied by VCG and duly completed or other acceptable writing), and (ii) deposit the shareholder’s stock certificates. A shareholder who demands payment in accordance with the foregoing retains all rights of a shareholder, except the right to transfer the shares, until the effective time of the merger, and has only the right to receive payment for the shares after the effective time. A demand for payment and deposit of certificates is irrevocable except as set forth under “Dissenters’ Rights — If Dissenter is Dissatisfied with Offer,” and if the effective time of the merger does not occur within 60 days after the date set by VCG by which it must receive the payment demand, VCG will return the deposited certificates and release the transfer restrictions imposed. If the effective time of the merger occurs more than 60 days after the date set by VCG by which it must receive the payment demand, then VCG will send a new dissenters’ notice. A shareholder who does not demand payment and deposit his, her or its VCG share certificates as required by the date or dates set forth in the dissenters’ notice will not be entitled to demand payment for his, her or its shares of VCG common stock under Article 113 of the Colorado Business Corporation Act, in which case, pursuant to the merger agreement, he, she or it will receive cash consideration for each of his, her or its shares equal to the per share price received by non-dissenting shareholders.

Payment

At the effective time of the merger or upon receipt of a payment demand, whichever is later, VCG will pay each dissenter who complied with the notice requirements referenced in the preceding paragraph, VCG’s estimate of the fair value of the dissenters’ shares plus accrued interest. Payment shall be accompanied by an audited balance sheet as of the end of VCG’s most recent fiscal year or, if not available, the balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an audited income statement for that year, an audited statement of changes in shareholders’ equity for that year and an audited statement of cash flow for that year, as well as the latest available financial statements, if any, for the interim period, which interim financial statements need not be audited. Payment will also be accompanied by a statement of the estimate by VCG of the fair value of the shares and an explanation of how the interest was calculated, along with a statement of the dissenters’ right to demand payment and a copy of Article 113 of the Colorado Business Corporation Act. With respect to a dissenter who acquired beneficial ownership of his, her or its shares after VCG’s first announcement of the terms of the Merger Proposal on November 10, 2010, or who does not certify that his, her or its shares were acquired before that date, VCG may, in lieu of making the payment described above, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

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If Dissenter is Dissatisfied with Offer

If a dissenter disagrees with VCG’s payment or offer, such dissenter may give notice to VCG in writing of the dissenters’ estimate of the fair value of the dissenters’ shares and of the amount of interest due and may demand payment of such estimate, less any payment made prior thereto, or reject VCG’s offer and demand payment of the fair value of the shares and interest due if: (i) the dissenter believes that the amount paid or offered is less than the fair value of the shares or that the interest due was incorrectly calculated, (ii) VCG fails to make payment within 60 days after the date set by VCG by which it must receive the payment demand, or (iii) VCG does not return deposited certificates or release the transfer restrictions imposed on un-certificated shares if the effective time of the merger does not occur within 60 days after the date set by VCG by which it must receive the payment demand from shareholders asserting dissenters’ rights. A dissenter waives the right to demand payment under this paragraph unless he, she or it causes VCG to receive the notice referenced in this paragraph within 30 days after VCG makes or offers payment for the shares of the dissenter, in which event, such dissenter will receive all cash for his, her or its shares in an amount equal to the amount paid or offered by VCG.

Judicial Appraisal of Shares

If a demand for payment made by a dissenter as set forth above is unresolved, VCG may, within 60 days after receiving the payment demand, commence a proceeding and petition a court to determine the fair value of the shares and accrued interest. If VCG does not commence the proceeding within the 60 day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded. VCG must commence any proceeding described above in the First Judicial District, Jefferson County District Court. VCG must make all dissenters whose demands remain unresolved parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition. Jurisdiction in which the proceeding is commenced is plenary and exclusive. One or more persons may be appointed by the court as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers will have the power described in the court order appointing them. The parties to the proceeding will be entitled to the same discovery rights as parties in other civil proceedings. Each dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenters’ shares, plus interest, to exceed the amount paid by VCG, or for the fair value, plus interest, of a dissenters’ shares for which VCG elected to withhold payment.

Court and Counsel Fees

The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against VCG; except that the court may assess costs against all or some of the dissenters, in the amount the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (i) against VCG and in favor of the dissenters if the court finds that VCG did not substantially comply with its obligations under the dissenters’ rights statute, or (ii) against either VCG or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Article 113 of the Colorado Business Corporation Act. If the court finds that the services of counsel for any dissenter were of substantial benefit to the other dissenters similarly situated, and that the fees for those services should not be assessed against VCG, the court may award to such counsel reasonable fees to be paid out of the amount awarded to the dissenters who were benefited.

Any written notice required to be sent to VCG by a shareholder electing to exercise his or her dissenters’ rights under Article 113 of the Colorado Business Corporation Act should be sent to Corporate Secretary at the headquarters of VCG Holding Corp., 390 Union Boulevard, Suite 540, Lakewood, Colorado 80228.

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OTHER MATTERS

Other Matters for Action at the Special Meeting

VCG’s board of directors does not know of any other matters to be presented for action at the special meeting other than as described in this proxy statement. If any other business should properly come before the meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment unless they are directed to do otherwise.

Future Shareholder Proposals

If the merger is consummated, there will be no public shareholders of VCG and no public participation in any future meeting of shareholders of VCG. However, if the merger is not consummated, VCG’s current shareholders will continue to be entitled to attend and participate in VCG’s shareholder meetings.

Under Exchange Act Rule 14a-8(e), for a proposal to be included with a company’s annual meeting proxy statement, the proposals must be received at the company’s principal executive offices not less than 120 calendar days before the date of the company’s proxy statements released to shareholders in connection with the previous year’s annual meeting. However, Rule 14a-8(e) also provides that if a company did not hold an annual meeting the previous year, or if the date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the company begins to print and send its proxy materials.

VCG held its 2010 annual meeting of shareholders on June 10, 2010 and VCG’s proxy statement for the 2010 annual meeting of shareholders was dated April 30, 2010. Accordingly, VCG must receive a proposal to be included with VCG’s proxy statement for the 2011 annual meeting on or before December 31, 2010.

Notice of a shareholder proposal submitted outside the processes of Exchange Act Rule 14a-8 is considered untimely if a company does not have notice of such proposal at least 45 days before the date on which the company first sent its proxy materials for the prior year’s annual meeting of shareholders under Exchange Act Rule 14a-4(c)(1). However, Rule 14a-4(c)(1) also provides that if during the prior year the company did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, then notice must be received a reasonable time before the registrant sends its proxy materials for the current year.

VCG sent its proxy materials for the 2010 annual meeting of shareholders on or about May 5, 2010. Accordingly, VCG must receive notice of a shareholder proposal submitted outside the processes of Exchange Act Rule 14a-8 for the 2011 annual meeting on or before March 21, 2011 for it to be considered timely.

Householding of Special Meeting Materials

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for us.

If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please call, email or write to us at (303) 934-2424, tbradley@vcgh.com, or VCG Holding Corp., 390 Union Blvd., Suite 540, Lakewood, Colorado 80228, Attention: Corporate Secretary.

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OTHER IMPORTANT INFORMATION REGARDING US

Our Directors and Executive Officers

Biographical Information about Our Directors and Executive Officers

The merger agreement provides that upon consummation of the merger, FD Acquisition Co.’s sole director and officer, Mr. Lowrie, will become the initial director and officer of the surviving corporation. It is also contemplated that Mr. Ocello will become an officer of the surviving corporation after consummation of the merger.

The following table sets forth information about VCG’s directors and certain of its executive officers as of the date of this proxy statement and provides their respective ages and positions with VCG. All of our directors and executive officers are citizens of the United States, and can be reached at VCG Holding Corp., 390 Union Boulevard, Suite 540, Lakewood, Colorado 80228.

			Term
Name	Age	Positions	Expires

Troy Lowrie(4),(6)	45	Chairman of the Board and Chief Executive Officer	2013
Micheal Ocello(7)	51	Chief Operating Officer and President	—
Robert McGraw, Jr.(2),(3),(5)	56	Director	2013
Martin Grusin(6)	66	Director	2012
George Sawicki(1),(2),(3),(5)	51	Director	2011
David Levine(1),(2),(3),(5)	62	Director	2011

(1)	Member of the Audit Committee

(2)	Member of the Governance and Nominating Committee

(3)	Member of the Compensation Committee

(4)	Member of the Executive Committee

(5)	Independent Board member

(6)	Non-independent Board member who is currently not serving on any committee

(7)	Mr. Ocello is an advisor to VCG’s board of directors

Troy Lowrie.  Mr. Lowrie has been the Chairman of the Board since April 2002 and Chief Executive Officer since November 2002. Mr. Lowrie is President of Lowrie Investment Management Inc., which is the sole manager of Family Dog and also the general partner of Lowrie Management LLLP, a Colorado limited liability limited partnership, which formerly owned and operated adult entertainment nightclubs and is now an investment entity. Mr. Lowrie was the owner and President of International Entertainment Consultants, Inc. (“IEC”), a company engaged in the business of managing adult entertainment nightclubs, from 1982 to October 2003, when it was acquired by VCG. Mr. Lowrie is also the President, Secretary and Treasurer of Family Dog and FD Acquisition Co. Mr. Lowrie’s leadership skills and experience in the adult nightclub industry, among other factors, led VCG’s board of directors to conclude that he should serve as a director.

Micheal Ocello.  Mr. Ocello has been the President and Chief Operating Officer of VCG since April 2002. He served as a director of VCG between since April 2002 and October 2010. Mr. Ocello is the owner and President of Unique Entertainment Consultants, Inc., of St. Louis, Missouri, a management company that has specialized in the management of nightclubs since 1995. The principal address and phone number for Unique Entertainment Consultants, Inc., of St. Louis, Missouri is 6161 Clifton Oaks Pl. and (618) 271-9420. Mr. Ocello has been affiliated with IEC in a managerial capacity since 1982. He is currently the President of IEC. Mr. Ocello is also the managing member of LTD Investment Group, LLC, a Missouri limited liability company used by Mr. Ocello for investment purposes. LTD Investment Group, LLC currently owns 158,000 shares of our common stock, all of which will be contributed to Family Dog in connection with the

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transactions contemplated by the merger agreement. He is President of the Association of Club Executives (ACE National, the national trade association for the adult nightclub industry), a private company, President of the Illinois Club Owners Association, a private company, and past Vice Chairman and current Board member of Missouri’s Small Business Regulatory Fairness Board, a private company. Mr. Ocello has served as a commissioned police officer for the Village of Brooklyn, Illinois since early 2009.

Robert McGraw, Jr.  Mr. McGraw has been a director of VCG since November 2002. A Certified Public Accountant since 1982, Mr. McGraw is President of McGraw and McGraw CPA, PC of Westminster, Colorado. The principal address and phone number for McGraw and McGraw CPA, PC is 7260 Osceloa Street and 303-427-6641. Mr. McGraw’s firm specializes in accounting for restaurants, lounges, and small businesses. The practice consists of income tax preparation, financial statement preparation, and small business consulting. Mr. McGraw is currently licensed in the State of Colorado and is a member of the American Institute of Certified Public Accountants and Colorado Society of Certified Public Accountants. Mr. McGraw served on VCG’s Audit Committee for half the 2009 year and still serves on VCG’s Compensation and Governance and Nominating Committee, and is an independent member of VCG’s board of directors. Mr. McGraw’s accounting and financial experience, among other factors, led VCG’s board of directors to conclude that he should serve as a director. Mr. McGraw is a U.S. citizen.

Martin Grusin.  Mr. Grusin has been a director of VCG since July 2005. Mr. Grusin has practiced law as an attorney for his firm the Law Office of Martin Grusin, P.C. since 1973. The principal address and phone number for Martin Grusin, P.C. is 780 Ridge Lake Blvd., Ste #202 Memphis, TN 38120 and (901) 682-3450. Mr. Grusin serves on no committees because of his involvement in merger and acquisition activity for VCG and its subsidiaries. Mr. Grusin is not considered to be an independent member of VCG’s board of directors. Mr. Grusin’s legal, merger and acquisition experience, as well as experience as a director of other public companies, among other factors, led VCG’s board of directors to conclude that he should serve as a director. Mr. Grusin is a U.S. citizen.

George Sawicki.  Mr. Sawicki has been a director of VCG since June 2008. Mr. Sawicki is a sole practitioner of law but he has served as in-house counsel for Zed, formerly 9 Squared, a mobile media solutions company from 2007 through 2010. The principal address and phone number for Zed is 1999 Broadway, Suite 1250, Denver, CO 80202 and (720) 889-0016 Mr. Sawicki has previously served as in-house counsel for Playboy Enterprises, Inc., an adult entertainment company from 2006 through 2007, and New Frontier Media, Inc., a producer and distributor of adult themed and general motion picture entertainment from 2003 through 2006. The principal address and phone number for Playboy Enterprises, Inc. is 680 N. Lake Shore Dr #1500, Chicago, IL 60611 and (312) 751-8000 and the principal address and phone number for New Frontier Media, Inc. is 7007 Winchester Circle, Suite 200, Boulder, CO 80301 and (303) 444-0900. Mr. Sawicki has worked as legal counsel with the areas of corporate governance, patent, e-commerce, entertainment and marketing organizations, managing complex transactions, and legal compliance consulting. Mr. Sawicki serves on the Audit, Compensation (Chair), and Governance and Nominating Committee (Chair) and is an independent member of VCG’s board of directors. Mr. Sawicki’s experience as legal counsel for the adult industry, among other factors, led VCG’s board of directors to conclude that he should serve as a director. Mr. Sawicki is a U.S. citizen.

David Levine.  Mr. Levine has been a director since July 2010. Mr. Levine is a business consultant but has served as Chairman and Chief Executive Officer of ResortQuest International, a former NYSE-listed company that provided vacation rental, property management, and real estate services. The principal address and phone number for ResortQuest International is 546 Mary Esther Cut-Off NW, Suite 3, Fort Walton Beach, FL 32548 and (800) 862-4853. During his tenure (1998-2002), ResortQuest became the industry’s leading brand name, operating 32 integrated companies in 51 resort locations throughout North America and Hawaii. Prior to launching ResortQuest, Mr. Levine served as President and Chief Operating Officer (1994-1998) of Equity Inns, Inc., a former NYSE-listed REIT that specialized in lodging-related acquisitions. Mr. Levine is the Chair of and the Financial Expert on VCG’s Audit Committee and serves on VCG’s Compensation and Governance and Nominating Committees. He is an independent member of VCG’s board of directors. Mr. Levine is a U.S. citizen.

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Director and Officer Involvement in Certain Legal or Material Proceedings

There are no material proceedings to which any director, executive officer or affiliate of VCG, any owner of record or beneficial owner of more than five percent of any class of voting securities of VCG, or any associate of any such director, executive officer, affiliate or security holder is a party adverse to VCG or has a material interest adverse to VCG or any of its subsidiaries.

To the best of our knowledge, none of the following events have occurred during the past ten years that are material to an evaluation of the ability or integrity of any director or executive officer of VCG:

•	any bankruptcy petition filed by or against, or any appointment of a receiver, fiscal agent or similar officer for, the business or property of such person, or any partnership in which such person was a general partner or any corporation of which such person was an executive officer either, in each case, at the time of the filing for bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities:

•	acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

•	engaging in any type of business practice; or

•	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to act as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

•	being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or federal commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission or the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;

•	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial instructions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a) (26) of the Exchange Act), any

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registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or person associated with a member.

Selected Historical Consolidated Financial Data

The following table sets forth our selected consolidated financial information for the years ended December 31, 2009, 2008, 2007, 2006, 2005 and as of and for the nine months ended September 30, 2010 and 2009. The information as of December 31, 2009 and 2008 is derived from our consolidated financial statements from our Annual Report on Form 10-K for the year ended December 31, 2009, which is included as Appendix D to this proxy statement and incorporated herein by reference, which have been audited by Causey Demgen & Moore Inc., as independent registered public accountants. The information as of and for the nine months ended September 30, 2010 and 2009 is derived from our unaudited consolidated financial statements from our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, which is included as Appendix E to this proxy statement and incorporated herein by reference, and include, in the opinion of management, all adjustments, consisting only of normal, recurring adjustments, necessary for a fair presentation of the information. The information as of December 31, 2007, 2006 and 2005 and for the years ended December 31, 2006 and 2005 is derived from our audited consolidated financial statements, which are not incorporated by reference into this proxy statement.

The selected consolidated financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, incorporated by reference into this proxy statement from our Annual Report on Form 10-K for the year ended December 31, 2009 and from our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010.

Discontinued Operations

On July 16, 2010, VCG completed the sale of substantially all of the assets of Golden Productions JGC Fort Worth, LLC, consisting of the club Jaguar’s Gold Club in Ft. Worth, Texas. The results of operations for this club has been reclassified as discontinued operations in the statements of income for the periods presented during which VCG owned the club, September 2007 to July 2010.

	Nine Months Ended
	September 30,			Year Ended December 31,
	2010	2009		2009		2008		2007	2006		2005
	(unaudited)							(Restated)			(Restated)

Statements of Income Data:
Total revenue	$41,693,906	$40,212,312		$53,201,904		$55,563,227	(3)	$38,743,730 (2)	$16,114,581	(1)	$15,854,153
Income (loss) from continuing operations	$1,190,845	$2,345,551	(6)	$1,102,368	(5)	$(28,799,586	)(4)	$5,503,795	$1,520,363		$718,360
Basic income (loss) from continuing operations per common share attributable to VCG stockholders	$0.05	$0.11		$0.04		$(1.63)		$0.32	$0.17		$0.09
Fully diluted income (loss) from continuing operations per common share attributable to VCG stockholders	$0.05	$0.11		$0.04		$(1.61)		$0.31	$0.16		$0.09
Weighted average shares outstanding	16,979,127	17,552,034		17,541,376		17,925,132		16,623,213	9,128,985		8,477,571
Fully diluted weighted average shares outstanding	16,979,127	17,552,034		17,541,376		18,146,949		17,012,983	9,338,570		8,477,571
Balance Sheet Data (At End of Period):
Total assets	$66,987,662	$71,549,088		$71,151,173		$75,626,040		$103,719,255	$35,079,698		$27,859,065
Current portion of notes and other obligations	$6,961,320	$1,068,830		$3,867,344		$3,636,000		$9,343,029	$2,761,197		$5,369,291
Long-term notes and other obligations, net of current portion	$19,076,474	$29,745,808		$26,880,039		$32,840,320		$21,505,497	$17,230,560		$9,273,082

(1)	Fiscal year 2006 reflects the acquisitions of two adult nightclubs in Colorado.

(2)	Fiscal year 2007 reflects the sale of the membership interests in Epicurean Enterprises, LLC, which operated a nightclub in Arizona, and the acquisitions of 11 adult nightclubs in Minnesota (1), Illinois (4), Colorado (1), Maine (1), Florida (1) North Carolina (1), Kentucky (1), and Texas (1).

(3)	Fiscal year 2008 reflects the acquisitions of one adult nightclub in California and one in Texas.

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(4)	Fiscal year 2008 includes non-cash impairment charges for goodwill, licenses, trade names and other intangible assets for a total amount of approximately $46.0 million. In addition, VCG recognized a non-cash impairment of real estate of approximately $1.9 million.

(5)	Fiscal year 2009 includes non-cash impairment charges for goodwill, licenses, trade names and other intangible assets for a total amount of approximately $2.0 million. In addition, VCG recognized a non-cash impairment of real estate of approximately $268,000.

(6)	The nine-months ended September 30, 2009 includes a non-cash impairment of real estate of approximately $268,000.

Price Range of Common Stock, Dividend Information and Stock Repurchases

Price Range of Common Stock

Our common stock is traded on the NASDAQ Global Market. As of [ * ], VCG had approximately [ * ] shareholders of record. The following table sets forth, for the periods indicated, the high and low sales prices for our common stock, as reported on the NASDAQ Global Market under the symbol “VCGH.”

	High	Low

2008
First Quarter	$13.90	$5.95
Second Quarter	$6.70	$3.60
Third Quarter	$4.03	$2.80
Fourth Quarter	$3.35	$1.24
2009
First Quarter	$1.85	$1.27
Second Quarter	$2.79	$1.38
Third Quarter	$2.30	$1.90
Fourth Quarter	$2.31	$1.62
2010
First Quarter	$2.92	$2.05
Second Quarter	$2.38	$1.53
Third Quarter	$2.02	$1.56
Fourth Quarter (thru December 21, 2010)	$2.21	$1.78

On November 9, 2010, the last full trading day prior to the public announcement of the execution of the agreement and merger proposal, the high and low reported sales prices of our common stock were $1.87 and $1.85, respectively. On December 22, 2010, the most recent practicable date before the printing of this proxy statement, the high and low reported sales prices of our common stock were $2.22 and $2.19, respectively. You are urged to obtain a current market price quotation for our common stock.

Dividends

VCG has never paid any cash dividends on shares of its common stock.

Stock Repurchases by VCG and Stock Purchases by Mr. Lowrie, Mr. Ocello and Family Dog

On July 26, 2007, VCG’s board of directors adopted a stock repurchase program, pursuant to which VCG may repurchase up to the lesser of (i) 1,600,000 shares of its common stock, or (ii) an aggregate of $10,000,000 of common stock. On September 29, 2008, VCG’s board of directors authorized VCG’s Executive Committee to repurchase, in its discretion, up to an aggregate of $1,000,000 of common stock pursuant to the repurchase program. On January 9, 2009, VCG’s board of directors authorized VCG’s Executive Committee to repurchase, in its discretion, up to an additional aggregate of $1,000,000 of common stock pursuant to the repurchase program. Further, on April 30, 2010, VCG’s board of directors authorized VCG’s Executive Committee to repurchase, in its discretion, up to an additional aggregate of $1,000,000 of common stock

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pursuant to the repurchase program (for a total amount of $3,000,000 of authorized purchases under the repurchase program). On July 21, 2010 and in connection with entering into negotiations regarding the merger agreement, VCG’s board of directors terminated the repurchase program.

The following table provides additional information about VCG’s purchases under the repurchase program:

				Shares Purchased as		Maximum Number (or Approximate
	Total Number			Part of Publicly		Dollar Value) of Shares that May
	of Shares		Average Price Paid per	Announced Plans or		yet Be Purchased Under the Plans or
Period	Purchased(1)		Share	Programs(1)		Programs

August 1 to 31, 2007	40,000		$6.43	40,000		1,560,000 shares or $	9,742,628

Total shares repurchased in 2007	40,000		$6.43	40,000		1,560,000 shares or $	9,742,628

October 1 to 31, 2008	225,045		$2.61	225,045		1,334,955 shares or $	9,154,616
November 1 to 30, 2008	49,000		$1.90	49,000		1,285,955 shares or $	9,061,668
December 1 to 31, 2008	52,979		$1.34	52,979		1,232,976 shares or $	8,989,426

Shares repurchased in 2008	327,024		$2.30	327,024		1,232,976 shares or $	8,989,426

January 1 to 31, 2009	33,400		$1.70	33,400		1,199,576 shares or $	8,932,556
February 1 to 28, 2009	116,257	(2)	$1.68	116,257	(2)	1,083,319 shares or $	8,737,111
March 1 to 31, 2009	43,368	(3)	$1.55	43,368	(3)	1,039,951 shares or $	8,668,806
June 1 to 30, 2009	57,501	(4)	$1.97	57,501	(4)	982,450 shares or $	8,541,492
July 1 to 31, 2009	27,457		$2.21	27,457		954,993 shares or $	8,480,641
August 1 to 31, 2009	66,149	(5)	$2.23	66,149	(5)	888,844 shares or $	8,333,023
September 1 to 30, 2009	55,369		$2.17	55,369		833,475 shares or $	8,212,329
October 1 to 31, 2009	44,681	(6)	$2.05	44,681	(6)	788,794 shares or $	8,120,913
November 1 to 30, 2009	473		$1.83	473		788,321 shares or $	8,120,033

Shares repurchased in 2009	444,655		$1.96	444,655		788,321 shares or $	8,120,033

June 1 to 30, 2010	505,519	(7)	$1.69	505,519	(7)	282,802 shares or $	7,260,689
July 1 to 31, 2010	45,636		$1.66	45,636		237,166 shares or $	7,184,790

Shares repurchased in 2010	551,155		$1.70	551,155		237,166 shares or $	7,184,790

Total stock repurchased	1,362,834		$2.06	1,362,834		237,166 shares or $	7,184,790

(1)	Unless noted, VCG made all repurchases in the open market.

(2)	Of these repurchases, VCG purchased 20,957 shares of common stock in the open market and 95,300 shares of common stock in a block transaction.

(3)	Of these repurchases, VCG purchased 10,268 shares of common stock in the open market and 33,100 shares of common stock in a block transaction.

(4)	Of these repurchases, VCG purchased 51,647 shares of common stock in the open market and 5,854 shares of common stock in a private transaction.

(5)	Of these repurchases, VCG purchased 61,149 shares of common stock in the open market and 5,000 shares of common stock in a private transaction.

(6)	Of these repurchases, VCG purchased 36,981 shares of common stock in the open market and 7,700 shares of common stock in a private transaction.

(7)	Of these repurchases, VCG purchased 35,799 shares of common stock in the open market, 225,120 shares of common stock in a private transaction and 244,600 shares of common stock in a block transaction.

From the date of the original 2009 proposed going private transaction to the announcement of the merger agreement being signed on November 9, 2010, Mr. Lowrie and Mr. Ocello did not acquire any shares of our common stock.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the holding of our common stock by each person who, as of December 21, 2010, is known to VCG to be the beneficial owner of more than 5% of VCG’s common stock and by each director and named executive officer and by all directors and executive officers as a group.

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owner(1)	Ownership(2)	Percent of Class(2)

Troy Lowrie(3)	4,943,289	30.3%
Micheal Ocello(4)	195,589	1.2%
Robert McGraw(5)	68,235	*
Martin Grusin(6)	86,319	*
George Sawicki	11,218	*
David Levine	—	—

All executive officers and directors as a group (6 persons)	5,304,650	32.6%

Whitebox Advisors, LLC (“WA”), Whitebox Combined Advisors, LLC (“WCA”), Whitebox Combined Partners, L.P.(“WCP”), Whitebox Multi-Strategy Fund, L.P. (“WMSFLP”), Whitebox Multi-Strategy Fund, Ltd. (“WMSFLTD”), Whitebox Intermarket Advisors, LLC (“WIA”), Whitebox Intermarket Partners, L.P. (“WIP”), Whitebox Intermarket Fund, L.P. (“WIFLP”), Whitebox Intermarket Fund, Ltd. (“WIFLTD”), HFR RVA Combined Master Trust (“HFR”)(7)	1,180,263	7.2%

*	Less than 1%.

(1)	Unless otherwise indicated, all shareholders listed above have an address in care of our principal executive offices, which are located at 390 Union Boulevard, Suite 540, Lakewood, Colorado 80228.

(2)	Unless otherwise noted, all shares of common stock listed above are owned and registered in the name of each person listed as beneficial owner and such person has sole voting and dispositive power with respect to the shares of common stock beneficially owned by each of them. Percentage of ownership for each shareholder is based on 16,292,071 shares of common stock outstanding as of November 19, 2010. Pursuant to Exchange Act Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights, or conversion privileges exercisable within 60 days of the record date are deemed outstanding for the purpose of calculating the number and percentage beneficially owned by such person, but are not deemed outstanding for the purpose of calculating the percentage beneficially owned by each other person listed.

(3)	Includes (i) 4,394,100 shares of common stock owned by Lowrie Management LLLP, and (ii) 549,189 shares of common stock owned by Mr. Lowrie. Mr. Lowrie is the President of Lowrie Investment Management, Inc., the General Partner of Lowrie Management LLLP. Mr. Lowrie disclaims beneficial ownership of the shares owned by Lowrie Management LLLP, except to the extent of his pecuniary interest therein. Mr. Lowrie has pledged 2,325,900 shares of stock as collateral to secure VCG’s obligations under two promissory notes.

(4)	Includes (i) 158,000 shares of common stock owned by LTD Investment Group, LLC, of which Mr. Ocello is the managing member, and (ii) 37,589 shares of common stock owned by Mr. Ocello. This does not include any options held by Mr. Ocello. He has 30,000 options outstanding (at an exercise price of $10.00), of which 10,000 options are vested.

(5)	Includes (i) 65,735 shares of common stock owned by Mr. McGraw, and (ii) 2,000 shares of common stock held by Mrs. Marjorie McGraw, Mr. McGraw’s wife.

(6)	Includes (i) 10,000 shares of common stock beneficially owned by ACM Management, LLC, of which Mr. Grusin is the Chief Manager and shares voting power with other members, (ii) 66,319 shares of

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common stock owned by Mr. Grusin, and (iii) 10,000 shares of common stock held by Mr. Grusin’s wife, Ms. Gayle Powelson.

(7)	Based solely on Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 8, 2010. According to this filing, the address of the business office of WA, WCA, WMSFLP, WIA, and WIFLP is 3033 Excelsior Boulevard, Suite 300, Minneapolis, Minnesota 55416. The address of the business office of WCP, WMSFLTD, WIP, and WIFLTD is Trident Chambers, P.O. Box 146, Waterfront Drive, Wickhams Cay, Road Town, Tortola, British Virgin Islands. The address of the business office of HFR is HFR RVA Combined Master Trust, 65 Front Street, Hamilton, HM, Bermuda.

Security Ownership of Family Dog and FD Acquisition Co.

Family Dog and FD Acquisition Co. do not currently own any shares of VCG’s common stock and expressly disclaim beneficial ownership of the shares of common stock beneficially owned by Messrs. Lowrie and Ocello. It is contemplated that Messrs. Lowrie and Ocello will contribute or will cause to be contributed to Family Dog all shares of VCG common stock beneficially owned by them before the effective time of the merger. See “The Merger Agreement — Contribution of VCG Common Stock to Family Dog and Conversion of Debt Held by Family Dog.”

Ratio of Earnings to Fixed Charges

The following table contains VCG’s ratio of earnings to fixed charges for the years ended December 31, 2009 and 2008, and the nine months ended September 30, 2010 and 2009.

	Nine Months Ended,		Year Ended December 31,
	September 30, 2010	September 30, 2009	2009	2008

Earnings:
Income (loss) from continuing operations before income taxes(1)	$1,701,945	$3,536,706	$1,383,674	$(39,247,508)
Fixed charges	3,563,387	4,052,429	5,308,359	5,598,531

Total earnings (loss) available for fixed charges	5,265,332	7,589,135	6,692,033	(33,648,977)
Fixed Charges:
Interest expense	2,121,326	2,681,766	3,456,616	3,761,151
Estimate of interest in rental expense(2)	1,442,061	1,370,663	1,851,743	1,837,380

Total Fixed Charges	$3,563,387	$4,052,429	$5,308,359	$5,598,531
Ratio of earnings (loss) to fixed charges	1.48	1.87	1.26	(6.01	)(3)

(1)	Income (loss) from continuing operations before income taxes does not include gain (loss) on discontinued operations and non-controlling interests.

(2)	One third of rental expense was considered representative of the interest factor.

(3)	The earnings for the year ended December 31, 2008 were inadequate to cover total fixed charges due to impairment charges of $48,006,551. The coverage deficiency for total fixed charges was $39,247,508 at December 31, 2008.

Book Value Per Share

Our net book value per share as of September 30, 2010 was $1.51.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public from the Securities and Exchange Commission’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. You may also read and copy any document we file at the Securities and Exchange Commission’s Public Reference Room in Washington D.C. located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at that address. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our Securities and Exchange Commission filings, is also available on our website at http://www.vcgh.com.

Because the merger is a “going private” transaction, we, Family Dog, FD Acquisition Co., Mr. Lowrie and Mr. Ocello have filed with the Securities and Exchange Commission a Transaction Statement on Schedule 13E-3 with respect to the proposed merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the Securities and Exchange Commission.

The Securities and Exchange Commission allows us to “incorporate by reference” into this proxy statement information in other documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this proxy statement. Some documents or information, such as that called for by Item 2.02 of Form 8-K, are deemed furnished and not filed in accordance with Securities and Exchange Commission rules. None of those documents and none of that information are incorporated by reference into this proxy statement. The following documents previously filed by us with the Securities and Exchange Commission are incorporated by reference in this proxy statement and are deemed to be a part hereof.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010

•	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010

•	Current Report on Form 8-K and amendments thereto filed March 15, 2010, April 1, 2010, April 30, 2010, May 14, 2010, June 11, 2010, June 15, 2010, July 2, 2010, July 9, 2010, July 19, 2010, July 22, 2010, August 6, 2010, August 9, 2010, August 13, 2010, August 17, 2010, August 20, 2010, September 19, 2010, November 3, 2010, November 10, 2010, November 12, 2010 and November 24, 2010

Specifically, the information set forth in the following sections of VCG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is incorporated by reference in this proxy statement and deemed to be a part hereof.

•	Item 1: Business;

•	Item 7: Management’s Discussions and Analysis of Financial Condition and Results of Operations; and

•	Item 9: Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

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Also, the financial information set forth in Part I of VCG’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010 is incorporated by reference in this proxy statement and deemed to be a part hereof:

Any statement contained in a document incorporated by reference in this proxy statement shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this proxy statement modifies or replaces the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this proxy statement.

We will provide a copy of any document incorporated by reference in this proxy statement and any exhibit specifically incorporated by reference in those documents, without charge, by written or oral request directed to us at the following address and telephone number: VCG Holding Corp., 390 Union Blvd., Suite 540, Lakewood, Colorado 80228, Attention: Corporate Secretary, (303) 934-2424.

Pursuant to the Securities and Exchange Commission’s rules, attached to this proxy statement as Appendix D and Appendix E, respectively, are the following filings made by us with the Securities and Exchange Commission: Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010. These documents contain important information regarding VCG that you should review in connection with considering the proposals contained in this proxy statement.

Should you want more information regarding us, please refer to the annual, quarterly and current reports, as applicable, filed with the Securities and Exchange Commission.

The information concerning VCG contained or incorporated by reference in this document has been provided by us and the information concerning Family Dog, FD Acquisition Co., Mr. Lowrie and Mr. Ocello contained in this document has been provided by Family Dog.

You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated December 23, 2010. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and neither the mailing of the proxy statement to shareholders nor the issuance of the merger consideration pursuant to the merger shall create any implication to the contrary.

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APPENDIX A

AGREEMENT AND PLAN OF MERGER

DATED AS OF NOVEMBER 9, 2010

BY AND AMONG

FAMILY DOG, LLC

FD ACQUISITION CO.,

TROY LOWRIE,

MICHEAL OCELLO

AND

VCG HOLDING CORP.

DEFINITIONS

Term	Section

A-1	Section 2.05(e)(iv)
Acquisition Proposal	Section 6.08(h)(i)
Affiliate	Section 9.03
Agreement	Preamble
Board	Recitals
Board of Directors	Recitals
Certificate	Section 2.01(c)
Change in the Company Recommendation	Section 6.08(c)
Closing	Section 1.02
Closing Date	Section 1.02
Common Stock	Recitals
Company	Preamble
Company Acquisition Agreement	Section 6.08(h)(ii)
Company Disclosure Letter	Section 3.01
Company Material Adverse Effect	Section 3.01
Company Recommendation	Section 3.03(b)(iii)
Company Requisite Vote	Section 3.03(a)(i)
Company SEC Documents	Section 3.06
Company Stock Options	Section 3.02
Company Stock Plans	Section 3.02
Company Subsidiary	Section 3.01
Company Termination Fee	Section 8.03(b)
Confidentiality Agreement	Section 6.02
Consent	Section 3.04(b)
Contract	Section 3.04(a)(ii)
Company Subsidiary	Section 3.01
Converting Debt	Section 6.13
CRS	Section 1.01
Dissenting Shareholder	Section 2.04(a)
Dissenting Shares	Section 2.04(a)(iii)
Effective Time	Section 1.03
Event	Section 3.01
Exchange Act	Section 3.04(b)(i)(C)
Exchange Fund	Section 2.05(a)
Executives	Preamble
Executive Group	Recitals
Executive Group Shares	Section 4.02(d)
Executive’s Knowledge	Article III
Financial Advisor	Recitals
GAAP	Section 3.01(a)
Governmental Entity	Section 3.04(b)
HSR Act	Section 3.04(b)(vi)
Indemnified Parties	Section 6.05(a)
Judgment	Section 3.04(a)(iii)
Law	Section 3.04(a)(iii)
Liens	Section 3.04(a)
Liquor Laws	Section 3.05(c)(i)

DEFINITIONS

Term	Section

Lowrie	Preamble
Lowrie Management	Recitals
LTD	Recitals
Merger	Section 1.01
Merger Consideration	Section 2.01(c)
Ocello	Preamble
Outside Date	Section 8.01(b)(i)
Parent	Preamble
Parent Proposal	Recitals
Parent Termination Fee	Section 8.03(c)
Paying Agent	Section 2.05(a)
Per Share Merger Consideration	Section 2.01(c)
Permits	Section 3.05(c)(ii)
Person	Section 9.03
Preferred Stock	Section 3.02
Prime-1	Section 2.05(e)(iv)
Proxy Statement	Section 3.04(b)(i)(B)
Public Shareholders	Recitals
Purchaser	Preamble
Purchaser Common Stock	Section 4.01(c)
Purchaser Disclosure Letter	Section 4.02(i)
Representative	Section 9.03
Restricted Action	Section 6.08(a)
Rick’s LOI	Recitals
Schedule 13E-3	Section 3.04(b)(i)(A)
SEC	Section 3.04(b)
Securities Act	Section 3.06
SOB Authorities	Section 3.05(c)(iii)
SOB Laws	Section 3.05(c)(iv)
Special Committee	Section 9.03
Special Meeting of Shareholders	Section 3.03(a)
Special Requisite Vote	Section 3.03(a)(ii)
Statement of Merger	Section 1.03
Stock Repurchase Program	Section 5.01(c)
Subsidiary	Section 9.03
Superior Acquisition Proposal	Section 6.08(h)(iii)
Surviving Corporation	Section 1.01
Third Party	Section 6.08(h)(i)(A)
Transfer	Section 6.10(b)(i)
Transfer Taxes	Section 6.07
Voting Agreement Termination	Section 6.10(a)
Voting Company Debt	Section 5.01(b)(ii)

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of November 9, 2010, by and among Family Dog, LLC, a Colorado limited liability company (“Parent”), FD Acquisition Co., a Colorado corporation, a wholly owned subsidiary of Parent (“Purchaser”), Troy Lowrie, an individual (“Lowrie”), Micheal Ocello, an individual (“Ocello,” and, together with Lowrie, the “Executives”), and VCG Holding Corp., a Colorado corporation (the “Company”).

RECITALS

WHEREAS, on November 3, 2009, Parent presented to the board of directors of the Company (the “Board of Directors” or the “Board”) a proposal to acquire, subject to certain conditions, all of the outstanding shares of common stock of the Company in a cash merger transaction (the “Parent Proposal”);

WHEREAS, in connection with the Parent Proposal, the Board established the Special Committee (as defined below) to evaluate the Parent Proposal and possible transactions with other interested, unrelated third parties involving a sale of the Company;

WHEREAS, the Special Committee determined on December 16, 2009, after consultation with its advisors, that the terms of the Parent Proposal were currently inadequate and directed its financial advisor, North Point Advisors LLC (the “Financial Advisor”), to contact any parties that had either previously expressed an interest or might potentially be interested in pursuing a transaction with the Company;

WHEREAS, as a result of conducting an investigation of the interest of other parties, the Special Committee negotiated and approved a letter of intent with Rick’s Cabaret International, Inc. (the “Rick’s LOI”), which was executed on February 16, 2010, and provided for Rick’s Cabaret International, Inc. to acquire all of the outstanding shares of common stock of the Company in a stock-for-stock transaction;

WHEREAS, the Rick’s LOI subsequently expired on March 31, 2010, with no definitive transaction document being executed by the parties to the Rick’s LOI;

WHEREAS, on July 22, 2010, Parent reaffirmed that it remained willing to pursue the transactions contemplated by the Parent Proposal on the terms originally set forth therein;

WHEREAS, on August 20, 2010, after consultation with its advisors, the Special Committee again determined that the terms of the Parent Proposal were currently inadequate;

WHEREAS, Purchaser now desires to acquire the entire equity interest in the Company and to provide for the payment of $2.25 per share in cash for all shares of the issued and outstanding common stock, par value $.0001 per share, of the Company (the “Common Stock”) other than the shares held by the Executives, LTD Investment Group, LLC (“LTD”) and Lowrie Management, LLLP (“Lowrie Management”, and together with the Executives and LTD, the “Executive Group”), which shares are set forth on Schedule A attached hereto, and the Special Committee and the Board have determined to accept Purchaser’s proposal as reflected in this Agreement;

WHEREAS, immediately prior to the execution of this Agreement by the parties hereto, as described on Schedule A, Purchaser, Parent and the Executive Group beneficially and of record own 5,138,878 shares of the Common Stock, constituting approximately 31.54% of the issued and outstanding shares of the Common Stock and together with their affiliates are holders of certain debt of the Company in the outstanding principal amount of $6,453,136;

WHEREAS, each member of the Executive Group shall contribute to Parent, prior to the Effective Time (as defined below), all of the shares of the Common Stock owned by such person in exchange for membership interests in Parent;

WHEREAS, the Special Committee and the Board have received the opinion of the Financial Advisor, dated as of the date of this Agreement, to the effect that, based on and subject to the various assumptions and qualifications set forth therein, as of the date of such opinion, the Per Share Merger Consideration (as defined below) to be received by the Public Shareholders (as defined below) pursuant to the Merger (as defined below) is fair from a financial perspective to such holders;

WHEREAS, based in part on the fairness opinion of the Financial Advisor, the Special Committee has approved this Agreement, determined and declared that this Agreement, the Merger and the transactions contemplated hereby are fair to, advisable and in the best interests of, the Company’s shareholders (other than the Executive Group, the “Public Shareholders”) and has unanimously recommended approval of the Merger and adoption of this Agreement by the Board of Directors and the shareholders of the Company;

WHEREAS, the Board of Directors having received and reviewed the recommendation of the Special Committee and the opinion of the Financial Advisor, has approved this Agreement, determined and declared that this Agreement, the Merger and the transactions contemplated hereby are fair to, advisable and in the best interests of, the Public Shareholders and has unanimously recommended approval of the Merger and adoption of this Agreement by the shareholders of the Company; and

WHEREAS, the Board of Directors, having unanimously approved this Agreement and adopted the Merger as set forth herein, has determined to submit the Merger and this Agreement to the shareholders of the Company for approval.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Purchaser, each Executive and the Company hereby agree as follows:

ARTICLE I.

THE MERGER

Section 1.01.  The Merger.  At the Effective Time (as defined below) and in accordance with this Agreement and Section 7-90-203 and any other applicable provision of the Colorado Revised Statutes (the “CRS”), Purchaser shall be merged with and into the Company, the separate existence of Purchaser shall cease, and the Company as a wholly-owned subsidiary of Parent shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time (the “Merger”). The Company after the Merger sometimes is referred to hereinafter as the surviving corporation (the “Surviving Corporation”).

Section 1.02.  Closing.  The closing (the “Closing”) of the Merger shall take place at the offices of Kamlet Reichert, LLP, 950 Seventeenth Street, Suite 2400, Denver, Colorado 80202 at 10:00 a.m. (local time) on the second (2nd) business day following the satisfaction (or, to the extent permitted by Law, waiver by the party or parties entitled to the benefits thereof) of all of the conditions set forth in Article VII (other than conditions that are by their nature to be satisfied or waived at the Closing), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.03.  Effective Time.  Prior to the Closing, the Company shall prepare, and on the Closing Date shall cause to be filed with the office of the Secretary of State of the State of Colorado, a statement of merger (the “Statement of Merger”) executed in accordance with the relevant provisions of the CRS and shall make all other filings required under the CRS to effect the Merger. The Merger shall become effective at such time as the Statement of Merger is duly filed with the Secretary of State of the State of Colorado, or at such later time as Purchaser and the Company shall agree and specify in the Statement of Merger (the time the Merger becomes effective in accordance with the CRS being the “Effective Time”).

Section 1.04.  Effects of the Merger.  At the Effective Time, the effects of the Merger shall be as provided in the applicable provisions of this Agreement and as set forth in Section 7-90-204 and any other applicable provision of the CRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the rights and property of the Company and Purchaser shall vest in the Surviving Corporation, and all debts and liabilities of the Company and Purchaser shall become the debts and liabilities of the Surviving Corporation.

Section 1.05.  Articles of Incorporation and Bylaws.

(a) At the Effective Time, the articles of incorporation of the Company, as amended to date and as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law.

(b) At the Effective Time, the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law.

Section 1.06.  Directors.  The director of Purchaser immediately prior to the Effective Time shall be the director of the Surviving Corporation at the Effective Time, until the earlier of his resignation or removal or until his respective successors are duly elected and qualified, as the case may be.

Section 1.07.  Officers.  The officer of Purchaser immediately prior to the Effective Time shall be the officer of the Surviving Corporation at the Effective Time, until the earlier of his resignation or removal or until his respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE II.

EFFECT ON THE CAPITAL STOCK OF PARENT AND PURCHASER; EXCHANGE OF CERTIFICATES

Section 2.01.  Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company, the Surviving Corporation or the holder of any of the following securities:

(a) Capital Stock of Purchaser.  Each issued and outstanding share of capital stock of Purchaser shall be converted into and become one (1) fully paid and non-assessable share of common stock, par value $.0001 per share, of the Surviving Corporation.

(b) Cancellation of Treasury and Purchaser-Owned Common Stock.  Each share of Common Stock that is issued and held in the treasury of the Company or issued and outstanding and owned by Parent, including any shares issued pursuant to Section 2.03 hereof, shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

(c) Conversion of Common Stock.  Each issued and outstanding share of Common Stock (other than shares to be canceled pursuant to Section 2.01(b) hereof and, subject to Section 2.04 hereof, any Dissenting Shares (as defined below)) shall be converted into the right to receive from the Surviving Corporation, and Parent shall cause the Surviving Corporation to pay pursuant to this Agreement, $2.25 per share in cash, without interest (the “Per Share Merger Consideration”). The aggregate cash amount payable upon the conversion of shares of Common Stock pursuant to this Section 2.01(c) is referred to collectively as the “Merger Consideration.” At the Effective Time, all such shares of Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of Common Stock (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration with respect to such shares, without interest, upon surrender of such Certificate in accordance with Section 2.05.

Section 2.02.  Company Stock Options.  Following the Effective Time, Company Stock Options (as defined below) shall be treated in the manner set forth in Section 6.04.

Section 2.03.  Converting Debt.  Prior to the Closing (as defined below), the Executive Group will assign their rights to any debt of the Company held by them to Parent in exchange for membership interests in Parent. In addition, certain other lenders of the Company may elect to assign their rights to debt of the Company held by them to Parent in exchange for membership interests in Parent (such debt, together with the debt of the Executive Group assigned pursuant to this Section 2.03, the “Converting Debt”). At any time after the approval of this Agreement and the Merger by the Company Requisite Vote and Special Requisite Vote, but prior to the Closing Date, and in exchange for Parent’s agreement to cancel the Company’s obligations with respect to the Converting Debt, at the election of Parent in its sole discretion, the Company shall issue to Parent that number of shares of common stock, par value $.0001 per share of the Company, equal to: (a) the aggregate outstanding principal balance and all unpaid accrued interest on the Converting Debt, divided by (b) the Per Share Merger Consideration.

Section 2.04.  Dissenting Shares.

(a) Notwithstanding any provision of this Agreement to the contrary, and solely to the extent available under the CRS, shares of Common Stock that are outstanding immediately prior to the Effective Time and that are held by a Company shareholder (a “Dissenting Shareholder”) who has (i) neither voted in favor of the Merger nor executed a writing consenting to the Merger, (ii) caused the Company to receive, before any vote is taken at any meeting where a notice of dissenters’ rights has been given to such a shareholder, written notice of such holder’s intention to demand payment for such holder’s shares of Common Stock in accordance with Section 7-113-202 of the CRS, and (iii) otherwise properly perfected and not withdrawn or lost his, her or its rights in accordance with Article 113 of Title 7 of the CRS (such shares being referred to collectively as the “Dissenting Shares” until such time as such shareholder fails to perfect, withdraws or otherwise loses such shareholder’s dissenters’ rights) shall not be converted into, or represent the right to receive, the Per Share Merger Consideration. Each Dissenting Shareholder shall be entitled to receive payment for such shares held by it in accordance with Section 7-113-206 of the CRS; provided, however, that if a Dissenting Shareholder fails to perfect, withdraws or loses such Dissenting Shareholder’s right to demand payment pursuant to, or if a court of competent jurisdiction determines that such Dissenting Shareholder is not entitled to the relief provided by Article 113 of Title 7 of the CRS, such Dissenting Shares held by such Dissenting Shareholder shall thereupon be deemed to have been converted into, and represent the right to receive, the Per Share Merger Consideration, without any interest thereon, in the manner provided in this Article II. Except as otherwise provided by Article 113 of Title 7 of the CRS, the demand for payment and deposit of certificates is irrevocable.

(b) The Company shall provide Parent with prompt notice after receipt by the Company of any notices of intent to demand payment or any demands for payment received by the Company from Company shareholders seeking to become or who become Dissenting Shareholders, withdrawals of any such notices of intent to demand, and any other instruments served pursuant to Article 113 of Title 7 of the CRS and received by the Company with respect to dissenters’ rights. The Company shall give Parent the opportunity to participate in all negotiations and proceedings with respect to such demands for payment under the CRS. The Company shall not, except with the prior written consent of Parent, unless otherwise required by the CRS, make any payments with respect to any demands for payment or offer to settle or settle any such demands or approve any withdrawal or treatment of any such demands.

Section 2.05.  Exchange of Certificates.

(a) Paying Agent.  Prior to the Effective Time, Purchaser shall designate JPMorgan Chase Bank, N.A. or another party reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration upon surrender of Certificates. Promptly following the Effective Time, Parent shall cause the Surviving Corporation to provide to the Paying Agent cash in an amount sufficient to pay the Merger Consideration pursuant to Section 2.01(c) (such cash being hereinafter referred to as the “Exchange Fund”). All of the fees and expenses of the Paying Agent shall be borne by the Surviving Corporation.

(b) Exchange Procedure.  Parent and the Surviving Corporation shall cause the Paying Agent to mail promptly after the Effective Time (but, in any event, within five (5) days after the Effective Time) to each holder of record of Certificates, (i) a form of letter of transmittal (which shall be in customary form agreed to by the Company and Parent and shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates to the Paying Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify), and (ii) instructions for use in effecting the surrender of Certificates in exchange for the Per Share Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01(c), without any interest thereon and less any withholding of taxes, and the Certificate so surrendered shall forthwith be canceled. Parent and the Surviving Corporation shall enter into a paying agency agreement with the Paying Agent in a form reasonably acceptable to the Company and which shall provide that the Paying Agent shall promptly following any such surrender of Certificates dispatch by mail payment of such amount to such holder. In the event of a transfer of ownership of Common Stock that is not registered in the transfer records of the Company, payment may be made to a person (as defined below) other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation or the Paying Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.05, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Common Stock theretofore represented by such Certificate have been converted pursuant to Section 2.01(c). No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

(c) No Further Ownership Rights in Common Stock.  The Merger Consideration paid upon surrender of a Certificate in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock formerly represented by such Certificate, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged for the amount of cash into which the shares of Common Stock theretofore represented by such Certificates shall have been converted as provided in this Article II.

(d) No Liability.  None of Purchaser, the Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund that is required under applicable Law to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e) Investment of Exchange Fund; Return of Exchange Fund.  Parent and the Surviving Corporation shall direct the Paying Agent to invest any cash included in the Exchange Fund only in any combination of (i) readily marketable direct obligations issued or unconditionally guaranteed by the Government of the United States or issued by any agency thereof and backed by the full faith and credit of the United States, (ii) insured certificates of deposit of, or time deposits with, any commercial bank that is a member of the Federal Reserve System and which issues (or the parent of which issues) commercial paper rated as described in clause (iv), (iii) on deposit with any commercial bank which is organized under the Laws of the United States or any State thereof and has combined capital and surplus of at least $5 billion, (iv) commercial paper in an aggregate amount of no more than $1 million per issuer outstanding at any time, issued by any corporation organized under the Laws of any State of the United States, rated at least “Prime-1” (or the then equivalent grade) by Moody’s Investors Services, Inc. or “A-1” (or the then equivalent grade) by Standard & Poors, Inc., or (v) money market funds rated at least AAM or AAM-G by Standard & Poors, Inc., as directed by Parent and the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation. The Surviving Corporation shall not be entitled to the return of any amount in the possession of the Paying Agent relating to the transactions described in this Agreement until the date that is one (1) year after the Effective Time. Thereafter, each holder of a Certificate representing a share of Common Stock may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar Laws) receive in exchange therefor any Per Share Merger Consideration that may be payable upon surrender of such certificates pursuant to the terms of this Agreement, without any interest thereon and less any withholding for taxes, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation. If for any reason the Exchange Fund is inadequate to pay the Merger Consideration required to be paid pursuant to Section 2.01(c), Parent shall promptly deposit or cause to be deposited additional cash with the Paying Agent in an amount sufficient to make all payments of Merger Consideration in accordance with this Agreement. Except as contemplated by this Article II, the Exchange Fund will not be used for any other purpose.

(f) Withholding Rights.  The Surviving Corporation or the Paying Agent, as applicable, shall be entitled to deduct and withhold, as required by applicable Law, any applicable taxes from the consideration otherwise payable to any holder of Common Stock pursuant to this Agreement, provided that all amounts so deducted or withheld are timely remitted to the applicable Governmental Entity.

(g) Lost, Stolen or Destroyed Certificates.  In the event any Certificate shall have been lost, stolen or destroyed, the holder of such lost, stolen or destroyed Certificate shall execute an affidavit of that fact upon request. The holder of any such lost, stolen or destroyed Certificate shall also deliver an indemnity, in a form satisfactory to Parent, against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to the Certificate alleged to have been lost, stolen or destroyed. The affidavit and any indemnity which may be required hereunder shall be delivered to the Paying Agent or, following the first anniversary of the Effective Time, the Surviving Corporation, who shall pay in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article II.

(h) Adjustment to Prevent Dilution.  In the event that following the date hereof and prior to the Effective Time the Company changes the number of shares of Common Stock or securities convertible or exchangeable into or exercisable for shares of Common Stock, as the case may be, issued and outstanding by way of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, combination, recapitalization, subdivision or other similar transaction, the amount of Merger Consideration payable with respect to a share of Common Stock shall be adjusted appropriately to provide to holders of shares of Common Stock the same economic effect contemplated by this Agreement prior to such change.

(i) Applicability to Certain Dissenting Shares.  The provisions of this Section 2.05 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of the Paying Agent under this Section 2.05 shall commence on the date of loss of such status.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Purchaser as follows, except as disclosed in the Company SEC Documents (as defined below) filed prior to the date hereof, and subject to any facts that either Executive is actually aware or reasonably should be aware in the performance of his duties for the Company (referred to herein as “Executive’s Knowledge”):

Section 3.01.  Organization; Standing and Power.  Each of the Company and each Company Subsidiary (as defined below) is duly organized and validly existing under the Laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would constitute a Company Material Adverse Effect. For purposes of this Agreement, a “Company Material Adverse Effect”) means any event, development, change or circumstance (any such item, an “Event”) arising after the date of this Agreement that, either individually or in the aggregate, has caused or would reasonably be expected to cause a material adverse effect on the financial condition, assets, liabilities (contingent or otherwise) or business of the Company and the Company Subsidiaries taken as a whole, except in each case for any Effect resulting from, arising out of or relating to any of the following, either alone or in combination: (a) any change in or interpretations of generally accepted accounting principles (“GAAP”) or applicable Law (including the rules and regulations of the Nasdaq stock market), (b) changes generally affecting the economy, financial or securities markets, (c) any natural disaster or act of God, (d) any act of terrorism or outbreak or escalation of hostilities or armed conflict, (e) the public announcement of this Agreement or the consummation of the transactions contemplated hereby, (f) changes in the share price or trading volume of the Company’s Common Stock or the failure of the Company to meet its projections, or (g) the taking of any action expressly provided for in this Agreement or consented to in writing by Parent or Purchaser. Each of the Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary, except for failures to so qualify that have not had and would not reasonably be expected to have a Company Material Adverse Effect. Section 3.01 of the letter, dated as of the date of this Agreement, from the Company to Purchaser (the “Company Disclosure Letter”) sets forth the name of each Company Subsidiary, its authorized and outstanding capital stock and state of incorporation or organization. For purposes of this Agreement, “Company Subsidiary” means an entity (i) of which the Company or any other Company Subsidiary is a general partner (in the case of a partnership), or (ii) a majority of the total voting power entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is owned or controlled, directly or indirectly, by the Company or by any one or more Company Subsidiaries.

Section 3.02.  Capital Structure.  The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.0001 per share (the “Preferred Stock”). As of the date of this Agreement, 16,292,071 shares of Common Stock were issued and outstanding and no shares were held in treasury or by any Company Subsidiary. As of the date of this Agreement, 1,000,000 shares of Preferred Stock have been designated as Class A Preferred Stock, of which no shares were issued and outstanding. Except as set forth above, no other shares of capital stock are issued or outstanding as of the date of this Agreement. All issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable and have no preemptive rights. As of the date of this Agreement, there are no outstanding subscriptions, options, warrants, rights or other arrangements or commitments obligating the Company to issue any shares of its capital stock other than stock options to acquire up to 231,500 shares of Common Stock (the “Company Stock Options”) granted on or prior to the date of this Agreement pursuant to the 2002 Stock Option and Stock Bonus Plan, the 2003 Stock Option and Stock Bonus Plan, and the 2004 Stock Option and Appreciation Rights Plan (each as amended, collectively, the “Company Stock Plans”). Other than as contemplated above in this Section 3.02, there are not now, and at the Effective Time there will not be, any outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or securities convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth in this Section 3.02, there are not outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement or undertaking.

Section 3.03.  Authority; Execution and Delivery; Enforceability.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement. Subject to the approval and adoption of this Agreement and the Merger by the affirmative vote, at a special meeting of the Company’s shareholders duly called for the purpose in accordance with the CRS (the “Special Meeting of Shareholders”), of (i) a majority of the votes entitled to be cast thereon in accordance with 7-111-103(5) of the CRS (the “Company Requisite Vote”) and (ii) a majority of the votes actually cast at the Special Meeting of Shareholders (the “Special Requisite Vote”), the Company has all requisite corporate power and authority to consummate the Merger and the transactions contemplated hereby; provided that, for purposes of this Section 3.03(a), any abstaining votes, broker non-votes and votes cast by the Executive Group with regard to Shares held by the Executive Group shall not be taken into account for any purpose with regard to the Special Requisite Vote (e.g. in calculating votes cast in favor or total votes cast). The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation by the Company of the transactions contemplated hereby to the Special Requisite Vote and the Company Requisite Vote. The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, fraudulent transfer, reorganization or other similar Law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at Law or in equity). The Company Requisite Vote and the Special Requisite Vote are the only votes of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby, including the Merger. No other vote or consent of the shareholders of the Company is required by Law, the articles of incorporation or bylaws of the Company or otherwise in order for the Company to adopt this Agreement or to approve the transactions contemplated hereby, including the Merger.

(b) The Board of Directors, at a meeting duly called and held, acting on the recommendation of the Special Committee, duly adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the transactions contemplated hereby, (ii) determining that the terms of this Agreement and the Merger are fair to and in the best interests of the Company and the Public Shareholders, and (iii) recommending that the Company’s shareholders approve and adopt this Agreement and the Merger at the Special Meeting (the “Company Recommendation”). No state takeover statute or similar statute or regulation applies to restrict or prevent the Company’s ability to consummate the Merger in accordance with this Agreement or any of the other transactions contemplated hereby.

Section 3.04.  No Conflicts; Consents.

(a) Except as set forth on Section 3.04(a) of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement does not, and the consummation of the Merger and the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or result in, or give rise to, a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”) upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company’s articles of incorporation, bylaws or the comparable governance or organizational documents of any Company Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a “Contract”) to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound, or (iii) subject to the filings and other matters referred to in Section 3.04(b), any judgment, order or decree (“Judgment”) or statute, law (including common law), ordinance, rule or regulation promulgated by any Governmental Entity (as defined below) (“Law”) applicable to the Company or any Company Subsidiary or their respective properties or assets.

(b) Except as set forth on Section 3.04(b) of the Company Disclosure Letter, no consent, approval, license, permit, order, authorization or waiver (“Consent”) of, or registration, declaration or filing with, or permit from, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”) is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Merger and the transactions contemplated hereby, other than (i) the filing with the Securities and Exchange Commission (the “SEC”) of (A) a Transaction Statement on Schedule 13E-3 (as amended or supplemented from time to time, the “Schedule 13E-3”), (B) a proxy statement relating to the approval and adoption of this Agreement and the Merger by the Company

Requisite Vote and the Special Requisite Vote (as amended or supplemented from time to time, the “Proxy Statement”), and (C) such other filings as may be required under applicable securities Laws in connection with this Agreement, the Merger and the transactions contemplated hereby, including as required under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) the filing of the Statement of Merger with the office of the Secretary of State of the State of Colorado and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iii) compliance with and such filings as may be required under applicable environmental Laws, (iv) such filings as may be required in connection with the taxes described in Section 6.07, (v) filings under any applicable state takeover Law or state securities or “blue sky” Laws, (vi) filings in connection with the premerger notification requirement of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), if applicable to the transactions contemplated hereby, (vii) such filings required under the delisting or other requirements of the Nasdaq Global Market, and (viii) such other items that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.05.  Permits; Compliance.

(a) The Company and each Company Subsidiary are in possession of all Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, including Permits required under applicable Liquor Laws, except where failure to be in possession of such Permits would not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary are, and have been, in compliance with the terms and conditions of such Permits, except where failure to so comply would not reasonably be expected to have a Company Material Adverse Effect.

(b) The Company and each Company Subsidiary are, and at all times have been, in compliance with all applicable Laws (including any Liquor Law, or SOB Law), except for such violations that would not reasonably be expected to have a Company Material Adverse Effect.

(c) For purposes of this Agreement, (i) “Liquor Laws” means any Laws governing or relating to the sale of liquor, (ii) “Permits” means all franchises, grants, authorizations, licenses, permits, consents, certificates and approvals of any Governmental Entity, (iii) “SOB Authorities” means those federal state, local or other governmental, regulatory and administrative authorities, agencies, boards and officials responsible for of involved in the regulation of sexually oriented businesses or similar activities, and (iv) “SOB Laws” means all Laws governing or relating to sexually oriented businesses or similar activities.

Section 3.06.  SEC Documents; Undisclosed Liabilities.  The Company has filed or furnished all reports, schedules, forms, statements and other documents (including all exhibits, supplements and amendments thereto) required to be filed or furnished by the Company with the SEC since January 1, 2009 (such documents, together with all exhibits and schedules thereto and all information incorporated therein by reference and any documents filed or furnished during such periods by the Company to the SEC on Current Reports of Form 8-K, the “Company SEC Documents”). As of its respective date, each Company SEC Document complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), as the case may be, and the Sarbanes-Oxley Act of 2002, including, in each case, the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Company SEC Documents filed and publicly available prior to the date hereof or Section 3.06 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that are not set forth on a consolidated balance sheet of the Company or such Company Subsidiary or in the notes thereto.

Section 3.07.  Brokers; Schedule of Fees and Expenses.  No broker, investment banker, financial advisor or other person, other than the Financial Advisor, the fees of which will be paid by the Company prior to the Closing of the Merger, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement, the Merger and the transactions contemplated hereby based upon arrangements made by or on behalf of the Company. The Company has furnished to Purchaser a true and complete copy of all agreements between the Company and the Financial Advisor relating to the Merger and the transactions contemplated hereby.

Section 3.08.  Opinion of Financial Advisor.  The Special Committee and the Board have received the opinion of the Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the Per Share Merger Consideration to be paid to the Public Shareholders is fair from a financial point of view, a signed copy of which opinion has been delivered to Parent and Purchaser. The Company hereby represents and warrants that it has been authorized by the Financial Advisor to permit the inclusion of such Financial Advisor opinion and references thereto in the Proxy Statement, subject to the terms of the engagement letter, dated August 4, 2010, between the Company and the Financial Advisor, a copy of which has been provided to Parent and Purchaser.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PARENT, PURCHASER AND THE EXECUTIVES

Section 4.01.  Representations and Warranties of Parent and Purchaser.  Parent and Purchaser represent and warrant to the Company as follows:

(a) Each of Parent and Purchaser is duly organized and validly existing under the Laws of the jurisdiction in which it is organized and has full limited liability company or corporate power and authority, as applicable, to conduct its businesses as presently conducted.

(b) Since the date of its incorporation, Purchaser has not carried on any business or conducted any operations other than activities related to its organization and the negotiation and the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

(c) The authorized capital stock of Purchaser consists of 1,000 shares of common stock, par value $.001 per share (“Purchaser Common Stock”), all of which are owned by Parent.

(d) Each of Parent and Purchaser has all requisite limited liability company or corporate power and authority, as applicable, to execute and deliver this Agreement and to consummate the Merger and the transactions contemplated hereby. The execution and delivery by each of Parent and Purchaser of this Agreement and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary limited liability company or corporate action, as applicable, on the part of Parent and Purchaser. Parent, as the sole shareholder of Purchaser, has approved this Agreement and the Merger. Each of Parent and Purchaser has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation, enforceable against each of them in accordance with its terms.

(e) The execution and delivery by Parent and Purchaser of this Agreement does not, and consummation of the Merger and the transactions contemplated hereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Liens upon any of the properties or assets of Parent or Purchaser under, any provision of (i) Parent’s articles of organization or operating agreement or Purchaser’s articles of incorporation or bylaws, (ii) any Contract to which Parent or Purchaser is a party or by which any of their respective properties or assets are bound, or (iii) subject to the filings and other matters referred to in Section 4.01(f), any Judgment or Law applicable to Parent or Purchaser or their respective properties or assets.

(f) No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent or Purchaser in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) the filing with the SEC of (A) the Schedule 13E-3, (B) the Proxy Statement, and (C) such other filings as may be required under applicable securities Laws in connection with this Agreement, the Merger and the transactions contemplated hereby, including as required under Sections 13 and 16 of the Exchange Act, (ii) the filing of the Statement of Merger with the office of the Secretary of State of the State of Colorado, (iii) compliance with and such filings as may be required under applicable environmental Laws, (iv) such filings as may be required in connection with the taxes described in Section 6.07, (v) filings under any applicable state takeover Law or state securities or “blue sky” Laws, (vi) filings in connection with the premerger notification requirement of the HSR Act, if applicable to the transactions contemplated hereby, and (vii) any matters, filings, Permits or consents as may be required under applicable Liquor Laws and SOB Laws.

(g) No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger and the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Purchaser.

(h) Except with respect to the Confidentiality Agreement (as defined below) and Section 6.10, the Executive Group Shares are not subject to any voting trust, proxy or similar instrument with respect to the voting thereof.

Section 4.02.  Representations and Warranties of Executives.  Each Executive, in his individual capacity, severally and not jointly, represents and warrants to the Company as follows:

(a) This Agreement constitutes a legal, valid and binding obligation of such Executive enforceable against such Executive in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by principles of equity regarding the availability of remedies (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

(b) Except with respect to any agreement between Executive and the Company or a Company Subsidiary, the execution and delivery by such Executive of this Agreement does not, and consummation of the Merger and the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Liens upon any of the properties or assets of such Executive under, any provision of (i) any Contract to which such Executive is a party or by which any of his properties or assets is bound, or (ii) subject to the filings and other matters referred to in Section 4.02(c), any Judgment or Law applicable to such Executive or his properties or assets.

(c) No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to such Executive in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) filings as may be required under applicable securities Laws in connection with this Agreement, the Merger and the transactions contemplated hereby, including as required under Sections 13 and 16 of the Exchange Act, and (ii) compliance with and such filings as may be required under applicable environmental Laws.

(d) As of the date hereof, such Executive is the beneficial owner of the shares of Common Stock as are accurately and completely set forth (including as to the form of ownership) opposite such Executive’s name on Schedule A, and Executive does not beneficially own any other securities of the Company (such shares of Common Stock and any other voting or equity interests of the Company hereafter acquired by such Executive, any other member of the Executive Group prior to the Voting Agreement Termination (as defined below) in accordance with Section 6.10 being referred to herein collectively as the “Executive Group Shares”).

(e) Such Executive (or Lowrie Management or LTD), has the full and sole power (together with the other Executive) to vote or direct the voting of the Executive Group Shares set forth opposite such Executive’s name on Schedule A.

(f) Such Executive has never been denied a Permit under a Liquor Law or SOB Law or related finding of suitability by any SOB Authority or Governmental Entity, or had any Permit granted under any Liquor Law or SOB Law revoked or suspended.

(g) As of the date hereof, to Executive’s Knowledge, none of the Company’s representations and warranties set forth in Article III of this Agreement are inaccurate or incorrect in any material respect.

(h) Such Executive is familiar with the terms and conditions of this Agreement that are applicable to such Executive and agrees to be bound by such terms and conditions.

(i) Neither Parent nor Purchaser has any present agreements, plans or intentions, as of the date of this Agreement, directly or indirectly, with any Public Shareholder for any Public Shareholder to acquire any equity securities following the Closing in Parent or the Company. If any of the parties identified in Section 4.02(i) of Purchaser’s letter of even date hereof (the “Purchaser Disclosure Letter”) vote in favor of the Merger at the Special Meeting of the Shareholders, then prior to the sixth month anniversary of the Closing, Parent shall not issue any debt or equity securities to such person (other than existing debt of the Company as of the date hereof, including any extensions of such debt). Prior to the sixth month anniversary of the Closing, Parent shall not issue any equity securities to any person who was a member of the Company’s Board of Directors prior to the Closing, other than the Executive Group.

ARTICLE V.

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.01.  Conduct of Business.  Except as otherwise (a) expressly permitted or contemplated by this Agreement, (b) required by Law, or (c) with Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary to, conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted or proposed to be conducted and use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them; provided, however, that any action taken or failure to act by or at the express direction of either Executive that would otherwise constitute a breach of this Section 5.01 shall not be deemed to constitute such a breach. In addition, and without limiting the generality of the foregoing, except as otherwise (i) expressly permitted or contemplated by this Agreement, (ii) required by Law, or (iii) with Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a Company Subsidiary to Company or another Company Subsidiary, (ii) other than in the case of a direct or indirect wholly owned Company Subsidiary, split, combine, recapitalize, subdivide or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(b) issue, deliver, sell or grant (i) any shares of its capital stock, including, without limitation, any shares of the Preferred Stock, (ii) any debentures, bonds, notes or other indebtedness having the right to vote (“Voting Company Debt”) or any other voting securities, (iii) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities, or (iv) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, other than the issuance of Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their present terms;

(c) repurchase any equity securities of the Company (including pursuant to the Stock Repurchase Program dated July 26, 2007 (the “Stock Repurchase Program”)) or otherwise;

(d) amend or propose any change to its or any Company Subsidiary’s articles of incorporation, bylaws or other comparable governance or organizational documents;

(e) amend or propose any change to the voting powers, full or limited, or no voting powers, and/or the designations, preferences and relative, participating, optional or other special rights, and/or the qualifications, limitations and restrictions thereof as provided by Colorado Law, of the Preferred Stock;

(f) merge or consolidate with any other person or acquire assets or equity securities of any other person;

(g) sell, lease, license, subject to a Lien, encumber or otherwise surrender, relinquish or dispose of any assets, property or rights (including capital stock of a Company Subsidiary) except (i) pursuant to existing Contracts or commitments, or (ii) in the ordinary course, consistent with past practice;

(h) other than in the ordinary course of business consistent with past practice, (i) make any loans, advances or capital contributions to, or investments in, any other person or (ii) create, incur, guarantee or assume any indebtedness for borrowed money or issue debt securities; provided that the loans or advances to employees permitted under this Section 5.01(h) shall not exceed $10,000 in any individual case;

(i) make any capital expenditure other than in the ordinary course of business;

(j) grant any increase in the compensation or benefits of directors, officers, employees, consultants, representatives or agents of the Company or any Company Subsidiary other than as required by any plan or arrangement in effect on the date hereof and payments or increases for non-executive officer employees in the ordinary course of business consistent with past practice;

(k) hire or terminate the employment or contractual relationship of any officer or employee of the Company or any Company Subsidiary, as the case may be, other than hirings or terminations in the ordinary course of business consistent with past practice or that, individually and in the aggregate, would not result in (i) a material increase in the number of persons providing services to the Company or any Company Subsidiary in all such capacities or (ii) in the case of hirings, a material increase in the aggregate payroll and other benefits costs to the Company or such Company Subsidiary (such increase to be determined, in the case of a hiring to replace an employee or other service provider in a pre-existing position based solely on the costs in excess of the costs associated with the replaced service provider), and (iii) in the case of terminations, material liability to the Company or any Company Subsidiary in excess of the costs savings, if any, directly derived from such terminations;

(l) settle or compromise any action, suit, claim, litigation, proceeding, arbitration, investigation, audit or controversy involving claims, liabilities or obligations material to the Company and the Company Subsidiaries taken as a whole, or enter into any consent, decree, injunction or similar restraint or form of equitable relief in settlement of any material proceeding;

(m) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary; or

(n) authorize any of, or commit or agree to take any of, the foregoing actions;

Except as otherwise (i) expressly permitted or contemplated by this Agreement, (ii) required by Law, or (iii) with the prior written consent of the Company, acting through the Special Committee (such consent not to be unreasonably withheld, conditioned or delayed), (A) neither Executive will cause the Company or any Company Subsidiary to take or refrain from taking an action that would constitute a breach of this Section 5.01 absent the foregoing provision, and (B) neither Parent, Purchaser or either Executive nor any of their respective affiliates, will enter into, modify or terminate any Contract with the Company or any Company Subsidiary.

Section 5.02.  Other Actions.  From the date hereof through the Closing Date, the Company, Purchaser, Parent and the Executives shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Laws required for the consummation of the Merger, and to effect all necessary filings, consents, waivers, authorizations, Permits and approvals from Governmental Entities and other third parties required for the consummation of the Merger.

ARTICLE VI.

ADDITIONAL AGREEMENTS

Section 6.01.  Preparation of Proxy Statement; Schedule 13E-3; Shareholders Meeting.

(a) In cooperation with and subject to the review and approval of the Special Committee or the Board, as promptly as reasonably practicable following the date of this Agreement, the Company shall prepare the Proxy Statement, and the parties shall jointly prepare the Schedule 13E-3; provided that the Company shall use its best efforts to complete the Proxy Statement within 10 business days of the execution of this Agreement. Parent, Purchaser and the Company shall cooperate with each other in connection with the preparation of the foregoing documents. The Company (acting through or in cooperation with the Special Committee) will use commercially reasonable efforts to have the Proxy Statement, and the parties will use commercially reasonable efforts to have the Schedule 13E-3, cleared by the SEC as promptly as reasonably practicable after such filing.

(b) The Company (acting through or in cooperation with the Special Committee) will use commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company’s shareholders as promptly as reasonably practicable after the Proxy Statement is cleared by the SEC. The Company shall as promptly as reasonably practicable notify Parent of the receipt of any oral or written comments from the SEC relating to the Proxy Statement. The Company (acting through or in cooperation with the Special Committee) shall cooperate and provide Parent with a reasonable opportunity to review and comment on the draft of the Proxy Statement (including each amendment or supplement thereto), and the parties hereto shall cooperate and provide each other with a reasonable opportunity to review and comment on the draft Schedule 13E-3 (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the SEC, prior to filing such with or sending such to the SEC, and the parties hereto will provide each other with copies of all such filings made and correspondence with the SEC. The Company (acting through or in cooperation with the Special Committee), Parent and Purchaser will cause each of (i) the Proxy Statement and any amendment or supplement thereto, and (ii) the Schedule 13E-3 and any amendment or supplement thereto, when filed, to comply as to form in all material respects with the applicable requirements of the Exchange Act. Each of the Company (acting through or in cooperation with the Special Committee), Parent, Purchaser and each Executive agrees that none of the information supplied by it for inclusion in the Proxy Statement or any amendment or supplement thereto or in the Schedule 13E-3 or any amendment or supplement thereto will, (i) in the case of the Proxy Statement, at the time the Proxy Statement or any amendment or supplement thereto is first mailed to the Company’s shareholders, at the time of any amendment or supplement thereto, and at the time of the Company Shareholders Meeting, and (ii) in the case of the Schedule 13E-3, at the time it is first filed with the SEC and at the time of any amendment thereto, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, any information should be discovered by any party which should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3 so that the Proxy Statement or the Schedule 13E-3 would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the Company (subject to Parent’s review and comment) with the SEC and disseminated by the Company to the shareholders of the Company.

(c) The Company (acting through or in cooperation with the Special Committee) shall, as soon as reasonably practicable following the date hereof, take all action necessary in accordance with the CRS and the Company’s articles of incorporation and bylaws to duly call, give notice of, convene and hold the Special Meeting of Shareholders for the purpose of seeking the approval by the holders of Common Stock of this Agreement and the Merger. The Proxy Statement shall include the Company Recommendation, and no Change in the Company Recommendation (as defined below) shall be made except as permitted under Section 6.08(c). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.01(c) shall not be affected by a Change in the Company Recommendation unless, prior to the Special Meeting of Shareholders, this Agreement is terminated pursuant to Article VIII and the Company Termination Fee (as defined below) concurrently paid to Parent. Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to solicit from its Public Shareholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and shall take all other action necessary or advisable to secure the Company Requisite Vote. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Special Meeting of Shareholders to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Company’s Public Shareholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the Company Shareholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Special Meeting of Shareholders. The Company shall ensure that the Special Meeting of Shareholders is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Special Meeting of Shareholders are solicited, in compliance with the CRS, the Company’s articles of incorporation and bylaws, and all other applicable legal requirements.

Section 6.02.  Access to Information; Confidentiality.  The Company shall, and shall cause each Company Subsidiary to, afford to Parent, and to Parent’s officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each Company Subsidiary to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws, and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Any information furnished pursuant to this Section 6.02 shall be subject to the terms of the Standstill and Confidentiality Agreement between the Company, Lowrie, Lowrie Management, LLLP and Parent, dated as of December 3, 2009 (the “Confidentiality Agreement”), and Purchaser agrees to be bound by and subject to the terms of the Confidentiality Agreement to the same extent as Lowrie, Lowrie Management, LLLP and Parent.

Section 6.03.  Reasonable Best Efforts; Notification.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the

Merger and the transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, including under applicable Liquor Laws and SOB Laws, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) making all necessary filings, and thereafter making any other required submissions, with respect to this Agreement and the Merger required under the HSR Act and any related governmental request thereunder and under any other applicable Law, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, the Merger or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement. The Company (acting through or in cooperation with the Special Committee), Parent, Purchaser and each Executive shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company (acting through or in cooperation with the Special Committee), Parent, Purchaser and the Executives shall use their respective reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement and the Schedule 13E-3) in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require any party to agree to any substantial limitation on its operations or to dispose of any significant asset or collection of assets.

(b) The Company (acting through or in cooperation with the Special Committee) shall give prompt notice to Parent and Purchaser, and Parent and Purchaser shall give prompt notice to the Company, of the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably likely to cause or result in any of the conditions set forth in Article VII not being satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

Section 6.04.  Stock Options.

(a) As soon as reasonably practicable following the date of this Agreement, the Board of Directors (or, if appropriate, any committee thereof with responsibility for the administration of the Company Stock Plans) shall adopt such resolutions or take such other actions to provide that, unless required by the applicable Company Stock Plan, each unvested Company Stock Option outstanding at the Effective Time is terminated and each vested and, if required by the applicable Company Stock Plan, unvested Company Stock Option outstanding at the Effective Time shall be converted into the right to receive from the Surviving Corporation an amount equal to (i) the excess, if any, of (A) the Per Share Merger Consideration over (B) the exercise price per share of Common Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Common Stock for which such Company Stock Option shall not theretofore have been exercised.

(b) All amounts payable pursuant to this Section 6.04 shall be subject to any required withholding of taxes required by applicable Law and shall be paid without interest. The Company shall provide all appropriate notices as shall be necessary to effectuate the foregoing. Notwithstanding anything to the contrary contained in this Agreement, payment as to a particular holder shall, at Purchaser’s request, be withheld in respect of any Company Stock Option until all necessary notices are given and consents are obtained from such holder.

(c) The Company Stock Plans shall terminate as of the Effective Time, and the provisions in any other benefit plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Stock Option or any participant in any Company Stock Plans shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation.

(d) As of the date hereof, the Company has terminated the Stock Repurchase Program.

Section 6.05.  Indemnification.

(a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, to the fullest extent permitted under applicable Law, indemnify and hold harmless each present and former director and officer of the Company (collectively, the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any facts or events existing or occurring at or prior to the Effective Time (including the Merger); provided, however, that the foregoing obligation to indemnify the Indemnified Parties shall not apply to any claims, actions, suits, proceedings or investigations for which the Company is prohibited from providing indemnification under the CRS or the Company’s articles of incorporation or bylaws. From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, advance expenses (including the costs and expenses of any investigation or preparation incurred in connection therewith) to an Indemnified Party, as incurred, to the fullest extent permitted under applicable Law. In the event of any such claim, action, suit, proceeding or investigation arising after the Effective Time, (i) the Indemnified Parties shall promptly notify Parent, Purchaser or the Surviving Corporation thereof, provided, however, that failure to provide such notice shall relieve Parent, Purchaser or the Surviving Corporation of its indemnification obligation only to the extent that Parent, Purchaser or the Surviving Corporation, as the case may be, is actually prejudiced thereby, (ii) none of Parent, Purchaser or the Surviving Corporation shall be obligated to pay for more than one (1) firm of counsel for all Indemnified Parties, except to the extent that (A) an Indemnified Party has been advised by counsel that there are conflicting interests between it and any other Indemnified Party, or (B) local counsel, in addition to such other counsel, is required to effectively defend against such action or proceeding, and (iii) none of Parent, Purchaser or the Surviving Corporation shall be liable for any settlement effected without its written consent, which shall not be unreasonably withheld, conditioned or delayed. None of Parent, Purchaser or the Surviving Corporation shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and not subject to appeal) that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

(b) Parent shall, or shall cause the Surviving Corporation to obtain or maintain in effect tail policies to the Company’s current directors’ and officers’ liability insurance, which tail policies (i) shall be effective for a period of six years after the Effective Time with respect to claims arising from acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company’s directors’ and officers’ liability insurance and (ii) shall contain terms with respect to coverage and amount no less favorable, in the aggregate, than those of such policy or policies as in effect on the date hereof. Notwithstanding the immediately preceding sentence, if the tail polices described in the immediately preceding sentence cannot be maintained or obtained or can only be maintained or obtained by paying aggregate premiums in excess of 150% of the aggregate annual amount currently paid by the Company for such coverage, the Surviving Corporation shall only be required to provide as much coverage as can be maintained or obtained by paying aggregate premiums equal to 150% of the aggregate annual amount currently paid by the Company for such coverage. The current policies of directors’ and officers’ liability insurance maintained by the Company with respect to claims arising from or related to facts or events that occurred at or before the Effective Time until the expiration of such insurance policies pursuant to the terms thereof.

(c) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge with or into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties or assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.05.

(d) The parties hereto intend that the provisions of this Section 6.05 be for the benefit of, and will be enforceable by, each Indemnified Party and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Indemnified Person may have by contract or otherwise.

(e) The rights of the Indemnified Parties under this Section 6.05 shall be in addition to any rights such Indemnified Parties may have under the organizational and governance documents of the Company or any Company Subsidiary, or under any applicable agreements or other documents or Laws. Parent, Purchaser and the Surviving Corporation hereby agree that all provisions relating to exculpation, advancement of expenses and indemnification for acts or omissions occurring prior to the Effective Time existing in favor of an Indemnified Party as provided in the organizational and governance documents of the Company or any Company Subsidiary, or under any applicable agreements or documents, shall remain in full force and effect, and Parent and the Surviving Corporation shall continue to honor such provisions, for a period of the lesser of: (i) the remaining term of any such applicable agreement or document, or (ii) six (6) years commencing at the Effective Time to the fullest extent permitted by applicable Law.

Section 6.06.  Public Announcements.  Parent, Purchaser and the Company (acting through the Special Committee) shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except (i) with respect to the announcement of any Change in the Company Recommendation, or (ii) as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or the Nasdaq Global Market.

Section 6.07.  Transfer Taxes.  All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such taxes) (“Transfer Taxes”) incurred in connection with the Merger shall be paid by, and Parent shall cause such Transfer Taxes to be paid by, the Surviving Corporation, and the Company shall cooperate with Parent and Purchaser in preparing, executing and filing any tax returns with respect to such Transfer Taxes.

Section 6.08.  Acquisition Proposals.

(a) The Company shall not, nor shall it authorize or permit any Company Subsidiary, nor shall it authorize any of its or the Company Subsidiaries’ respective officers, directors, employees or agents to (and shall use all reasonable efforts to cause such persons not to), directly or indirectly (1) initiate, solicit or facilitate or encourage any inquiry or the making of any proposal that constitutes or would reasonably be expected to lead to a Acquisition Proposal, or (2) participate in any substantive discussions or negotiations regarding, or furnish to any person any information or data with respect to the Company, or otherwise cooperate with or take any other action to facilitate, any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal (as defined below), or requires the Company to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement (each, a “Restricted Action”). Notwithstanding the foregoing, prior to the Company Requisite Vote, the Company may, in response to a bona fide written Acquisition Proposal that did not result from a breach of this Section 6.08(a) and subject to compliance with Section 6.08(c):

(i) furnish information or data with respect to the Company and each Company Subsidiary to the person making such Acquisition Proposal pursuant to and in accordance with a confidentiality agreement (each in a form approved by the Special Committee, provided that such agreement shall not prohibit the Company from complying with the terms of Section 6.08); provided that all such information provided to such person has previously been provided to Parent or is provided to Parent prior to or concurrently with the time it is provided to such person; and

(ii) participate in discussions or negotiations with such person regarding such Acquisition Proposal, provided, in each case, that the Special Committee determines in good faith, by resolution duly adopted after consultation with its outside legal counsel and the Financial Advisor that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Acquisition Proposal.

(b) The Company shall provide Parent with a written summary of the material terms and conditions of each Acquisition Proposal received as promptly as practicable after the receipt by the Company of any Acquisition Proposal or any inquiry with respect to, or that would reasonably be expected to lead to, any Acquisition Proposal. The Company shall keep Parent informed on a reasonably current basis of the status of any such Acquisition Proposal, including any changes to the price or other material terms and conditions thereof. For purposes of the foregoing, an Acquisition Proposal or inquiry will be deemed to be received by the Company only if and when the Board or Special Committee receives notice of same.

(c) Neither the Board of Directors nor any committee thereof (including the Special Committee) shall, directly or indirectly, withdraw or modify (or publicly propose to withdraw or modify) in any manner adverse to Parent the Company Recommendation or approve or recommend (or publicly propose to approve or recommend) an Acquisition Proposal (collectively, a “Change in the Company Recommendation”) unless it determines in good faith, by resolution duly adopted after consultation with its outside legal counsel and the Financial Advisor, that the failure to do so would present a substantial risk of being inconsistent with the fulfillment of its fiduciary duties under applicable Law. Notwithstanding any Change in the Company Recommendation, this Agreement shall be submitted to the shareholders of the Company at the Special Meeting of Shareholders for the purpose of adopting this Agreement and approving the Merger, unless the Agreement is terminated pursuant to Article VIII and the Company Termination Fee is concurrently paid to Parent.

(d) At any time prior to the Company Requisite Vote and the Special Requisite Vote, if the Company receives an Acquisition Proposal that the Special Committee (or the Board of Directors) concludes in good faith after consultation with its outside legal counsel and the Financial Advisor constitutes a Superior Acquisition Proposal (as defined below), then the Board of Directors and/or the Special Committee may (i) cause the Company to terminate this Agreement pursuant to Section 8.01(f), or (ii) cause the Company to enter into a Company Acquisition Agreement and concurrently terminate this Agreement pursuant to Section 8.01(f); provided, that the Company shall not terminate this Agreement pursuant to Section 8.01(f) unless concurrently with such termination the Company pays to Parent the Company Termination Fee as contemplated by Section 8.03(b)(ii); provided, further, that, the Board of Directors and/or the Special Committee may not terminate this agreement pursuant to Section 8.01(f) unless (A) the Special Committee shall have first provided prior written notice to Parent that it is prepared to take such action in response to a Superior Acquisition Proposal, which notice shall attach the most current version of any written agreement relating to the transaction that constitutes such Superior Acquisition Proposal, and (B) Parent does not make, within five (5) business days after the receipt of such notice, a proposal that the Special Committee determines in good faith, after consultation with its outside legal counsel and the Financial Advisor, is at least as favorable to the Public Shareholders as such Superior Acquisition Proposal. The Company agrees that, during the five (5) business day period prior to taking an action contemplated by clauses (i) or (ii) above, the Company (as directed by the Special Committee) shall negotiate in good faith with Parent regarding any revisions to the terms of the transaction contemplated by this Agreement proposed by Parent. Notwithstanding any Change in the Company Recommendation, this Agreement shall be submitted to the shareholders of the Company at the Special Meeting of Shareholders for the purpose of adopting this Agreement and approving the Merger, provided, however, that this Agreement shall not be required to be submitted to the shareholders of the Company at the Special Meeting of Shareholders if this Agreement has been terminated pursuant to Article VIII and concurrently with such termination the Company has paid to Parent the Company Termination Fee as contemplated by Section 8.03(b)(ii).

(e) Nothing contained in this Section 6.08 shall prohibit the Company from complying with the Exchange Act, including Rules 14d-9 and 14e-2 thereunder, in respect of any Acquisition Proposal or otherwise making any disclosure to the shareholders of the Company if the Special Committee or Board of Directors determines in good faith, by resolution duly adopted after consultation with its outside counsel, that the failure to make such disclosure (i) would breach its fiduciary duties to the shareholders of the Company under applicable Law or (ii) would be inconsistent with its obligations under applicable securities Laws and regulations (including the rules and regulations of the Nasdaq stock market).

(f) Neither Parent, Purchaser, the Executives nor any of their respective affiliates (other than the Company and the Company Subsidiaries) shall take any action with the purpose of discouraging or preventing any person from making an Acquisition Proposal or, once made, from continuing to pursue such Acquisition Proposal; provided, that the foregoing shall not prevent Parent, Purchaser or the Executives from enforcing their rights hereunder or any other agreement that Executive or their respective affiliates have entered into, or any rights arising out of their ownership of Common Stock in the Company.

(g) Nothing contained in this Section 6.08 shall prohibit the Company from responding to any unsolicited proposal or inquiry solely by advising the person making such proposal or inquiry of the terms of this Section 6.08.

(h) For purposes of this Agreement:

(i) “Acquisition Proposal” means any proposal or offer in respect of (A) a tender or exchange offer, merger, consolidation, business combination, share exchange, reorganization, recapitalization, liquidation, dissolution, or similar transaction involving the Company with any person other than Parent or any affiliate thereof (a “Third Party”) pursuant to which such Third Party would acquire more than twenty percent (20%) of the outstanding capital stock of the Company, (B) the Company’s acquisition of any Third Party in a transaction in which the shareholders of the Third Party immediately prior to consummation of such transaction will own more than twenty percent (20%) of the Company’s outstanding capital stock immediately following such transaction, including the issuance by the Company of more than twenty percent (20%) of its outstanding capital stock as consideration for assets or securities of a Third Party, or (C) any direct or indirect acquisition by any Third Party of twenty percent (20%) or more of the outstanding capital stock of the Company or of twenty percent (20%) or more of the consolidated assets of the Company and the Company Subsidiaries, taken as a whole, in a single transaction or a series of related transactions.

(ii) “Company Acquisition Agreement” means, with respect to any Acquisition Proposal, any written term sheet, letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding which is approved by the Special Committee or the Board of Directors and duly authorized and executed by the Company.

(iii) “Superior Acquisition Proposal” means any bona fide written proposal or offer made by a Third Party in respect of an Acquisition Proposal, which the Special Committee determines in good faith, by resolution duly adopted after consultation with its outside counsel and the Financial Advisor, would result in a transaction that if consummated would be more favorable from a financial point of view to the Public Shareholders than the Merger (including any proposal by Parent to amend the terms of this Agreement), and is reasonably capable of being consummated on the terms so proposed taking into account all financial, regulatory, legal and other aspects of such proposal.

Section 6.09.  Third Party Consents.  Between the date hereof and the Effective Time, the Company shall use all reasonable efforts to obtain the third party consents set forth in Section 6.09 of the Company Disclosure Letter.

Section 6.10.  Voting Agreement; Transfer or Acquisition of Shares; Waiver of Appraisal Rights.

(a) Each of Parent, Purchaser and the Executives hereby covenants and agrees that until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time (the “Voting

Agreement Termination”), at the Special Meeting of Shareholders or any other meeting of the shareholders of the Company, however called, and in any action by written consent of the shareholders of the Company, that each such person will vote, or cause to be voted, all of the shares of Common Stock then owned beneficially or of record by such persons and their respective affiliates, as of the record date for such meeting or consent, in favor of the adoption of this Agreement and the approval of the Merger and any actions required in furtherance thereof, as this Agreement may be modified or amended from time to time. For purposes of this Section 6.10, the Company and the Company Subsidiaries shall not be deemed to be affiliates of Parent, Purchaser or either of the Executives.

(b) Each of Parent, Purchaser and the Executives hereby covenants and agrees from the execution and delivery of this Agreement until the Voting Agreement Termination that, except as otherwise contemplated by this Agreement, neither any of such persons nor any of their respective affiliates will directly or indirectly (i) sell, assign, transfer, tender, pledge, encumber or otherwise dispose of (collectively, “Transfer”) any of the shares of Common Stock held by such person to a third party, (ii) deposit any of such shares of Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to such shares of Common Stock or grant any proxy or power of attorney with respect thereto that is inconsistent with this Section 6.10, (iii) enter into any Contract, option or other arrangement or undertaking with respect to the direct or indirect Transfer of any such shares of Common Stock to a third party, (iv) enter into any hedging transactions, borrowed or loaned shares, swaps or other derivative security, Contract or instruction in any way related to the price of the Common Stock, or (v) take any action that would make any representation or warranty of either of the Executives contained in Section 4.02 untrue or incorrect or have the effect of preventing, materially delaying or materially impairing either of the Executives from performing his obligations under this Section 6.10.

(c) Each of Parent, Purchaser and the Executives covenants and agrees from the execution and delivery of this Agreement until the Voting Agreement Termination that, except as otherwise contemplated by this Agreement, none of such persons nor any of their respective affiliates (which, for the purposes of this Section 6.10(c), shall include any person with whom any such person is part of a “group” as defined in Section 13(d)(3) of the Exchange Act) shall or shall permit any of its representatives or agents on its behalf to (i) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, alone or in concert with any other person, any securities or property of the Company or any Company Subsidiary, or any rights or options to acquire any such securities or property (including, but not limited to, beneficial ownership of such securities or property as defined in Rule 13d-3 under the Exchange Act), (ii) except at the specific written request of the Special Committee, propose to enter into, directly or indirectly, any merger or business combination involving the Company or any Company Subsidiary, or to purchase, directly or indirectly, a material portion of the assets of the Company, (iii) make, or participate in, directly or indirectly, any “solicitation” of “proxies” (as those terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of any securities of the Company in respect of or related to the matters set forth in clauses (i) and (ii) above, (iv) enter into any contract, arrangement or understanding with any person or “group” (as defined in Section 13(d)(3) of the Exchange Act) with respect to any securities of the Company or any Company Subsidiary, including but not limited to any joint venture, loan or option agreement, put or call, guarantee of loans, guarantee of profits or division of losses or profits, (v) disclose any intention, plan or arrangement inconsistent with the foregoing, or (vi) advise, assist or encourage any other persons in connection with any of the foregoing.

(d) Each of Parent, Purchaser and the Executives hereby waives, to the full extent of the Law, and agrees not to assert, any dissenter’s rights pursuant to the CRS or any similar rights in connection with the Merger with respect to any and all Executive Group Shares.

Section 6.11.  Shareholder Litigation.  The Company shall give Parent the opportunity to participate in the defense or settlement of, and keep Parent reasonably informed regarding any shareholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement, whether commenced prior to or after the execution and delivery of this Agreement. The Company agrees that it shall not settle or offer to settle any litigation commenced prior to or after the date hereof against the Company or any of its directors or executive officers by any shareholder of the Company relating to this Agreement, the Merger, any other transaction contemplated hereby or otherwise, without the prior written consent of Parent, which consent shall not be unreasonably withheld.

Section 6.12.  Resignations.  Prior to the Closing, the Company shall deliver to Purchaser written resignations, which shall provide in each instance that such resignations shall automatically become effective immediately prior to the Effective Time, of each of the directors then serving on the Company’s Board of Directors and each officer of the Company (other than the Executives).

Section 6.13.  Financing.  Parent shall use good faith efforts to secure the financing necessary and required to consummate the transactions contemplated by this Agreement. Section 6.13 of the Purchaser Disclosure Letter describes the anticipated financing sources.

ARTICLE VII.

CONDITIONS PRECEDENT

Section 7.01.  Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Company Shareholder Approval.  This Agreement and the Merger shall have been approved by the Company Requisite Vote and the Special Requisite Vote by the shareholders of the Company at the Special Meeting of the Shareholders, in compliance with and as required under the CRS.

(b) No Injunctions or Restraints.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition the party doing so shall have used all reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

(c) HSR Act.  The waiting period applicable to the consummation of the Merger under the HSR Act, if any, shall have expired or been terminated.

Section 7.02.  Conditions to Obligations of Parent and Purchaser.  The obligations of Parent and Purchaser to effect the Merger are further subject to the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date) and except to the extent that the failure of such representations and warranties to be true and correct do not have a Company Material Adverse Effect. Purchaser shall have received a certificate signed on behalf of the Company by a duly authorized officer of the Company to such effect.

(b) Performance of Obligations of the Company.  The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Purchaser shall have received a certificate signed on behalf of the Company by a duly authorized officer of the Company to such effect.

(c) Material Adverse Effect.  There shall have been no event since the date of this Agreement which has had a Company Material Adverse Effect.

(d) Dissenters’ Rights.  Holders of no greater than ten percent (10%) of the Public Shareholders of the Company shall have exercised their dissenters’ rights and delivered a payment demand to the

Company pursuant to Section 7-113-101 et seq. of the CRS (excluding such holders who have failed to perfect, withdrawn or otherwise lost such right to deliver a payment demand) prior to the Closing.

(e) Company Stock Plans and Stock Repurchase Program.  The Company shall have terminated all Company Stock Plans and the Stock Repurchase Program and, after giving effect to Section 6.04, all Company Stock Options shall have been cancelled or terminated.

(f) Debt.  Purchaser shall have obtained all necessary approvals from holders of any and all debt of the Company (other than debt held by any member of the Executive Group) to consummate the Merger and the transactions contemplated hereby. In addition to the foregoing, the holders of Converting Debt shall have executed all documents reasonably necessary to effectuate the assignment of their Converting Debt to Parent.

(g) Consents.  All foreign or domestic governmental consents, orders and approvals required for the consummation of the Merger, the transactions contemplated hereby, and transfer of any licenses related to the operations of the business of the Company as currently conducted or presently planned to be conducted, including the Company’s Permits under Liquor Laws and SOB Laws, to the extent set forth on Section 3.04 of the Company Disclosure Letter, shall have been obtained and shall be in effect at the Effective Time; provided, however, that prior to asserting this condition the party doing so shall have used all commercially reasonable efforts to obtain such consents, orders and approvals.

(h) No Litigation.  Except with respect to that certain matter filed on July 30, 2010 in the District Court for Jefferson County, Colorado as Case No. 10-CV-3624, there shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other Third Party (including any Company shareholder or any person asserting to be a Company shareholder other than the Executive Group), (i) challenging, or seeking to restrain or prohibit the transactions contemplated hereby or seeking to obtain damages from the Company (including any of it officers or directors), Purchaser or Parent with regard to the Merger or this Agreement, (ii) seeking to prohibit or limit the ownership or operation by the Company or to compel the Company or any Company Subsidiary to dispose of or hold separate any material portion of the business or assets of the Company as a result of the Merger, (iii) seeking to impose ownership of any shares of Common Stock, including the right to vote the Common Stock, on any matters properly presented to the shareholders of the Company, or (iv) seeking to prohibit Parent from effectively controlling in any material respect the business or operations of the Company and the Company Subsidiaries.

Section 7.03.  Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger is further subject to the following conditions:

(a) Representations and Warranties.  The representations and warranties of each of Parent, Purchaser and each Executive in this Agreement that are qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects, as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date) and except to the extent that the failure of such representations and warranties to be true and correct do not have a material adverse effect on either Parent or Purchaser. The Company shall have received a certificate signed on behalf of Parent by a manager of Parent to such effect, Purchaser by an officer of Purchaser to such effect and by each Executive to such effect.

(b) Performance of Obligations of Parent, Purchaser and the Executives.  Each of Parent, Purchaser and each Executive shall each have performed in all material respects all obligations required to be performed by such person under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of each such person to such effect.

ARTICLE VIII.

TERMINATION, AMENDMENT AND WAIVER

Section 8.01.  Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after satisfaction of the condition set forth in Section 7.01(a):

(a) by mutual written consent of Parent, Purchaser and the Company (as agreed to by the Special Committee);

(b) by either Parent and Purchaser, on the one hand, or the Company (acting at the direction of the Special Committee and approved by the Board), on the other hand:

(i) if the Merger is not consummated on or before the later of (A) June 30, 2011 and (B) four (4) months after the Proxy Statement is cleared by the SEC (the “Outside Date”), unless the failure to consummate the Merger by the Outside Date is the result of a breach of this Agreement by the party seeking to terminate this Agreement; or

(ii) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

(c) by Parent and Purchaser, if the Company breaches or fails to perform in any material respect any of its covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) through Section 7.02(e), and (ii) cannot be or has not been cured within thirty (30) days after the giving of written notice to the Company of such breach;

(d) by the Company (acting at the direction of the Special Committee and approved by the Board), if Parent, Purchaser or either Executive breaches or fails to perform in any material respect any of its covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or Section 7.03(b), and (ii) cannot be or has not been cured within thirty (30) days after the giving of written notice to Parent or Purchaser of such breach;

(e) by Parent and Purchaser, (i) if the Board (acting through the Special Committee) shall have approved or recommended a Superior Acquisition Proposal by a third party, (ii) if there is a Change in the Company Recommendation, (iii) if the Board (acting through the Special Committee) shall have failed to include in the Company Proxy Statement such Company Recommendation (including the recommendation that the shareholders of the Company vote in favor of the Merger), (iv) if the Company enters into, or the Board (acting by itself or through the Special Committee) approves or recommends, a Company Acquisition Agreement, or (v) the Board or the Special Committee has publicly announced an intention to do any of the foregoing;

(f) by the Company (acting at the direction of the Special Committee and approved by the Board), pursuant to Section 6.08(d), if the Company has complied with all the provisions of Section 6.08 and pays to Parent the Company Termination Fee as contemplated by such section; or

(g) by either Parent and Purchaser, on the one hand, or the Company (acting at the direction of the Special Committee and approved by the Board), on the other hand, if at the Special Meeting of Shareholders the Company Requisite Vote or Special Requisite Vote is not obtained in favor of this Agreement and the Merger as required by the CRS or this Agreement.

Section 8.02.  Effect of Termination.  In the event of termination of this Agreement by either the Company, on the one hand, or Parent or Purchaser, on the other hand, as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Purchaser, Parent, either Executive or the Company other than Section 3.07, Section 4.01(g), the last sentence of Section 6.02, this Section 8.02, Section 8.03 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the willful breach by a party of any representation, warranty or covenant set forth in this Agreement. Notwithstanding the foregoing, to the extent that any breach of any representation, warranty or covenant of the Company set forth in this Agreement is a result of the direction of either Executive, the Company shall not be deemed to have breached such representation, warranty or covenant for any purpose under this Agreement (including in determining whether any condition has been satisfied hereunder).

Section 8.03.  Fees and Expenses.

(a) Except as otherwise provided in this Section 8.03, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

(b) The Company shall pay to Parent an amount equal to $1,000,000 (the “Company Termination Fee”) in the event that:

(i) this Agreement is terminated by the Company pursuant to Section 8.01(f) or by Parent and Purchaser pursuant to Section 8.01(e); or

(ii) (A) an Acquisition Proposal shall have been made to the Public Shareholders generally or has otherwise become publicly known, disclosed or proposed, and in each case has not been withdrawn, and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.01(b)(i) or Section 8.01(g), and (B) within twelve (12) months after such termination, the Company enters into, or publicly announces the intention to enter into, a definitive agreement with respect to any Acquisition Proposal, or consummates the transactions contemplated by such Acquisition Proposal; provided, that for purposes of this Section 8.03(b)(ii), the percentages set forth in the defined term “Acquisition Proposal” shall be deemed to be 50%.

In each case, the Company shall pay Parent the Company Termination Fee by wire transfer of immediately available funds on the second (2nd) business day following (y) in the case of a payment required by Section 8.03(b)(i), the date of termination of this Agreement, and (z) in the case of a payment required by Section 8.03(b)(ii), the closing date of any definitive agreement with regard to the Acquisition Proposal. Notwithstanding the foregoing, in the event the Company Termination Fee becomes payable by the Company in connection with a termination under Section 8.01(f) in order to enter into a definitive agreement with respect to an Acquisition Proposal with any party set forth on Section 8.03(b) of the Company Disclosure Letter, then the Company Termination Fee shall be reduced to $600,000.

(c) Parent shall pay the Company an amount equal to $1,000,000 (the “Parent Termination Fee”), in the event that this Agreement is terminated by the Company pursuant to Section 8.01(b)(i) or Section 8.01(d), in each circumstance, as a result of Parent not being able to secure financing for the Merger (provided that at the time of such termination all of the conditions set forth in Sections 7.01 and Section 7.02 shall have been satisfied and the Company shall not be in material breach of this Agreement). In such case, Parent shall pay the Company the Parent Termination Fee by wire transfer of immediately available funds on the second (2nd) business day after such termination by the Company or by cancellation of indebtedness owed by the Company to the Executives.

(d) Each of the parties hereto acknowledges that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement and that neither the Company Termination Fee nor the Parent Termination Fee is a penalty, but rather are liquidated damages in a reasonable amount that will compensate Parent or the Company in the circumstances in which such termination fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision.

Section 8.04.  Amendment.  This Agreement may be amended by the parties hereto at any time before or after receipt of the Company Requisite Vote and the Special Requisite Vote; provided, however, that any amendment pursuant to this Section 8.04 shall require the approval of the Special Committee, or in the case of a deadlock on the Special Committee by the Board; provided, further, however, that after receipt of the Company Requisite Vote and the Special Requisite Vote, there shall be made no amendment that by Law requires further approval by the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 8.05.  Extension; Waiver.  At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement (other than the condition set forth in 7.01(a), which shall not be waived by any party); provided, however, that any extension or waiver by the Company pursuant to this Section 8.05 shall require the approval of the Special Committee. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 8.06.  Procedure for Termination, Amendment, Extension or Waiver.  A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.04 or an extension or waiver pursuant to Section 8.05 shall, in order to be effective, require (a) in the case of Parent, action by its manager, (b) in the case of Purchaser, action by its Board of Directors, and (c) in the case of the Company, action by the Special Committee.

ARTICLE IX.

GENERAL PROVISIONS

Section 9.01.  Nonsurvival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

Section 9.02.  Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)  if to Parent or Purchaser, to:

Family Dog, LLC,
6729 Bear Point Trail
Golden, CO 80403
Facsimile: (303) 278-4000
Attention: Mr. Troy Lowrie

with a copy to:

Kamlet Reichert, LLP
950 Seventeenth Street
Suite 2400
Denver, CO 80202
Facsimile: (303) 825-1185
Attention: E. Lee Reichert, Esq.

(b)  if to Lowrie, to:

Troy Lowrie
6729 Bear Point Trail
Golden, CO 80403
Facsimile: (303) 278-4000

(c)  if to Ocello, to:

Micheal Ocello
6161 Clifton Oaks Place
St. Louis, MO 63129
Facsimile: (618) 271-8384

(d)  if to the Company, to:

VCG Holding Corp.
390 Union Boulevard
Suite 540
Lakewood, CO 80228
Facsimile: (303) 278-4000
Attention: Board of Directors

with a copy to:

Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street
Suite 2200
Denver, CO 80202-4432
Facsimile: (303) 223-1111
Attention: Adam J. Agron, Esq.

and

Faegre & Benson LLP
1900 Fifteenth Street
Boulder, CO 80302
Facsimile: (303) 447-7800
Attention: James H. Carroll, Esq.

Section 9.03.  Definitions.

For purposes of this Agreement:

An “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

A “person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

A “representative” means, with respect to any person, an officer, director, employee, auditor, investment banker, financial advisor, counsel, agent and other representative of such person.

The “Special Committee” means the Special Committee of the Board formed to, among other things, negotiate the terms of the Merger, if in existence at the relevant time; provided that if such committee is not in existence at the relevant time or if there is a deadlock on the Special Committee, an action of the “Special Committee” may be taken by resolution of a majority of the members of the Board who (a) have no direct or indirect interest in Parent, whether as an investor or otherwise, (b) are not representatives of any Person who has any such interest in Parent, and (c) are not otherwise affiliated with, and are independent from, Parent and each Executive.

A “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which is owned directly or indirectly by such first person).

Section 9.04.  Interpretation.  When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

Section 9.05.  Severability.  If any term or other provision of this Agreement is determined by any court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid by any court of competent jurisdiction, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 9.06.  Counterparts.  This Agreement may be executed in one or more separate counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Counterpart signatures transmitted by facsimile or by electronic transmission (i.e., by e-mail) shall be acceptable for this Agreement, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other form of electronic transmission to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other form of electronic transmission, as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

Section 9.07.  Entire Agreement; No Third-Party Beneficiaries.  This Agreement, taken together with the Company Disclosure Letter and the Confidentiality Agreement, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the transactions contemplated by this Agreement, and (b) except for the provisions of Section 6.05, are not intended to confer upon any person other than the parties any rights or remedies.

Section 9.08.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Colorado, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

Section 9.09.  Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any company directly or indirectly wholly owned by Parent, but no such assignment shall relieve the assigning party of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 9.10.  Enforcement.

(a) Subject to Section 9.10(b), the parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is therefore accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity.

(b) For the avoidance of doubt, if Section 8.03(b) or (c) become operative, the Company Termination Fee or Parent Termination Fee, as the case may be, paid in accordance Section 8.03(b) or (c), as applicable, shall be the sole and exclusive remedy available against the party paying such fee.

Section 9.11.  Selection of Jurisdiction.  Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the City and County of Denver, Colorado in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.02. Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by Law.

[SIGNATURE PAGE(S) FOLLOW]

IN WITNESS WHEREOF, Parent, Purchaser and the Company have duly executed this Agreement as of the date first above written.

/s/  Troy Lowrie
Troy Lowrie, individually

/s/  Micheal Ocello
Micheal Ocello, individually

FAMILY DOG, LLC

By:	/s/ Troy Lowrie
Name:     Troy Lowrie

Title:	President

FD ACQUISITION CO.

By:	/s/ Troy Lowrie
Name:     Troy Lowrie

Title:	President

VCG HOLDING CORP.

By:	/s/ George Sawicki
Name:     George Sawicki

Title:	Chair, Special Committee

[Signature Page to Agreement and Plan of Merger]

SCHEDULE A

Executive Group

Shareholder	Shares Held in Own Name	Shares Beneficially Owned

Troy Lowrie	549,189	4,943,289
Lowrie Management, LLLP	4,394,100	4,394,100
Micheal Ocello	37,589	195,589
LTD Investment Group, LLC	158,000	158,000

SCHEDULE A-1

APPENDIX B

November 9, 2010

Special Committee of the Board of Directors
VCG Holding Corp.
390 Union Boulevard, Suite 540
Lakewood, Colorado 80228

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock (the “Common Stock”) other than the Executive Group (as defined below) of VCG Holding Corp., a Colorado corporation (the “Company”), of the Per Share Merger Consideration (as defined below) provided in that certain Agreement and Plan of Merger, dated as of November 9, 2010 (the “Agreement”), to be entered into by and among Family Dog, LLC (“Parent”), FD Acquisition Co., Troy Lowrie (“Lowrie”), Michael Ocello (“Ocello”) and the Company.

The Agreement provides, among other things, that the Company is to be acquired by Parent through a merger (the “Merger”), and that the issued and outstanding shares of Common Stock not owned directly or indirectly by Lowrie, Ocello and Lowrie Management, LLLP (collectively, the “Executive Group”) be converted into the right to receive $2.25 per share in cash, without interest (the “Per Share Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

In connection with our review of the Merger, and in arriving at our opinion, we have: (i) reviewed and analyzed the terms of the Agreement; (ii) reviewed and analyzed certain financial and other data with respect to the Company, which was publicly available, (iii) reviewed and analyzed certain information, including financial statements and financial forecasts, relating to the business, earnings, cash flow, assets, liabilities, projected operations and prospects of the Company, that were publicly available, as well as those that were furnished to us by the Company; (iv) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses (ii) and (iii) above, as well as its business and prospects on a stand alone basis; (v) reviewed the current and historical reported prices and trading activity of certain other publicly-traded companies deemed by us to be comparable to the Company; and (vi) reviewed the terms, to the extent publicly available, of certain business combination transactions that we deemed relevant. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion. We believe such areas of investigation are sufficient and reasonable as a basis for rendering this opinion. In conducting our review and analysis, and as a basis for arriving at our opinion, we have utilized generally accepted valuation and analytical techniques, methodologies, procedures and considerations reasonably deemed relevant and customary under the circumstances.

In arriving at our opinion, we have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company that the financial information provided has been prepared by the Company on a reasonable basis in accordance with industry practice, and that the Company is not aware of any information or facts that would make incomplete or misleading any information provided to us by it. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed, without independent verification, that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based upon assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates, judgments or forward-looking information or the assumptions upon which they were based. Although we have not independently verified the accuracy and completeness of the information we considered, we advise you that nothing has come to our attention during the course of this engagement that has caused us to believe that it was unreasonable for us to utilize and rely on the information we have reviewed. We are not legal, tax or regulatory advisors. We are financial advisors only and we have relied, with your consent and without independent verification, on the advice of the outside counsel and the independent registered public accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Agreement.

In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the last draft of such document reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party in accordance with the provisions thereof, (iii) the Merger will be consummated pursuant to the terms of the Agreement, and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the parties or the contemplated benefits of the Merger.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other), and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect this opinion and the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

We have been engaged by the Special Committee of the Board of Directors of the Company to render an opinion with respect to the Per Share Merger Consideration in connection with the Merger and we will receive (i) a strategic alternatives analysis fee, and (ii) an opinion fee, neither of which is contingent upon the consummation of the Merger or the conclusions reached in the opinion. We received a nonrefundable retainer fee upon our engagement. If the Merger is consummated, we will also receive a transaction fee measured by the consideration received by the holders of Common Stock, against which the retainer and strategic alternatives analysis fees will be credited. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services.

In the ordinary course of our business, we may, in the future, provide investment banking and financial advisory services to the Parent or entities that are affiliated with the Company, Parent, Lowrie or Ocello, for which we would expect to receive compensation. We are not currently engaged to provide any such services.

This opinion is provided to the Special Committee of the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any shareholder of the Company. It is understood that this opinion will be relied upon by the Special Committee of the Board of Directors in connection with the Merger. This opinion may not be disclosed, referred to, published or otherwise used (in whole or in part), nor may any public references to us be made, without our prior written consent, which consent is hereby given to the inclusion of this opinion in any solicitation/recommendation statement disseminated to shareholders of the Company. Notwithstanding the foregoing, the Company may disclose our advice, analyses, opinions and other materials in its possession in response to any subpoena, court order or other legal demand or requirements of law, or otherwise in connection with any litigation, dispute or other claim, provided that prompt notice thereof is given to us. This opinion has been approved for issuance by the Opinion Committee of North Point Advisors LLC.

This opinion addresses solely the fairness, from a financial point of view, to holders of the Common Stock other than the Executive Group of the proposed Per Share Merger Consideration determined as provided in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, or any other terms contemplated by the Agreement or the fairness of the amount or nature of compensation to the Executive Group or the Company’s officers, directors or employees, or any class of such persons, relative to the compensation to be received by holders of the Common Stock other than the Executive Group.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that, as of the date hereof, the Per Share Merger Consideration, determined as provided in the Agreement, is fair, from a financial point of view, to the holders of the Common Stock other than the Executive Group.

Very truly yours,

NORTH POINT ADVISORS LLC

APPENDIX C

ARTICLE 113 OF THE COLORADO BUSINESS CORPORATION ACT

PART 1

RIGHT OF DISSENT
PAYMENT FOR SHARES

7-113-101. Definitions.

For purposes of this article:

(1) “Beneficial shareholder” means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

(3) “Dissenter” means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

(4) “Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

(5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

(6) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

(7) “Shareholder” means either a record shareholder or a beneficial shareholder.

7-113-102. Right to dissent.

(1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party if:

(I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

(II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1);

(d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2); and

(e) Consummation of a conversion in which the corporation is the converting entity as provided in section 7-90-206 (2).

(1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares that either were listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or were held of record by more than two thousand shareholders, at the time of:

(a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders’ meeting at which the corporate action is submitted to a vote;

(b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

(c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder’s shares, pursuant to the corporate action, anything except:

(a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b) Shares of any other corporation which, at the effective date of the plan of merger or share exchange, either will be listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or will be held of record by more than two thousand shareholders;

(c) Cash in lieu of fractional shares; or

(d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

(2) (Deleted by amendment, L. 96, p. 1321, § 30, effective June 1, 1996.)

(2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

(3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

(4) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103. Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters’ rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters’ rights as to the shares held on the beneficial shareholder’s behalf only if:

(a) The beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation on the ability to exercise dissenters’ rights. Any such requirement shall be stated in the dissenters’ notice given pursuant to section 7-113-203.

PART 2

PROCEDURE FOR EXERCISE
OF DISSENTERS’ RIGHTS

7-113-201. Notice of dissenters’ rights.

(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders’ meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202 (1).

(2) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters’ rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders’ meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7-113-202 (2).

7-113-202. Notice of intent to demand payment.

(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters’ rights shall:

(a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder’s intention to demand payment for the shareholder’s shares if the proposed corporate action is effectuated; and

(b) Not vote the shares in favor of the proposed corporate action.

(2) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters’ rights shall not execute a writing consenting to the proposed corporate action.

(3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder’s shares under this article.

7-113-203. Dissenters’ notice.

(1) If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized, the corporation shall give a written dissenters’ notice to all shareholders who are entitled to demand payment for their shares under this article.

(2) The dissenters’ notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters’ rights under section 7-113-102 and shall:

(a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

(b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

(c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

(e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

(f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

(g) Be accompanied by a copy of this article.

7-113-204. Procedure to demand payment.

(1) A shareholder who is given a dissenters’ notice pursuant to section 7-113-203 and who wishes to assert dissenters’ rights shall, in accordance with the terms of the dissenters’ notice:

(a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

(b) Deposit the shareholder’s certificates for certificated shares.

(2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder’s exercise of dissenters’ rights and has only the right to receive payment for the shares after the effective date of such corporate action.

(3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

(4) A shareholder who does not demand payment and deposit the shareholder’s share certificates as required by the date or dates set in the dissenters’ notice is not entitled to payment for the shares under this article.

7-113-205. Uncertificated shares.

(1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

(2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206. Payment.

(1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters’ rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, the amount the corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest.

(2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

(a) The corporation’s balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

(b) A statement of the corporation’s estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s right to demand payment under section 7-113-209; and

(e) A copy of this article.

7-113-207. Failure to take action.

(1) If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters’ notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208. Special provisions relating to shares acquired after announcement of proposed corporate action.

(1) The corporation may, in or with the dissenters’ notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter’s payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters’ rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters’ rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

(2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

7-113-209. Procedure if dissenter is dissatisfied with payment or offer.

(1) A dissenter may give notice to the corporation in writing of the dissenter’s estimate of the fair value of the dissenter’s shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation’s offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

(a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

(b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

(c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

(2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

PART 3

JUDICIAL APPRAISAL OF SHARES

7-113-301. Court action.

(1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

(2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court for the county in this state in which the street address of the corporation’s principal office is located, or, if the corporation has no principal office in this state, in the district court for the county in which the street address of its registered agent is located, or, if the corporation has no registered agent, in the district court for the city and county of Denver. If the corporation is a foreign corporation without a registered agent, it shall commence the proceeding in the county in which the domestic corporation merged into, or whose shares were acquired by, the foreign corporation would have commenced the action if that corporation were subject to the first sentence of this subsection (2).

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter’s payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, or as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter’s shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302. Court costs and counsel fees.

(1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with part 2 of this article; or

(b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

APPENDIX D

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-K

(Mark One):
☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2009
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number: 001-32208

VCG HOLDING CORP.
(Exact Name of Registrant as Specified in its Charter)

Colorado	84-1157022
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

390 Union Boulevard, Suite 540, Lakewood, CO (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code:
(303) 934-2424

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Name of Each Exchange on Which Registered:

Common Stock, $.0001 par value	The NASDAQ Global Market

Securities registered pursuant to Section 12(g) of the Act:
None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐     No ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  Yes ☐     No ☑

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by a check mark whether the registrant has submitted electronically and posted on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 229.405) of this chapter) during the preceding 12 months (or for such shorter period)  Yes ☐     No ☑

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405) is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment of this Form 10-K.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting company ☑

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐     No ☑

The aggregate market value of the voting common equity held by non-affiliates of the registrant as of the last business day of the second fiscal quarter, June 30, 2009, was $25,955,857 (computed by reference to the average sale price as reported on the NASDAQ Global Market). As of March 12, 2010, there were 17,310,723 shares of the registrant’s Common Stock, par value of $.0001 per share, outstanding.

VCG HOLDING CORP.

FORM 10-K

PART I

Forward-Looking Statement Disclaimer

In this report, references to “VCG Holding Corp,” “VCG”, the “Company,” “we,” “us,” and “our” refer to VCG Holding Corp. and its subsidiaries.

This Annual Report on Form 10-K contains certain forward-looking statements and, for this purpose, any statements contained herein that are not statements of historical fact are intended to be “forward-looking statements” with the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “estimate,” “continue,” or comparable terminology, are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control. These factors include, but are not limited, to, costs and liabilities associated with the proposed going private transaction and associated litigation and the proposed merger transaction, our inability to retain employees and members of management due to uncertainty about our future direction due to the proposed merger transaction, costs and liabilities associated with our inability to successfully close the proposed merger transaction or any other similar transaction, the possibility that we may be prohibited from closing the proposed merger transaction or forced to rescind it if it has been consummated and pay damages as a result of litigation, diversion of management’s attention caused by the proposed merger transaction and associated litigation, our limited operating history making our future operating results difficult to predict, the availability of, and costs associated with, potential sources of financing, disruptions in the credit markets, economic conditions generally and in the geographical markets in which we may participate, our inability to manage growth, difficulties associated with integrating acquired businesses into our operations, geographic market concentration, legislation and government regulations affecting us and our industry, competition within our industry, our failure to promote our brands, our failure to protect our brands, the loss of senior management and key personnel, potential conflicts of interest between us and Troy Lowrie, our Chairman of the Board and Chief Executive Officer (“CEO”), our failure to comply with licensing requirements applicable to our business, liability from unsanctioned, unlawful conduct at our nightclubs, the negative perception of our industry, the failure of our business strategy to generate sufficient revenues, liability from uninsured risks or risks not covered by insurance proceeds, claims for indemnification from officers and Directors, deterrence of a change of control because of our ability to issue securities or from the severance payment terms of certain employment agreements with senior management, our failure to meet the NASDAQ continued listing requirements, the failure of securities analysts to cover our common stock, our failure to comply with securities laws when issuing securities, our common stock being a penny stock, our intention not to pay dividends on our common stock, our future issuance of common stock depressing the sale price of our common stock or diluting existing stockholders, the limited trading market for, and volatile price of, our common stock, and our inability to comply with rules and regulations applicable to public companies.

We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made and are based on certain assumptions and expectations which may or may not be valid or actually occur and which involve various risks and uncertainties.

Unless otherwise required by applicable law, we do not undertake, and specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Item 1.	Business

General Information

Our Company was incorporated under the laws of the State of Colorado in 1998, but did not begin its operations until April 2002. The Company, through its subsidiaries, owns 20 adult nightclubs that offer quality live adult entertainment, restaurant and bar operations. Our nightclubs are located in Colorado, California, Florida, Illinois, Indiana, Kentucky, Minnesota, North Carolina, Maine, and Texas.

We believe maximum profitability and sustained growth in the industry is obtained by owning and operating upscale adult nightclubs. Our current strategy is to acquire upscale adult nightclubs in areas that are not market saturated and where the public is open to these types of establishments. Another part of our growth strategy is to achieve nightclub “clustering.” Adult nightclubs tend to group together in their respective markets. We believe that clustering our nightclubs leads to improved brand recognition, as well as some improvement in economies of scale as costs of marketing are spread over more nightclubs. Clustering also provides the Company with the ability to disperse management expertise to more locations under their responsibility.

Business

We operate the following nightclubs:

Name of Club	Date Acquired	Club Type

PT’s® Showclub in Indianapolis, Indiana	2002	B
PT’s® Brooklyn in Brooklyn, Illinois	2002	B
PT’s® All Nude in Denver, Colorado	2004	C
The Penthouse Club® in Glendale, Colorado	2004	A
Diamond Cabaret® in Denver, Colorado	2004	A
PT’s® Appaloosa in Colorado Springs, Colorado	October 2006	B
PT’s® Showclub in Denver, Colorado	December 2006	B
PT’s® Showclub in Louisville, Kentucky	January 2007	B
Roxy’s in Brooklyn, Illinois	February 2007	B
PT’s® Showclub in Centreville, Illinois	February 2007	B
PT’s® Sports Cabaret in Sauget, Illinois	March 2007	B
The Penthouse Club® in Sauget, Illinois	March 2007	A
The Men’s Club® in Raleigh, North Carolina	April 2007	A
Schiek’s Palace Royale in Minneapolis, Minnesota	May 2007	A
PT’s® Showclub in Portland, Maine	September 2007	B
Jaguar’s Gold Club in Ft. Worth, Texas (“Golden”)	September 2007	C
PT’s® Showclub in Hialeah, Florida	October 2007	B
La Boheme Gentlemen’s Club in Denver, Colorado	December 2007	B
Jaguar’s Gold Club in Dallas, Texas (“Manana”)	April 2008	C
Imperial Showgirls Gentlemen’s Club in Anaheim, California	July 2008	C

The Company classifies its clubs into three tiers called A, B, and C clubs. Type “A” club characteristics include larger facilities with a variety of entertainment and performers. “A” clubs include a restaurant with an onsite chef preparer. Furthermore, “A” type clubs offer high-label cigars, VIP facilities, and specialty suites. Type “B” clubs have smaller facilities. Food service is limited or not provided, but the facility serves alcohol. These clubs are a topless format. Type “C” clubs do not provide alcoholic beverages, except for Texas locations that follow the “Bring Your Own Bottle” (“B.Y.O.B”) format. These clubs are “all-nude.”

The Company owns International Entertainment Consultants, Inc. (“IEC”), which provides management services to our clubs. IEC was originally formed in 1980. At the time of acquisition in October 2003, IEC was owned by Troy Lowrie, our Chairman of the Board and CEO.

The day-to-day management of our clubs is conducted through IEC. IEC provides the clubs with management and supervisory personnel to oversee operations, hires and contracts all operating personnel, establishes club policies and procedures, handles compliance monitoring, purchasing, accounting and other administrative services, and prepares financial and operating reports, and income tax returns. IEC charges the clubs a management fee based on the Company’s common expenses that are incurred in maintaining these functions.

In June 2002, the Company formed VCG Real Estate Holdings, Inc. (“VCG-RE”), a wholly owned subsidiary that currently owns the land and buildings of two of our nightclubs. On July 31, 2009, VCG-RE sold another piece of the real property located in Phoenix, Arizona to Black Canyon Highway LLC, a Texas limited liability company. As of December 31, 2009, VCG-RE owns both the real property on which PT’s® Showclub in Indianapolis, IN and PT’s® Brooklyn in Brooklyn, IL are located.

The Company has one reportable segment. Our clubs are distinguished by the following features:

•	Facilities — Our club facilities are within ready access to the principal business, tourist and/or commercial districts in the metropolitan areas in which they are located. The facilities have state of the art sound systems, lighting and professional stage design. Our clubs maintain an upscale level of décor and furnishings to create a professional appearance. Three of our clubs offer VIP rooms. Our VIP rooms are open to individuals who purchase annual memberships. They offer a higher level of service and are elegantly appointed and spacious.

•	Professional On-Site Management — Our clubs are managed by persons who are experienced in the restaurant and/or hospitality industry. The managers for the clubs are responsible for maintaining a quality and professionally run club. At a higher level, our Area Directors oversee the management of several clubs within a specified geographical area. The Company currently has 12 Area Directors who have collectively 18 to 26 years of experience in the industry.

•	Food and Beverage Operations — Many of our clubs offer a first-class bar and food service. Five of our clubs offer a full service restaurant that provides customers with exceptional food, service and luxury. At most locations, we provide a selective variety of food including, but not limited to, hot and cold appetizers, pizza, and other limited food choices. Some of our club operations do not have liquor licenses. Those of our clubs that carry B.Y.O.B. permits sell non-alcoholic beverages. Experienced chef and bar managers are responsible for training, supervising, staffing, and operating the food and beverage operations at each club.

•	Entertainment — Our clubs provide a high standard of attractive, talented, and courteous female and male performers and servers. We maintain the highest standards for appearance, attitude, demeanor, dress, and personality. The entertainment encourages repeat visits and increases the average length of a patron’s stay. Performers who work at our clubs are experienced entertainers.

Working Capital

We have historically reported negative working capital, where current liabilities exceed current assets. This is consistent with other businesses in our industry who report a working capital deficit, which increases net cash provided by operating activities. This is because we receive immediate cash payment for sales, while inventories, accrued expenses, and other current liabilities normally carry longer payment terms.

Advertising and Promotion

Our ability to attract patrons to a nightclub for the first time is critical to a nightclub’s success. Promotions, advertising, and special offers are the typical means to market a nightclub. We use a variety of highly targeted methods to reach our customers including local radio, billboard trucks, internet, newspaper and magazine ads, and professional sporting events.

We extensively utilize a marketing program developed by IEC. Our nightclubs are marketed as a safe and upscale environment for adult entertainment. The marketing strategy is to attract new customers, increase the frequency of visits by existing customers, and establish a higher level of name recognition. The target market is the business-convention traveler, local professionals, and business people. In addition, IEC conducts various promotional activities throughout the year to keep the nightclubs’ names before the public. In order to be good corporate citizens, the nightclubs actively sponsor and participate in local charitable events and make contributions to local charities.

Compliance Policies and Controls

IEC has developed comprehensive policies aimed at ensuring that the operation of each nightclub is conducted in conformance with local, state, and federal laws and they are designed to assure our clients a quality and enjoyable experience. We have a “no tolerance” policy on illegal drug use in or around the facilities. We continually monitor the actions of entertainers, employees, and customers to ensure that proper behavior standards are met.

We believe that operational and accounting controls are essential to the successful operation of a cash intensive nightclub and bar business. IEC has also developed and implemented internal operating and accounting controls to track cash, credit card transactions, and food and beverage inventory. We have installed an Aloha point of sale system, including restaurant fraud tracking software, in all our clubs. These controls also help to maintain the accuracy of our operating and accounting records. IEC has developed other special software programs to capture operating information and generate reports for efficient management and control of the nightclubs. We review all revenue information on a daily basis by club.

Patents, Trademarks, Licenses and Royalty Agreements

Under the terms of a 2005 Licensing Agreement and in consideration of royalty payments to General Media Communications, Inc., Penthouse granted us a five-year non-exclusive license, renewable in five years, for the use of the registered trademarks “Penthouse”, “Pet of the Month”, “Pet of the Year”, “Three-Key Logo” and “One-Key Logo” in our nightclub operations in Denver, Colorado and St. Louis, Illinois. The royalty payments are based on a percentage of revenue. We also have permission to use the name “Jaguar’s Gold Club” for our nightclubs located in Dallas and Ft. Worth, Texas without a fee.

The “Diamond Cabaret®” name and “PT’s®” name and logo are trademarks registered with the U.S. Patent and Trademark Office. We have an indefinite license from Club Licensing, LLC, which is controlled and majority-owned by Troy Lowrie, who is a significant stockholder and our Chairman of the Board and CEO, to use the “PT’s®” trademark for a fee. Roxy’s is a service mark registered with the state of Illinois also owned by Club Licensing, LLC. The fee was established in 2006 and approved by the independent members of our Board of Directors (“Board”). The licensing fee amount has not changed for several years. The Men’s Club® has a annually renewable license from the Texas Richmond Corporation.

Some of our nightclubs operate under owned trade names as opposed to licensed registered trademarks. The Company has three nightclubs that own trade names, which are used to market the nightclubs, set forth in the table below.

Club Ownership	Trade Name

Classic Affairs, Inc.	Schieks Palace Royale
VCG-IS, LLC	Imperial Showgirls Gentlemen’s Club
Stout Restaurant Concepts, Inc.	La Boheme Gentlemen’s Cabaret

The Company does not pay royalties for the use of the owned trade names on its own products and services. The trade names are valuable in the operation of the nightclubs and their dealings with customers. We have valued the three trade names using the “income approach”. The income approach is based on the premise that free cash flow is a more valid criterion for measuring value than “book” or accounting profits. The after-tax nightclub free cash flows were discounted back to their net present value at an appropriate intangible rate of return to estimate the fair value of the trade names. All trade names have indefinite lives based on management’s expectations that we will continue using the trade names in the future.

Our nightclubs hold several licenses (including liquor, dance, and cabaret licenses) that are essential to the operation of our business. Dance or cabaret licenses are not salable, yet they can be transferred if a nightclub is transferred with approval. We estimated the fair value of cabaret licenses by using a variation of the income approach called the excess earnings method. This approach measures the present worth and anticipated future benefits of the license. The appropriate expenses were deducted from the sales attributable to the licenses and economic rents were charged for the use of other contributory assets. Economic rents are charges in the form of an expense to account for the assets’ reliance on other tangible and intangible assets in order to generate sales. The nightclub after-tax cash flows attributable to the assets were discounted back to their net present value at an appropriate intangible asset rate of return and summed to indicate a value for the licenses. All licenses have indefinite lives based on management’s expectations that we will continue using the licenses in the future.

Seasonality

We do not consider our business to be seasonal; however, severe winter weather can limit customers from visiting our nightclubs.

Customers

The business of the Company taken as a whole, or any individual club, is not dependent upon any single customer or a few customers.

Competition

The adult nightclub entertainment business is highly competitive with respect to price, location and quality of the facility, entertainment, service, and food and beverages. Due to the highly fragmented nature of the adult nightclub industry, exact industry details are sparse about the actual number of operating nightclubs in the United States. However, various sources state that there are approximately 3,000 to 4,000 adult nightclubs in the United States with no clear industry leader. We have many competitors in the metropolitan areas in which we are located and/or intend to expand. Our current nightclubs compete with locally owned nightclub owners. Three of our locations compete with nightclubs owned by Rick’s Cabaret International, Inc. (“Ricks”). Changes in customer preferences, economic conditions, demographic trends, and the location, number of, and quality of competing nightclubs could adversely affect our business, as could a shortage of experienced local management and hourly employees. We believe that our nightclubs enjoy a high level of repeat business and customer loyalty due to our upscale restaurant atmosphere, food quality, premium entertainment, perceived price-value relationship, and efficient service. Although we believe that we are well positioned to compete successfully, there can be no assurance that we will be able to maintain our high level of name recognition and prestige within the marketplace.

Government Regulations

Our business is regulated by zoning, local and state liquor licensing, and local ordinances. Also, we are subject to state and federal time, place, and manner free speech restrictions. In the states in which we currently operate, state liquor licenses renew annually and are considered to be a “privileged” license that could be subject to suspension or revocation. The adult entertainment provided by our nightclubs has elements of free speech and expression and therefore, has some protection under the First Amendment to the U.S. Constitution. However, the protection is limited to expression, and not conduct. In addition to various regulatory requirements affecting the sale of alcoholic beverages in many cities where we operate, the location of a topless cabaret is subject to restriction by city ordinance. These ordinances affect the locations in which sexually oriented businesses may be operated by typically requiring minimum distances to schools, churches, and other sexually oriented businesses and containing restrictions based on the percentage of residences within the immediate vicinity of the sexually oriented business. The granting of a sexually oriented business permit is not subject to discretion; such a business permit must be granted if the proposed operation satisfies the requirements of the applicable ordinance.

In all states where we operate, management believes that we comply with applicable laws, regulations, and ordinances governing the sale of alcohol and the operation of sexually oriented businesses. While our nightclubs are generally well established in their respective markets, there can be no assurance that local, state, and/or federal licensing and other regulations will permit our nightclubs to remain in operation or be profitable in the future.

Employees and Independent Contractors

As of March 11, 2010, we had approximately 925 employees, of which 135 were full-time management employees including corporate and administrative operations, and approximately 790 who were engaged in entertainment, food, and beverage service, including bartenders and waitresses. None of our employees are represented by a union nor have we ever suffered a work stoppage. Our entertainers in Minneapolis, Minnesota act as commissioned employees. As of March 11, 2010, we had independent contractor relationships with approximately 2,000 entertainers in other states, who are self-employed and perform at our locations on a non-exclusive basis. Independent contractors/entertainers pay a fee to the nightclub to perform.

Potential Sale of the Company

As previously reported on the Company’s Current Reports on Form 8-K (filed with the Securities and Exchange Commission (“SEC”) on November 4, 2009, November 19, 2009, November 25, 2009, December 7, 2009 and December 17, 2009), on November 3, 2009, the Company received a non-binding letter of intent (the “Proposal”) from the Company’s Chairman and CEO, Troy Lowrie, Lowrie Management, LLLP, an entity controlled by Mr. Lowrie, and certain other unidentified investors (collectively, the “Lowrie Investors”), to acquire all of the outstanding common stock of the Company for $2.10 per share in cash (the “Going Private Transaction”). The Proposal contemplated that the Company would no longer be a public reporting or trading company following the closing of the Going Private Transaction. In response to the Proposal, the Board formed a Special Committee consisting solely of directors who are independent under the NASDAQ Global Market (“NASDAQ”) independence rules to review and evaluate the Proposal. The Special Committee was formed in order to properly and fairly represent the best interests of the Company’s shareholders in a full and diligent evaluation of the Proposal and any alternatives thereto in order to maximize shareholder value. The members of the Special Committee are George Sawicki, Kenton Sieckman and Carolyn Romero. The Special Committee retained a financial advisor and independent legal counsel to assist the Special Committee in its evaluation of the Proposal and alternatives thereto. On December 16, 2009, the Special Committee informed the Lowrie Investors that it had determined, with input from its advisors, that the terms of the Proposal were currently inadequate, and the Special Committee directed its financial advisors to contact any parties that had either previously expressed an interest or might potentially be interested in pursuing a transaction with the Company.

In connection with the Proposal, the Company has been served with three complaints (the “Complaints”) filed by various plaintiffs, alleging that they bring purported derivative and class action lawsuits against the Company and each of the individual members of the Board on behalf of themselves and all others similarly situated and derivatively on behalf of the Company, which previously have been reported in the Company’s Current Reports on Form 8-K (filed with the SEC on November 19, 2009, November 24, 2009 and December 7, 2009). The Complaints allege, among other things, that the consideration in the Proposal is inadequate, that Mr. Lowrie has conflicts of interest with respect to the Proposal and that in connection with the Board’s evaluation of the Proposal, the individual defendants have breached their fiduciary duties under Colorado law. The Complaints seek, among other things, certification of the individual plaintiffs as a class representative, either an injunction enjoining the defendants from consummating or closing the Going Private Transaction, or if the Going Private Transaction is consummated, rescission of the Going Private Transaction, an injunction directing the Board members to comply with their fiduciary duties, an award of damages in an amount to be determined at trial, an accounting to the Plaintiffs and the class for alleged damages suffered or to be suffered based on the conduct described in the Complaint, an award of reasonable attorneys’ and experts’ fees, and such other relief the court deems just and proper. As of the date hereof, the Company believes that the allegations set forth in the Complaints are baseless and the Company intends to vigorously defend itself in the lawsuits.

As reported on the Company’s Current Report on Form 8-K filed with the SEC on February 17, 2010, the Company, Rick’s, Mr. Lowrie, and Lowrie Management, LLLP (collectively with Mr. Lowrie, “Lowrie”), entered into a non-binding (except as to certain provisions, including exclusivity and confidentiality) letter of intent (the “Letter of Intent”). Pursuant to the Letter of Intent, Rick’s agreed to acquire all of the outstanding shares of common stock of the Company and the Company will merge with and into Rick’s or a wholly-owned subsidiary of Rick’s (the “Merger”). In the event the Merger is consummated, the Company will become a subsidiary of Rick’s and the Company’s shareholders will become shareholders of Rick’s. The parties intend that the Merger will be structured to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

Pursuant to the Letter of Intent, the Company’s shareholders will receive shares of common stock of Rick’s in exchange for their shares of the Company’s common stock based on an exchange ratio that values each share of the Company’s common stock between $2.20 and $3.80 per share. The applicable exchange ratio will be determined based on the weighted average closing price of Rick’s common stock on NASDAQ for the 20 consecutive trading days ending on the second trading day prior to the closing of the Merger. In the event the price per share of Rick’s common stock as determined by this formula is below $8.00, Rick’s may terminate the Merger agreement, subject to the payment to the Company of a termination fee to be negotiated by the parties in connection with the preparation of the Merger agreement. As of February 16, 2010 (assuming the Merger were to close on such date and the weighted average closing price per share of Rick’s common stock for the 20 consecutive trading days ending on February 11, 2010 was equal to the closing price of Rick’s common stock on February 11, 2010 of $11.76 per share), the value of each share of the Company’s common stock under this formula would be $2.66 per share.

Contemporaneously with the closing of the Merger, Rick’s has agreed to acquire 5,770,197 shares of the Company’s common stock held by Lowrie and its affiliates (the “Lowrie Common Stock”) for cash in an amount equal to the lesser of $2.44 per share or the per share value of the common stock received by the Company’s shareholders in the Merger. At Lowrie’s election, Lowrie may receive Rick’s common stock, at the same exchange ratio received by the Company’s shareholders in the Merger, for up to 30% of the Lowrie Common Stock. In addition, Mr. Lowrie will (i) refinance (at a lower interest rate) and continue to carry a $5.7 million note from the Company (as acquired by Rick’s), (ii) continue to personally guarantee certain Company obligations in exchange for a to-be-determined fair market value cash payment for such guarantees, (iii) sell to Rick’s the outstanding capital stock of Club Licensing, Inc., a wholly-owned subsidiary of Lowrie Management, LLLP that owns the trademarks “Diamond Cabaret” and “PT’s,” (the “Trademarks”), and (iv) enter into a three-year consulting agreement with Rick’s (collectively, the “Lowrie Transactions”). In exchange for the Lowrie Transactions, Lowrie will receive the following: (a) a to-be-determined amount equal to the fair market value of the restructuring of the $5.7 million note and continued personal guarantees (currently estimated to be $2 million); (b) a to-be-determined amount equal to the fair market value of the Trademarks (currently estimated to be $5 million); and (c) payment of $1.0 million over three years and a monthly expense allowance equal to $1,500 under the consulting agreement. Assuming Lowrie elects to be paid solely in cash at a price of $2.44 per share of the Company’s common stock and the fair market value of the Lowrie Transactions is as set forth above (totaling $7.0 million), Lowrie will receive aggregate payments of approximately $26.8 million (which amount includes the restructuring of the existing $5.7 million note held by Mr. Lowrie and excludes payments under the consulting agreement) in connection with the Merger, of which approximately $16.8 million will be payable in cash at the closing of the Merger and $10.0 million will be payable pursuant to a four-year promissory note from Rick’s bearing interest at 8.0% per annum.

The Letter of Intent provided for a binding exclusivity period through March 12, 2010, which the parties have extended to March 31, 2010, during which time the Company has agreed, on behalf of itself and its representatives, to negotiate exclusively with Rick’s and has further agreed not to solicit any offer or engage in any negotiations other than with Rick’s for the merger, sale of the business or assets of the Company or tender or exchange offer for the Company’s common stock. In the event the Company receives an unsolicited offer that is superior to the terms of the Merger (a “Superior Proposal”) and Rick’s does not amend its offer within five business days of the date on which it receives notice of such Superior Proposal to be superior to the Superior Proposal, then the Company may terminate the Letter of Intent. If the Company terminates the Letter of Intent due to its receipt of a Superior Proposal, it has agreed to reimburse Rick’s for its out-of-pocket expenses and fees incurred in evaluating and negotiating the Merger in an amount not to exceed $250,000 in the aggregate. If a definitive Merger agreement is not entered into by March 31, 2010, the Letter of Intent will automatically terminate, unless further extended by the parties.

The Merger agreement is expected to contain customary representations and warranties including the absence of a material adverse change in the business of Rick’s and the Company prior to closing and other customary closing conditions, including but not limited to, the receipt of material consents, the approval of the Merger by the shareholders of Rick’s and the Company and the effectiveness of a registration statement containing a joint proxy statement/prospectus filed with the SEC on Form S-4 to be filed by Rick’s, which, among other things, registers the shares of common stock to be issued to the Company’s shareholders in the Merger. There can be no assurance that the Company, Rick’s and Lowrie will enter into a definitive Merger agreement, that the entry into a definitive Merger agreement, if any, will result in the closing of any transaction or that the terms of any definitive Merger documents will reflect the terms of the proposed Merger as outlined in the Letter of Intent. See the discussion under the heading, “Risk Factors.”

Available Information

The Company’s website is www.vcgh.com. The Company’s periodic reports and all amendments to those reports required to be filed or furnished pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 are available free of charge through its website. The Company will continue to post its periodic reports on Form 10-K and Form 10-Q and its current reports on Form 8-K and any amendments to those documents to our website as soon as reasonably practicable after those reports are filed with, or furnished to, the SEC. Material contained on the Company’s website is not incorporated by reference into this Report on Form 10-K.

Item 1A.	Risk Factors

Our business prospects are subject to various risks and uncertainties that impact our business. You should carefully consider the following discussion of risks, and the other information provided in this Annual Report on Form 10-K. The risks described below are not the only ones we face. Additional risks that are presently unknown to us or that we currently deem immaterial may also impact our business.

The process of negotiating and consummating the proposed merger transaction or any other transaction, as well as the failure to successfully consummate such a transaction, could adversely affect our business.

The process of analyzing, negotiating, documenting, and consummating (in each case, as necessary) the proposed merger or any other transaction resulting from the processes conducted by the legal and financial advisors to the Special Committee of our Board could cause disruptions in our business, which could have an adverse effect on our financial results. Among other things, uncertainty as to whether the proposed merger or any alternative transaction will be completed may cause current and prospective employees and members of management to become uncertain about their future roles with the Company if the transaction is completed. This uncertainty could adversely affect our ability to retain employees, members of management, and our relationships with customers and vendors. In addition, despite the fact that a Special Committee has been formed to manage and oversee any transaction and the Special Committee is being advised by outside professionals, the attention of management and other resources may be directed toward a potential transaction and diverted from day-to-day operations. Further, the costs associated with these processes are expected to be considerable, regardless of whether any transaction is approved or consummated. There is no assurance that the proposed merger or any other transaction will occur. If the proposed merger or any other transaction is not completed, the share price of our common stock may change to the extent that the current market price of our common stock reflects an assumption that a transaction will be completed. Finally, a failed transaction may result in negative publicity and/or a negative impression of us in the investment community. All of the foregoing could materially adversely affect our business, results of operations and financial condition.

We are subject to litigation related to the proposed going private transaction, which could affect our ability to consummate a transaction, force us to rescind a transaction if it is consummated before the conclusion of the litigation or otherwise adversely affect our business or stock price.

As previously disclosed in Current Reports on Form 8-K and Item 3 of this Annual Report, four complaints have been filed relating to the original going private transaction. The defendants in these lawsuits include varying combinations of the Company, the members of the Company’s Board, and Troy Lowrie, the Company’s Chairman and CEO. Among other things, the complaints seek to enjoin the Company, its directors, and certain of its officers from consummating the proposed going private transaction. The going private transaction offer made by Troy Lowrie was deemed inadequate by the Special Committee of the Board on December 16, 2009. On February 16, 2010, the Company signed a letter of intent to merge operations with Rick’s Cabaret International, Inc. as a wholly-owned subsidiary. Additional lawsuits pertaining to the proposed merger transaction could be filed in the future or the existing lawsuits could affect the proposed merger transaction.

If successful, the results of any lawsuits could be that the Company could be prohibited from consummating a proposed transaction, or, if it has been consummated, the Company could be forced to rescind it. The Company could also be required to pay damages to the plaintiffs. Any conclusion of these lawsuits or any other in a manner adverse to the Company could have a material adverse effect on the Company’s business, results of operations, financial condition, and cash flow. In addition, the cost to the Company of defending these or any other lawsuits, even if resolved in the Company’s favor, could be substantial. Such lawsuits could also substantially divert the attention of the Company’s management and other resources.

We have had limited operations which makes our future operating results difficult to predict.

Our Company was incorporated under the laws of the State of Colorado in 1998, but did not begin its operations until April 2002. The Company through its subsidiaries currently owns (in total or in partnerships) and operates 20 adult nightclubs that offer quality live adult entertainment, restaurant, and bar operations.

We have a limited operating history and face the risk and uncertainties of other early-stage companies. Because of our limited operating history, we may not be able to correctly estimate our future operating expenses, which could lead to cash shortfalls. Our budgeted expense levels are based in part on our expectations concerning future revenues. We may be unable to adjust our operations in a timely manner to compensate for any unexpected shortfall in revenues. Accordingly, a significant shortfall in demand for our services would decrease our revenues and could have an immediate and material adverse effect on our business, results of operations, and financial condition. To the extent that expenses precede or are not rapidly followed by increased revenue, our business, results of operations, and financial condition may be materially adversely affected.

Our inability to obtain capital, use internally generated cash, or use our securities or debt to finance future expansion efforts could impair the growth and expansion of our business.

Reliance on internally generated cash or debt to finance our operations or complete business expansion efforts could substantially limit our operational and financial flexibility. The extent to which we will be able or willing to issue securities to consummate expansions will depend on the market value of our securities from time to time and the willingness of potential investors, sellers, or business partners to accept it as full or partial payment. Using securities for this purpose also may result in significant dilution to our then existing stockholders. To the extent that we are unable to use securities to make future expansions, our ability to grow through expansions may be limited by the extent to which we are able to raise capital for this purpose through debt or equity financings. Raising external capital in the form of debt could require periodic interest payments that could hinder our financial flexibility in the future. No assurance can be given that we will be able to obtain the necessary capital to finance a successful expansion program or our other cash needs. If we are unable to obtain additional capital on acceptable terms, we may be required to reduce the scope of any expansion. In addition to requiring funding for expansions, we may need additional funds to implement our internal growth and operating strategies or to finance other aspects of our operations. Our failure to (a) obtain additional capital on acceptable terms, (b) use internally generated cash or debt to complete expansions because it significantly limits our operational or financial flexibility, or (c) use securities to make future expansions may hinder our ability to actively pursue any expansion program we may decide to implement. In addition, if we are unable to obtain necessary capital going forward, our ability to continue as a going concern would be negatively impacted.

Our business has been, and may continue to be, adversely affected by disruptions in the credit markets, including reduced access to credit and higher costs of obtaining credit.

Widening credit spreads, as well as significant declines in the availability of credit, have adversely affected our ability to borrow on a secured and unsecured basis and may continue to do so. Disruptions in the credit markets may make it harder and more expensive to obtain funding for our businesses. We often rely on access to the secured and unsecured credit markets to finance acquisitions of additional nightclubs. Additional nightclub acquisitions are also financed by promissory notes carried by the sellers and debt financed by company investors and related parties. If our available funding is limited or we are forced to fund our operations at a higher cost, these conditions may require us to curtail our business activities and increase our cost of funding, both of which could reduce our profitability and prevent or hamper our growth through acquisitions.

Our business has been, and may continue to be, adversely affected by conditions in the U.S. financial markets and economic conditions generally.

Our business is materially affected by conditions in the U.S. financial markets and economic conditions generally. In the past 24 months, these conditions have changed suddenly and negatively. The ongoing financial crisis and the loss of confidence in the stock market has increased our cost of funding and limited our access to some of our traditional sources of liquidity, including both secured and unsecured borrowings. Increases in funding costs and limitations on our access to liquidity could have a negative impact on our earnings and our ability to acquire additional nightclubs. In addition, the deteriorating general economic conditions in the United States has caused a drop in consumer spending in general, and discretionary spending in particular. This has caused a decline in the number of patrons at our nightclubs and the amount of money spent by them. Further, our nightclubs located in geographical areas suffering from proportionally worse economic conditions when compared to the United States in general have experienced larger declines in operating revenues. Overall, the economic environment during our 2009 fiscal year has been slightly adverse for our business compared to the previous year and there can be no assurance that these conditions will improve in the near term. Until they do, we expect our results of operations to be slightly adversely affected.

Our nightclubs were acquired with a purchase price based on historical EBITDA. This results in each nightclub carrying a substantial amount of intangible value, mostly allocated to licenses and goodwill. Generally accepted accounting principles require an annual impairment review of these indefinite lived assets. For the fiscal year ended December 31, 2009, the annual impairment review resulted in an impairment loss of approximately $1.8 million, compared to the impairment loss of approximately $46 million in 2008. If difficult market and economic conditions continue over 2010 and/or we experience a decrease in revenue at one or more nightclubs, we could incur an additional decline in fair value of one or more of our nightclubs. This could result in another future impairment charge of up to the total value of the indefinite lived intangible assets.

Our acquisitions may result in disruptions in our business and diversion of management’s attention.

We have made, and may continue to make, acquisitions of complementary nightclubs, restaurants, or related operations. Any acquisitions will require the integration of the operations, products, and personnel of the acquired businesses and the training and motivation of these individuals. Such acquisitions may disrupt our operations and divert management’s attention from day-to-day operations, which could impair our relationships with current employees, customers, and partners. We may also incur debt or issue equity securities to pay for any future acquisitions. These issuances could be substantially dilutive to our stockholders. In addition, our profitability may suffer because of acquisition-related costs or amortization, or impairment costs for acquired goodwill and other intangible assets. If management is unable to fully integrate acquired business, products, or persons with existing operations, we may not receive the benefits of the acquisitions, and our revenues and stock trading price may decrease.

Our business is subject to risks associated with geographic market concentration.

One part of our growth strategy is nightclub “clustering.” Adult nightclubs tend to group together in their respective markets. We believe that clustering leads to improved brand recognition as well as some improvement in economics of scale as costs of marketing are spread over more nightclubs. Clustering also provides the Company with the ability to disperse management expertise to more locations under their responsibility. We are subject to risks associated with geographic market concentration in areas in which we own and operate multiple nightclubs, such as adverse changes in the local economy, the local regulatory environment, and our local reputation. If we are unable to successfully diminish the impact of these risks, our profitability and growth prospects may be materially and adversely affected.

Our business operations are subject to regulatory uncertainties which may affect our ability to acquire additional nightclubs, remain in operation or be profitable.

Our business is regulated by constantly changing zoning, local and state liquor licensing, local ordinances, and state and federal time, place and manner free speech restrictions. In states in which we currently operate, liquor licenses renew annually and are considered to be “privileged” licenses that could be subject to suspension or revocation. The adult entertainment provided by our nightclubs has elements of free speech and expression and, therefore, has some protection under the First Amendment to the U.S. Constitution. However, the protection is limited to the expression of our entertainers and not their conduct.

In all states where we operate, management believes that we comply with applicable laws, regulations, and ordinances governing the sale of alcohol and the operation of sexually oriented businesses. However, changes in these laws, regulations, and ordinances may increase our cost of compliance therewith, or cause us to be unable to renew them, thereby reducing our profitability or preventing our nightclubs to remain in operation. There can be no assurance that local, state and/or federal licensing, and other regulations will permit our nightclubs to remain in operation or profitable in the future. Further, if we are involved in costly administrative or legal proceedings to renew our licenses or defend against claims involving non-protected free speech, it may result in negative publicity and decreased profitability.

Beginning January 1, 2008, our two Texas nightclubs became subject to a new state law requiring each nightclub to collect a five dollar surcharge for every nightclub visitor. We have filed a tax protest suit against this “patron tax,” and the suit has been stayed by agreement until the Texas Supreme Court resolves the underlying case. This trend is spreading to other states to enact similar surcharges or admission fee taxes. Currently, the Company is not passing this surcharge on to our customers and we are absorbing this expense. Our profitability could be negatively impacted if this surcharge continues in Texas and spreads to other states in which the Company operates.

There is substantial competition in the nightclub entertainment industry, which may affect our ability to operate profitably or acquire additional nightclubs.

Our ability to increase or sustain revenues is impacted by our ability to compete effectively with our competitors, both for nightclub acquisitions and patrons. Our ability to compete depends on many factors, many of which are outside of our control. These factors include the quality and appeal of our competitors’ nightclubs relative to our offerings, the strength of our competitors’ brands, the effectiveness of our competitors’ sales, marketing efforts and the attractiveness of their product offerings, and general consumer behaviors and preferences regarding how they choose to spend their discretionary income. Further, our competitors may have significantly greater financial and management resources than our Company. In addition, the industry is especially sensitive to ever-changing and unpredictable competitive trends and competition for general entertainment dollars which cannot be easily predicted and which are beyond our control. If we are unable to compete effectively in the market, we may be unable to attract patrons to our existing nightclubs or complete acquisitions of new nightclubs, which may prevent us from sustaining or increasing our revenues or growing our business.

If we are unable to effectively promote our brands and establish a leading position in the marketplace, our business may fail.

We believe that we may attract more patrons to our nightclubs and distinguish ourselves from our competition by increasing the awareness of our brands and that the importance of brand recognition will increase over time. In order to gain brand recognition, we believe that we must increase our marketing and advertising budgets to create and maintain brand name loyalty through the promotion and development of our affiliation with the PT’s®, Diamond Cabaret®, and Penthouse® names. We do not know whether these efforts will lead to greater brand recognition. If we are unable to effectively promote our brand and establish a leading position in the marketplace, we may be unable to attract patrons or new nightclubs for acquisitions, which may prevent us from sustaining or increasing our revenues or growing our business.

Our failure to protect our brands may undermine our competitive position and litigation to protect our brands or defend against third-party allegations of infringement may be costly.

We believe that it is important for our business to achieve brand recognition. We rely primarily on trademarks and trade names to achieve this. Third parties may infringe or misappropriate our trademarks, trade names, and other intellectual property rights, which could have a material adverse effect on our business, financial condition, or operating results. In addition, policing unauthorized use of our trademarks, trade names, and other intellectual property can be difficult and expensive. Litigation may be necessary to enforce our intellectual property rights or determine the validity and scope of the proprietary rights of others. We cannot give assurance that the outcome of such potential litigation will be in our favor. Such litigation may be costly and may divert management attention as well as expend our other resources away from our business. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects, and reputation.

Our business is dependent upon management and employees for continuing operations and expansion.

Our success will depend, to a significant extent, on the efforts and abilities of Troy Lowrie, our Chairman of the Board and CEO, Micheal Ocello, a Director and our President and Chief Operating Officer and Courtney Cowgill, our Chief Financial and Accounting Officer. The loss of the services of Messrs. Lowrie and/or Ocello or our inability to recruit and train additional key personnel in a timely fashion could have a material and continuing adverse effect on our business and future prospects. A loss of one or more of our current officers or key personnel could severely and negatively impact our operations. Messrs. Lowrie and Ocello have limited experience managing a public company subject to the SEC’s periodic reporting obligations.

Hiring qualified management is difficult due to the limited number of qualified professionals in the industry in which we operate. We have in the past experienced difficulty in recruiting qualified personnel and there can be no assurance that we will be successful in attracting and retaining additional members of management if our business continues to grow. Failure to attract and retain personnel, particularly management personnel, would continue to materially harm our business, financial condition and results of operations.

Troy Lowrie, our Chairman of the Board and CEO, may have potential conflicts of interest with the Company, which may adversely affect our business. He beneficially owns a significant number of shares of our common stock, which will have an impact on all major decisions on which our stockholders may vote and which may discourage an acquisition of our Company.

We have engaged in several transactions with Lowrie Management LLLP, which is controlled and majority owned by Troy Lowrie, who is a significant stockholder, and our Chairman of the Board and CEO. Additionally, Mr. Lowrie and Lowrie Management LLLP is one of several parties that have submitted a proposal to the Company’s Board to acquire all of the Company’s common stock in a going private transaction. Further, in the proposed merger transaction as currently proposed, Mr. Lowrie will receive different consideration than the Company’s other shareholders, due in part to his continued guaranty of certain Company obligations, the sale of certain trademarks owned by Mr. Lowrie’s affiliates, the refinancing of his promissory note with the Company, and his consulting agreement with Rick’s Cabaret International, Inc. The Special Committee of the Board rejected the proposed going private transaction as inadequate on December 16, 2009. Conflicts of interest may arise between Mr. Lowrie’s duties to our Company and his duties to Lowrie Management LLLP, or his interest as an owner of Lowrie Management LLLP or as a potential acquirer of the Company’s common stock in the proposed going private transaction. Because Mr. Lowrie is a Director and the CEO of our Company, he has a duty of loyalty and care to us under Colorado law when there are any potential conflicts of interest between our Company and Lowrie Management LLLP. We cannot give you assurance that when conflicts of interest arise, Mr. Lowrie will act completely in our interests or that conflicts of interest will be resolved in our favor. In addition, Mr. Lowrie could violate his legal duties by diverting business opportunities from us to others. If we cannot resolve any conflicts of interest between Mr. Lowrie and us, we would have to rely on legal proceedings which could disrupt our business.

Several of our landlords and lenders have required Mr. Lowrie’s continued management role with our Company in order to avoid a default or acceleration of our obligations under certain of our leases or loan agreements.

As of March 12, 2010, Mr. Lowrie owns approximately 28% of our issued and outstanding common stock. In addition, he is our Chairman of the Board and CEO. The interests of Mr. Lowrie may differ from the interests of other stockholders. Because of his significant ownership of our common stock, Mr. Lowrie will have the ability to significantly influence virtually all corporate actions requiring stockholder approval, including the following actions:

•	election of our Directors;

•	amendment of our organizational documents;

•	the potential merger or going private transactions or the sale of our assets or other corporate transaction; and

•	Control of the outcome of any other matter submitted to the stockholders for vote.

Mr. Lowrie’s beneficial stock ownership may discourage potential investors from investing in shares of our common stock due to the lack of influence they could have on our business decisions, which in turn could reduce our stock price.

We must comply with all licenses and permits relating to the sale of alcohol.

We derive a significant portion of our revenues from the sale of alcoholic beverages. States in which we operate may have laws which may limit the availability of a permit to sell alcoholic beverages or which may provide for suspension or revocation of a permit to sell alcoholic beverages in certain circumstances. The temporary or permanent suspension or revocations of any such permits would have a material adverse effect on the revenues, financial condition, and results of operations of the Company. In all states where we operate, management believes that we comply with applicable city, county, state, or other local laws governing the sale of alcohol.

Activities or conduct at our nightclubs may cause us to lose necessary business licenses, expose us to liability, or result in adverse publicity, which may increase our costs, divert management’s attention from our business, and cause our stockholders to lose confidence in us, thereby lowering our profitability and our stock price.

We are subject to risks associated with activities or conduct at our nightclubs that are illegal or violate the terms of necessary business licenses. Our nightclubs operate under licenses for sexually oriented businesses and some protection under the First Amendment to the U.S. Constitution. While we believe that the activities at our nightclubs comply with the terms of such licenses, and that the element of our business that constitutes an expression of free speech under the First Amendment to the U.S. Constitution is protected, activities and conduct at our nightclubs may be found to violate the terms of such licenses or be unprotected under the U.S. Constitution. This protection is limited to the expression and not the conduct of an entertainer. An issuing authority may suspend or terminate a license for a nightclub found to have violated the license terms. Illegal activities or conduct at any of our nightclubs may result in negative publicity or litigation. Such consequences may increase our cost of doing business, divert management’s attention from our business, and make an investment in our securities unattractive to current and potential investors, thereby lowering our profitability and our stock price.

IEC has developed comprehensive policies aimed at ensuring that the operation of each nightclub is conducted in conformance with local, state and federal laws. We have a “no tolerance” policy on illegal drug use in or around the facilities. We continually monitor the actions of entertainers, waitresses, and customers to ensure that proper behavior standards are met. However, such policies, no matter how well designed and enforced, can provide only reasonable, but not absolute, assurance that the policies’ objectives are being achieved. Because of the inherent limitations in all control systems and policies, there can be no assurance that our policies will prevent deliberate acts by persons attempting to violate or circumvent them. Notwithstanding the foregoing limitations, management believes that our policies are reasonably effective in achieving their purposes.

Our industry is viewed negatively by many for moral, religious, women’s rights, and other reasons, therefore, the market for our securities is smaller than for other securities and an investor may find it hard to sell our securities.

We operate in an industry that is viewed negatively by many. People may object to sexually oriented entertainment for moral, religious, women’s rights, or other reasons. As a result, we are exposed to risks associated with societal attitudes towards our business, both locally and nationally. Local attitudes may disproportionally affect our nightclubs in areas in which we are operating while national attitudes may affect our business generally or our stock price specifically. Because of the negative perception of our industry, the market for our securities is smaller than for securities without such negative perception. Therefore, an investor in our securities may be unable to sell our securities at an acceptable time and price, or at all.

Our business plan and proposed strategy has not been independently evaluated.

We have not obtained any independent evaluation of our business plan and proposed business strategy. There can be no assurance that our nightclubs or proposed strategy will generate sufficient revenues to maintain profitability.

We may be subject to uninsured risks which, if realized, could expose us to money damages, which we may be unable to pay.

We maintain insurance in amounts we consider adequate for personal injury and property damage to which our nightclubs may be subject. We also currently have personal injury liquor liability coverage in place. However, there can be no assurance that we will not be exposed to potential liabilities for money damages in excess of the coverage provided by insurance, including, but not limited to, liabilities which may be imposed pursuant to state “dram shop” statutes or common law theories of liability. In general, “dram shop” statutes provide that a person injured by an intoxicated person has the right to recover damages from an establishment that wrongfully served alcoholic beverages to such person if it was apparent to the server that the individual being sold, served, or provided with an alcoholic beverage was obviously intoxicated to the extent that he presented a clear danger to himself and others. If our insurance coverage is not sufficient to pay for any money damages that we may be found liable for, we will have to pay such excess damages using the funds needed for operation of our business, if available, thereby increasing our costs and reducing our profitability.

Our Directors and Officers have limited liability and are entitled to indemnification that could encourage derivative lawsuits and require us to direct funds away from our business.

Our Articles of Incorporation provide that our Directors shall not be liable to the Company or our stockholders for monetary damages for breaches of fiduciary duties as a Director to the fullest extent permitted by Colorado law.

Further, we are obligated to indemnify and advance expenses to our Directors and Executive Officers in certain circumstances. Our Articles of Incorporation provide that the Company shall indemnify and advance expenses to a Director or Officer in connection with a proceeding to the fullest extent permitted or required by and in accordance with Colorado law. We have also entered into separate, but substantively identical, indemnification agreements with all of our Directors and named executive officers. The indemnification agreements provide that the Company will indemnify each Director and Executive Officer against claims arising out of events or occurrences related to such individual’s service on the Company’s Board or as an Executive Officer, as applicable, (i) when such indemnification is expressly required to be made by law, or (ii) after a determination has been made that such indemnification is permissible. Pursuant to these arrangements, we may be required to advance costs incurred by an Officer or Director and to pay judgments, fines, and expenses incurred by an Officer or Director, including reasonable attorneys’ fees, as a result of actions or proceedings in which our Officers and Directors may become involved by reason of being or having been an Officer or Director of our Company. Funds paid in satisfaction of judgments, fines, and expenses may be funds we need for the operation of our business, thereby affecting our ability to maintain profitability.

These provisions in the Company’s Articles of Incorporation and the stand-alone indemnification agreements may have the effect of reducing the likelihood of derivative litigation against Directors and Executive Officers, and may discourage or deter stockholders or management from bringing a lawsuit against Directors and Executive Officers even though such an action, if successful, might otherwise have benefited our stockholders. We also note that our Directors and Troy Lowrie, the Company’s Chairman of the Board and CEO, are currently defendants in one or more lawsuits in connection with the proposed going private transaction, as further discussed in another risk factor and elsewhere in this Annual Report on Form 10-K. The Company may be required to advance expenses to and indemnify the Directors and Mr. Lowrie from expenses involved in defending against such lawsuits. Any amount we are required to pay or advance to a Director or Executive Officer pursuant to these provisions will be diverted from the Company’s operating capital and will have an adverse effect on the Company’s cash flow and results of operation. While the Company has obtained directors’ and officers’ insurance to protect against this occurrence, there can be no assurance that our directors’ and officers’ insurance will cover a claim made for indemnification or be sufficient to cover the entire amount claimed for indemnification.

We have been informed that the Securities and Exchange Commission has the opinion that indemnification of liabilities to Executive Officers or Directors under the Securities Act of 1933, as amended (the “Securities Act”) to be against public policy as expressed in the Securities Act and therefore are unenforceable.

We could use the issuance of additional shares of our authorized stock to deter a change in control.

As of March 12, 2010, we have 17,310,723 shares of common stock outstanding, out of a total of 50,000,000 shares of common stock authorized, and zero shares of Series A preferred stock, out of a total of 1,000,000 shares authorized for future issuance under our Articles of Incorporation. This does not include 224 shares of common stock reserved for issuance under our 2002 Stock Option and Stock Bonus Plan, 2,708 shares of common stock reserved for issuance under our 2003 Stock Option and Stock Bonus Plan, and 906,667 shares of common stock reserved for issuance under our 2004 Stock Option and Appreciation Rights Plan. In addition, our Board is authorized to issue “blank check” preferred stock, with designations, rights, and preferences as they may determine. Accordingly, our Board may, without stockholder approval, issue shares of preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. This type of preferred stock could also be issued to discourage, delay, or prevent a change in our control. The ability to issue “blank check” preferred stock is a traditional anti-takeover measure. These provisions in our charter documents make it difficult for a majority stockholder to gain control of the Board and of our Company. The issuance of additional shares would make it more difficult for a third party to acquire us, even if its doing so would be beneficial to our stockholders.

We have employment agreements with Troy Lowrie and Micheal Ocello that contain features that may discourage a change of control.

On December 4, 2008, we entered into five-year employment agreements with Troy Lowrie, our Chairman of the Board and CEO, and Micheal Ocello, one of our Directors and our President and Chief Operating Officer. Pursuant to the terms of the employment agreements, if we terminate either of them other than for “cause,” “death,” or “disability” (as such terms are defined therein), or either of them terminates his employment for “good reason” (as such term is defined therein, which term includes termination of the officer following a change of control), we must pay the officer a severance payment equal to three times the sum of the officer’s base salary in effect upon termination plus an amount equal to the highest bonus the officer received in the three years before termination, if any.

Further, the employment agreements provide that if such an officer’s employment is terminated for any reason, we must, at the officer’s election, promptly pay all outstanding debt owed to the officer and his family or issue to the officer, with his approval, the number of shares of our common stock determined by dividing (a) the outstanding principal and interest owed to the officer (b) 50% of the last sale price of our common stock on the date of termination.

Finally, Mr. Lowrie’s employment agreement provides that if Mr. Lowrie’s employment is terminated for any reason, we must also take all necessary steps to remove Mr. Lowrie as a guarantor of any of our (or our affiliates’) obligations to any third party. In the event that we are not successful in doing so, we must pay to Mr. Lowrie a cash amount equal to five percent per year of the aggregate amount he is continuously guaranteeing until such time when Mr. Lowrie no longer guarantees the obligations.

A change of control may trigger the payments set forth above and the resulting costs may prevent or deter a potential acquirer from buying the Company. Even if doing so could be beneficial to our stockholders.

We must meet the NASDAQ Global Market continued listing requirements or we risk delisting, which may decrease our stock price and make it harder for our stockholders to trade our stock.

Our common stock is currently listed for trading on the NASDAQ Global Market. We must continue to satisfy NASDAQ’s continued listing requirements or risk delisting of our securities. That would likely have an adverse effect on the price of our common stock and our business. There can be no assurance that the Company will meet the continued listing requirements for the NASDAQ Global Market, or that the Company’s common stock will not be delisted from the NASDAQ Global Market in the future. If our common stock is delisted from NASDAQ, it may trade on the over-the-counter market, which may be a less liquid market. In such case, our stockholders’ ability to trade, or obtain quotations of the market value of, shares of our common stock would be severely limited because of lower trading volumes and transaction delays. These factors could contribute to lower prices and larger spreads in the bid and ask prices for our securities.

In the event the make-up of our Board or Audit Committee were not, or are not in the future, in compliance with the SEC and NASDAQ independence requirements, we face a number of risks that could materially and adversely affect our stockholders and our business.

The SEC rules and the NASDAQ Stock Market’s continued listing requirements require, among other things, that a majority of the members of our Board are independent and that our Audit Committee consists entirely of independent directors. We know that we currently comply with the SEC and NASDAQ requirements regarding director independence. However, in the event that we do not remain in compliance with these requirements, our Executive Officers could establish policies and enter into transactions without the requisite independent review and approval. This could present the potential for a conflict of interest between us and our stockholders generally and our Executive Officers, stockholders, or Directors.

Further, our failure to comply with these requirements may limit the quality of the decisions that are made by our Board and Audit Committee, such that the risk of material misstatements or omissions caused by errors or fraud with respect to our financial statements or other disclosures that may occur and not be detected in a timely manner or at all; or the payment of inappropriate levels of compensation to our executive officers. In the event there are deficiencies or weaknesses in our internal controls, we may misreport our financial results or lose significant amounts due to misstatements caused by errors or fraud. Finally, if the composition of our Board or Audit Committee fails to meet NASDAQ’s independence requirements in the future and we fail to regain compliance with NASDAQ’s continued listing requirements, the Company’s common stock will be delisted from the NASDAQ Global Market, as further described in the previous risk factor.

Securities analysts may not initiate coverage or continue to cover our common stock, and this may have a negative impact on our common stock’s market price.

The trading market for our common stock depends, in part, on the research and reports that securities analysts publish about us and our business. We do not have any control over these analysts. Currently, one analyst firm covers us but there is no guarantee that this securities analyst will continue to cover our common stock in the future. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is downgraded, our stock price would likely decline. If the analyst ceases to cover us or fails to publish regular reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

In the past, we have raised substantial amounts of capital in private placements, and if we fail to comply with the applicable securities laws, ensuing rescission rights or lawsuits would severely damage our financial position.

Our 2004 private placement consisted of securities that were not registered under the Securities Act, as amended (the “Securities Act”), or under any state “blue sky” law as a result of exemptions from such registration requirements. Such exemptions are highly technical in nature and if we inadvertently failed to comply with any of such exemptive provisions, investors could have the right to rescind their purchase of our securities and sue for damages. If any investors were to successfully seek such rescission or prevail in any such suit, we could face severe financial demands that could have significant, adverse affects on our financial position. Future financings may involve sales of our common stock at prices below prevailing market prices, as well as the issuance of warrants or convertible securities at a discount to market price.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase the transaction costs to sell those shares.

The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Because the last reported trade of our company stock on the NASDAQ Global Market was at a price below $5.00 per share, our common stock is currently considered a penny stock. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock no longer is considered a penny stock.

Because we do not intend to pay any dividends on our common stock, purchases of our common stock may not be suited for investors seeking dividend income.

Since our inception, we have not paid any dividends on our common stock and we do not anticipate paying any dividends on our common stock in the foreseeable future. The Board has elected not to pay dividends in the future. We expect that future earnings applicable to the common stockholders, if any, will be used for working capital and to finance growth.

Future sales of our common stock may depress our stock price. A significant amount of common stock is subject to issuance upon exercise of securities to purchase common stock. The exercise and sale of these financial instruments could depress the market price of our common stock.

A significant amount of our common stock may be eligible for sale under Rule 144 promulgated under the Securities Act at different times in the future and its sale could depress the market price of our common stock. Provided that all applicable Rule 144 conditions are satisfied, we believe that stockholders holding 17,310,723 shares of our issued and outstanding shares of common stock are currently eligible to sell their shares. The Company issued no stock in 2009.

We also have issued stock options convertible into an aggregate of 262,500 shares of our common stock at an exercise price of between $6 and $13 per share. None of the options are currently vested or exercisable but they vest and become exercisable between April 2010 and June 2015. All option exercise prices substantially exceed the market price of our common stock on March 12, 2010.

The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market, or as a result of the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of common stock. As of March 12, 2010, we have 50,000,000 authorized shares of which 17,310,723 shares of common stock are issued and outstanding.

Ownership could be diluted by future issuances of our stock, options, warrants or other securities.

Ownership in the Company may be diluted by future issuances of capital stock or the exercise of outstanding or to be issued options, warrants or convertible notes to purchase capital stock. In particular, we may sell securities in the future in order to finance operations, expansions, or particular projects or expenditures.

There is a limited public trading market for our common stock.

Our stock is currently traded on the NASDAQ Global Market under the trading symbol “VCGH.” There is a limited public trading market for our common stock. Without an active trading market, there can be no assurance of any liquidity or resale value of our common stock, and stockholders may be required to hold shares of our common stock for an indefinite period of time.

Our stock price has been volatile and may fluctuate in the future.

The trading price of our securities may fluctuate significantly. This price may be influenced by many factors, including:

•	our performance and prospects;

•	the depth and liquidity of the market for our securities;

•	sales by selling stockholders of shares issued or issuable in connection with our private placements;

•	investor perception of us and the industry in which we operate;

•	changes in earnings estimates or buy/sell recommendations by the analyst;

•	general financial and other market conditions; and

•	Domestic and international economic conditions.

Public stock markets have experienced and are currently experiencing substantial price and trading volume volatility. These broad market fluctuations may adversely affect the market price of our securities. Further, if the proposed merger transaction or any alternative transaction is not completed, the share price of our common stock may change, to the extent that the current market price of our common stock reflects an assumption that a transaction will be completed. Fluctuations in our stock price may have made our stock attractive to momentum, hedge, or day-trading investors who often shift funds into and out of stocks rapidly, exacerbating price fluctuations in either direction particularly when viewed on a quarterly basis.

Other Risk Factors May Adversely Affect Our Financial Performance.

Other risk factors that could cause our actual results to differ materially from those indicated in the forward-looking statements by affecting, among many things, pricing, consumer spending, and consumer confidence, include, without limitation, changes in economic conditions and financial and credit markets, credit availability, increased fuel costs and availability for our employees, customers and suppliers, health epidemics or pandemics or the prospects of these events (such as reports on avian flu), consumer perceptions of food safety, changes in consumer tastes and behaviors, governmental monetary policies, changes in demographic trends, terrorist acts, energy shortages and rolling blackouts, and weather (including, major hurricanes and regional snow storms) and other acts of God.

Item 1B.	Unresolved Staff Comments

Not applicable.

Item 2.	Properties

Our corporate office is located at 390 Union Boulevard, Suite 540, Lakewood, Colorado 80228. This office space is used by IEC, our wholly-owned subsidiary. We occupy approximately 5,500 square feet under a lease with an unrelated third party that expires in February 2017. Additional administrative offices are located inside various nightclub locations or rented on a month-to-month basis without a formal lease.

Each of our adult entertainment nightclubs is held in separately owned subsidiary corporations, limited liability companies, or limited partnerships. We currently lease the real estate for a majority of our company-owned adult entertainment nightclubs under operating leases with remaining terms ranging from five years to just over 50 years. These leases generally contain options which permit us to extend the lease term at an agreed rent or at prevailing market rates.

We own the real property on which we operate four company-owned adult entertainment nightclubs located in Texas (2), Illinois (1) and Indiana (1).

The table contains specifics about our leased and owned adult nightclub locations:

Name/Club Ownership	Lease Information
PT’s® Brooklyn Platinum of Illinois, Inc. Acq. Date: 5/1/2002 Location: Brooklyn, IL Sq. Ft.: 9,000 Building owned by VCG: Yes	An Illinois corporation and wholly-owned subsidiary of VCG.

PT’s® Showclub Indy Restaurant Concepts, Inc. Acq. Date: 6/30/02 Location: Indianapolis, IN Sq. Ft.: 9,200 Building owned by VCG: Yes	An Indiana corporation and wholly-owned subsidiary of VCG. VCG Real Estate leases a portion of the building that is not used by the nightclub operation to an unaffiliated third party.

Name/Club Ownership	Lease Information
PT’s® All Nude VCG Restaurants Denver, Inc. Acq. Date: 6/30/04 Location: Denver, CO Sq. Ft.: 8,000 Building owned by VCG: No	A Colorado corporation and wholly-owned subsidiary of VCG. The building is leased from an unaffiliated third party currently for $14,500 per month. The regular lease term expired in January 2010 but the Company exercised a five year extension option and the lease now will expire in January 2015. The base rent for each subsequent lease year during the option period commencing February 2010 and every February 1st will increase or decrease by the percentage increase in the Consumer Price Index (“CPI”) for the month of February immediately preceding the adjustment date, and the CPI for the month of February for the year preceding the adjustment date.

The Penthouse Club® Glendale Restaurant Concepts, LP Acq. Date: 6/30/04 Location: Glendale, CO Sq. Ft.: 9,600 Building owned by VCG: No	A Colorado limited partnership and 98% owned subsidiary of VCG, including the 1% general partnership interest. The building is leased from Lowrie Management LLLP, controlled by our Chairman of the Board and CEO, Troy Lowrie, currently for $13,500 per month. The lease term expires September 2014 and has three options to extend that expire September 2029. The base rent adjusts every five years. The rent from years one to five was $12,000 per month, years six to ten is $13,500 per month, years eleven to fifteen (option 1) is $15,000 per month, years sixteen to twenty (option 2) is $16,500 per month, and years twenty one to twenty five (option 3) is $18,000 per month.

PT’s® Showclub Appaloosa VCG CO Springs, Inc. Acq. Date: 10/2/06 Location: Colorado Springs, CO Sq. Ft.: 9,500 Building owned by VCG: No	A Colorado corporation and wholly-owned subsidiary of VCG. The building is leased from an unaffiliated third party for $10,000 per month. The lease term expires October 2016 and has two options to extend that expire October 2026. The base rent adjusts every five years. The rent from years one to five is $10,000 per month, years six to ten is $10,500 per month, years eleven to fifteen (option 1) is $12,000 per month, and years sixteen to twenty (option 2) is $13,500 per month.

Diamond Cabaret® Glenarm Restaurant, LLC Acq. Date: 10/8/04 Location: Denver, CO Sq. Ft.: 36,000 Building owned by VCG: No	A Colorado limited liability company and 90% owned subsidiary of VCG. The building is leased from an unaffiliated third party for $45,000 per month. The lease term expires October 2014 and has three options to extend that expire October 2029. The base rent adjusts every five years. The rent from years one to five was $40,000 per month, years six to ten is $45,000 per month, years eleven to fifteen (option 1) is $50,000 per month, years sixteen to twenty (option 2) is $55,000 per month, and years twenty one to twenty five (option 3) is $60,000.

PT’s® Show Club Denver Restaurant Concepts, LP Acq. Date: 12/28/06 Location: Denver, CO Sq. Ft.: 20,720 Building owned by VCG: No	A Colorado limited partnership and 98% owned subsidiary of VCG. The building is leased from Lowrie Management LLLP, controlled by our Chairman of the Board and CEO, Troy Lowrie, currently for $17,500 per month. This square footage includes nightclub, office and storage space. The lease term expires December 2015 and has three options to extend that expire December 2029. The base rent adjusts every five years. The rent from years one to five was $15,000 per month, years six to ten is $17,500 per month, years eleven to fifteen (option 1) is $20,000 per month, years sixteen to twenty (option 2) is $22,500 per month, and years twenty one to twenty five (option 3) is $25,000.

Name/Club Ownership	Lease Information
Roxy’s RCC LP Acq. Date: 1/18/07 Location: Brooklyn, IL Sq. Ft.: 4,400 Building owned by VCG: No	An Illinois limited partnership and 88% subsidiary of VCG. The building is leased from an unaffiliated third party for $5,000 per month. The lease term expires January 2017 and has two options to extend that expire January 2027. The base rent never changes, but the rent amount fluctuates monthly based on sales.

PT’s® Showclub Kentucky Restaurant Concepts, Inc. Acq. Date: 1/2/07 Location: Louisville, KY Sq. Ft.: 23,000 Building owned by VCG: No	A Kentucky corporation and 100% owned subsidiary of VCG. The building is leased from Lowrie Management LLLP, controlled by our Chairman of the Board and CEO, Troy Lowrie, currently for $7,500 per month. The lease term expires December 2016 and has three five year options to extend that expire December 2031. The base rent adjusts every five years. The rent from years one to five is $7,500 per month, years six to ten is $8,750 per month, years eleven to fifteen (option 1) is $10,000 per month, years sixteen to twenty (option 2) is $11,250 per month, and years twenty one to twenty five (option 3) is $12,000.

PT’s® Showclub Cardinal Management LP Acq. Date: 2/5/07 Location: Centreville, IL Sq. Ft.: 5,700 Building owned by VCG: No	An Illinois limited partnership and 83% owned subsidiary of VCG. The building is leased from an unaffiliated third party for $5,000 per month. The lease term expires January 2017 and has two options to extend that expire January 2027. The base rent never changes, but the rent amount fluctuates monthly based on sales.

PT’s® Sports Cabaret MRC LP Acq. Date: 2/9/07 Location: Sauget, IL Sq. Ft.: 9,700 Building Owned by VCG: No	An Illinois limited partnership and 100% owned subsidiary of VCG. The building is leased from an unaffiliated third party for $20,000 per month. The lease term expires February 2017 and has two options to extend that expire February 2027. The base rent never changes but the rent amount fluctuates monthly based on sales.

The Penthouse Club® IRC LP Acq. Date: 2/7/07 Location: Sauget, IL Sq. Ft.: 19,300 Building Owned by VCG: No	An Illinois limited partnership and a 90% owned subsidiary of VCG. The building is leased from an unaffiliated third party for $25,000 per month. The lease term expires March 2017 and has two options to extend that expire March 2027. The base rent never changes but the rent amount fluctuates monthly based on sales.

The Men’s Club® Raleigh Restaurant Concepts, Inc. Acq. Date: 4/16/07 Location: Raleigh, NC Sq. Ft.: 21,200 Building owned by VCG: No	A North Carolina corporation and wholly-owned subsidiary of VCG. The building is leased from an unaffiliated third party currently for $6,000 per month. This lease has options to renew for ten consecutive renewal terms of five years each that expire January 2062. The base rent adjusts every five years by $250 after January 2017 with a maximum of $8,250 per month. The Company also has a separate lease for the parking premises currently for $20,250 per month. This lease expires January 2012 and has ten consecutive renewal terms of five years each that expire on January 2062. The base rent adjusts on every renewal term by $500 with a maximum of $45,750.

Name/Club Ownership	Lease Information
Schiek’s Palace Royale Classic Affairs, Inc. Acq. Date: 5/30/07 Location: Minneapolis, MN Sq. Ft.: 11,600 Building owned by VCG: No	A Minnesota corporation and wholly-owned subsidiary of VCG. The building is leased from an unaffiliated third party currently for $25,000 per month. The building lease term expires June 2012 and has three five year options to extend that expire June 2027. The base rent adjusts every five years. The rent from one to five years is $25,000 per month, years six to ten (option 1) is $27,750 per month, years eleven to fifteen (option 2) is $30,000 per month, and years sixteen to twenty (option 3) is $33,000 per month.

PT’s® Showclub Kenkev II, Inc. Acq. Date: 9/14/07 Location: Portland, ME Sq. Ft.: 13,000 Building owned by VCG: No	A Maine corporation and wholly-owned subsidiary of VCG. The building is leased from an unaffiliated third party currently for $14,750 per month. The lease term expires September 2032 and has two options to extend that expire September 2042. The base rent adjusts every year by 3% after the first year of the lease.

Jaguar’s Gold Club Golden Productions JGC Fort Worth LLC Acq. Date: 9/17/07 Location: Fort Worth, TX Sq. Ft.: 10,000 Building owned by VCG: Yes	A Texas limited liability company and wholly-owned subsidiary of VCG. The building is owned by the nightclub but the land is leased from an unaffiliated third party currently for $20,000 per month. The lease term expires September 2012 and has four five year options to extend that expire September 2032. The base rent adjusts every option period by 10% over the prior term’s rental obligation.

PT’s® Showclub Kenja II, Inc. Acq. Date: 10/29/07 Location: Miami, FL Sq. Ft.: 7,600 Building owned by VCG: No	A Florida corporation and wholly-owned subsidiary of VCG. The building is leased from an unaffiliated third party currently for $10,609 per month. The lease term expires October 2032 and has two options to extend that expire October 2042. The base rent adjusts every year by 3% after the first year of the lease.

La Boheme Gentlemen’s Club Stout Restaurant Concepts, Inc. Acq. Date: 12/21/07 Location: Denver, CO Sq. Ft.: 6,200 Building owned by VCG: No	A Colorado corporation and wholly-owned subsidiary of VCG. The building is leased from an unaffiliated third party currently for $17,000 per month. The lease term expires June 2016. The base rent adjusts every three years. The rent from years one to four is $17,000 per month, five to seven years is $20,000 per month, and eight to nine years is $21,000 per month.

Jaguar’s Gold Club Manana Entertainment, Inc. Acq. Date: 4/14/08 Location: Dallas, TX Sq. Ft.: 12,500 Building owned by VCG: Yes	A Texas limited liability company and wholly-owned subsidiary of VCG. The building is owned by the nightclub but the land is leased from an unaffiliated third party for $25,000 per month. The lease term expires April 2013 and has four five year options to extend that expire April 2033. The base rent adjusts every option period by 10% over the prior term’s rental obligation.

Imperial Showgirls Gentlemen’s Club VCG-IS, LLC Acq. Date: 7/28/08 Location: Anaheim, CA Sq. Ft.: 8,100 Building owned by VCG: No	A California corporation and wholly-owned subsidiary of VCG. The building is leased from an unaffiliated third party currently for $8,000 per month. The lease term expires August 2010 and has four five year options to extend that expire August 2025. The base rent adjusts by $500 every five years with a maximum of $9,500 per month.

Item 3.	Legal Proceedings

Other than as set forth below, we are not aware of any pending legal proceedings against the Company, individually or in the aggregate, that would have a material adverse affect on our business, results of operations, or financial condition.

Thee Dollhouse Productions Litigation

On or around July 24, 2007, VCG Holding Corp. was named in a lawsuit filed in District Court, 191 Judicial District, of Dallas County, Texas. This lawsuit arose out of a VCG acquisition of certain assets belonging to Regale, Inc. (“Regale”) by Raleigh Restaurant Concepts, Inc. (“RRC”), a wholly owned subsidiary of VCG, in Raleigh, N.C. The lawsuit alleges that VCG tortiously interfered with a contract between Michael Joseph Peter and Regale and misappropriated Mr. Peter’s purported trade secrets. On March 30, 2009, the United States District Court for the Eastern District of North Carolina entered an Order granting Summary Judgment to VCG and dismissed Mr. Peter’s claims in their entirety. The Court found that as a matter of law, VCG did not tortiously interfere with Mr. Peter’s contract with Regale and further found that VCG did not misappropriate trade secrets. Mr. Peters did not appeal that ruling and as such, the federal proceedings have concluded.

Ancillary to this litigation, Thee Dollhouse filed a claim in arbitration on June 2008 against Regale as a result of this transaction, asserting that Regale, by selling its assets to RRC, breached a contract between Thee Dollhouse and Regale. In addition, an assertion was made that one of Regale’s principals tortiously interfered with the contract between Regale and Thee Dollhouse. Regale filed a Motion to Stay Arbitration which was granted in part and denied in part, with the Court staying arbitration as to Regale’s principal and denying the stay as to Regale. As a result, the arbitration as to Regale is proceeding. VCG is indemnifying and holding Regale harmless from this claim pursuant to their contract. The arbitration was originally scheduled for late October 2009, however due to illness of one of the principals of the claimant, the arbitration has been adjourned to April 26, 2010. The Company has not accrued any funds for the settlement of this litigation, as the outcome of this dispute cannot be predicted. The Company’s or a successor entity’s, indemnification obligation to Regale will continue even if any of the proposed sale transactions or an alternative transactions is consummated.

Zajkowski, et. al. vs VCG and Classic Affairs Litigation

In December 2007, a former employee of VCG’s subsidiary Classic Affairs, Eric Zajkowski, filed a lawsuit in Hennepin County District Court, Minneapolis, Minnesota against VCG following his termination from employment alleging that, in connection with his employment, he was subject to certain employment practices which violated Minnesota law. The initial action and subsequent pleading asserted that the matter was filed as a purported class action. Subsequent to the filing of Zajkowski’s Complaint, Zajkowski moved to amend his Complaint to name additional Plaintiffs and later, to name Classic Affairs as a party defendant. VCG and Classic Affairs have answered this complaint denying all liability. Classic Affairs has also filed a Counter-Complaint against Mr. Zajkowski based upon matters relating to his termination from employment with Classic Affairs.

In December 2008 and early January 2009, the parties filed cross-motions for Summary Judgment and Zajkowski filed a Motion for Class Certification. Following the motions, the Court issued a series of rulings on those Motions. In these rulings, the Court has dismissed VCG as a party Defendant — having determined that VCG is not directly liable to Zajkowski or the other Plaintiffs on their claims. The Court granted Summary Judgment to Zajkowski as to one issue, but did not determine the scope or extent, if any, of the alleged damages, ruling this issue, like the others, are questions for a jury, and the Court dismissed two other claims asserted by Zajkowski. In all other respects, the Court has denied the parties respective Summary Judgment motions.

On July 21, 2009, the Court denied Zajkowski’s and the other Plaintiffs’ Motion for Class Certification. Zajkowski appealed that decision to the Minnesota Court of Appeals and on September 22, 2009, the Court of

Appeals denied Plaintiffs request for discretionary review. Plaintiffs have indicated that they do not intend to seek leave to appeal from the Minnesota Supreme Court. The parties have held mediation in November 2009 and the case was resolved. The settlement terms, including the amounts, are confidential. The lawsuit has now been dismissed, with prejudice. All related costs have been accrued or paid as of December 31, 2009.

Texas Patron Tax Litigation

Beginning January 1, 2008, VCG’s Texas clubs became subject to a new state law requiring the Company to collect a five dollar surcharge for every club visitor. A lawsuit was filed by the Texas Entertainment Association, an organization in which the Company is a member, alleging that the fee is an unconstitutional tax. On March 28, 2008, the Judge of the District Court of Travis County, Texas ruled that the new state law violates the First Amendment to the U.S. Constitution and, therefore, the District Court’s order enjoined the state from collecting or assessing the tax. The State of Texas has appealed the District Court’s ruling. When cities or the State of Texas give notice of appeal, the State supersedes and suspends the judgment, including the injunction. Therefore, the judgment of the Travis County District Court cannot be enforced until the appeals are completed.

The Company has filed a lawsuit to demand repayment of the paid taxes. On June 5, 2009, the Court of Appeals for the Third District (Austin) affirmed the District Court’s judgment that the Sexually Oriented Business Fee violated the First Amendment to the U.S. Constitution. The State of Texas appealed the Court of Appeals ruling to the Texas Supreme Court. On August 26, 2009, the Texas Supreme Court ordered both sides to submit briefs on the merits. The State’s brief was filed on September 25, 2009 and the Texas Entertainment Association’s brief was filed on October 15, 2009. On February 12, 2010 the Texas Supreme Court granted the State’s Petition for Review and set oral arguments for March 25, 2010.

The Company has expensed approximately $290,000 for the year ended December 31, 2009 and $203,000 for the year ended December 31, 2008 for the Texas Patron Tax. The Company accrued, but did not pay the fourth quarter estimated tax liability of $71,000. The Company has paid, under protest, approximately $422,000 to the State of Texas for the two year period.

Department of Labor and Immigration and Customs Enforcement Reviews

United States Department of Labor (“DOL”) Audit (PT’s Showclub)

In October 2008, PT’s® Showclub in Louisville, KY was required to conduct a self-audit of employee payroll by the DOL. After an extensive self-audit, it was determined that (a) the club incorrectly paid certain employees for hours worked and minimum wage amounts and (b) the club incorrectly charged certain minimum wage employees for their uniforms. As a result, the DOL required that the club issue back pay and refund uniform expenses to qualified employees at a total cost of $14,439.

In March 2009, VCG was placed under a similar nationwide DOL audit for all nightclub locations and its corporate office. All locations completed the self-audit in August 2009 and are currently working with the DOL to determine what, if any, violations may have occurred. This case is still in the investigatory state and no final determination can be made at this time of an unfavorable outcome or any potential liability. After discussion with outside legal counsel on this case, the Company has accrued $200,000 as of December 31, 2009 for potential wage/hour violations. A summary meeting has tentatively been scheduled with the DOL and counsel on March 15, 2010 to finalize the liability. The Company believes it has corrected all processes that resulted in the potential violations.

Immigration and Customs Enforcement (“ICE”) Reviews

On June 30, 2009, PT’s® Showclub in Portland, Maine was served a subpoena by ICE requesting documents to conduct an I-9 audit. ICE requested all original I-9’s for both current and past employees from September 14, 2007 (club acquisition date) to June 30, 2009. ICE conducted the audit to ensure proper use of the I-9 form to confirm that the club verified employees’ right to work in the United States. The club complied with the subpoena submitting all requested documents by July 16, 2009. As of March 12, 2010, ICE is still reviewing the requested documents. This matter is still in its investigatory stage and no determination of potential violations or liability has been made. No amounts have been accrued related to this audit. While ICE initially discussed taking this audit to all clubs, no formal actions have been taken by ICE to begin that process. This audit is still isolated to Maine.

Internal Revenue Service

The IRS audited PT’s® Showclub in Denver for the years 2006, 2007, and 2008 to determine tip reporting compliance. Every business with customary tipping must report annually on Form 8027 the total sales from food and beverage operations, charge sales, total tips reported, and charge tips reported. The audit was based upon this Form to determine compliance with the amended Section 3121(q) of the Internal Revenue Code. The audit was conducted by an examining agent in Denver in August and September 2009. The audit focused on the data reported on Form 8027 and related underlying documentation. It included the agent examining information contained in the daily sales packages generated by the club.

The audit resulted in a determination that cash tips for that club were under-reported in the three years examined. The tax assessed as a result of this under-reporting was $61,500. Penalties and interest were not assessed. The IRS auditor indicated that all other clubs would be audited and recommended that a Point of Sale (“POS”) system should be installed in every club to ensure compliance with IRS regulations. Upon completion of this audit, the Company began an intensive self-audit for the three year period using the same procedures followed by the IRS agent. This resulted in an initial accrual of $386,000 in estimated taxes to cover the estimated liability as of September 30, 2009. Subsequent discussions with the IRS agent removed 2006 from the audit period, replacing that year with 2009. The Company has submitted workpapers prepared for the self-assessment to the IRS agent for the periods 2007, 2008, and 2009. The agent has tentatively indicated that these workpapers and test period could be used to determine the ultimate tip reporting rate by club. As a result of the completion of the self-assessment process for the three years under examination, the Company has reduced the estimated liability by $179,000 to approximately $207,000 as of December 31, 2009.

Litigation Associated with the Proposed Going Private Transaction

In connection with the Proposal concerning the proposed Going Private Transaction, the Company has been served with three complaints filed by various plaintiffs, alleging that they bring purported derivative and class action lawsuits against the Company and each of the individual members of the Board on behalf of themselves and all others similarly situated and derivatively on behalf of the Company, which previously have been reported in the Company’s Current Reports on Form 8-K (filed with the SEC on November 19, 2009, November 24, 2009 and December 7, 2009).

On November 13, 2009, the Company was served with a complaint filed by David Cohen in the District Court in Jefferson County, Colorado. In the complaint, Mr. Cohen alleges that he brings the purported class action lawsuit against the Company and each of the individual members of the Board on behalf of the Company’s stockholders. The complaint alleges, among other things, that Troy Lowrie, the Company’s Chairman of the Board and Chief Executive Officer, has conflicts of interest with respect to the Proposal and that in connection with the Board’s evaluation of the Proposal, the individual defendants have breached their fiduciary duties under Colorado law. The complaint seeks, among other things, certification of Mr. Cohen as class representative, either an injunction enjoining the defendants from consummating or closing the Going Private Transaction, or if the Going Private Transaction is consummated, rescission of the Going Private Transaction, an award of damages in an amount to be determined at trial and an award of reasonable attorneys’ and experts’ fees.

On November 20, 2009, the Company was served with a complaint filed by Gene Harris and William C. Steppacher, Jr. in the District Court in Jefferson County, Colorado. In the complaint, the plaintiffs purport to bring a derivative and class action lawsuit against the Company and each of the individual members of the

Board on behalf of themselves and all others similarly situated and derivatively on behalf of the Company. The complaint alleges, among other things, that Mr. Lowrie has conflicts of interest with respect to the Proposal and that the individual defendants have breached their fiduciary duties under Colorado law in connection with the Proposal. The complaint seeks, among other things, certification of the plaintiffs as class representatives, an injunction directing the Board members to comply with their fiduciary duties, an accounting to the plaintiffs and the class for alleged damages suffered or to be suffered based on the conduct described in the complaint, an award of the costs and disbursements of maintaining the action, including reasonable attorneys’ and experts’ fees, and such other relief the court deems just and proper.

On December 3, 2009, the Company was served with a complaint filed by David J. Sutton and Sandra Sutton in the District Court in Jefferson County, Colorado. In the complaint, the plaintiffs purport to bring a class action lawsuit against the Company and each of the individual members of the Board on behalf of themselves and all others similarly situated. The complaint alleges, among other things, that Mr. Lowrie has conflicts of interest with respect to the Proposal and that the individual defendants have breached their fiduciary duties under Colorado law in connection with the Proposal. The complaint seeks, among other things, certification of the plaintiffs as class representatives, an injunction directing the Board to comply with their fiduciary duties and enjoining the Board from consummating the Proposal, imposition of a constructive trust in favor of the plaintiffs and the class upon any benefits improperly received by the defendants, an award of the costs and disbursements of maintaining the action, including reasonable attorneys’ and experts’ fees, and such other relief the court deems just and proper.

The plaintiffs in the three lawsuits have moved to consolidate all three of the lawsuits (the “Class Action and Derivative Suits”) into one suit together with a fourth lawsuit arising out of the Proposal for the proposed Going Private Transaction, in which the Company was not named as a defendant, filed on December 11, 2009 by Brandon Ostry in the District Court in Jefferson County, Colorado against Mr. Lowrie and Lowrie Management, LLLP. The Company provided additional details on the Ostry lawsuit in its Current Report on Form 8-K filed with the SEC on December 17, 2009. The court has indicated that it will consider the consolidation motion if and when the plaintiffs move for class certification. As of the date hereof, the plaintiffs have not yet moved for class certification.

As of the date hereof, the Company believes that the allegations made in each of the Class Action and Derivative Suits are baseless and the Company intends to vigorously defend itself. The Company has not accrued any reserves for damages or for the settlement of these lawsuits as the outcome of the disputes cannot be predicted. Further, the uncertainty over the potential outcome of the Class Action and Derivative Suits has increased in light of subsequent events. As described elsewhere in this Annual Report on Form 10-K, on December 16, 2009, the Special Committee of the Company’s Board rejected the Proposal concerning the proposed Going Private Transaction as then-currently inadequate and, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 17, 2010, on February 17, 2010, the Company entered into the Letter of Intent with Rick’s concerning the proposed Merger. Currently, the Class Action and Derivative Suits only pertain to the Proposal for the proposed Going Private Transaction and not the proposed Merger. However, it is possible that the plaintiffs in the Class Action and Derivative Suits will attempt to amend their complaints to make claims related to the proposed Merger or that these plaintiffs or others persons may file one or more new lawsuits related to it.

Pursuant to the terms of the Company’s Articles of Incorporation and stand-alone indemnification agreement the Company has entered into with its Directors and executive officers, the Company may be required to advance expenses to and indemnify the Directors and Mr. Lowrie from expenses involved in defending against the lawsuits described above. The Company has discussed the risks and costs associated with such indemnification under the heading “Risk Factors.”

The Company is involved in various other legal proceedings that arise in the ordinary course of business. The Company believes the outcome of any of these proceedings will not have a material effect on the consolidated operations of the Company.

The Company is involved in various other legal proceedings that arise in the ordinary course of business. The Company believes the outcome of any of these proceedings will not have a material effect on the consolidated operations of the Company.

Item 4.	(Remove and Reserved)

PART II

Item 5.	Market For Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information

The Company’s common stock, $0.0001 par value per share, is currently traded on the NASDAQ Global Market under the symbol “VCGH.” The market for our common stock is limited and volatile.

The following table sets forth the range of high and low bid prices for our common stock for each quarterly period indicated, as reported on the NASDAQ Global Market:

	2009		2008
Three Months Ended	High	Low	High	Low

March 31	$1.85	$1.27	$13.90	$5.95
June 30	$2.79	$1.38	$6.70	$3.60
September 30	$2.30	$1.90	$4.03	$2.80
December 31	$2.31	$1.62	$3.35	$1.24

The high and low bid prices per share as reported on the NASDAQ Global Market on March 11, 2010, were $2.88 and $2.73, respectively.

Holders

As of March 12, 2010, there were approximately 2,232 stockholders of record of our common stock, excluding shares held by objecting beneficial owners.

Dividends

The Company has never declared or paid any dividends on our common stock. We do not intend to pay cash dividends on our common stock. We plan to retain our future earnings, if any, to finance our operations and for expansion of our business. The decision whether to pay cash dividends on our common stock will be made by our Board, in its discretion, and will depend on our financial condition, operating results, capital requirements, and other factors that our Board consider relevant.

Recent Sales of Unregistered Securities

None.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transfer Online, Inc., 512 SE Salmon Street, Portland, OR 97214.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

During 2009, the Company repurchased an aggregate of 444,655 shares of common stock for an aggregate purchase price of $869,393. As a result, as of December 31, 2009, up to 787,721 shares of common stock or shares of common stock with an aggregate purchase price of approximately $8,046,000 (whichever is less) remain available for repurchase under the Company’s repurchase program.

The following table provides additional information about the Company’s purchases under the repurchase program during the fourth quarter of 2009.

						Maximum Number
				Total Number of		(or Approximate
				Shares Purchased		Dollar Value) of Shares
	Total Number			as Part of Publicly		that may yet be
	of Shares		Average Price	Announced Plans		Purchased Under
Period	Purchased(1)		Paid per Share	or Programs(1)		the Plans or Programs

October 1 to 31, 2009	44,681		$2.05	44,681		788,194 shares or $	8,046,913
November 1 to 30, 2009	473		$1.83	473		787,721 shares or $	8,046,033
December 1 to 31, 2009	—		$—	—		787,721 shares or $	8,046,033

Total	45,154	(2)	$2.04	45,154	(2)	787,721 shares or $	8,046,033

(1)	Unless noted, the Company made all repurchases in the open market.

(2)	Of these repurchases, the Company purchased 37,454 shares of common stock in the open market and 7,700 shares of common stock in a private transaction.

On November 3, 2009, the Company’s Board terminated the stock repurchase program approved on July 26, 2007, to allow the Company to evaluate the proposed going private transaction by Troy Lowrie, our Chairman of the Board and CEO, among other parties.

Item 6.	Selected Financial Data

The following table sets forth certain of the Company’s historical financial data. The selected historical consolidated financial data as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008 have been derived from the Company’s audited consolidated financial statements and the related notes included elsewhere herein. The selected historical consolidated financial data as of December 31, 2007, 2006, and 2005 and for the years ended December 31, 2007, 2006, and 2005 have been derived from the Company’s audited financial statements for such years, which are not included in this Annual Report on Form 10-K. The selected historical consolidated financial data set forth are not necessarily indicative of the results of future operations and should be read in conjunction with the discussion under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the historical consolidated financial statements and accompanying notes included herein. The historical results are not necessarily indicative of the results to be expected in any future period.

Description	2009		2008		2007		2006		2005
					(Restated)

Total revenue	$55,040,034	(5)	$57,692,671	(3),(4)	$39,616,731	(2)	$16,114,581	(1)	$15,854,153
Net income (loss) from operations	$5,075,311		$(37,440,195)		$5,442,076		$236,833		$(1,271,251)
Basic income (loss) per common share	$0.04		$(1.71)		$0.33		$0.03		$(0.15)
Weighted average shares outstanding	17,541,376		17,925,132		16,623,213		9,128,985		8,477,571
Total assets	$71,151,173		$75,626,043		$103,719,255		$35,079,698		$27,859,065
Total stockholders’ equity	$28,482,530		$28,386,742		$53,987,842		$12,795,623		$3,043,588

Please read the following selected consolidated financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes appearing elsewhere in this Annual Report on Form 10-K for a discussion of information that will enhance understanding of this data.

(1)	Fiscal year 2006 reflects the acquisitions of two adult nightclubs in Colorado.

(2)	Fiscal year 2007 reflects the sale of Arizona and the acquisitions of 11 adult nightclubs in Minnesota (1), Illinois (4), Colorado (1), Maine (1), Florida (1) North Carolina (1), Kentucky (1), and Texas (1).

(3)	Fiscal year 2008 reflects the acquisitions of one adult nightclub in California and one in Texas. See Note 4 to the Consolidated Financial Statements.

(4)	Fiscal year 2008 includes non-cash impairment charges for goodwill, licenses, trade names and other intangible assets for a total amount of approximately $46.0 million. In addition the Company recognized a non-cash impairment of real estate of approximately $1.9 million. See Note 6 to the Consolidated Financial Statements.

(5)	Fiscal year 2009 includes non-cash impairment charges for goodwill, licenses, trade names and other intangible assets for a total amount of approximately $2.0 million. In addition the Company recognized a non-cash impairment of real estate of approximately $268,000. See Note 6 to the Consolidated Financial Statements.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statement Disclaimer

In this report, references to “VCG Holding Corp,” “VCG,” the “Company,” “we,” “us,” and “our” refer to VCG Holding Corp. and its subsidiaries.

This Annual Report on Form 10-K contains certain forward-looking statements and, for this purpose, any statements contained herein that are not statements of historical fact are intended to be “forward-looking statements” with the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “estimate,” “continue,” or comparable terminology, are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control. These factors include, but are not limited, to, costs and liabilities associated with the proposed going private transaction and associated litigation and the proposed merger transaction, our inability to retain employees and members of management due to uncertainty about our future direction due to the proposed merger transaction, costs and liabilities associated with our inability to successfully close the proposed merger transaction or any other similar transaction, the possibility that we may be prohibited from closing the proposed merger transaction or forced to rescind it if it has been consummated and pay damages as a result of litigation, diversion of management’s attention caused by the proposed merger transaction and associated litigation, our limited operating history making our future operating results difficult to predict, the availability of, and costs associated with, potential sources of financing, disruptions in the credit markets, economic conditions generally and in the geographical markets in which we may participate, our inability to manage growth, difficulties associated with integrating acquired businesses into our operations, geographic market concentration, legislation and government regulations affecting us and our industry, competition within our industry, our failure to promote our brands, our failure to protect our brands, the loss of senior management and key personnel, potential conflicts of interest between us and Troy Lowrie, our Chairman of the Board and Chief Executive Officer (“CEO”), our failure to comply with licensing requirements applicable to our business, liability from unsanctioned, unlawful conduct at our nightclubs, the negative perception of our industry, the failure of our business strategy to generate sufficient revenues, liability from uninsured risks or risks not covered by insurance proceeds, claims for indemnification from officers and Directors, deterrence of a change of control because of our ability to issue securities or from the severance payment terms of certain employment agreements with senior management, our failure to meet the NASDAQ continued listing requirements, the failure of securities analysts to cover our common stock, our failure to comply with securities laws when issuing securities, our common stock being a penny stock, our intention not to pay dividends on our common stock, our future issuance of common stock depressing the sale price of our common stock or diluting existing stockholders, the limited trading market for, and volatile price of, our common stock, and our inability to comply with rules and regulations applicable to public companies.

We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made and are based on certain assumptions and expectations which may or may not be valid or actually occur and which involve various risks and uncertainties.

Unless otherwise required by applicable law, we do not undertake, and specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Overview

The Company is in the business of acquiring, owning and operating nightclubs, which provide premium quality live adult entertainment, restaurant and beverage services in an up-scale environment. As of December 31, 2009, the Company, through its subsidiaries, owns and operates 20 nightclubs in Indiana, Illinois, Colorado, Texas, North Carolina, Minnesota, Kentucky, Maine, Florida, and California. The Company operates in one reportable segment.

Critical Accounting Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) requires us to make judgments, assumptions, and estimates that affect the amounts reported in the Consolidated Financial Statements and accompanying notes, Note 2. Summary of significant accounting policies, to the Consolidated Financial Statements describes the significant accounting policies and methods used in preparation of the Consolidated Financial Statements. The accounting positions described below are significantly affected by critical accounting estimates. Such accounting positions require significant judgments, assumptions, and estimates to be used in the preparation of the Consolidated Financial Statements, and actual results could differ materially from the amounts reported based on variability in factors affecting these estimates.

Our management has discussed the development and selection of these critical accounting estimates with the Audit Committee of our Board of Directors, and the Audit Committee has reviewed our disclosures to it in this Management’s Discussion and Analysis.

Assignment of Fair Values upon Acquisition of Licenses, Goodwill and Other Intangibles

In accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), and ASC Topic 350, Intangibles - Goodwill and Other (“ASC 350”), when the Company acquires a nightclub, we assign fair values to all identifiable assets and liabilities, including intangible assets such as licenses, goodwill, identifiable trade names, and covenants not to compete. We also determine the useful life for the amortizable identifiable intangible assets acquired. These determinations require significant judgment, estimates, and projections. The remainder of the purchased cost of the acquired nightclub that is not assigned to identifiable assets or liabilities is then recorded as goodwill. As a result of our acquisitions, each nightclub has recorded a significant amount of intangibles, including licenses and goodwill. The Company has not had an acquisition since July 2008.

The assumptions and estimates used in determining the current value of a nightclub includes operating cash flows, market and market share, sales volume, prices, and working capital changes. Historical experience, project performance, and any other available information is also used at the time that the fair value of the nightclub is estimated.

In estimating the fair values of our nightclubs, we used a combination of the income approach and the market-based approach. The income approach is a valuation technique, which involves discounting estimated future cash flows of each nightclub to their present value to calculate fair value. The discount rate used varies by nightclub and represents the estimated weighted average cost of capital, which reflects the overall level of inherent risk involved in our operations and cash flows. To estimate future cash flows, we applied a multiple to

EBITDA. The market-based approach uses a comparable public company, and then compares specific parts of our operations such as rent expense.

Testing for Impairment of Intangible Assets

ASC Topic 350 requires an annual reassessment of the carrying value of indefinite lived assets at the reporting unit or nightclub level, or even more frequently, if certain circumstances occur, for impairment of that value. The evaluation of impairment involves comparing the current fair value of the reporting units to the recorded value. If the recorded value of a nightclub exceeds its current fair value, then an impairment loss is recognized to the extent that the book value of the intangible assets exceeds the implied fair value of the nightclub’s intangible assets. Accordingly, the fair value of a reporting unit is allocated to all of the assets and liabilities of that nightclub, including any unrecognized intangible assets and the excess becomes the implied value of the goodwill. This is done in relation to the nightclub’s respective forecasted cash flows and other relevant assumptions

In performing the Company’s annual impairment assessment at December 31, 2009 in accordance with ASC Topic 350, the Company recorded a non-cash impairment charge for licenses of $1,574,000 and trade names of $167,000. In addition, the Company evaluated its goodwill at December 31, 2009 and recorded a non-cash impairment charge of approximately $17,000. The total impairment charge was approximately $1,758,000.

The fair value of the licenses, trade names, and reporting units was based on estimated discounted future net cash flows at the club level. The impairment charge is a result of a continued weak economy. We computed an estimate of our company-wide weighted average cost of capital of 12.0%. The long-term growth rate of 3% was estimated by using the Gordon Growth Model. These processes are subjective and require significant estimates. These estimates include judgments about future cash flows that are dependent on internal forecasts, growth rates, company specific risk premiums and estimates of weighted average cost of capital used to discount future cash flows. Changes in these assumptions and estimates could materially affect the results of our reviews for impairment.

Impairment of Real Estate

ASC Topic 360, Property Plant and Equipment requires a fair market valuation of assets, including land and buildings, in the event of triggering events including adverse changes in the business climate or decline in market value. In December 2008, the Company ordered an appraisal of the land and building owned in Phoenix, Arizona. The appraisal was performed by an independent third party real estate appraiser who valued the land and building at $2,600,000, resulting in an impairment of approximately $1,886,000 at December 31, 2008. This building was rented by the individual who purchased the operations and ownership interest in our subsidiary Epicurean Enterprises in January 2007. The lessee defaulted on the lease in August 2008 and an impairment charge of $268,000 was recorded at June 30, 2009. On July 31, 2009, the Company sold the building and land for approximately $2,300,000. The Company recognized a non-cash loss of approximately $69,000 upon the sale. The Company does not have any real property held for sale or vacant as of December 31, 2009.

Stock Options

In 2007 and 2008, the Company issued stock option grants to key employees and officers. The two officer grants vest one-third on the 3rd, 5th and 7th anniversary of the grant date. Key employee grants vest 20% on the 3rd anniversary and 40% each on the 5th and 7th anniversary of the grant date. The options are cancelled upon termination of employment and expire ten years from the date of grant. All options were granted at an exercise price significantly above the fair market value of the common stock covered by the option on the grant date. All option exercise prices substantially exceed fair market value on December 31, 2009 and March 12, 2010.

The Company accounts for stock-based compensation by measuring and recognizing as compensation expense the fair value of all options as of the grant date. The determination of fair value involves a number of significant estimates. We use the Black-Scholes Option Pricing Model to estimate the fair value of option grants using assumptions which are described in Note 11 to the consolidated financial statements. These include the expected volatility of our stock and employee exercise behavior. These variables make estimation of fair value of stock options difficult. A key assumption is the number of options ultimately expected to vest. Since no options were granted during 2009, the only estimate which affected the 2009 financial statements was the forfeiture assumption. Forfeitures were estimated at the time of the grant in 2007 and 2008 of 16% over the seven year option vesting period based upon limited historical experience and were revised to 25% during 2009 based upon actual forfeitures. This resulted in a reduction of stock-based compensation expense of approximately $46,000 for 2009.

Any subsequent revisions to the forfeiture assumptions adjusts the prior period compensation expense in the period of the change on a cumulative basis for unvested options for which compensation expense has already been recognized and in subsequent periods for unvested options for which the expense has not yet been recognized. Actual forfeitures could differ materially as a result of voluntary employee actions and involuntary actions which may result in significant changes in our stock-based compensation expense amounts in the future. In addition, the value, if any, an employee ultimately receives from stock-based compensation awards will likely not correspond to the expense amounts recorded by the Company.

Legal and Other Contingencies

As discussed in Note 12 to the consolidated financial statements, legal proceedings are pending or threatened. The outcomes of legal proceedings and claims brought against us and other loss contingencies are subject to significant uncertainty. We accrue a charge against income when our management determines that it is probable that an asset has been impaired or a liability has been incurred and the amount of loss can be reasonably estimated. We regularly evaluate current information available to us to determine whether an accrual should be established or adjusted. Due to the inherent uncertain nature of litigation, the ultimate outcome or actual cost of defense or settlement may vary materially from estimates.

IRS Tip Audit

The IRS audited PT’s® Showclub in Denver for the years 2006, 2007, and 2008 to determine tip reporting compliance. Every business with customary tipping must report annually on Form 8027 the total sales from food and beverage operations, charge sales, total tips reported, and charge tips reported. The audit resulted in a determination that cash tips for that club were under-reported in the three years examined. The tax assessed, without penalties and interest, as a result of this under-reporting was $61,500. The Company performed an intensive self-audit for 2007, 2008 and 2009 using the same procedures followed by the IRS agent. As a result of the completion of the self-assessment process for the three years under examination, the Company has accrued a tip liability of $207,000 as of December 31, 2009. This estimate involves significant judgment and the actual tax liability may differ materially.

DOL Audit

In October 2008, PT’s® Showclub in Louisville, KY was required to conduct a self-audit of employee payroll by the DOL. After an extensive self-audit, the DOL required that the Club issue back pay and refund uniform expenses to qualified employees at a total cost of $14,439.

In March 2009, VCG was placed under a similar nationwide DOL audit for all nightclub locations and its corporate office. All locations completed the self-audit in August 2009 and are currently working with the DOL to determine what, if any, violations may have occurred. This case is still in the investigatory state and no final determination can be made at this time of an unfavorable outcome or any potential liability. The Company has accrued $200,000 as of December 31, 2009 for potential wage/hour violations; however this estimate involves significant judgment and the actual liability may vary materially from this estimate. A summary meeting has tentatively been scheduled with the DOL and counsel on March 15, 2010 to finalize the liability. The Company believes it has corrected all processes that resulted in the potential violations.

Self-Insured Health Insurance

The Company is partially self-insured for group health insurance. The accrual is regularly evaluated and adjusted for claims incurred but not reported. Due to the inherent uncertain nature of medical claims, the actual cost may materially differ from the $200,000 accrued liability as of December 31, 2009.

Income Taxes

We are subject to income in the United States. Tax law requires items to be included in the tax return at different times than when the same items are reflected in the consolidated financial statements. Permanent differences result when either deductible items for U.S. GAAP purposes are not deductible for tax purposes or income recognized for U.S. GAAP purposes is not recognized for tax. Temporary differences reverse over time, such as depreciation, amortization, and net operating loss carry-forwards. As of December 31, 2009, we have an estimated tax net operating loss carry-forward of approximately $2,608,000 which is classified as non-current deferred tax asset. Significant judgment is used in determining the timing of utilizing the net operating loss carry-forward, some of which may be utilized in 2010. Based on the evaluation of all available information, the Company recognizes future tax benefits, such as net operating loss carry-forwards, to the extent that realizing these benefits is considered “more likely than not” to be sustained in accordance with FASB guidance issues in accounting for uncertainty in income taxes recognized.

The timing differences create either deferred tax assets or liabilities. Deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and tax bases of assets and liabilities. The tax rates used to determine deferred tax assets or liabilities are enacted tax rates in effect for the year and manner in which the differences are expected to reverse. Our effective rates differ from the statutory rate primarily due to 2009 permanent differences of approximately $351,000 (tax affected) and tax credits of approximately $582,000.

During the course of ordinary business, there are some transactions and calculations for which the ultimate tax determination is uncertain. We establish reserves for tax-related uncertainties based on estimates of whether, additional tax will be due. The reserves are established when we believe that certain positions are likely to be challenged and may not be fully sustained on review by tax authorities. We evaluate our ability to realize the tax benefits associated with deferred tax assets by analyzing our future taxable income using both historical and projected future operating results, reversing the existing taxable temporary differences, taxable income in prior carry-back years (if permitted) and the availability of tax planning strategies. In the event that we change our determination as to the amount of deferred tax assets that can be realized, we will adjust our valuation allowance with a corresponding impact to the provision for income taxes in the period in which such determination is made.

As of December 31, 2009, the current portion of the deferred income tax asset was determined to be $76,920 attributable to the company’s partially self insured health insurance reserve and $3,841,673 non-current deferred income tax asset attributable to other temporary differences.

Results of Operations

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

Revenues

Total revenue, net of sales taxes, decreased from approximately $57,693,000 for the year ended December 31, 2008 to approximately $55,040,000 for the year ended December 31, 2009. The decrease in revenue of approximately $2,653,000 or 4.6% was primarily due to the weak economy and a reduction in business and convention travel. The high-end A clubs had a decline in revenue of approximately $1,552,000 or 7.3%. These clubs are the most susceptible to the economic recession because of their business clientele.

Because of the weak economy the B format clubs also experienced an overall decline in revenue of approximately $2,462,000 or 8.8%. The Jaguar’s Gold Club in Dallas, Texas and Imperial Showgirls Gentlemen’s Club in Anaheim, California were included in operations for all of 2009, but only for a part of 2008. These acquisitions generated approximately $1,720,000 of additional income in 2009 that was not included in 2008 results.

Rental income received from unrelated third parties, included in other income, totaled approximately $179,000 for the year ended December 31, 2009 and approximately $288,000 in 2008. This was due to the Company not receiving rental income in 2009 on the Arizona property which was sold in July 2009. Rental income in 2008 was less than 0.5% of total income and decreased to approximately 0.3% in 2009.

Cost of Goods Sold

Cost of Goods sold includes the cost of the alcohol, food, and merchandise we sell to customers. We track cost of goods sold as a percentage of the attributable revenues. Costs of goods sold decreased in 2009 to approximately $5,921,000 or 23.9% of attributable revenue. This compares to approximately $6,980,000 in 2008, or approximately 24.3% of attributable revenue. The decrease is a result of operating two additional all nude nightclubs (C clubs) for the full year of 2009 as compared to 2008. The all nude clubs do not sell alcohol and have a lower cost of goods sold percentage. In addition, the A and B clubs better managed their inventories, reducing the cost of sales percentage by more than the decrease in attributable revenue.

Salaries and Wages

Salaries and wages increased by approximately $320,000 or 2.4% in 2009, from $13,461,000 for the year ended December 31, 2008 to approximately $13,781,000 for the year ended December 31, 2009. This slight change can be attributable to the following:

•	an increase in the federal and state minimum wages ranging from $0.17 to $0.70 per hour from 2008 to 2009;

•	the estimated accrual of $200,000 for DOL minimum wage violations for 2006 through 2008; offset in part by a reduction in club employee headcount by approximately 85 tipped, minimum wage personnel from December 31, 2008 headcounts.

In November 2007, the Company’s Compensation Committee hired an independent consulting firm to determine proper compensation levels for our CEO and President. The study’s results were used to determine the compensation of our President, Micheal Ocello, after he changed his status from consultant to employee in October 2007. Mr. Ocello’s annual salary has remained consistent, without an increase for the twelve months ended December 31, 2009 and 2008.

Our CEO and principal stockholder, Troy Lowrie, elected to not receive a salary from the Company’s inception in 2002 until March 2008. At that time, Mr. Lowrie elected to receive a salary of approximately $300,000 annually, only 40% of the salary recommended by the independent salary survey and approved by the Board. In November 2008, Mr. Lowrie elected to increase his salary to $700,000, the full amount approved by the Board. Mr. Lowrie has been paid that salary, without an increase, through 2009.

The percentage of salary to total revenue for the year ended December 31, 2009 was 25.0%. The same percentage for the previous year was 23.3%, an increase of 1.7%. We expect the ongoing percentage of salary to total revenue to continue to be approximately 25% of total revenues.

Other General and Administrative Expenses

Taxes and permits expenses increased by approximately $585,000 for the year ended December 31, 2009, compared to the same period in 2008. This 20.2% increase was a result of:

•	increased payroll taxes of $616,000 or 37.9%. This increase includes the estimated tip audit accrual of $207,000 plus the additional FICA tax already paid on unreported tip from 2006 to 2008 of $61,500 and additional FICA tax paid on reported tips in 2009;

•	increases in taxes and permits of approximately $72,000 or 15.4%. This category contains club liquor, cabaret or sexually oriented business (“S.O.B.”) licenses, sales tax, and business and health inspection licenses. This category also includes amounts expensed for the Texas Patron Tax, paid under protest, in the amounts of approximately $290,000 for the year ended December 31, 2009 and $203,000 for the year ended December 31, 2008. Refer to Item 3 Legal Proceedings for additional information; and

•	decreases in property taxes of approximately $103,000 or 12.9%. Property tax valuations were protested in the five clubs located in East St. Louis, resulting in a property tax savings of approximately $30,000. The sale of the Arizona building in July 2009, with annual property taxes of approximately $60,000, reduced the 2009 property tax expense by almost $30,000. Assessed values of club properties were reduced in Texas, with a savings of approximately $16,000.

Charge card and bank fees decreased by approximately $72,000 to a total of approximately $797,000 for the year ended December 31, 2009. This is an 8.3% decrease over the same period in 2008. This decrease is attributable to a change in several cities to banks with lower service charges, closing of many bank accounts with little or nominal activity, sharp decrease in wiring funds to avoid wire fees and the use of electronic funds transfers and online banking. Chargeback losses are also down in 2009 by approximately $37,000 due to changes in procedures in processing and fighting customer chargebacks.

Annual rent increased slightly in 2009, to approximately $5,855,000 as of December 31, 2009 compared to $5,798,000 for the same period ending December 31, 2008. This increase of approximately $57,000 or 1.0% is for scheduled rent increases plus rents for full year on Manana Entertainment, Inc. and VCG-IS, LLC, the two clubs acquired during 2008.

Legal fees increased by 33.1% to approximately $1,466,000 for the year ended December 31, 2009 compared to the same period in 2008. This increase is due to litigation involving the Classic Affairs nightclub (see Item 3 Legal Proceedings). The lawsuit has now been dismissed, with prejudice. All related costs have been accrued or paid as of December 31, 2009.

Other professional fees decreased by approximately $572,000 or 20.5% in 2009 to approximately $2,216,000 at December 31, 2009, from the previous amount of $2,788,000 in 2008. These fees include charges for appraisals, broker commissions for renting company real estate, lobbying fees, and environment assessments. Other professional fees in 2009 included the following approximate amounts:

•	audit and quarterly review fees of $210,000 (see Item 14 Principal Accountant Fees and Services in Part III);

•	tax return preparation fees of $214,000 to file 2008 tax returns, amend all the Company’s federal and state returns filed in 2008 for the fiscal year ending December 31, 2007 and correct earlier years’ state tax returns;

•	consultant expenses to test internal controls and document compliance with the Sarbanes-Oxley Act of 2002 of approximately $99,000;

•	$102,000 in marketing consulting fee expenses paid by warrants that expired in 2009; and

•	$290,000 of valuation and impairment calculation costs and consulting fees for work related to the SEC comment letter and subsequent amended SEC filings;

Approximately $954,000 in expenses were incurred by the Company and the Special Committee in relation to the proposed going private transaction and proposed merger with Rick’s Cabaret International, Inc. See Footnote 3 to the Financial Statements. These costs represent expenses of the Special Committee, legal costs billed by the legal counsel to the Special Committee, legal costs incurred by the Company in relation to both the proposed going private transaction and proposed merger, and costs billed and accrued from the financial advisor to the Special Committee.

Advertising and marketing expenses decreased by approximately $116,000 or 3.9% over the year ended December 31, 2008. This decrease is mostly attributable to more efficient methods of advertising, including using billboard trucks for mobile advertising versus leasing fixed billboard signs. Advertising and marketing expenses were approximately 5.1% of total revenues in 2009 and 2008. The Company’s senior management uses this metric to monitor and control advertising expenses.

Insurance expenses decreased by approximately $57,000 for the year ended December 31, 2009, a 3.3% decrease over the prior year. This decrease is due to insurance premium savings related to economies of scale and lower rates resulting from a reduction in claims. Insurance premiums represented approximately 3.0% of total revenues in 2009 and 2008. This percentage is a metric that Company senior management uses to monitor and control insurance expenses.

Utilities expenses slightly decreased in 2009 over the same period in 2008. The decrease of approximately $72,000 or 6.5% was a result of milder weather in 2009 versus the very cold winter in the central and northeast United States in 2008.

Repair and maintenance expenses increased from approximately $1,022,000 in 2008 to $1,242,000 in 2009. This increase of $220,000 or 21.5% resulted from repairs and stepped up maintenance on several nightclubs, including repairs to heating/air conditioning systems in Minnesota, Kentucky, Illinois and Colorado. Sprinkler systems were repaired and updated in Raleigh and sewer and drains were repaired in Denver. Electrical wiring and lighting systems were repaired in several clubs as well.

General and administrative (“G&A”) expenses include common office and nightclub expenses such as janitorial, supplies, security, cast and employee relations, education and training, travel and automobile, telephone, and internet expenses. Total G&A expenses totaled $5,023,000 for the twelve months ended December 31, 2009 compared to $4,777,000 for the same time period in 2008. Janitorial expenses were the largest item in the G&A category, totaling approximately $870,000 for the twelve months ended December 31, 2009. This is an increase of approximately $126,000 over the same time period in 2008. The primary reason for this increase is that the two clubs acquired in 2008 were included in a full year’s expenses in 2009. In addition, upholstery and carpet cleaning are included in this account and this has been done semi-annually in most clubs in 2009. Office and nightclub supplies totaled $694,000 for the 12 months ended December 31, 2009, an increase of approximately 9.5% over the same time period for 2008. Automobile and travel also increased by approximately $51,000 for the year ended December 31, 2009 compared to the same period in 2008. Employee education and travel was higher for club personnel, where classes on non-violent security training, club management and classes on the new point of sales POS system were offered to personnel in all clubs. G&A expenses for being a public company included SEC filing fees, investor relations and transfer agent charges totaled approximately $218,000 for the fiscal year ending in 2009. Other unusual and previously disclosed expenses are included in the G&A total, including abandoned acquisition totaling approximately $52,000 in 2009.

Depreciation and Amortization

Depreciation and amortization expenses increased by $13,507 or 0.8%, during the year ended December 31, 2009, compared to the same period in 2008. This small increase is a result of the point of sale (“POS”) system being installed in November and December 2009. Depreciation on other asset additions earlier in 2009 were offset by the end of depreciation expense on the Arizona building that was sold in July 2009.

Amortization of non-compete agreements entered into in connection with nightclub acquisitions, is included in depreciation and amortization in the statement of consolidated operations. For the year ended December 31, 2008 amortization of non-competes was $20,761 and $17,035 for the year ended December 31, 2009. All non-compete agreements were included in the acquisition valuation analysis and adjusted accordingly. These adjusted values are being amortized ratably over the life of the agreement.

Interest Expense

Total interest expense decreased by approximately $305,000 or approximately 8.1%, during the year ended December 31, 2009, compared to the same period in 2008. The decrease in interest expense was a result of the Company paying down over approximately $4,700,000 in total debt, during 2009, including one promissory note with an annual interest rate of 12%.

Interest Income

Interest income decreased by almost $16,000 or 68.4% for the year ended December 31, 2009, when compared to the same period in 2008. This is because the Company made a decision to spend virtually all free cash on paying down debt or buying back the Company’s stock, and because of interest earned in 2008 on a federal tax refund.

Loss on Sale of Assets

The Company recorded losses on the sale or write-off of assets totaling approximately $75,000 for the year ended December 31, 2009. The previously disclosed loss on the sale of the Arizona property totaled almost $69,000 of that loss. The remaining $6,000 was the write-off of miscellaneous small assets at the clubs.

Income Taxes

For 2009, the current income tax benefit of approximately $127,000 represents the net of a Federal benefit of approximately $274,000 offset by state income tax expense of $147,000. Since a tax net operating loss of $2,529,111 was generated during 2009, there is no Federal income tax owed for 2009. The Federal benefit resulted from the amendment of 2007 tax returns during 2009 and the reconciliation of the 2008 book provision to the tax returns. State income tax expense primarily represents taxes payable for those states which do not allow consolidated tax filings, as well as minimum taxes due in various states.

Deferred tax expense in 2009 included approximately $466,000 of deferred income taxes expense as compared to a deferred income tax benefit of $11,831,550 for the prior year which was substantially attributable to asset impairments of $48,006,241. Our non-current portion of deferred income tax asset increased by $1,017,181 during 2009 due to the tax net operating loss generated. This was partially offset by the sale of the Arizona land and building during 2009 which reduced our non-current portion of deferred income tax asset by approximately $780,000.

Net income was $735,691 for the year ended December 31, 2009 as compared with a net loss of $30,710,794 for 2008.

Liquidity and Capital Resources

The amount of cash flow generated and the working capital needs of the nightclub operations does not materially fluctuate and is predictable. We expect to meet our liquidity needs for the next year from existing cash balances and cash flows from operations. We intend to use our cash flows for principal and interest payments on debt, capital expenditures in certain clubs, and repairs and maintenance in other clubs.

Working Capital

At December 31, 2009 and December 31, 2008, the Company had cash of approximately $2,677,000 and $2,209,000 respectively. Our total current assets were approximately $4,884,000 and $4,220,000 for the same time period. Current liabilities totaled approximately $8,004,000 at December 31, 2009 and $7,128,000 at December 31, 2008. The Company’s current liabilities exceed its current assets resulting in a negative working capital of approximately $3,120,000 at December 31, 2009 and $3,108,000 at December 31, 2008. The working capital deficit decreased by approximately $12,000 between the two years. Our requirement for working capital is not significant since we receive payment for food and beverage purchases in cash or credit cards at the time of the sale. So we receive the cash revenue before we are required to pay our suppliers for these purchases.

Of the current liabilities at December 31, 2009, none is due to Lowrie Management LLLP. A total of approximately $1,309,000 of current liabilities are guaranteed by Mr. Lowrie and secured by his personal assets. Of that, the Company paid $1,400,000 in full on January 4, 2010. At December 31, 2009, the Company still had $1,280,000 of available and unused funding on its revolving line of credit with one bank and consolidated two loans into one loan with the same bank. The proposed merger transaction and current economic conditions have temporarily suspended the process of negotiating a larger line of credit. We have loans and a line of credit with our lead bank and have no reason to believe that these will not be renewed, when they come due in 2010 to 2014.

In 2009, we made payments on debt totaling approximately $5,175,000, including payments of high-interest rate debt. The Company renegotiated terms on many loans during the fourth quarter of 2008 and first quarter of 2009, extending maturity dates by 12 to 14 months or more. In all instances but one loan, the interest rate and principal amounts did not change, making the extension a modification of the loan, not an extinguishment.

On August 17, 2009, the Company modified the terms of two existing long-term debt obligations totaling $3,872,426 with Citywide Banks. The promissory notes that were consolidated included:

(i) a promissory note executed on May 16, 2006 with a current outstanding principal balance of $1,770,286, bearing interest at 8.5% per annum, with monthly principal and interest payments of approximately $36,156 and with a maturity date of May 16, 2010; and

(ii) a promissory note executed on June 30, 2008 with a current outstanding principal balance of $2,102,140, bearing interest at 6% per annum, with monthly principal and interest payments of approximately $50,403 and with a maturity date of June 30, 2013.

The consolidated replacement promissory note (the “Replacement Note”) in the amount of $3,872,426 bears interest at the rate of 7% per annum, with monthly principal and interest payments of approximately $76,865 and with a maturity date of August 15, 2014. The Replacement Note contains two new covenants. The first new covenant requires acquisitions or additional indebtedness of equal to, or in excess, of $1,000,000 be pre-approved by Citywide Banks. The second new covenant is a financial ratio covenant. This covenant requires the quarterly calculation of net cash flow to debt service in a ratio greater than, or equal to, 1.2 to 1.0. Net cash flow is defined as income attributable to the Company plus depreciation, amortization, and interest expense. Net profit excludes any intangible impairments and related tax effects. The Company is currently in compliance with all debt covenants.

The Company also extended its revolving line of credit with Citywide Banks. The original line of credit (the “Original Line of Credit”) was executed on June 29, 2008, had a maturity date of June 29, 2010, a maximum principal amount of $4,000,000, and a variable interest rate calculated on the Prime Rate as published in the Wall Street Journal, subject to change daily with a floor of six percent. The replacement line of credit (the “Replacement Line of Credit”) has the identical maximum principal amount and interest terms as stated in the Original Line of Credit. Monthly payments vary based on principal outstanding. The maturity date of the Replacement Line of Credit is August 15, 2011. The following is a description of material changes in the terms of the Replacement Line of Credit compared to the Original Line of Credit: (i) The Original Line of Credit and the Replacement Line of Credit have the same collateral, but have been cross collateralized with the collateral for the Replacement Note: the Whole Life Insurance Policy on the life of Troy Lowrie, plus the P&A Select Strategy Fund, LP and the P&A Multi-Sector Fund II, LP, owned by Lowrie Management LLLP, and (ii) The Original Line of Credit covenants required that all advances on the Original Line of Credit be fully repaid for one day every 180 days. That covenant was replaced with the same new covenants as indicated for the Replacement Note above.

On September 22, 2009, the Company prepaid a promissory note issued to Bryan S. Foster (“Foster”) in connection with VCG’s purchase of Manana Entertainment, Inc. (“Manana”) from Foster in the following manner:

(a) a cash payment of $1,600,000 made by VCG and Manana to Foster, and

(b) an offset of the amount owed by Black Canyon Highway LLC, the purchaser of the Phoenix, Arizona property to VCG totaling $263,544 against the balance owed by VCG and Manana to Foster under the Foster note.

After the application of the offset and note payments, the outstanding principal balance owed by Black Canyon to VCG at December 31, 2009 under the Black Canyon note is $56,132. The unpaid balance on the Black Canyon note will continue to accrue interest at eight percent per annum. No other terms of the Black Canyon note were changed.

As previously disclosed, in August 2009, the Company renegotiated due dates on five promissory notes, totaling $1,984,612 with original maturity dates from January to November 2010. In all instances, the loans were extended twelve months from their original maturity dates into 2011. No other changes were made to these notes. The Company has shown these promissory notes as long-term debt on the balance sheet. Please see Note 9 in the consolidated financial statements for additional detail on the Company’s debt. The Company is not currently considering any immediate acquisitions because of the proposed merger transaction.

Cash flows generated from operations was $7,081,000, and we had a net increase in cash at the end of the fiscal year ended December 31, 2009. We have been able to satisfy our needs for working capital and capital expenditures through a combination of cash flow from nightclub operations and debt. We expect that operations will continue with the realization of assets and payment of current liabilities in the ordinary course of business.

While we can offer no assurances, we believe that our existing cash and expected cash flow from operations will be sufficient to fund our operations and necessary capital expenditures and to service our debt obligations for the foreseeable future. If the proposed merger does not occur and if we are unable to achieve our planned revenues, costs and working capital objectives, we believe that we have the ability to curtail stock repurchases and capital expenditures and will reduce costs to levels that will be sufficient to enable us to meet our cash requirement needs in the upcoming year.

Capital Resources

We had stockholders’ equity of $28,482,530 at December 31, 2009 and $28,386,742 at December 31, 2008. The $95,789 increase in stockholders’ equity is primarily a result of the stock buybacks that occurred and are described elsewhere in this document. We had stockholders’ equity of $28,482,530 at December 31, 2009 and $28,386,742 at December 31, 2008. The stock buybacks described elsewhere in this document resulted in an approximate reduction in stock and additional paid-in capital of $625,000. This was offset by net income attributable to VCG of $735,691 for the year ended December 31, 2009.

Net cash provided by operating activities was approximately $7,081,000 in 2009 compared to approximately $11,752,000 in 2008. The major non-cash activities in 2009 were the impairment of indefinite life intangible assets (licenses, goodwill and trademarks) of $1,758,000; the non-cash impairment of the Phoenix, Arizona land and building of $268,000 and the provisions of depreciation of approximately $1,695,000; non-compete amortization of approximately $17,000 and net amortization of favorable lease rights and unfavorable lease liabilities of approximately $212,000. The amortization of loan fees included an additional approximately $37,000 related to the extinguishment and replacement of a bank debt, with a new note including an extended due date and modified interest rate. Accounts payable and accrued expenses also increased by approximately $576,000. There was also a decrease in the deferred income tax benefit of $739,000 due to the income tax effect of the sale of the Arizona property offset by the impairment losses.

Net cash used by investing activities totaled approximately $1,236,000 for the year ended December 31, 2009. The Company purchased approximately $1,454,000 of property and equipment, mostly in club remodels and the POS system.

Net cash used by financing activities was approximately $5,380,000 for 2009. During 2009, we paid approximately $79,000 in loan fees, compared to approximately $268,000 paid to lenders in 2008. We received approximately $1,212,000 in proceeds from new debt, and paid approximately $5,175,000 in debt in 2009. We repurchased approximately $869,000 of common stock, which was immediately cancelled according to Colorado state law.

The following table reconciles net income or (loss) to EBITDA by quarter. EBITDA is normally a presentation of “earnings before interest, taxes, depreciation, and amortization.” EBITDA is a non-GAAP calculation that is frequently used by our investors to measure operating results. EBITDA data is included because the Company understands that such information is considered by investors as an additional basis on evaluating our ability to pay interest, repay debt, and make capital expenditures. Management cautions that this EBITDA may not be comparable to similarly titled calculations reported by other companies. Because it is non-GAAP, EBITDA should not be considered an alternative to operating or net income in measuring company results.

	December 31,
	2009	2008

Net Income (loss) attributable to VCG	$735,691	$(30,710,794)
Add back:
Depreciation	1,695,277	1,678,043
Amortization of covenants not-to-compete	17,035	20,761
Amortization of leasehold rights and liabilities, net	(212,342)	(192,067)
Amortization of loan fees	216,205	448,015
Amortization component 2 goodwill	157,077	144,896
Interest expense	3,456,616	3,761,151
Income taxes	339,000	(11,101,610)

EBITDA before non-cash impairment charges	6,404,559	35,951,605
Add back:
Non-cash impairment charges	2,026,000	48,006,241

EBITDA excluding non-cash impairment charges	$8,430,559	$12,054,636

EBITDA (excluding non-cash impairment charges) decreased $3,404,500 in fiscal year 2009, primarily because of the reduction in income tax benefits from the impairment charges.

Another non-GAAP financial measurement used by the investment community is free cash flow. The following table calculated free cash flow for the Company for the twelve months ended December 31, 2009 and 2008. We use free cash flow calculations as one method of cash management to anticipate available cash, but cautions investors that this free cash flow calculation may not be comparable to similarly titled calculations reported by other companies. Because this is non-GAAP, free cash flow should not be considered as an alternative to the consolidated statement of cash flows.

EBITDA (excluding non-cash impairment charges)	$8,430,559	$12,054,636
Less:
Interest expense	3,456,616	3,761,151
Net income (loss) attributable to noncontrolling interests	476,717	428,614
Total income tax	339,000	(11,101,610)
Capital expenditures	1,454,478	1,324,252

Free cash flow	$2,703,748	$17,642,229

Contractual Obligations and Commercial Commitments

The Company has long-term contractual obligations primarily in the form of operating leases and debt obligations. The following table summarizes our contractual obligations and their aggregate maturities as well as future minimum rent payments. Future interest payments related to variable interest rate debt were estimated by using the interest rate in effect at December 31, 2009.

	Total	2010	2011	2012	2013	2014	Thereafter

Long-term debt	$30,747,383	$3,867,344	$16,842,568	$7,207,409	$1,622,791	$1,198,348	$8,923
Interest payments	5,542,948	2,849,231	1,963,890	531,813	162,794	34,868	351
Operating leases	102,264,692	3,773,720	3,815,037	3,893,601	3,966,958	4,016,618	82,798,758

Potential Sale of the Company

On November 3, 2009, the Company received a non-binding letter of intent (the “Proposal”) from the Company’s Chairman and CEO, Troy Lowrie, Lowrie Management, LLLP, an entity controlled by Mr. Lowrie, and certain other unidentified investors (collectively, the “Lowrie Investors”), to acquire all of the outstanding common stock of the Company for $2.10 per share in cash (the “Going Private Transaction”). The Proposal contemplated that the Company would no longer be a public reporting or trading company following the closing of the Going Private Transaction. In response to the Proposal, the Board formed a Special Committee to review and evaluate the Proposal and to recommend to the Board whether or not to approve or decline the Proposal. On December 16, 2009, the Special Committee informed the Lowrie Investors that it had determined, with input from its advisors, that the terms of the Proposal were currently inadequate, and the Special Committee directed its financial advisors to contact any parties that had either previously expressed an interest or might potentially be interested in pursuing a transaction with the Company.

On February 16, 2010, the Company, Rick’s Cabaret International, Inc. (“Rick’s”), Mr. Lowrie, and Lowrie Management, LLLP (collectively with Mr. Lowrie, “Lowrie”), entered into a non-binding (except as to certain provisions, including exclusivity and confidentiality) letter of intent (the “Letter of Intent”). Pursuant to the Letter of Intent, Rick’s agreed to acquire all of the outstanding shares of common stock of the Company and the Company will merge with and into Rick’s or a wholly-owned subsidiary of Rick’s (the “Merger”). In the event the Merger is consummated, the Company will become a subsidiary of Rick’s and the Company’s shareholders will become shareholders of Rick’s. The parties intend that the Merger will be structured to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

Item 7A.	Quantitative and Qualitative Disclosures about Market Risk

Not applicable to smaller reporting companies.

Item 8.	Financial Statements and Supplementary Data.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of VCG Holding Corp.

We have audited the accompanying consolidated balance sheets of VCG Holding Corp. as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2009. We also have audited VCG Holding Corp.’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). VCG Holding Corp.’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Annual Report on Internal Control over Financial Reporting (Item 9A.). Our responsibility is to express an opinion on these financial statements and an opinion on the company’s internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of VCG Holding Corp. as of December 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, VCG Holding Corp. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

/s/ Causey Demgen & Moore Inc.
Denver, Colorado
March 12, 2010

VCG Holding Corp.

Consolidated Balance Sheets

	December 31,
	2009	2008

Assets
Current Assets
Cash	$2,677,440	$2,209,060
Assets held for sale	—	106,900
Other receivables	254,333	25,473
Income taxes receivable	594,720	276,267
Inventories	926,321	949,088
Prepaid expenses	354,730	282,485
Current portion of deferred income tax asset	76,920	171,000

Total Current Assets	4,884,464	4,020,273

Property and equipment, net	22,946,114	25,738,388
Licenses, net	34,834,018	36,413,189
Goodwill, net	2,279,045	2,453,122
Trade names	452,000	619,000
Favorable lease rights, net	1,647,968	1,705,364
Non-compete agreements, net	23,898	40,933
Non-current portion of deferred income tax asset	3,841,673	4,068,593
Other long-term assets	241,993	567,181

Total Assets	$71,151,173	$75,626,043

Liabilities and Equity
Current Liabilities
Accounts payable — trade	$1,750,940	$847,493
Accrued expenses	1,930,049	2,257,116
Income taxes payable	67,917	—
Current portion of capitalized lease	—	10,000
Current portion of long-term debt	3,805,277	2,602,000
Current portion of long-term debt, related party	62,067	1,024,000
Deferred revenue	110,010	109,455
Current portion of unfavorable lease rights	277,920	278,155

Total Current Liabilities	8,004,180	7,128,219

Long-Term Liabilities
Deferred rent	1,628,301	845,136
Unfavorable lease rights, net of current portion	6,156,123	6,425,626
Capital lease, net of current portion	—	9,111
Long-term debt, net of current portion	19,751,021	25,916,111
Long-term debt, related party, net of current portion	7,129,018	6,915,098

Total Long-Term Liabilities	34,664,463	40,111,082

Commitments and Contingent Liabilities (Note 9 and 12)
Equity
Common stock $.0001 par value; 50,000,000 shares authorized;17,310,723 (2009) and 17,755,378 (2008) shares issued and outstanding	1,731	1,775
Additional paid-in capital	51,932,082	52,557,047
Accumulated deficit	(26,996,863)	(27,732,554)

Total VCG Stockholders’ Equity	24,936,950	24,826,268
Noncontrolling interests in consolidated partnerships	3,545,580	3,560,474

Total Equity	28,482,530	28,386,742

Total Liabilities and Equity	$71,151,173	$75,626,043

The accompanying notes are an integral part of the consolidated financial statements.

VCG Holding Corp.

Consolidated Statements of Operations
For the years ended

	December 31,
	2009	2008

Revenue
Sales of alcoholic beverages	$22,877,141	$26,242,303
Sales of food and merchandise	1,868,576	2,502,393
Service revenue	27,170,918	25,568,380
Other income	3,123,399	3,379,595

Total Revenue	55,040,034	57,692,671

Operating Expenses
Cost of goods sold	5,921,054	6,979,636
Salaries and wages	13,780,775	13,461,173
Other general and administrative
Taxes and permits	3,478,871	2,894,076
Charge card and bank fees	797,340	869,210
Rent	5,855,191	5,798,066
Legal fees	1,465,638	1,100,991
Other professional fees	2,215,655	2,787,789
Advertising and marketing	2,805,260	2,921,327
Insurance	1,655,280	1,712,036
Utilities	1,032,494	1,104,047
Repairs and maintenance	1,242,276	1,022,100
Advisory fees related to change in control proposals	953,517	—
Other	5,023,061	4,777,060
Impairment of building and land	268,000	1,961,200
Impairment of indefinite-lived intangible assets	1,741,000	27,323,855
Impairment of goodwill	17,000	18,721,496
Depreciation and amortization	1,712,311	1,698,804

Total Operating Expenses	49,964,723	95,132,866

Income (Loss) from Operations	5,075,311	(37,440,195)

Other Income (Expenses)
Interest expense	(2,746,503)	(3,091,642)
Interest expense, related party	(710,113)	(669,509)
Interest income	7,382	23,381
(Loss) gain on sale of assets	(74,669)	(205,825)

Total Other Expenses	(3,523,903)	(3,943,595)

Income (Loss) Before Income Taxes	1,551,408	(41,383,790)

Income tax expense (benefit) — current	(126,896)	729,940
Income tax expense (benefit) — deferred	465,896	(11,831,550)

Total Income Taxes	339,000	(11,101,610)

Net Income (Loss)	1,212,408	(30,282,180)
Net Income (Loss) Attributable to Noncontrolling Interests	476,717	428,614

Net Income (Loss) Attributable to VCG	$735,691	$(30,710,794)

Earnings Per Share
Basic earnings (loss) per share attributable to VCG’s stockholders	$0.04	$(1.71)
Fully diluted earnings (loss) per share attributable to VCG’s stockholders	$0.04	$(1.69)
Basic weighted average shares outstanding	17,541,376	17,925,132
Fully diluted weighted average shares outstanding	17,541,376	18,146,949

The accompanying notes are an integral part of the consolidated financial statements.

VCG Holding Corp.

Consolidated Statements of Equity
For the years ended December 31, 2009 and 2008

					Noncontrolling
			Additional		Interests in	Total
	Common Stock		Paid-in	Accumulated	Consolidated	Stockholders’
	Shares	Amount	Capital	Deficit	Partnerships	Equity

Restated Balances, December 31, 2007	17,723,985	$1,772	$51,007,824	$2,978,240	$3,660,915	$57,648,751
Issuance of common stock for services	184,417	18	1,487,235	-	-	1,487,253
Issuance of common stock for loan fee	7,000	1	36,539	-	-	36,540
Exercise of warrants	167,000	17	459,250	-	-	459,267
Repurchase of common stock	(327,024)	(33)	(753,169)	-	-	(753,202)
Stock-based compensation	-	-	233,634	-	-	233,634
Amortization of warrants for services	-	-	122,745	-	-	122,745
Deferred offering costs	-	-	(37,011)	-	-	(37,011)
Net loss for the year ended December 31, 2008	-	-	-	(30,710,794)	428,614	(30,282,180)
Distributions paid to noncontrolling interests	-	-	-	-	(529,055)	(529,055)

Balances, December 31, 2008	17,755,378	1,775	52,557,047	(27,732,554)	3,560,474	28,386,742
Amortization of warrants for services	-	-	102,288	-	-	102,288
Stock-based compensation	-	-	142,095	-	-	142,095
Repurchase of common stock	(444,655)	(44)	(869,348)	-	-	(869,392)
Net income for the year ended December 31, 2009	-	-	-	735,691	476,717	1,212,408
Distributions paid to noncontrolling interests	-	-	-	-	(491,611)	(491,611)

Balances, December 31, 2009	17,310,723	$1,731	$51,932,082	$(26,996,863)	$3,545,580	$28,482,530

The accompanying notes are an integral part of the consolidated financial statements.

VCG Holding Corp.

Consolidated Statements of Cash Flows
For the years ended

	For the Year Ended
	December 31,
	2009	2008

Operating Activities
Net income (loss) attributable to VCG	$735,691	$(30,710,794)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Impairment of goodwill	17,000	18,721,496
Impairment of indefinite lived intangible assets	1,741,000	27,323,546
Impairment of building and land	268,000	1,961,200
Depreciation	1,695,277	1,678,043
Amortization of non-compete agreements	17,035	20,761
Amortization of leasehold rights and liabilities, net	(212,342)	(192,067)
Amortization of loan fees	216,205	448,015
Stock-based compensation expense	244,383	421,379
Issuance of stock for services	-	1,422,253
Deferred income taxes	465,896	(11,831,550)
Noncontrolling interests	476,717	428,614
(Gain) Loss on disposition of assets	74,669	216,539
Accrued interest added to long-term debt	243,901	180,613
Write-off uncollectible deposits	7,151	-
Changes in operating assets and liabilities :
Income taxes and other receivables	(287,894)	152,135
Inventories	22,767	20,030
Prepaid expenses	(72,245)	(6,480)
Accounts payable — trade and accrued expenses	576,380	693,896
Income taxes payable	67,917	-
Deferred revenue	555	(40,811)
Deferred rent	783,165	845,136

Net cash provided by operating activities	7,081,228	11,751,954
Investing Activities
Acquisitions of businesses, net of cash acquired	-	(9,670,691)
Additions to property and equipment	(1,454,478)	(1,324,252)
Deposits	(19,444)	(206,068)
Purchase of assets held for sale	-	(127,952)
Proceeds from sale of assets	238,241	243,131

Net cash used by investing activities	(1,235,681)	(11,085,832)
Financing Activities
Proceeds from debt	1,212,115	14,009,000
Payments on debt	(4,152,700)	(13,345,601)
Proceeds from related party debt	25,099	2,140,000
Payments on related party debt	(912,843)	(949,900)
Borrowing (payments) on revolving line of credit	(90,000)	(2,190,000)
Loan fees paid	(78,724)	(268,218)
Payment on capital lease	(19,111)	(9,343)
Proceeds from exercise of warrants	-	459,250
Repurchase of stock	(869,392)	(753,202)
Distributions to noncontrolling interests	(491,611)	(529,055)

Net cash used by financing activities	(5,380,167)	(1,437,069)

Net increase (decrease) in cash	465,380	(770,947)
Cash beginning of period	2,209,060	2,980,007

Cash end of period	$2,674,440	$2,209,060

Supplemental cash flow information:
Income taxes paid in cash	$225,972	$822,307
Interest paid in cash	$3,067,195	$3,108,962
Non-cash acquisition activities:
Issuance of notes payable for acquisitions	$-	$(5,793,027)
Fair value of liabilities assumed	$-	$(2,095,105)
Non-cash divestiture activities:
Book value of note payable transferred to buyer	$1,771,854	$-
Issuance of note receivable to buyer	$322,963	$-

The accompanying notes are an integral part of the consolidated financial statements.

VCG Holding Corp.

Notes to Consolidated Financial Statements

Index

Note

1.	Description of Business	49
2.	Summary of Significant Accounting Policies	49
3.	Inventories	55
4.	Acquisitions	55
5.	Property and Equipment	56
6.	Goodwill and Other Intangible Assets	57
7.	Other Long Term Assets	58
8.	Accrued Expenses	59
9.	Long-Term Debt	60
10.	Income Taxes	63
11.	Stockholders’ Equity	64
12.	Commitments and Contingencies	67
13.	Fair Value Disclosure	72
14.	Subsequent Events	73

VCG Holding Corp.

Notes to Consolidated Financial Statements

1)	Description of Business

VCG Holding Corp. (the “Company”) is in the business of acquiring, owning, and operating nightclubs, which provide premium quality live adult entertainment, restaurant, and beverage services in an up-scale environment. As of December 31, 2009, the Company, through its subsidiaries, owns and operates twenty nightclubs in Indiana, Illinois, Colorado, Texas, North Carolina, Minnesota, Kentucky, Maine, Florida, and California. The Company operates in one reportable segment.

2)	Summary of Significant Accounting Policies

Principles of Consolidation

The Consolidated Financial Statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries and a consolidated variable interest entity. All inter-company balances and transactions are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with principles generally accepted in the United States (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period and certain financial statement disclosures. As discussed below, the Company’s most significant estimates include those made in connection with the valuation of property and equipment, intangible assets, goodwill, and the accrual of certain liabilities. Actual results could differ materially from these estimates.

Cash

Substantially all of the Company’s cash is held by one bank located in Colorado. The Company does not believe that, as a result of this concentration, it is subject to any financial risk beyond the normal risk associated with commercial banking relationships.

Asset Held for Sale

Asset held for sale in 2008 consisted of an employee house, purchased by the Company when the employee was transferred to a new nightclub in a new state. The house was sold in 2009 for $107,326.

Other Receivables

Other receivables at December 31, 2009 consist of approximately $151,000 deposit due from a cancelled acquisition, $56,000 from the sale of the Arizona land and building, various small receivable amounts due from property insurance damage claims, credit card fees, and employee advances. The December 31, 2008 balance includes small receivable amounts for property taxes, credit card fees, and employee advances.

Income Tax Receivable

Income tax receivable is the amount due from the IRS for overpayment of estimated income tax deposits made during the year shown. This amount is applied against the first estimated tax deposit due in the next fiscal year.

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

Inventories

Inventories include alcoholic beverages, food, and Company merchandise. Inventories are stated at the lower of cost or market, where cost is determined by using first-in, first-out method.

Prepaid Expenses

Prepaid expenses represent expenses paid prior to the receipt of the related goods or services. The balance consists primarily of prepaid rent, liquor and other license fees, prepaid memberships and prepaid insurance premiums for the corporate office, and various nightclubs.

Property and Equipment

Property and equipment is recorded at cost and depreciated using the straight-line method over the estimated life, listed below.

Years

Buildings	39
Leasehold improvements	The shorter of useful life or lease term
Vehicles	5
Computers and software	5
Equipment	3 – 10
Furniture and Fixtures	3 – 7
Signs	10

Expenditures for maintenance and repairs are charged to expense as incurred. When an asset is sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized in the consolidated statement of operations for the respective period.

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. An impairment loss is recognized if the carrying amount of the asset exceeds its fair value (see Note 5).

Goodwill

The excess of the purchase over the fair value of assets acquired and liabilities assumed in purchase business combinations is classified as goodwill. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 350, Intangibles — Goodwill and Other (“ASC 350”), the Company does not amortize goodwill, but performs impairment tests of the carrying value at least annually. The Company tests goodwill for impairment at the “nightclub” or “reporting unit” level, which is one level below the operating segment.

Intangible Assets

Indefinite life intangible assets, which are stated at cost, are composed of liquor and cabaret or sexually oriented business licenses and trade names. Finite lived assets include non-compete agreements, which are stated at cost less accumulated amortization. Amortization is computed on the straight-line method over term of the non-compete agreement. Intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable.

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

Indefinite life intangible assets are tested annually and individually for impairment in accordance with ASC 350, for impairment. An impairment loss is recognized if the carrying amount of the asset exceeds its fair value.

Favorable Lease Rights and Unfavorable Lease Rights

Favorable lease rights and unfavorable lease liabilities resulted from the fair value analysis of nightclub acquisitions. A favorable lease right occurs when the acquired lease is below market at the time of acquisition. An unfavorable lease right occurs when the acquired lease payments are above market. The balance is amortized ratably into rent expense over the expected lease term, which includes expected renewals.

Deferred Revenue

Deferred revenue consists of the unearned portion of VIP room memberships. VIP room memberships are amortized into revenues ratably over the one-year life of membership from the date of purchase.

Deferred Rent

In accordance with FASB ASC Topic 840, Leases (“ASC 840”), the Company expenses rent on a straight-line basis over the expected lease term, which includes expected renewals.

Revenue Recognition

The Company’s revenues from nightclubs include funds received from the sale of alcoholic beverages, food, and merchandise, service and other revenues. The Company recognizes sales revenue at point-of-sale upon receipt of cash, check, or charge card. Service revenues include entertainer payments to perform at the Company’s nightclubs, customer admission fees, customer payments for tabs and tip charges, dance dollar payments, and suite rental fees. Service revenue is collected and recorded as revenue on a daily basis when received and earned.

Other income is comprised of fees charged for usage of ATM machines located in nightclubs, credit card charges, VIP memberships, valet parking fees, various fees at nightclubs for services and special events, and rental income from third party tenants at certain nightclubs. Other Income also includes non-club revenue of rent received from unrelated third parties in Indianapolis and Phoenix.

Advertising Cost

Advertising costs are expensed as incurred and are included in selling, general, and administrative expense.

Stock-Based Compensation

At December 31, 2009, the Company had stock options outstanding, which are described in Note 11. The Company recognizes stock-based compensation in accordance with FASB ASC Topic 718, Compensation-Stock Compensation (“ASC 718”), which requires the Company to measure the cost of services to be rendered based on the grant-date fair value of the equity award. The compensation expense is recognized over the period an employee is required to provide service in exchange for the award, referred to as the requisite service period.

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

Income Taxes

Income taxes are recorded in accordance with the provisions of FASB ASC Topic 740, Income Taxes (“ASC 740”). Pursuant to ASC 740, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

ASC 740 clarified the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribed a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. As a result, the Company has applied a more-likely-than-not recognition threshold for all tax uncertainties. ASC 740 only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the various taxing authorities.

The company files tax returns in the U.S. Federal and various state jurisdictions. The company is no longer subject to U.S. Federal income tax examinations for years prior to 2006 and state and local income tax examinations by tax authorities for years prior to 2005. Penalties, if any, related to unrecognized tax liabilities are in other general and administrative on the Statement of Operations. Interest expense, if any, related to unrecognized tax liabilities are in interest expense on the Statement of Operations.

Earnings per Share

In accordance with FASB ASC Topic 260, Earnings per Share (“ASC 260”), basic earnings (loss) per share is computed by dividing net income (loss) attributable to common shares by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed by dividing net income (loss) attributable to common shares by the weighted average number of common and potential common shares outstanding during the period. Potential common shares, composed of the incremental common shares issuable upon the exercise of stock options and warrants, are included in the calculation of diluted earnings (loss) per share calculation to the extent such shares are dilutive.

The following table sets forth the computation of basic and diluted weighted average shares outstanding:

	Years Ended December 31,
	2009	2008

Net income	$735,691	$(30,710,794)

Basic weighted average shares outstanding	17,541,376	17,925,132
Effect of dilutive securities:
Stock warrants	—	221,817
Stock options	—	—

Dilutive weighted average shares outstanding	17,541,376	18,146,949

Earnings per share:
Basic	$0.04	$(1.71)

Diluted	$0.04	$(1.69)

The Company has excluded 262,500 and 300,500 stock options from its calculation of the effect of dilutive securities in 2009 and 2008, respectively, as they represent anti-dilutive stock options.

The Company has also excluded 325,376 warrants from its calculation of the effect of dilutive securities in 2009, as they represent anti-dilutive warrants.

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

Reclassifications

Certain and significant prior year amounts have been reclassified to conform to the current period presentation.

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, and accounts payable approximates fair value due to the short-term nature of these instruments. The carrying amount of the notes payable approximates fair value as the individual borrowings bear interest at rates that approximate market interest rates for similar debt instruments.

Recently Issued Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) established the FASB Accounting Standards Codificationtm (the “Codification”) as the single source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. We have conformed the references in the notes to our financial statements to the new Codification.

In April 2009, the FASB issued an update to FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), to provide additional guidance on estimating fair value when the volume and level of transaction activity for an asset or liability have significantly decreased in relation to normal market activity for the asset or liability. Additional disclosures are required regarding fair value in interim and annual reports. These provisions are effective for interim and annual periods ending after June 15, 2009.

In April 2009, the FASB issued an update to FASB ASC Topic 805, Business Combinations (“ASC 805”) authoritative guidance to require that assets acquired and liabilities assumed in a business combination that arise from contingencies be recognized at fair value if fair value can be reasonably determined. If the fair value of such assets or liabilities cannot be reasonably determined, then they would generally be recognized in accordance with certain other pre-existing accounting standards. This guidance also amends the subsequent accounting for assets and liabilities arising from contingencies in a business combination and certain other disclosure requirements. This guidance became effective for assets or liabilities arising from contingencies in business combinations that are consummated on or after October 1, 2009. Accordingly, the Company will record and disclose assets acquired and liabilities assumed in a business combination that arises from contingencies under the revised standard for transactions consummated, if any, after October 1, 2009.

In May 2009, the FASB issued ASC Topic 855, Subsequent Events (“ASC 855”), which provides guidance on events that occur after the balance sheet date but prior to the issuance of the financial statements. ASC 855 distinguishes between events requiring recognition in the financial statements from those that may require disclosure in the financial statements. This guidance is effective for interim and annual periods after June 15, 2009. We adopted this guidance for the quarter ended June 30, 2009. The adoption had no impact on our consolidated financial statements.

In August 2009, the FASB issued Accounting Standard Update (“ASU”) No. 2009-05, Fair Value Measurements and Disclosure Topic 820, Measuring Liabilities at Fair Value authoritative guidance to provide clarification on measuring liabilities at fair value when a quoted price in an active market is not available. In these circumstances, a valuation technique should be applied that uses either the quote of the liability when traded as an asset, the quoted prices for similar liabilities or similar liabilities when traded as assets, or another valuation technique consistent with existing fair value measurement guidance, such as an income approach or a market approach. The new guidance also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

existence of a restriction that prevents the transfer of the liability. This guidance was adopted effective July 1, 2009. The adoption had no impact on our consolidated financial statements.

In January 2010, the FASB issued ASU No. 2010-04, Accounting for Various Topics — Technical Corrections to SEC Paragraphs. This update provides updates/corrections to various topics of the codification with regards to the SEC’s position on various matters. There is no new guidance, but it includes adjustments to the SEC’s position on already issued updates. Some of the main topics covered are as follows: 1) Requirements for using push down accounting in an acquisition 2) appropriate balance sheet presentation of unvested, forfeitable equity instruments, which are issued to nonemployees as consideration for future services, and 3) intangible assets arising from insurance contracts acquired in a business combination. The corrections are applicable for 2009 since the updates relate to already issued guidance. The adoption had no impact on our consolidated financial statements.

Issued but not yet effective accounting standards

In June 2009, the FASB issued ASC Topic 810, Consolidation authoritative guidance to require an analysis to determine whether a variable interest gives the entity a controlling financial interest in a variable interest entity. This guidance requires an ongoing reassessment and eliminates the quantitative approach previously required for determining whether an entity is the primary beneficiary. It requires an analysis to determine whether a variable interest gives the entity a controlling financial interest in a variable interest entity. This guidance is effective for fiscal years beginning after November 15, 2009. VCG is currently assessing the impact that this guidance may have on its Consolidated Financial Statements.

In June 2009, the FASB issued ASC Topic 860, Transfers and Servicing authoritative guidance to improve information and disclosures related to the transfers of financial assets, including securitization transactions, and the continuing risk exposures related to transferred financial assets. The concept of a “qualifying special-purpose entity” is eliminated and the requirements for derecognizing financial assets have been modified. This guidance will be effective for fiscal years beginning after November 15, 2009. We do not expect the adoption of this new guidance will have a significant impact on our Consolidated Financial Statements.

Management has reviewed and continues to monitor the pronouncements of the various financial and regulatory agencies and is currently not aware of any other pronouncements that could have a material impact on the Company’s consolidated financial position, results of operations, or cash flows.

Consolidation of Variable Interest Entities

During 2007, the Company became the .01% General Partner of 4th Street Limited Partnership LLLP (“4th Street”), a limited liability limited partnership that owns a building in Minneapolis, MN that is rented by the Minneapolis nightclub operated by the Company. The land and building, which had a net book value of approximately $2,844,000 and $2,896,000 at December 31, 2009 and 2008, respectively, represent the only assets held by 4th Street. The lease term is for 17 years. The majority of the 99.9% limited partner interests are held by related parties, ranging from note holder, to stockholders and Directors. Under the terms of the 4th Street partnership agreement, profits and losses and cash flows are allocated between the General and the Limited Partners based on their respective ownership percentages.

The Company has considered the provisions of FASB ASC Topic 810, Consolidation (“ASC 810”) and has determined the following:

•	the Limited Partners have very limited rights with respect to the management and control of 4th Street;

•	the Company is the General Partner; and therefore, has control of the partnership;

•	the Company is the Primary Beneficiary;

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

•	the Company has determined that 4th Street is a variable interest entity; and

•	therefore, the Company has consolidated 4th Street’s assets and included its equity as noncontrolling interest on the consolidated balance sheet.

The Company has reviewed the provisions of FASB ASC Topic 360-20, Real Estate Sales (“ASC 360-20”) as it relates to accounting for the noncontrolling interest attributable to the Limited Partners and has determined that the interest should not be accounted for using the financing method.

3)	Inventories

Inventories consist of beverages, food, tobacco products and merchandise. All are valued at the lower of cost or market.

	December 31
	2009	2008

Food and beverage	$823,165	$841,154
Tobacco and merchandise	103,156	107,934

Total	$926,321	$949,088

4)	Acquisitions

On April 14, 2008, the Company acquired 100% of the common stock of Manana Entertainment, Inc. (“Manana”) and the building in which Manana operates Jaguar’s Gold Club of Dallas for total cash consideration of $4,093,525 and a 12% promissory note in the amount of $2,500,000. The total purchase price of $6,593,525, including direct acquisition costs of $307,914, was allocated to the acquired assets and liabilities as set forth in the following table:

Cash	$32,000
Inventories	4,523
Property and equipment	3,166,440
Deposits and other assets	25,000
Goodwill	2,259,581
Licenses	3,501,000
Non-compete agreement	8,000
Unfavorable lease right	(1,390,000)
Deferred income taxes	(705,105)

Purchase price	$6,901,439

Goodwill is not amortizable for tax purposes.

On July 28, 2008, the Company acquired the assets of VCG-IS LLC (“VCG-IS”) for cash consideration of $4,005,000 and an 8% promissory note in the principal amount of $3,293,027. VCG-IS operates Imperial Showgirls Gentlemen’s Club in Anaheim, CA. The total purchase price of $7,293,027, including direct

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

acquisition costs of $321,643, was allocated to the acquired assets and liabilities as set forth in the following table:

Property and equipment	$160,633
Deposits and other assets	7,000
Goodwill	380,037
Trade name	276,000
Licenses	6,546,000
Favorable lease right	250,000

Purchase price	$7,619,670

The total amount of goodwill amortizable over 15 years for tax purposes is $380,000.

The following pro forma financial information includes the consolidated results of operations as if the 2008 acquisitions had occurred at January 1, 2008, but do not purport to be indicative of the results that would have occurred has the acquisitions been made as of that date or of results which may occur in the future.

December 31,
Pro forma	2008

Revenue	$59,816,000
Net income (loss)	(29,800,000)
Earnings per share
Basic	$(1.66)
Diluted	$(1.64)

5)	Property and Equipment

The Company’s property and equipment consists of the following:

	December 31,
	2009	2008

Land	$500,000	$856,737
Buildings	11,362,143	14,076,390
Leasehold improvements	11,056,795	10,645,692
Equipment	3,138,217	2,470,848
Vehicles	269,503	138,090
Signs	308,819	268,726
Furniture and fixtures	1,993,370	1,918,126
Assets to be placed in service	168,245	—

	28,797,092	30,374,609
Less accumulated depreciation	(5,850,978)	(4,636,221)

Property and equipment, net	$22,946,114	$25,738,388

Depreciation expense was approximately $1,695,000 and $1,678,000 for the years-ended December 31, 2009 and 2008, respectively.

The Company’s land and building in Phoenix was rented by the individual who purchased the operations and ownership interest in our subsidiary Epicurean Enterprises in January 2007. The lessee defaulted on the

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

lease in August 2008. In December 2008, the Company ordered an appraisal of the land and building owned in Phoenix, Arizona. The appraisal was performed by an independent third party real estate appraiser who valued the land and building at $2,600,000. The Company recognized a noncash impairment loss of $1,861,200 on December 31, 2008. On July 31, 2009, the Company sold the building and land in Phoenix to a third party for approximately $2,300,000. The Company recognized a non-cash impairment loss of $268,000 during the second quarter of 2009 and an additional $68,800 in selling expenses in the third quarter 2009. The additional selling expenses were recorded as a loss on the sale of the property.

6)	Goodwill and Other Intangible Assets

The Company’s definite lived intangible assets consist of the following:

	December 31,
	2009			2008
		Accumulated			Accumulated
	Cost	Amortization	Net	Cost	Amortization	Net

Amortizable intangible assets
Covenant not to compete	$61,694	$(37,796)	$23,898	$61,694	$(20,761)	$40,933
Favorable lease rights	1,820,000	(172,032)	1,647,968	1,820,000	(114,636)	1,705,364

	$1,881,694	$(209,828)	$1,671,866	$1,881,694	$(135,397)	$1,746,297

Amortization expense for the years ended December 31, 2009 and 2008 totaled $74,431 and $98,609, respectively.

At December 31, 2009, definite lived intangible assets are expected to be amortized over a period of one to 24 years as follows:

Year Ending December 31,

2010	$86,927
2011	76,755
2012	75,492
2013	72,292
2014	71,892
Thereafter	1,288,508

$1,671,866

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

A reconciliation of the activity affecting indefinite lived intangible assets is as follows:

	Goodwill	Licenses	Trade Names

Balance at December 31, 2007	$17,622,000	$53,316,734	$578,000
Club acquisitions in 2008	2,639,618	10,047,000	276,000
Acquisition purchase price adjustments	1,057,898	138,310	—
Component 2 amortization	(144,896)	—	—
2008 impairment charges	(18,721,496)	(27,088,855)	(235,000)

Balance — December 31, 2008	2,453,122	36,413,189	619,000
Component 2 amortization	(157,077)	(5,171)	—
2009 impairment charges	(17,000)	(1,574,000)	(167,000)

Balance at December 31, 2009	$2,279,045	$34,834,018	$452,000

During the year ended December 31, 2009, the Company recorded amortization of component 2 goodwill of $162,248, which reduced the book basis of goodwill by $157,077 and reduced the remaining book basis of licenses by $5,171. During the year ended December 31, 2008, the Company recorded amortization of component 2 goodwill of $144,896, which reduced book basis of goodwill. No impairment on goodwill as taken prior to December 31, 2007. Total accumulated impairment charges are $18,736,496.

In performing the Company’s annual impairment assessment at December 31, 2009 in accordance with ASC Topic 350, the Company recorded a non-cash impairment charge for licenses of $1,574,000 and trade names of $167,000. In addition, the Company evaluated its goodwill at December 31, 2009 and recorded a non-cash impairment charge of $17,000.

For 2008, the Company recorded a non-cash impairment charge for licenses of approximately $27,089,000 and trade names of approximately $235,000. In addition, the Company evaluated its goodwill at December 31, 2008 and recorded a non-cash impairment charge of approximately $18,721,000. The total impairment charge for 2008 was approximately $46,045,000.

The fair values of the licenses, trade names, and the reporting units with the impaired goodwill were based on estimated discounted future net cash flows. These impairment charges are a result of a continued weak economy, which resulted in either zero growth or a reduction of estimated future cash flows at the club level.

7)	Other Long-Term Assets

The Company’s other long-term assets consists of the following:

	December 31,
	2009	2008

Loan fees, net	$108,866	$246,347
Deposits — lease, utility, and taxes	133,127	120,834
Acquisition deposit	—	200,000

	$241,993	$567,181

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

8)	Accrued Expenses

The Company’s accrued expenses consisted of the following:

	December 31,
	2009	2008

Payroll and related expenses	$1,225,526	$832,802
Sales taxes	282,007	297,449
Property taxes	319,773	375,277
Legal and professional charges	31,344	667,810
Interest	54,772	83,778
Rent	16,627	—

Total	$1,930,049	$2,257,116

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

9)	Long-Term Debt

The Company’s long-term debt consists of the following:

Related Party

	December 31,
Description of Related Party Debt	2009	2008

Note payable to Lowrie Management LLLP, interest at 10%, due monthly, principal due June 2012, collateralized by general assets of Illinois Restaurant Concepts LP and Denver Restaurant Concepts LP, plus the consent to the transfer of the adult permit and liquor license for both clubs upon default.	$5,700,000	$—
Note payable to Lowrie Management LLLP, interest at 8.5%, monthly principal and interest payments of $112,841, due January 2013, collateralized by general assets of Illinois Restaurant Concepts, LP and Denver Restaurant Concepts, LP and a security interest in the general assets of VCG Holding Corp. and consent to the transfer of the adult permit and liquor license for both clubs. This loan was consolidated into the new 10% loan in June 2009.	—	4,754,394
Note payable to Lowrie Family Foundation, a corporation controlled by the Company’s Chairman of the Board and Chief Executive Officer, interest at 10%, interest accrued monthly to principal, but no payments, due February 2011, unsecured.	698,934	662,828
Note payable to Lowrie Management LLLP, interest at 10%, due monthly, principal due April 2011, collateralized by the general assets of Denver Restaurant Concepts LP, general assets of Illinois Restaurant Concepts LP, and consent to the transfer of the adult permit and liquor license upon default in the name of Denver Restaurant Concepts LP and RCC LP. This loan was consolidated into the new 10% loan in June 2009.	—	1,335,805
Note payable to the President and Chief Operating Officer with interest at 10%, due monthly, principal due February 2011, unsecured.	100,000	100,000
Note payable to a board member with interest at 10%, due monthly, principal due November 2011, unsecured.	50,000	50,000
Note payable to the mother of the Chairman with interest at 10%, due monthly, principal due February 2011, unsecured.	170,000	170,000
Note payable to the mother of the Chairman, with interest at 10%, monthly principal and interest payments of $3,456.22, due December 2010, unsecured.	36,741	72,571
Note payable to the mother of the Chairman, with interest at 10%, interest accrues monthly to principal, but no payments, due December 2010, unsecured.	25,326	—
Note payable to the sister of Chairman, with interest at 10%, monthly interest payments of $3,167, due February 2010, collateralized by the general assets of Illinois Restaurant Concepts LP and Denver Restaurant Concepts LP and consent to the transfer of the adult permit and liquor license for both clubs upon default. In June 2009, the Company paid this loan in full.	—	380,000
Note payable to an affiliate of a current Board member with interest at 10%, due February 2011, collateralized by a personal guarantee from Mr. Lowrie.	410,084	413,500

Total debt due	7,191,085	7,939,098
Less current portion, related party	(62,067)	(1,024,000)

Total long-term debt, related party	$7,129,018	$6,915,098

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

The rates on all related party transactions are equal to or less than other unsecured or secured notes to unrelated parties.

Third Party

	December 31,
Description of Debt	2009	2008

Note payable to Sunshine Mortgage, interest at 14% fixed, due monthly, periodic principal with balance due December 2011, collateralized by one parcel of real property located in Ft. Worth, TX, the common stock of Kenja II, Inc., 238,000 shares of VCG stock, furniture, fixtures and equipment of Kenja II, Inc. and a guarantee from Lowrie Management LLLP.	$4,700,000	$5,000,000
Loan from Citywide Banks, interest at 7% fixed, monthly principal and interest payments of $76,865 due August 15, 2014, collateralized with a life insurance policy on Troy Lowrie and additional securities owned by Mr. Lowrie.	3,654,865	—
Note payable, interest at 8% fixed, monthly principal and interest payments, due July 2011, collateralized by assets of VCG-IS, LLC.	2,915,386	3,186,835
Note payable to Amfirst Bank, variable interest rate calculated at prime subject to a 6% floor, actual rate of 6% at December 31, 2009, monthly principal and interest payments of approximately $55,898, due November 14, 2014, collateralized by UCC Security Agreement of RCC LP, IRC LP, MRC LP , Platinum of Illinois, Inc., Cardinal Management LP,VCG CO Springs, Inc., VCG Real Estate, Inc., Glendale Restaurant Concepts LP, Glenarm Restaurant LLC, the Indiana building, and a guarantee from Lowrie Management LLLP.	2,844,219	3,325,927
Line of credit from Citywide Banks, variable interest rate calculated at prime subject to a 6% floor, actual rate of 6% at December 31, 2009, due monthly, principal due August 15, 2011, collateralized by Company shares of common stock owned by Lowrie Management LLLP, a life insurance policy on Troy Lowrie, and additional securities owned by Mr. Lowrie.	2,720,000	2,810,000
Note payable, variable interest rate calculated at prime subject to a 6% floor, actual rate of 6% at December 31, 2008, due monthly, periodic principal payments with balance due June 2013, collateralized by a P&A Select Strategy Fund and securities owned by Lowrie Management LLLP. This loan was consolidated into a new loan in August 2009.	—	2,375,138
Note payable to Citywide Banks, interest at 8.5%, monthly principal and interest payments of $36,156 with a balloon payment of $2,062,483 due May 16, 2010, collateralized by securities owned by Lowrie Management LLLP. This note was consolidated on August 15, 2009.	—	2,080,527
Note payable, interest at 12% fixed, monthly principal and interest payments, with periodic principal payments, due May 2010, collateralized by assets of Manana Entertainment, Inc. The Company paid this note in full in September 2009.	—	1,928,410

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

	December 31,
Description of Debt	2009	2008

Note payable, interest at a rate equal to the lesser of(i) twelve percent (12%) or (ii) the rate for ten (10) year Treasury Bills plus four percent (4%). Monthly principal and interest payments of $22,949 due September 2018, collateralized by certain real and personal property of Epicurean. The Company sold the AZ property in July 2009 and transferred this debt to the new owner. VCG agreed to guaranty the Buyer’s performance on the $1,772,000 mortgage note payable. The Buyer and its sole member agreed to indemnify VCG from any losses arising from its guaranty of the same mortgage note.	—	1,847,618
Notes payable to investors, interest at 11%, monthly interest payments, principal due January 2010, collateralized by the general assets of the Company and a guarantee by Mr. Lowrie.	1,400,000	1,400,000
Notes payable, interest at 10% and 11% fixed, monthly interest payments, due November 2010, collateralized by the general assets and cash flow of VCG and 100% stock in Manana Entertainment, Inc.	1,336,529	250,000
Notes payable, interest at 10%, monthly interest payments, principal due between November 2009 and March 2012, unsecured.	1,198,000	1,380,000
Various notes payable, interest at 11% fixed, monthly interest payments, principal due July 2011, collateralized by the general assets and cash flow of VCG and 100% stock in VCG-IS, LLC and a guarantee from Mr. Lowrie.	1,000,000	1,000,000
Note payable, interest at 12% fixed due monthly, periodic principal payments with balance due July 2011, collateralized by one parcel of real property located in Ft. Worth, TX and the common stock of Kenja II, Inc., and a guarantee from Lowrie Management LLLP.	1,000,000	1,000,000
Note payable, interest at 10% fixed, monthly principal and interest payments, due October 2013, unsecured.	214,732	231,957
Note payable to investors, interest at 8.5%, monthly principal and interest payments, due October 20, 2011, collateralized by the general assets of the Company and guaranteed by Mr. Lowrie.	208,295	308,993
Note payable to employee, interest at 10%, due October 2011, unsecured.	186,122	168,480
Auto loans payable, interest at 0%, monthly principal payments, due in May 2012 and October 2015, collateralized by the vehicles purchased.	102,317	—
Note payable, variable interest rate calculated at prime subject to a 6% floor, actual rate of 6% at December 31, 2009, due monthly, principal and interest due January 2011, unsecured.	75,833	145,833
Note payable, variable interest rate calculated at prime subject to a 6% floor, actual rate of 6% at December 31, 2009, principal and interest payments, due December 2009, unsecured.	—	78,393

Total debt due	23,556,298	28,518,111
Less current portion	(3,805,277)	(2,602,000)

Total long-term debt	$19,751,021	$25,916,111

In conjunction with the refinancing of the two Citywide notes in August 2009, two covenants were added. The first new covenant requires acquisitions or additional indebtedness of equal to or in excess of $1,000,000 be pre-approved by Citywide Banks. The second new covenant is a financial ratio covenant. This covenant

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

requires the quarterly calculation of net cash flow to debt service in a ratio greater than or equal to 1.2 to 1.0. Net cash flow is defined as income attributable to the Company plus depreciation, amortization and interest expense. Net profit excludes any intangible impairments and related tax effects. The Company has been in compliance with all covenants for the year ended December 31, 2009.

The table below shows the future maturities of the principal amount of the related party and third party long-term debt as of December 31, 2009, including the new note of $100,000 disclosed in the subsequent events footnote:

2010	$3,867,344
2011	16,942,568
2012	7,207,409
2013	1,622,791
2014	1,198,348
Thereafter	8,923

$30,847,383

At December 31, 2009, the Company still had $1,280,000 of available and unused funding on its revolving line of credit. Management believes the carrying amount of our fixed rate debt approximates the fair value at December 31, 2009.

10)	Income Taxes

A reconciliation of the Company’s effective income tax rate and the United States Federal statutory rate is as follows:

	Year Ended December 31,
	2009	2008

United States federal statutory rate	34.0%	(34.0)%
State income taxes, net of Federal income tax benefit	5.2	(3.8)
Permanent differences	22.6	1.9
Utilization of net operating loss	—	(0.4)
Tax credits	(37.5)	(1.0)
Impairment of nondeductible goodwill	—	9.7
Other	(2.4)	0.8

	21.9%	(26.8)%

The Company is entitled to a tax credit for the social security and medicare taxes paid by the Company on its employees’ tip income. This tip tax credit is subject to carry back and carry forward provisions of the Internal Revenue Code. At December 31, 2009 and 2008, the Company has unused tip tax credits of $582,000 and $256,000, respectively, which expire in 2029.

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

At December 31, 2009 and 2008, total deferred tax assets, liabilities, and valuation allowance are as follows:

	December 31,
	2009	2008

Licenses, goodwill and other intangible assets	$1,195,738	$1,170,697
Favorable/unfavorable leases, net	1,866,569	2,718,507
Property and equipment	(819,743)	(26,868)
Accrued cost	76,920	100,105
Net operating loss carryforwards	1,017,181	21,539
Tax credits	581,928	255,613

Net deferred tax asset	$3,918,593	$4,239,593

The Company has a tax net operating loss carry forward of approximately $2,608,000 as of December 31, 2009, which expires in 2029. Because the Company anticipates being profitable in the future and anticipates being able to utilize its deferred tax assets, no valuation allowance was recorded at December 31, 2009.

We have analyzed filing positions in all of the federal and state jurisdictions where we are required to file income tax returns. We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material adverse effect on our financial condition, results of operations or cash flow. Interest and penalties paid in 2009 and 2008 totaled $14,469 and $0, respectively.

The company files tax returns in the U.S. Federal and various state jurisdictions. The company is no longer subject to U.S. Federal income tax examinations for years prior to 2006 and state and local income tax examinations by tax authorities for years prior to 2005.

11)	Stockholders’ Equity

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share held of record on all matters. Since the Company’s common stock does not have cumulative voting rights, the holders of shares having more than 50% of the voting power, if they choose to do so, may elect all Directors and the holders of the remaining shares would not be able to elect any Directors. In the event of a voluntary or involuntary liquidation of our Company, all stockholders are entitled to a prorated distribution of the Company’s assets remaining after payment of claims by creditors and liquidation preferences of any preferred stock. Holders of the Company’s common stock have no conversion, redemption, or sinking fund rights. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

The Board, without further action by the stockholders, is authorized to issue up to 1,000,000 shares of Preferred Stock in one or more series. The Board may, without stockholder approval, determine the dividend rates, redemption prices, preferences on liquidation or dissolution, conversion rights, voting rights, and any other preferences. Because of its broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, the Board could adversely affect the voting power of the holders of our common stock and, by issuing shares of Preferred Stock with certain voting, conversion and/or redemption rights, could delay, defer, or prevent an attempt to obtain control of the Company. The Board has authorized the sale of

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

1,000,000 shares of Class A Preferred. As of December 31, 2009 and 2008, none of the Company’s Series A Preferred Stock was outstanding.

Stock Option and Stock Bonus Plans

The Company’s stockholders have approved (i) the 2002 Stock Option and Stock Bonus Plan, (ii) the 2003 Stock Option and Stock Bonus Plan, and (iii) the 2004 Stock Option and Appreciation Rights Plan (collectively, “the Plans”). Under each of the Plans, the Company may grant to designated employees, officers, Directors, advisors, and independent contractors incentive stock options, nonqualified stock options, and stock. If options granted under the Plans expire, or are terminated for any reason without being exercised, or bonus shares are forfeited, the shares underlying such option and/or bonus shares will become available again for issuance under the applicable Plan.

The Compensation Committee and/or the Board determines which individuals will receive grants, the type, size and terms of the grants, the time when the grants are made, and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and the total number of shares of common stock available for grants.

The stock awards issued under the Plans as of December 31, 2009 were:

				Shares to be	Shares
				Issued Upon	Remaining
				Exercise of	Available for
	Shares	Shares	Available	Outstanding	Future
	Authorized	Granted	for Grant	Options	Issuance

2002 Stock Option and Stock Bonus Plan	700,000	699,776	224	—	224
2003 Stock Option and Stock Bonus Plan	250,000	247,292	2,708	—	2,708
2004 Stock Option and Appreciation Rights Plan	1,000,000	93,333	906,667	262,500	644,167

	1,950,000	1,040,401	909,599	262,500	647,099

For the year-ended December 31, 2009, the Company did not issue any stock.

The following is a summary of all stock option transactions under the 2004 Stock Option Plan for the years ended December 31, 2009 and 2008:

		Weighted-Average
	Options	Exercise Price

Outstanding at December 31, 2007	188,000	$10.00
Granted above fair market value	167,000	11.95
Exercised	—	—
Forfeited	(54,500)	11.21

Outstanding at December 31, 2008	300,500	$10.37
Granted	—	—
Exercised	—	—
Forfeited	(38,000)	11.42

Outstanding at December 31, 2009	262,500	$10.21

Exercisable at December 31, 2009	—	—

As of December 31, 2009, the range of exercise prices for outstanding options was $6.00 — $13.00. The weighted average remaining contractual term as of December 31, 2009 is 7.7 years for the outstanding options

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

under the Plans. There is no aggregate intrinsic value as of December 31, 2009 because the fair market value of the outstanding options is below the weighted average exercise price.

Employee stock options are subject to cancellation upon termination of employment and expire ten years from the date of grant. The options generally vest 20% on the third anniversary and 40% each on the fifth and seventh anniversaries of the date of grant. Options have historically been granted at an exercise price significantly above the fair market value of the common stock covered by the option on the grant date.

Valuation and Assumptions

The Company adopted FASB ASC Topic 718, Stock Compensation (“ASC 718”), upon its initial stock option issuance in April 2007. A transition method was not required since there were no outstanding stock options. The Company used the Black-Scholes Option Pricing Model to determine the fair value of option grants, using the assumptions noted in the following table. Expected volatility was calculated using the Company’s historical stock prices since it became public in October 2003, averaged with a peer-group’s historical volatility for the one to two years prior to 2003 needed to reflect the six year expected life. The expected option life was determined using the simplified method and represents the period of time that options granted are expected to be outstanding.

	Option Grant Year
	2008	2007

Expected life in years	6.07	6.07
Weighted average expected volatility	62%	61%
Weighted average risk free rates	3.5%	4.6%
Dividend yield	—	—
Weighted average grant date fair value	$5.25	$4.89

For the years ended December 31, 2009 and 2008, compensation cost charged against income was $142,095 and $233,634, respectively. At December 31, 2009, there was $800,125 of total unrecognized compensation cost, net of estimated forfeitures, related to unvested stock options. The assumption for forfeitures increased during 2009 from 16% to 25% based upon the Company’s actual forfeitures. This cost is expected to be recognized on a straight-line basis over the remaining weighted average vesting period of approximately six years.

Stock Warrants

The Company issued stock warrants in 2004 and 2006.  The warrants were exercisable at a range of prices between $2.00 — $4.00. Each warrant was exercisable into one share of the Company’s common stock, subject to certain adjustments and was in certain circumstances exercisable on a cashless basis. At December 31, 2008, the Company had warrants representing an aggregate of 325,376 warrants outstanding after 167,000 warrants were exercised. In 2009 no warrants were exercised and all unexercised warrants expired in November 2009. There are no warrants outstanding at December 31, 2009. Amortization of warrants issued for services totaled $102,288 and $122,745 for the years ended December 31, 2009 and 2008, respectively.

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

12)	Commitments and Contingencies

Operating Leases

The Company conducts a major part of its nightclub operations from 16 leased facilities, including three under related party leases, and two land leases. The buildings are under non-cancellable operating leases that expire between January 2015 and January 2062. Most of the operating leases contain provisions where the Company can, at the end of the initial lease term, extend the lease term for between two and 12 additional five or ten-year periods, with fixed rent increases. The land leases expire between April 2012 and September 2012, but can be extended for four additional five-year terms and 12 additional five-year terms, respectively. In virtually all cases, the Company expects that in the normal course of business, the leases will be renewed for the maximum lease option term. The Company also leases office space in Colorado for the Company’s headquarter location.

Total rent expense for all leased facilities for the year ended December 31, 2009 was approximately $5,855,000, of which $418,500 was paid to Lowrie Management LLLP. Rent expense for the year ended December 31, 2008 was approximately $5,798,000 of which $414,000 was paid to Lowrie Management LLLP.

Future minimum lease payments as of December 31, 2009 are set forth in the following table:

Year Ended December 31,	Related Party	Third Party	Total

2010	$462,000	$3,311,720	$3,773,720
2011	462,000	3,353,037	3,815,037
2012	477,000	3,416,601	3,893,601
2013	477,000	3,489,958	3,966,958
2014	481,500	3,535,118	4,016,618
Thereafter	9,180,000	73,618,758	82,798,758

Total minimum lease payments	$11,539,500	$90,725,192	$102,264,692

The Company’s leases typically require that it pay real estate taxes, insurance, and maintenance costs in addition to the minimum rental payments included in the above table. Such costs vary from year to year and totaled $856,000 for 2009 and $805,000 for 2008.

Favorable lease rights represent the approximate fair market value arising from lease rates that are below market rates as of the date of a club’s acquisition. The amount is being amortized into rent expense ratably over the remaining term of the underlying lease. Unfavorable lease liability represents the approximate fair market value arising from lease rates that are above market rates as on the date of a club’s acquisition. Unfavorable lease liabilities are being amortized into rent expense ratably over the remaining term of the underlying lease.

The Company leased the Arizona building and land to the purchaser of Epicurean Enterprises, LLC for $20,000 per month, actually collecting $140,000 in 2008. The lessee defaulted on the lease in August 2008 and the Company fully reserved as bad debt the remaining rent payments due for 2008. The Company did not receive rent from this lessee in 2009. The property was sold in July 2009.

The Company subleases unused space in the buildings that also house clubs in Indianapolis and Denver. These are operating leases with a contract for the first year, and switching to a month-to-month basis thereafter. Rental income earned from the Indianapolis facility totaled $71,475 in 2009 and $20,365 in 2008. This 2008 lessee vacated the Indianapolis facility in March 2009. Another tenant moved in beginning April 2009 at the rate of $6,720 per month, increasing to $9,100 per month after September 1, 2009. The new lease is for 12 months and month-to-month thereafter.

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

Legal Proceedings

Thee Dollhouse Productions Litigation

On or around July 24, 2007, VCG Holding Corp. was named in a lawsuit filed in District Court, 191 Judicial District, of Dallas County, Texas. This lawsuit arose out of a VCG acquisition of certain assets belonging to Regale, Inc. (“Regale”) by Raleigh Restaurant Concepts, Inc. (“RRC”), a wholly owned subsidiary of VCG, in Raleigh, N.C. The lawsuit alleges that VCG tortiously interfered with a contract between Michael Joseph Peter and Regale and misappropriated Mr. Peter’s purported trade secrets. On March 30, 2009, the United States District Court for the Eastern District of North Carolina entered an Order granting Summary Judgment to VCG and dismissed Mr. Peter’s claims in their entirety. The Court found that as a matter of law, VCG did not tortiously interfere with Mr. Peter’s contract with Regale and further found that VCG did not misappropriate trade secrets. Mr. Peters did not appeal that ruling and as such, the federal proceedings have concluded.

Ancillary to this litigation, Thee Dollhouse filed a claim in arbitration on June 2008 against Regale as a result of this transaction, asserting that Regale, by selling its assets to RRC, breached a contract between Thee Dollhouse and Regale. In addition, an assertion was made that one of Regale’s principals tortiously interfered with the contract between Regale and Thee Dollhouse. Regale filed a Motion to Stay Arbitration which was granted in part and denied in part, with the Court staying arbitration as to Regale’s principal and denying the stay as to Regale. As a result, the arbitration as to Regale is proceeding. VCG is indemnifying and holding Regale harmless from this claim pursuant to their contract. The arbitration was originally scheduled for late October 2009, however due to illness of one of the principals of the claimant, the arbitration has been adjourned to April 26, 2010. The Company has not accrued any funds for the settlement of this litigation, as the outcome of this dispute cannot be predicted. The Company’s or a successor entity’s, indemnification obligation to Regale will continue even if any of the proposed sale transactions or an alternative transactions is consummated.

Zajkowski, et. al. vs VCG and Classic Affairs Litigation

In December 2007, a former employee of VCG’s subsidiary Classic Affairs, Eric Zajkowski, filed a lawsuit in Hennepin County District Court, Minneapolis, Minnesota against VCG following his termination from employment alleging that, in connection with his employment, he was subject to certain employment practices which violated Minnesota law. The initial action and subsequent pleading asserted that the matter was filed as a purported class action. Subsequent to the filing of Zajkowski’s Complaint, Zajkowski moved to amend his Complaint to name additional Plaintiffs and later, to name Classic Affairs as a party defendant. VCG and Classic Affairs have answered this complaint denying all liability. Classic Affairs has also filed a Counter-Complaint against Mr. Zajkowski based upon matters relating to his termination from employment with Classic Affairs.

In December 2008 and early January 2009, the parties filed cross-motions for Summary Judgment and Zajkowski filed a Motion for Class Certification. Following the motions, the Court issued a series of rulings on those Motions. In these rulings, the Court has dismissed VCG as a party Defendant — having determined that VCG is not directly liable to Zajkowski or the other Plaintiffs on their claims. The Court granted Summary Judgment to Zajkowski as to one issue, but did not determine the scope or extent, if any, of the alleged damages, ruling this issue, like the others, are questions for a jury, and the Court dismissed two other claims asserted by Zajkowski. In all other respects, the Court has denied the parties respective Summary Judgment motions.

On July 21, 2009, the Court denied Zajkowski’s and the other Plaintiffs’ Motion for Class Certification. Zajkowski appealed that decision to the Minnesota Court of Appeals and on September 22, 2009, the Court of

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

Appeals denied Plaintiffs request for discretionary review. Plaintiffs have indicated that they do not intend to seek leave to appeal from the Minnesota Supreme Court. The parties have held mediation in November 2009 and the case was resolved. The settlement terms, including the amounts, are confidential. The lawsuit has now been dismissed, with prejudice. All related costs have been accrued or paid as of December 31, 2009.

Texas Patron Tax Litigation

Beginning January 1, 2008, VCG’s Texas clubs became subject to a new state law requiring the Company to collect a five dollar surcharge for every club visitor. A lawsuit was filed by the Texas Entertainment Association, an organization in which the Company is a member, alleging that the fee is an unconstitutional tax. On March 28, 2008, the Judge of the District Court of Travis County, Texas ruled that the new state law violates the First Amendment to the U.S. Constitution and, therefore, the District Court’s order enjoined the state from collecting or assessing the tax. The State of Texas has appealed the District Court’s ruling. When cities or the State of Texas give notice of appeal, the State supersedes and suspends the judgment, including the injunction. Therefore, the judgment of the Travis County District Court cannot be enforced until the appeals are completed.

The Company has filed a lawsuit to demand repayment of the paid taxes. On June 5, 2009, the Court of Appeals for the Third District (Austin) affirmed the District Court’s judgment that the Sexually Oriented Business Fee violated the First Amendment to the U.S. Constitution. The State of Texas appealed the Court of Appeals ruling to the Texas Supreme Court. On August 26, 2009, the Texas Supreme Court ordered both sides to submit briefs on the merits. The State’s brief was filed on September 25, 2009 and the Texas Entertainment Association’s brief was filed on October 15, 2009. On February 12, 2010 the Texas Supreme Court granted the State’s Petition for Review and set oral arguments for March 25, 2010.

The Company has expensed approximately $290,000 for the year ended December 31, 2009 and $203,000 for the year ended December 31, 2008 for the Texas Patron Tax. The Company accrued, but did not pay the fourth           quarter estimated tax liability of $71,000. The Company has paid, under protest, approximately $422,000 with the State of Texas for the two year period.

Department of Labor and Immigration and Customs Enforcement Reviews

United States Department of Labor (“DOL”) Audit (PT’s Showclub)

In October 2008, PT’s® Showclub in Louisville, KY was required to conduct a self-audit of employee payroll by the DOL. After an extensive self-audit, it was determined that (a) the club incorrectly paid certain employees for hours worked and minimum wage amounts and (b) the club incorrectly charged certain minimum wage employees for their uniforms. As a result, the DOL required that the club issue back pay and refund uniform expenses to qualified employees at a total cost of $14,439.

In March 2009, VCG was placed under a similar nationwide DOL audit for all nightclub locations and its corporate office. All locations completed the self-audit in August 2009 and are currently working with the DOL to determine what, if any, violations may have occurred. This case is still in the investigatory state and no final determination can be made at this time of an unfavorable outcome or any potential liability. After discussion with outside legal counsel on this case, the Company has accrued $200,000 as of December 31, 2009 for potential wage/hour violations. A summary meeting has tentatively been scheduled with the DOL and counsel on March 15, 2010 to finalize the liability. The Company believes it has corrected all processes that resulted in the potential violations.

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

Immigration and Customs Enforcement (“ICE”) Reviews

On June 30, 2009, PT’s® Showclub in Portland, Maine was served a subpoena by ICE requesting documents to conduct an I-9 audit. ICE requested all original I-9’s for both current and past employees from September 14, 2007 (club acquisition date) to June 30, 2009. ICE conducted the audit to ensure proper use of the I-9 form to confirm that the club verified employees’ right to work in the United States. The club complied with the subpoena submitting all requested documents by July 16, 2009. As of March 12, 2010, ICE is still reviewing the requested documents. This matter is still in its investigatory stage and no determination of potential violations or liability has been made. No amounts have been accrued related to this audit. While ICE initially discussed taking this audit to all clubs, no formal actions have been taken by ICE to begin that process. This audit is still isolated to Maine.

Internal Revenue Service

The IRS audited PT’s® Showclub in Denver for the years 2006, 2007, and 2008 to determine tip reporting compliance. Every business with customary tipping must report annually on Form 8027 the total sales from food and beverage operations, charge sales, total tips reported, and charge tips reported. The audit was based upon this Form to determine compliance with the amended Section 3121(q) of the Internal Revenue Code. The audit was conducted by an examining agent in Denver in August and September 2009. The audit focused on the data reported on Form 8027 and related underlying documentation. It included the agent examining information contained in the daily sales packages generated by the club.

The audit resulted in a determination that cash tips for that club were under-reported in the three years examined. The tax assessed as a result of this under-reporting was $61,500. Penalties and interest were not assessed. The IRS auditor indicated that all other clubs would be audited and recommended that a Point of Sale (“POS”) system should be installed in every club to ensure compliance with IRS regulations. Upon completion of this audit, the Company began an intensive self-audit for the three year period using the same procedures followed by the IRS agent. This resulted in an initial accrual of $394,000 in estimated taxes to cover the estimated liability as of September 30, 2009. Subsequent discussions with the IRS agent removed 2006 from the audit period, replacing that year with 2009. The Company has submitted workpapers prepared for the self-assessment to the IRS agent for the periods 2007, 2008, and 2009. The agent has tentatively indicated that these workpapers and test period could be used to determine the ultimate tip reporting rate by club. As a result of the completion of the self-assessment process for the three years under examination, the Company has reduced the estimated liability by $187,000 to approximately $207,000 as of December 31, 2009.

Litigation Associated with the Proposed Going Private Transaction

In connection with the Proposal concerning the proposed Going Private Transaction, the Company has been served with three complaints filed by various plaintiffs, alleging that they bring purported derivative and class action lawsuits against the Company and each of the individual members of the Board on behalf of themselves and all others similarly situated and derivatively on behalf of the Company, which previously have been reported in the Company’s Current Reports on Form 8-K (filed with the SEC on November 19, 2009, November 24, 2009 and December 7, 2009).

On November 13, 2009, the Company was served with a complaint filed by David Cohen in the District Court in Jefferson County, Colorado. In the complaint, Mr. Cohen alleges that he brings the purported class action lawsuit against the Company and each of the individual members of the Board on behalf of the Company’s stockholders. The complaint alleges, among other things, that Troy Lowrie, the Company’s Chairman of the Board and Chief Executive Officer, has conflicts of interest with respect to the Proposal and that in connection with the Board’s evaluation of the Proposal, the individual defendants have breached their

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

fiduciary duties under Colorado law. The complaint seeks, among other things, certification of Mr. Cohen as class representative, either an injunction enjoining the defendants from consummating or closing the Going Private Transaction, or if the Going Private Transaction is consummated, rescission of the Going Private Transaction, an award of damages in an amount to be determined at trial and an award of reasonable attorneys’ and experts’ fees.

On November 20, 2009, the Company was served with a complaint filed by Gene Harris and William C. Steppacher, Jr. in the District Court in Jefferson County, Colorado. In the complaint, the plaintiffs purport to bring a derivative and class action lawsuit against the Company and each of the individual members of the Board on behalf of themselves and all others similarly situated and derivatively on behalf of the Company. The complaint alleges, among other things, that Mr. Lowrie has conflicts of interest with respect to the Proposal and that the individual defendants have breached their fiduciary duties under Colorado law in connection with the Proposal. The complaint seeks, among other things, certification of the plaintiffs as class representatives, an injunction directing the Board members to comply with their fiduciary duties, an accounting to the plaintiffs and the class for alleged damages suffered or to be suffered based on the conduct described in the complaint, an award of the costs and disbursements of maintaining the action, including reasonable attorneys’ and experts’ fees, and such other relief the court deems just and proper.

On December 3, 2009, the Company was served with a complaint filed by David J. Sutton and Sandra Sutton in the District Court in Jefferson County, Colorado. In the complaint, the plaintiffs purport to bring a class action lawsuit against the Company and each of the individual members of the Board on behalf of themselves and all others similarly situated. The complaint alleges, among other things, that Mr. Lowrie has conflicts of interest with respect to the Proposal and that the individual defendants have breached their fiduciary duties under Colorado law in connection with the Proposal. The complaint seeks, among other things, certification of the plaintiffs as class representatives, an injunction directing the Board to comply with their fiduciary duties and enjoining the Board from consummating the Proposal, imposition of a constructive trust in favor of the plaintiffs and the class upon any benefits improperly received by the defendants, an award of the costs and disbursements of maintaining the action, including reasonable attorneys’ and experts’ fees, and such other relief the court deems just and proper.

The plaintiffs in the three lawsuits have moved to consolidate all three of the lawsuits (the “Class Action and Derivative Suits”) into one suit together with a fourth lawsuit arising out of the Proposal for the proposed Going Private Transaction, in which the Company was not named as a defendant, filed on December 11, 2009 by Brandon Ostry in the District Court in Jefferson County, Colorado against Mr. Lowrie and Lowrie Management, LLLP. The Company provided additional details on the Ostry lawsuit in its Current Report on Form 8-K filed with the SEC on December 17, 2009. The court has indicated that it will consider the consolidation motion if and when the plaintiffs move for class certification. As of the date hereof, the plaintiffs have not yet moved for class certification.

As of the date hereof, the Company believes that the allegations made in each of the Class Action and Derivative Suits are baseless and the Company intends to vigorously defend itself. The Company has not accrued any reserves for damages or for the settlement of these lawsuits as the outcome of the disputes cannot be predicted. Further, the uncertainty over the potential outcome of the Class Action and Derivative Suits has increased in light of subsequent events. As described elsewhere in this Annual Report on Form 10-K, on December 16, 2009, the Special Committee of the Company’s Board rejected the Proposal concerning the proposed Going Private Transaction as then-currently inadequate and, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 17, 2010, on February 17, 2010, the Company entered into the Letter of Intent with Rick’s concerning the proposed Merger. Currently, the Class Action and Derivative Suits only pertain to the Proposal for the proposed Going Private Transaction and not the proposed Merger. However, it is possible that the plaintiffs in the Class Action and Derivative Suits

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

will attempt to amend their complaints to make claims related to the proposed Merger or that these plaintiffs or others persons may file one or more new lawsuits related to it.

Pursuant to the terms of the Company’s Articles of Incorporation and stand-alone indemnification agreement the Company has entered into with its Directors and executive officers, the Company may be required to advance expenses to and indemnify the Directors and Mr. Lowrie from expenses involved in defending against the lawsuits described above. The Company has discussed the risks and costs associated with such indemnification under the heading “Risk Factors.”

The Company is involved in various other legal proceedings that arise in the ordinary course of business. The Company believes the outcome of any of these proceedings will not have a material effect on the consolidated operations of the Company.

13)	Fair Value of Financial Instruments

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs. We adopted ASC 820-10 on January 1, 2008. This guidance defines fair value, establishes a framework to measure fair value, and expands disclosures about fair value measurements. ASC 820-10 establishes a fair value hierarchy used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined into the following three categories:

Level 1:  Quoted market prices in active markets for identical assets or liabilities.

Level 2:  Observable market based inputs or unobservable inputs that are corroborated by market data.

Level 3:  Unobservable inputs that are not corroborated by market data.

The carrying amounts reported in the accompanying consolidated balance sheets for cash and cash equivalents, accounts and other receivables, and trade accounts payable approximate fair value because of the immediate or short-term maturities of these financial instruments. As of December 31, 2009 and 2008, our total debt was approximately $30,747,000 and $36,457,000; respectively. The total debt had a fair value of $29,748,000 and $36,396,000 at December 31, 2009 and 2008; respectively. The fair value of the debt was estimated using significant unobservable inputs (Level 3) and was computed using a discounted cash flow model using estimated market rates, adjusted for our credit risk as of December 31, 2009 and 2008.

Our disclosure of the estimated fair value of our financial instruments is made in accordance with the requirements of ASC 825-10, Financial Instruments. The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data in order to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts we could realize in a current market exchange. The use of different market assumptions and estimation methodologies may have a material effect on the estimated fair value amounts. The fair value estimates presented herein are based on pertinent information available to management as of December 31, 2009 and 2008.

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

14)	Subsequent Events

Long-term debt

In January 2010, the Company entered into a 10% fixed note with an individual in the amount of $100,000. The note is unsecured, interest only, and due January 2011.

Potential Sale of the Company

As previously reported on the Company’s Current Reports on Form 8-K (filed with the Securities and Exchange Commission (“SEC”) on November 4, 2009, November 19, 2009, November 25, 2009, December 7, 2009 and December 17, 2009), on November 3, 2009, the Company received a non-binding letter of intent (the “Proposal”) from the Company’s Chairman and CEO, Troy Lowrie, Lowrie Management, LLLP, an entity controlled by Mr. Lowrie, and certain other unidentified investors (collectively, the “Lowrie Investors”), to acquire all of the outstanding common stock of the Company for $2.10 per share in cash (the “Going Private Transaction”). The Proposal contemplated that the Company would no longer be a public reporting or trading company following the closing of the Going Private Transaction. In response to the Proposal, the Board formed a Special Committee consisting solely of directors who are independent under the NASDAQ Global Market (“NASDAQ”) independence rules to review and evaluate the Proposal. The Special Committee was formed in order to properly and fairly represent the best interests of the Company’s stockholders in a full and diligent evaluation of the Proposal and any alternatives thereto in order to maximize stockholder value. The members of the Special Committee are George Sawicki, Kenton Sieckman and Carolyn Romero CPA. The Special Committee retained a financial advisor and independent legal counsel to assist the Special Committee in its evaluation of the Proposal and alternatives thereto. On December 16, 2009, the Special Committee informed the Lowrie Investors that it had determined, with input from its advisors, that the terms of the Proposal were currently inadequate, and the Special Committee directed its financial advisors to contact any parties that had either previously expressed an interest or might potentially be interested in pursuing a transaction with the Company.

In connection with the Proposal, the Company has been served with three complaints (the “Complaints”) filed by various plaintiffs, alleging that they bring purported derivative and class action lawsuits against the Company and each of the individual members of the Board on behalf of themselves and all others similarly situated and derivatively on behalf of the Company, which previously have been reported in the Company’s Current Reports on Form 8-K (filed with the SEC on November 19, 2009, November 24, 2009 and December 7, 2009). The Complaints allege, among other things, that the consideration in the Proposal is inadequate, that Mr. Lowrie has conflicts of interest with respect to the Proposal and that in connection with the Board’s evaluation of the Proposal, the individual defendants have breached their fiduciary duties under Colorado law. The Complaints seek, among other things, certification of the individual plaintiffs as a class representative, either an injunction enjoining the defendants from consummating or closing the Going Private Transaction, or if the Going Private Transaction is consummated, rescission of the Going Private Transaction, an injunction directing the Board members to comply with their fiduciary duties, an award of damages in an amount to be determined at trial, an accounting to the Plaintiffs and the class for alleged damages suffered or to be suffered based on the conduct described in the Complaint, an award of reasonable attorneys’ and experts’ fees, and such other relief the court deems just and proper. As of the date hereof, the Company believes that the allegations set forth in the Complaints are baseless and the Company intends to vigorously defend itself in the lawsuits.

As reported on the Company’s Current Report on Form 8-K filed with the SEC on February 17, 2010, the Company, Rick’s, Mr. Lowrie, and Lowrie Management, LLLP (collectively with Mr. Lowrie, “Lowrie”), entered into a non-binding (except as to certain provisions, including exclusivity and confidentiality) letter of intent (the “Letter of Intent”). Pursuant to the Letter of Intent, Rick’s agreed to acquire all of the outstanding

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

shares of common stock of the Company and the Company will merge with and into Rick’s or a wholly-owned subsidiary of Rick’s (the “Merger”). In the event the Merger is consummated, the Company will become a subsidiary of Rick’s and the Company’s stockholders will become stockholders of Rick’s. The parties intend that the Merger will be structured to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

Pursuant to the Letter of Intent, the Company’s stockholders will receive shares of common stock of Rick’s in exchange for their shares of the Company’s common stock based on an exchange ratio that values each share of the Company’s common stock between $2.20 and $3.80 per share. The applicable exchange ratio will be determined based on the weighted average closing price of Rick’s common stock on NASDAQ for the 20 consecutive trading days ending on the second trading day prior to the closing of the Merger. In the event the price per share of Rick’s common stock as determined by this formula is below $8.00, Rick’s may terminate the Merger agreement, subject to the payment to the Company of a termination fee to be negotiated by the parties in connection with the preparation of the Merger agreement. Assuming the Merger were to close on March 11, 2010, the weighted average closing price per share of Rick’s common stock for the 20 consecutive trading days ending on March 9, 2010 $13.95 per share, the value of each share of the Company’s common stock under this formula would be $2.85 per share.

Contemporaneously with the closing of the Merger, Rick’s has agreed to acquire 5,770,197 shares of the Company’s common stock held by Lowrie and its affiliates (the “Lowrie Common Stock”) for cash in an amount equal to the lesser of $2.44 per share or the per share value of the common stock received by the Company’s stockholders in the Merger. At Lowrie’s election, Lowrie may receive Rick’s common stock, at the same exchange ratio received by the Company’s stockholders in the Merger, for up to 30% of the Lowrie Common Stock. In addition, Mr. Lowrie will (i) refinance (at a lower interest rate) and continue to carry a $5.7 million note from the Company (as acquired by Rick’s), (ii) continue to personally guarantee certain Company obligations in exchange for a to-be-determined fair market value cash payment for such guarantees, (iii) sell to Rick’s the outstanding capital stock of Club Licensing, Inc., a wholly-owned subsidiary of Lowrie Management, LLLP that owns the trademarks “Diamond Cabaret” and “PT’s,” (the “Trademarks”), and (iv) enter into a three-year consulting agreement with Rick’s (collectively, the “Lowrie Transactions”). In exchange for the Lowrie Transactions, Lowrie will receive the following: (a) a to-be-determined amount equal to the fair market value of the restructuring of the $5.7 million note and continued personal guarantees (currently estimated to be $2 million); (b) a to-be-determined amount equal to the fair market value of the Trademarks (currently estimated to be $5 million); and (c) payment of $1.0 million over three years and a monthly expense allowance equal to $1,500 under the consulting agreement. Assuming Lowrie elects to be paid solely in cash at a price of $2.44 per share of the Company’s common stock and the fair market value of the Lowrie Transactions is as set forth above (totaling $7.0 million), Lowrie will receive aggregate payments of approximately $26.8 million (which amount includes the restructuring of the existing $5.7 million note held by Mr. Lowrie and excludes payments under the consulting agreement) in connection with the Merger, of which approximately $16.8 million will be payable in cash at the closing of the Merger and $10.0 million will be payable pursuant to a four-year promissory note from Rick’s bearing interest at 8.0% per annum.

The Letter of Intent provided for a binding exclusivity period through March 12, 2010, which the parties have extended to March 31, 2010, during which time the Company has agreed, on behalf of itself and its representatives, to negotiate exclusively with Rick’s and has further agreed not to solicit any offer or engage in any negotiations other than with Rick’s for the merger, sale of the business or assets of the Company or tender or exchange offer for the Company’s common stock. In the event the Company receives an unsolicited offer that is superior to the terms of the Merger (a “Superior Proposal”) and Rick’s does not amend its offer within five business days of the date on which it receives notice of such Superior Proposal to be superior to the Superior Proposal, then the Company may terminate the Letter of Intent. If the Company terminates the Letter of Intent due to its receipt of a Superior Proposal, it has agreed to reimburse Rick’s for its out-of-pocket

VCG Holding Corp.

Notes to Consolidated Financial Statements — (Continued)

expenses and fees incurred in evaluating and negotiating the Merger in an amount not to exceed $250,000 in the aggregate. If a definitive Merger agreement is not entered into by March 31, 2010, the Letter of Intent will automatically terminate, unless further extended by the parties.

The Merger agreement is expected to contain customary representations and warranties including the absence of a material adverse change in the business of Rick’s and the Company prior to closing and other customary closing conditions, including but not limited to, the receipt of material consents, the approval of the Merger by the stockholders of Rick’s and the Company and the effectiveness of a registration statement containing a joint proxy statement/prospectus filed with the SEC on Form S-4 to be filed by Rick’s, which, among other things, registers the shares of common stock to be issued to the Company’s stockholders in the Merger. There can be no assurance that the Company, Rick’s and Lowrie will enter into a definitive Merger agreement, that the entry into a definitive Merger agreement, if any, will result in the closing of any transaction or that the terms of any definitive Merger documents will reflect the terms of the proposed Merger as outlined in the Letter of Intent. See the discussion under the heading, “Risk Factors.”

Item 9.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Item 9A.	Controls and Procedures

Effectiveness of Disclosure Controls and Procedures.

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of our disclosure controls and procedures as of the end of the period covered by this report. Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures as of the end of the period covered by this report (i) were appropriately designed to provide reasonable assurance of achieving their objectives and (ii) were effective and provided reasonable assurance that the information required to be disclosed by us in reports filed under the Securities Exchange Act of 1934, as amended (“Exchange Act”) is (a) recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and (b) accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

Management’s Annual Report on Internal Control over Financial Reporting.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act as a process designed by, or under the supervision of, our Chief Executive Officer and Chief Financial Officer and effected by our Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect transactions and dispositions of our assets;

•	provide reasonable assurance that transactions are recorded, as necessary, to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2009 using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. Based on this assessment using those criteria, our management concluded that, as of December 31, 2009, our internal control over financial reporting was effective. The effectiveness of our internal control over financial reporting as of December 31, 2009 has been audited by Causey Demgen & Moore Inc., our independent registered public accounting firm, as stated in its report, which appears under Item 8.

Changes in Internal Control Over Financial Reporting.

No change in our internal control over financial reporting occurred during our fourth quarter of fiscal 2009 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Item 9B.	Other Information

None.

PART III

Item 10.	Directors, Executive Officers and Corporate Governance

Background of our Directors and Executive Officers

The following table sets forth certain information about our Directors and Executive Officers presented as of March 11, 2010.

Name	Age	Position

Troy Lowrie(4),(6)	44	Chairman of the Board and Chief Executive Officer
Micheal Ocello(4),(6)	50	Director, Chief Operating Officer, and President
Courtney Cowgill(7)	56	Chief Financial and Accounting Officer, Secretary, and Treasurer
Robert McGraw, Jr.(2),(3),(5)	55	Director
Carolyn Romero(1),(5)	51	Director
Martin Grusin(6)	65	Director
Kenton Sieckman(1),(2),(3),(5)	48	Director
George Sawicki(1),(2),(3),(5)	50	Director

(1)	Member of the Audit Committee

(2)	Member of the Governance and Nominating Committee

(3)	Member of the Compensation Committee

(4)	Member of the Executive Committee

(5)	Independent Board member

(6)	Non-independent Board member who is currently not serving on any Committee

(7)	Advisor to the Executive Committee and Chief Financial and Accounting Officer who joined the Company on June 19, 2008

The Company’s Directors are elected to hold office for three-year terms and until their respective successors have been duly elected and qualified. At the April 2007 Board of Directors Meeting, the Board voted to amend the Bylaws and to divide the Directors into three classes, one of which includes three Directors and two of which includes two Directors.

The following table shows the terms of each current Director:

Name	Term

Troy Lowrie	2007 - 2010
Micheal Ocello	2009 - 2012
Robert McGraw Jr.	2007 - 2010
Carolyn Romero	2009 - 2010
Martin Grusin	2009 - 2012
Kenton Sieckman	2008 - 2011
George Sawicki	2008 - 2011

Our Executive Officers serve at the pleasure of the Board until their resignation, termination, or death. There are no family relationships among any of our officers and/or Directors.

Provided below are descriptions and the backgrounds of our Executive Officers and Directors and their principal occupations for the past five years:

Troy Lowrie.  Mr. Lowrie has been the Chairman of the Board since April 2002 and Chief Executive Officer since November 2002. Mr. Lowrie is President of Lowrie Investment Management Inc., the General Partner of Lowrie Management LLLP, a Colorado limited liability limited partnership, which formerly owned and operated adult entertainment nightclubs and is now an investment entity. Mr. Lowrie was the owner and President of International Entertainment Consultants, Inc. (IEC), a company engaged in the business of managing adult entertainment nightclubs, from 1982 to October 2003, when it was acquired by the Company. Mr. Lowrie has served as President of Western Country Clubs, Inc., a public company specializing in large country and western bars with live music from 1992 to 1996 and President of New Millennium Media, Inc., a public company which sells rotating print advertising equipment and full movement video billboards. Mr. Lowrie has a M.A. in Finance from the University of Denver in Denver, Colorado and a B.A. in Business from Fort Lewis College in Durango, Colorado. Mr. Lowrie has not served on any other public company board. Mr. Lowrie’s leadership skills and experience in the adult nightclub industry, among other factors, led the Board to conclude that he should serve as a director.

Micheal Ocello.  Mr. Ocello has been a Director, President, and Chief Operating Officer of the Company since April 2002. Mr. Ocello is the owner and President of Unique Entertainment Consultants, Inc., of St. Louis, Missouri, a management company that has specialized in the management of nightclubs since 1995. Mr. Ocello has been affiliated with IEC in a managerial capacity since 1982. He is currently the President of IEC. Over his career, Mr. Ocello has been affiliated with more than 25 adult entertainment nightclubs including all PT’s® Showclubs, Diamond Cabaret®, The Penthouse Club®, and Shotgun Willies located in Denver; PT’s® Showclub in Colorado Springs; The Penthouse Club®, The Platinum Club, Roxy’s and PT’s® Showclubs in St. Louis; Schieks Palace Royale in Minneapolis; The Men’s Club in Raleigh; Jaguars in Dallas and Ft. Worth; Imperial Showgirls Gentlemen’s Club in Anaheim, and the Olympic Garden in Las Vegas. He is President of the Association of Club Executives (ACE National, the national trade association for the adult nightclub industry), President of the Illinois Club Owners Association, and past Vice Chairman and current Board member of Missouri’s Small Business Regulatory Fairness Board. He is a past Vice President and board member of the Free Speech Coalition. Mr. Ocello attended the University of Missouri, Kansas City from 1977 to 1978 and the United States Military Academy at West Point from 1979 to 1981. Mr. Ocello was originally elected to the Mehlville Board of Education in 2006 and was re-elected for an additional three year term in 2009. Mr. Ocello has served as a commissioned Police Officer for the Village of Brooklyn, Illinois since early 2009. Mr. Ocello has not served on any other public company board. Mr. Ocello’s industry experience and leadership roles in the adult entertainment industry, among other factors, led the Board to conclude that he should serve as a director.

Courtney Cowgill.  Ms. Cowgill has been Chief Financial and Accounting Officer, Corporate Secretary, and Treasurer since June 2008. Ms. Cowgill served as Chief Financial Officer and Treasurer of Oceanic Exploration Company, a publically held oil and gas exploration company, from May 2003 to June 2008. She has more than 30 years of accounting experience, including three years experience as an auditor with the former Arthur Young & Co. She has served in Chief Financial Officer, Controller, and Internal Auditor Manager positions for the last 20 years. She served as the Executive Director of Program Management for Tele-Communications, Inc./AT&T Broadband, a telecommunications company, from 1996 to 2000, and was employed by the University of Colorado at Boulder, Colorado as an Adjunct Faculty Member from 2001 to 2004. Ms. Cowgill holds a B.S. in Accounting from Metropolitan State College in Denver, Colorado and an M.S. in Telecommunications Engineering from the University of Colorado at Boulder, Colorado. Ms. Cowgill served on the Board as the Independent Financial Expert for Cotter Corp., a privately held uranium mining company. Ms. Cowgill is currently serving as Board President for the Colorado State Board of Accountancy. Ms. Cowgill is an active licensed CPA, CMA, CIA, and CFE.

Robert McGraw, Jr. Mr. McGraw has been a Director of the Company since November 2002. A Certified Public Accountant since 1982, Mr. McGraw is President of McGraw and McGraw CPA PC of Westminster, Colorado. Mr. McGraw’s firm specializes in accounting for restaurants, lounges, and small businesses. The practice consists of income tax preparation, financial statement preparation, and small business consulting. Mr. McGraw has a Bachelor’s Degree from Western State College in Gunnison, Colorado. Mr. McGraw is currently licensed in the State of Colorado and is a member of the American Institute of Certified Public Accountants and Colorado Society of Certified Public Accountants. Mr. McGraw was a Director of Iptimize, Inc., a publically held broadband voice and data service provider. Mr. McGraw served on the Audit Committee for half the 2009 year and still serves on the Compensation, Governance and Nominating Committee and is an independent member of the Board. Mr. McGraw’s accounting and financial experience, among other factors, led the Board to conclude that he should serve as a director.

Martin A. Grusin.  Mr. Grusin has been a director of VCG since July 2005. Mr. Grusin has been practicing law since 1973. In addition to the active practice of law Mr. Grusin has served as: General Counsel and Director of Aqua Glass Corporation, one of the largest suppliers of bathing fixtures in the country; President, Chief Executive Officer and Director of United American Bank in Memphis, Tennessee; Director of Regions Bank of Memphis, Tennessee; an Associate Professor at the University of Arkansas in Fayetteville, Arkansas and the Cecil C. Humphreys School of Law at the University of Memphis in Memphis, Tennessee; Director of Davis Cartage Company, a provider of transportation and warehousing services in Owasso, Michigan; Managing Director of Stern Cardiovascular Center, P.A. in Memphis, Tennessee, one of the largest cardiac medical services providers in the South; and former Director of Iptimize, Inc., a publically held broadband voice and data service provider. Mr. Grusin received a B. S. degree from the University of Memphis, a Juris Doctorate degree from the Cecil C. Humphreys School of Law at the University of Memphis State (1972) and an LL.M. from the University of Miami School of Law (1973). Mr. Grusin serves on no committees because of his involvement in merger and acquisition activity for the Company and its subsidiaries. Mr. Grusin is an independent member of the Board. Mr. Grusin’s legal, merger and acquisition experience, as well as experience as a director of other public companies, among other factors, led the Board to conclude that he should serve as a director.

George Sawicki.  Mr. Sawicki has been a Director of the Company since June 2008. Mr. Sawicki has been in-house counsel for Zed, formerly 9 Squared, a mobile media solutions company, since 2007. Mr. Sawicki has previously served as in-house counsel for Playboy Enterprises, Inc., an adult entertainment company, New Frontier Media, Inc., a producer and distributor of adult themed and general motion picture entertainment, Storage Technology Corporation, a data storage company, and Oracle Corporation, the world’s largest enterprise software company. Mr. Sawicki has worked as legal counsel with the areas of corporate governance, patent, e-commerce, entertainment, and marketing organizations, managing complex transactions, and legal compliance consulting. Mr. Sawicki has a B.A. in Chemistry from Vassar College in Poughkeepsie, New York, a M.S. in Management Information Systems from Houston Baptist University in Houston, Texas, and a Juris Doctor degree from the University of Houston Law Center in Houston, Texas. Mr. Sawicki serves on the Audit, Compensation, and Governance and Nominating Committee (Chair) and is an independent member of the Board. Mr. Sawicki’s experience as legal counsel for the adult industry, among other factors, led the Board to conclude that he should serve as a director.

Kenton Sieckman.  Mr. Sieckman has been a Director of the Company since June 2008. Mr. Sieckman has been Vice President of World Technical Services at CA Wily Technology, a provider of application management solutions, since 2003. Previously Mr. Sieckman was employed in similar positions at Oracle Corporation, the world’s largest enterprise software company, and BEA Systems, Inc., an application infrastructure software company. Mr. Sieckman has also worked in the areas of sales and building a worldwide technical services organization. Mr. Sieckman has a B.A. in Mathematics and Computer Science from the University of Colorado at Boulder, Colorado. Mr. Sieckman served as a Director of USMedSys, Corp., a former distributor of medical supplies and a non-public company. Mr. Sieckman serves on the Audit, Compensation (Chair), and Governance and Nominating Committees and is an independent member of the Board. Mr. Sieckman’s investment experience and service on other public company boards, among other factors, led the Board to conclude that he should serve as a director.

Carolyn Romero.  Ms. Romero has been a Director of the Company since August 2009. She is a Certified Public Accountant and Certified Valuation Analyst. Ms. Romero has more than 30 years of financial management experience, including 24 years in public accounting. Ms. Romero was Manager of Financial Reporting for Woodward Governor Company until March 2010. Ms. Romero has been President of BPW/CO Enhancement Corp since 1999; Treasurer of BPW/USA since 2003; Treasurer of Juan de Jesus Vigil Family Foundation since 2004, Finance Chair of Colorado Business Women since 2005; and Member of the City of Loveland Retirement Board from 2008-2009. Ms. Romero has not previously served on a public company board. Ms. Romero serves on the Audit Committee (Chair), is the financial expert and an independent member of the Board. Ms. Romero’s accounting and financial experience, among other factors, led the Board to conclude that she should serve as a director.

Audit Committee

We have a separately-designated standing Audit Committee. During our fiscal year ended December 31, 2009, the members of the audit committee were Kenton Sieckman (Chair until December 31, 2009), George Sawicki, and Carolyn Romero (Chair beginning January 1, 2010) and for a portion of the year Robert McGraw Jr., each of whom was an “independent director,” as defined by applicable securities laws and NASDAQ listing standards. The Company has determined that both Carolyn Romero and Robert McGraw, Jr. qualify as “audit committee financial experts.”

The purpose of the Audit Committee is to assist the Board in its oversight of the integrity of the financial statements of the Company, the Company’s compliance with legal and regulatory requirements, the independence and qualifications of the independent auditors, and the performance of the Company’s internal audit function and the independent auditors. The Audit Committee, among other things:

•	oversees the work and compensation of the independent auditor;

•	reviews the scope of the independent auditors’ audit examination, including its engagement letter prior to the annual audit, and reviews the audit fees agreed upon and any permitted non-audit services to be provided by the independent auditors; and

•	recommends to the Board the retention or replacement of the independent auditors, which reports solely and directly to the Audit Committee.

Compensation Committee

The members of the Compensation Committee are Kenton Sieckman (Chair), Robert McGraw, Jr., and George Sawicki. The principal responsibilities and functions of the Compensation Committee are as follows:

•	to develop, review, evaluate and recommend to the Board for its approval the Company’s compensation and benefit policies, including the review and approval of the Company’s incentive and equity-based compensation plans, or amendments to such plans; and

•	to review and recommend to the Board for its approval compensation of the Company’s Executive Officers’ including annual base salaries, annual incentive compensation, long-term incentive compensation, retirement benefits, if any, employment, severance, and change-in-control agreements.

In reviewing the Company’s compensation and benefits policies, the Compensation Committee may consider the recruitment, development, promotion, retention, compensation of executive and senior officers of the Company, trends in management compensation, and any other factors that it deems appropriate. Such process shall include, when appropriate, review of the financial performance and third party administration of plans. The Compensation Committee seeks the advice of our Chief Executive Officer on such matters. Our Chief Executive officer makes recommendations to the Compensation Committee about the compensation levels for other executive officers.

The Compensation Committee has the power to form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee, but no subcommittee or member will have any final decision making authority on behalf of the Board or the Compensation Committee. The Compensation Committee may delegate to one or more officers of the Company the authority to make grants and awards of stock or options to any officer not subject to Section 16 of the Securities Act or employee of the Company under the Company’s incentive compensation or other equity-based plans as the Compensation Committee deems appropriate and in accordance with the terms of any such plan.

The Compensation Committee may engage consultants in determining or recommending the amount of compensation paid to our Directors and Executive Officers. For example, in November 2007, the Compensation Committee retained an independent consulting firm to determine proper compensation levels for our Chief Executive Officer and President. The study’s results were used to determine the compensation of our President, Micheal Ocello, after he changed his status from consultant to employee in October 2007 and for our Chief Executive Officer, Troy Lowrie, when he began to take a salary in March 2008. Compensation for our Chief Financial and Accounting Officer, Secretary and Treasurer, Courtney Cowgill, was determined after discussion with financial recruiters and a study of chief financial officer salaries in other public companies of similar size and complexity.

The Compensation Committee reviews director and executive officer compensation annually and suggests appropriate adjustments for approval by the full Board.

Governance and Nominating Committee

The members of the Governance and Nominating Committee are George Sawicki (Chair), Robert McGraw, Jr., and Kenton Sieckman. The Governance and Nominating Committee performs, among others, the following functions:

•	assists the Board in identifying individuals qualified to become Board members and Committee members;

•	recommends that the Board select the director nominees for election at the next annual or special meeting of stockholders at which directors are to be elected;

•	recommends individuals to fill any vacancies or newly created directorships that occur on the Board or its Committees between any annual or special meeting of stockholders at which directors are to be elected;

•	makes recommendations to the Board as to determinations of director independence;

•	evaluates the Board and Committee structure, performance and composition;

•	reviews, evaluates, recommends changes, and oversees compliance with the Company’s corporate governance guidelines, including the Company’s Code of Ethics; and

•	performs other duties or responsibilities expressly delegated to the Governance and Nominating Committee by the Board relating to the nomination of Board or Committee members.

The Governance and Nominating Committee will evaluate new director candidates based on their biographical information, a description of their qualifications, thorough reviews of biographical and other information, input from others including members of our Board and Executive Officers, and personal discussions with the candidate. In considering director candidates, the Governance and Nominating Committee evaluates a variety of factors to develop a Board and Committees that are diverse in nature and comprised of experienced and seasoned advisors. Each director nominee is evaluated in the context of the full Board’s qualifications as a whole, with the objective of establishing a Board that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. In the nomination of an existing director, the Governance and Nominating Committee will review the Board performance of such director and solicit feedback about the director from other Board members.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that other than as described below, during the fiscal year ended December 31, 2009, our directors, officers, and 10% holders complied with all filing requirements under Section 16(a) of the Exchange Act. Ms. Courtney Cowgill, our Chief Financial and Accounting Officer, Secretary and Treasurer had a delinquent Form 4 filing on October 26, 2009 for one transaction that took place four days before the filing.

Code of Ethics

We have adopted a Code of Ethics that applies to our directors, executive officers, and all of our employees. Our Code of Ethics codifies the business and ethical principles that govern all aspects of our business. The Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the ethics code to an appropriate person or persons identified in the code; and

•	accountability for adherence to the Code of Ethics.

We will provide any person, without charge and upon request, with a copy of our Code of Ethics. Requests should be directed to us at 390 Union Blvd., Suite #540, Lakewood, Colorado 80228, Attention: Secretary. The Code of Ethics is also available on our website at www.vcgh.com. The information on our website is not incorporated into this proxy statement.

Item 11.	Executive Compensation

Executive Compensation

The following table sets forth summary information concerning compensation awarded to, earned by, or accrued for services rendered to the Company in all capacities by our Chief Executive Officer, Chief Operating

Officer/ President, and Chief Financial Officer (collectively, the “named executive officers”) for fiscal years 2009 through 2008.

							Nonqualified
						Non-Equity	Deferred
				Stock	Options	Incentive Plan	Compensation	All Other
		Salary	Bonus	Award(s)	Award(s)	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	(a) ($)	(b) ($)	(c) ($)	(d) ($)	($)	($)	(f) ($)	($)

Troy Lowrie	2009	700,000	—	—	—	—	—	92,449	792,449
Chief Executive Officer	2008	292,307	—	75,003	—	—	—	42,370	409,680
Micheal Ocello	2009	700,000	1,500	—	—	—	—	162,460	863,960
President/Chief Operating Officer	2008	700,000	1,500	75,003	—	—	—	102,341	878,844
Courtney Cowgill(e)	2009	190,000	26,500	—	—	—	—	14,763	231,263
Chief Financial and Accounting Officer	2008	92,807	1,500	—	60,137	—	—	8,977	163,421

(a)	Salary amounts represent base salary and payment for vacation, holidays, and sick days.

(b)	Unless otherwise indicated, bonuses shown were paid in the fiscal year in which services were provided.

(c)	On January 18, 2008, the Company issued 5,214 shares of the Company’s common stock to each member of the Company’s Board, including Mr. Lowrie and Mr. Ocello, in consideration for Board services provided from June 2007 to June 2008. The fair market value of each share of common stock at the time of grant was $9.59, the closing market price on the grant date. On October 2, 2008, the Company issued 7,375 shares of the Company’s common stock to each member of the Company’s Board, including Mr. Lowrie and Mr. Ocello, in consideration for Board services provided from June 2008 to December 2008. The fair market value of each share of common stock at the time of grant was $3.39, the closing market price on the grant date.

(d)	The amounts reported reflected the aggregate fair value of stock option awards granted during the fiscal year pursuant to our 2004 Stock Option and Appreciation Rights Plan. Ms. Cowgill was awarded 25,000 stock options on June 19, 2008 with a calculated fair value of approximately $2.41 calculated using the Black-Scholes Option Pricing Model.

(e)	Ms. Cowgill joined the Company in June 2008.

(f)	Amounts in the “All Other Compensation” Column consist of the following payments to or on behalf of the named executive officers:

			Variable	Life, Health
			Universal Life	and Dental
		Car	Insurance	Insurance	Board
		Allowance	Premiums	Premiums	Compensation	Total
Name and Principal Position	Year	($) (a)	($) (b)	($) (c)	($) (d)	($)

Troy Lowrie	2009	22,040	—	20,409	50,000	92,449
Chief Executive Officer	2008	24,416	—	17,954	—	42,370
Micheal Ocello	2009	22,051	58,673	31,736	50,000	162,460
President/ Chief Operating Officer	2008	14,408	58,673	29,260	—	102,341
Courtney Cowgill	2009	—	—	14,763	—	14,763
Chief Financial and Accounting Officer	2008	—	—	8,977	—	8,977

(a)	Certain executives and other employees receive monthly car allowances.

(b)	Variable universal life insurance is provided to Mr. Ocello and paid by the Company.

(c)	Life, health, and dental insurance is provided to all executives.

(d)	Mr. Lowrie and Mr. Ocello received cash compensation for their services on the Company’s Board.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding but unexercised options held by our named executive officers as of December 31, 2009:

	Number of
	Securities
	Underlying
	Unexercised		Option	Option
	Options (#)		Exercise	Expiration
Name and Principal Position	Unexercisable		Price ($)	Date

Micheal Ocello	30,000	(1)	$10.00	10/12/2017
President/ Chief Operating Officer
Courtney Cowgill	25,000	(2)	$6.00	6/19/2018
Chief Financial and Accounting Officer

(1)	On October 12, 2007, the Company granted to Mr. Ocello options to purchase 30,000 shares of the Company’s common stock. The options vest in three equal installments on the third, fifth, and seventh anniversaries of the date of grant.

(2)	On June 19, 2008, the Company granted to Ms. Cowgill options to purchase 25,000 shares of the Company’s common stock. The options vest in three equal installments on the third, fifth, and seventh anniversaries of the date of grant.

Employment Contracts and Termination of Employment and Change in Control Arrangements

In November 2007, the Company’s Compensation Committee hired an independent consulting firm to determine proper compensation levels for our Chief Executive Officer and President. The study’s results were used to determine the compensation of our President, Micheal Ocello, after he changed his status from consultant to employee in October 2007.

Our Chief Executive Officer and principal stockholder, Troy Lowrie, decided to forego a salary from the Company’s inception in 2002 until March 2008. At that time, Mr. Lowrie decided to receive the Board approved salary of approximately $300,000 annually, only 40% of the salary recommended by the independent salary study and approved by the Board. In November 2008, Mr. Lowrie elected to increase his annual salary to the full amount of $700,000, as recommended by the independent salary study and approved earlier by the Board.

On December 4, 2008, the Company entered into five-year employment agreements with Troy Lowrie, the Company’s Chairman of the Board and Chief Executive Officer, and Micheal Ocello, the Company’s President, Chief Operating Officer and a Director. The agreements with each of Mr. Lowrie and Mr. Ocello expire on December 4, 2013, but each has an automatic renewal for an additional five-year period unless either party thereto provides written notice that the agreement shall not be extended and renewed. In the event that the Company does not renew the initial term of an officer’s employment agreement, the Company is required to pay the officer severance in an amount equal to three times the sum of the officer’s base salary in effect upon termination of the employment agreement plus an amount equal to the highest bonus the officer received in the three years before termination, if any.

The employment agreements provide for an annual base salary payable to each officer of $700,000, subject to review at least every 24 months and potential upward adjustments as determined by the Company’s Board. In addition, bonuses, if any, are payable at the discretion of the Company’s Board. Each officer is entitled to certain benefits such as health, dental, disability, long term care, paid time off, use of a leased automobile and other fringe benefits as well as participation in the Company’s incentive, savings, retirement, profit sharing, perquisites and other programs, as approved by the Company’s Board.

Pursuant to the terms of the employment agreements, if an officer’s employment is terminated by reason of such officer’s “death” or “disability,” the Company will continue paying the officer’s base salary plus an amount equal to the highest bonus the officer received in the three years before termination, if any, for a period of one year following such termination. In addition, health insurance coverage for the officer and his family will continue for three years following such termination. In the event that an officer’s employment is terminated as a result of the officer’s “disability,” the Company will also pay certain amounts in respect of the officer’s disability benefits and long-term care policy. If an officer’s employment is terminated for “cause” or without “good reason,” the Company will pay the officer his base salary through the date of termination and will have no further obligations to the officer. Each officer has the right to terminate the employment agreement for “good reason” within nine months following a “change of control” of the Company.

If the Company terminates an officer’s employment other than for “cause,” “death,” or “disability,” or an officer terminates his employment for “good reason,” the officer will be entitled to a severance payment equal to three times the sum of the officer’s base salary in effect upon termination plus an amount equal to the highest bonus the officer received in the three years before termination, if any. In addition, health insurance and disability benefits will be paid by the Company for three years (or until such earlier time that the officer accepts other employment) following such termination of employment and certain outstanding but unvested options held by the officer at the time of termination, if any, will become immediately vested and exercisable for a period of 180 days following such termination.

The employment agreements provide that during the employment period and for one year following the termination of the employment agreement by the Company with “cause” or by the officer without “good reason,” each officer may not compete with the Company within a 25-mile radius of any nightclub owned or operated by the Company or any of its affiliates. The employment agreements also contain customary confidentiality, non-solicitation, and non-disparagement covenants.

Further, the employment agreements provide that if an officer’s employment is terminated for any reason, the Company shall, at the officer’s election, promptly pay all outstanding debt owed to the officer and his family or issue to the officer, with his approval, the number of shares of the Company’s common stock determined by dividing (a) the outstanding principal and interest owed to the officer by (b) 50% of the last sale price of the Company’s common stock on the date of termination.

Finally, Mr. Lowrie’s employment agreement provides that if his employment is terminated for any reason, the Company must also take all necessary steps to remove Mr. Lowrie as a guarantor of any Company (or its affiliates) obligations to any third party. In the event that the Company is not successful in doing so, the Company must pay to Mr. Lowrie a cash amount equal to 5% per year of the aggregate amount he is continuously guaranteeing until such time as Mr. Lowrie no longer guarantees the obligations.

Potential Payments upon Termination or Change in Control

The following table presents the amount of compensation payable to each of our named executive officers as if the triggering termination event had occurred on the last day of our most recently completed fiscal year, December 31, 2009:

		Termination w/out
		Cause, Non-Renewal
		Change in Control
		or Quit with		Total	Termination
Name and Principal Position	Benefit	Good Reason	Death	Disability	with Cause

Troy Lowrie	Salary	$2,100,000	$700,000	$700,000	$—
Chief Executive Officer	Board of Directors Compensation	50,000	—	—	—
	Bonus	—	—	—	—
	Health Benefits	61,227	61,227	61,227	—
	Acceleration of Options	—	—	—	—
	All Other Benefits	199,629	—	159,348	—
Micheal Ocello	Salary	2,100,000	700,000	700,000	—
President/ Chief Operating Officer	Board of Directors Compensation	50,000	—	—	—
	Bonus	1,500	1,500	1,500	—
	Health Benefits	61,227	61,227	61,227	—
	Acceleration of Options	—	—	—	—
	All Other Benefits	126,893	—	—	—
All Other Benefits:
Troy Lowrie	Disability Insurance	—	—	—	—
	Long Term Care Insurance	159,348	—	159,348	—
	Auto	40,281	—	—	—
	Retirement Plans	—	—	—	—
	Unused Vacation	—	—	—	—
	Club Memberships	—	—	—	—

		199,629	—	159,348	—
Micheal Ocello	Disability and VUL Insurance	70,000	—	—	—
	Long Term Care Insurance	—	—	—	—
	Auto	56,893	—	—	—
	Retirement Plans	—	—	—	—
	Unused Vacation	—	—	—	—
	Club Memberships	—	—	—	—

		126,893	—	—	—

Compensation of our Directors

The following table sets forth a summary of the compensation we paid to our non — employee directors in 2009.

	Fees Earned
	or Paid
	in Cash	Total
Name and Principal Position	($)(1)	($)

Robert McGraw Jr.(2)	62,500	62,500
Carolyn Romero(3),(5)	34,792	34,792
Martin Grusin	50,000	50,000
Kenton Sieckman(2),(3)	67,500	67,500
George Sawicki(2),(3)	69,500	69,500
Allan Rubin(4)	31,250	31,250

	315,542	315,542

(1)	Except for Mr. Rubin and Ms. Romero, all Board members received $50,000 as compensation for their service on the Board for their 2009/2010 term.

(2)	Messrs. McGraw, Sawicki, and Sieckman served as members of the Audit Committee and received an additional $12,500 for the 2009/2010 term.

(3)	Messrs. Sawicki and Sieckman and Ms. Romero were each compensated $2,500 per month from November to December 2009 for their services as members of the Special Committee. Mr. Sawicki, as Chairman, of the Special Committee was compensated an additional amount of $1,000 each month.

(4)	Mr. Rubin resigned from the Board in August 2009 due to his lack of independence. The amount reflects payments to Mr. Rubin through his service on the Board.

(5)	Ms. Romero joined the board in August 2009. The amount reflects payments made to Ms. Romero for her services on Board and the Audit Committee, including $3,125 for her role as an independent financial expert.

Indemnification of Directors

The Company has entered into indemnification agreements to indemnify its Directors and Executive Officers. Under these agreements, the Company is obligated to indemnify its Directors and Executive Officers against claims arising out of events or occurrences related to such individual’s service on the Company’s Board or as an Executive Officer, to the extent permitted by Article 109 of the Colorado Business Corporation Act. The Company believes that these agreements are necessary in attracting and retaining qualified Directors and Officers.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Stockholders beneficially owning more than 5% of the Company’s common stock

The following table shows, as of March 11, 2010 and to the best of our knowledge, all persons we know to be “beneficial owners” of more than 5% of our common stock.

	Amount	Percent of
	and	Common
	Nature of	Stock
Name and Address	Beneficial	Beneficially
of Beneficial Owner(1)	Ownership	Owned

Troy Lowrie(2)	4,943,289	28.56%
390 Union Blvd, Suite 540
Lakewood, CO 80228
Lowrie Management LLLP	4,394,100	25.38%
390 Union Blvd, Suite 540
Lakewood, CO 80228
Whitebox Advisors, LLC, Whitebox Combined Advisors, LLC, Whitebox Combined Partners, L.P., Whitebox Multi-Strategy Fund, L.P., Whitebox Multi-Strategy Fund, Ltd., Whitebox Intermarket Advisors, LLC, Whitebox Intermarket Partners, L.P., Whitebox Intermarket Fund, L.P., Whitebox Intermarket Fund, Ltd., HFR RVA Combined Master Trust.(3)	1,380,498	7.97%
3033 Excelsior Boulevard, Suite 300
Minneapolis, MN 55416

(1)	Unless otherwise noted, all shares of common stock listed above are owned and registered in the name of each person listed as beneficial owner and such person has sole voting and dispositive power with respect to the shares of common stock beneficially owned by each of them. Pursuant to Exchange Act Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days of the record date are deemed outstanding for the purpose of calculating the number and percentage beneficially owned by such person, but are not deemed outstanding for the purpose of calculating the percentage beneficially owned by each other person listed.

(2)	Includes (i) 4,394,100 shares of common stock owned by Lowrie Management LLLP and (ii) 549,189 shares of common stock owned by Mr. Lowrie over which Mr. Lowrie has sole voting and dispositive power. Mr. Lowrie is the President of Lowrie Investment Management, Inc., the General Partner of Lowrie Management LLLP. Mr. Lowrie disclaims beneficial ownership of the shares owned by Lowrie Management LLLP, except to the extent of his pecuniary interest therein.

(3)	As reported by Whitebox Advisors, LLC on Schedule 13G filed with the SEC on February 8, 2010.

Security Ownership of our Directors and Executive Officers

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 11, 2010 by: (i) each director; (ii) each current executive officer listed in the Summary Compensation Table; and (iii) all directors and executive officers as a group. Unless otherwise specified, the address of each person named is 390 Union Blvd., Suite #540, Lakewood, Colorado 80228.

	Number
	Beneficially		Percent
Name and Address	Owned(1)		of Class

Troy Lowrie	4,943,289	(2)	28.56%
Micheal Ocello	195,589	(3)	1.13%
Courtney Cowgill	4,300	(4)	*
Robert McGraw, Jr.	67,735	(6)	*
Carolyn Romero	—		*
Martin Grusin	86,319	(5)	*
Kenton Sieckman	47,868	(7)	*
George Sawicki	11,218		*

All Executive Officers and Directors (as a group of eight persons)	5,356,318		30.94%

*	Represents less than 1%.

(1)	Unless otherwise noted, all shares of common stock listed above are owned and registered in the name of each person listed as beneficial owner and such person has sole voting and dispositive power with respect to the shares of common stock beneficially owned by each of them. Pursuant to Exchange Act Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights, or conversion privileges exercisable within 60 days of the Record Date are deemed outstanding for the purpose of calculating the number and percentage beneficially owned by such person, but are not deemed outstanding for the purpose of calculating the percentage beneficially owned by each other person listed.

(2)	Includes (i) 4,394,100 shares of common stock owned by Lowrie Management LLLP and (ii) 549,189 shares of common stock owned by Mr. Lowrie over which Mr. Lowrie has sole voting and dispositive power. Mr. Lowrie is the President of Lowrie Investment Management, Inc., the General Partner of Lowrie Management LLLP. Mr. Lowrie disclaims beneficial ownership of the shares owned by Lowrie Management LLLP, except to the extent of his pecuniary interest therein. Mr. Lowrie has pledged 2,325,900 shares of stock as collateral on two of the Companies current notes.

(3)	Includes (i) 158,000 shares of common stock owned by LTD Investment Group, LLC, of which Mr. Ocello is the Managing Member and (ii) 37,589 shares of common stock owned by Mr. Ocello over which Mr. Ocello has sole voting and dispositive power. This does not include 30,000 shares of common stock underlying options to purchase stock that are currently not exercisable within 60 days of the Record Date. Mr. Ocello has not pledged any of his stock as collateral.

(4)	Includes (i) 4,300 shares of common stock owned by Ms. Cowgill over which Ms. Cowgill has sole voting and dispositive power. This does not include 25,000 shares of common stock underlying options to purchase stock that are currently not exercisable within 60 days of the Record Date. Ms. Cowgill has not pledged any of her stock as collateral.

(5)	Includes (i) 10,000 shares beneficially owned by ACM Management, LLC, of which Mr. Grusin does not have sole voting power but is the Chief Manager, (ii) 66,319 shares owned by Mr. Grusin over which Mr. Grusin has sole voting and dispositive power, and (iii) 10,000 shares held by Mr. Grusin’s wife, Ms. Gayle Powelson. Mr. Grusin has not pledged any of his stock as collateral.

(6)	Includes (i) 65,735 shares owned by Mr. McGraw over which Mr. McGraw has sole voting and dispositive power and (ii) 2,000 shares held by Mrs. Marjorie McGraw, Mr. McGraw’s wife. Mr. McGraw has not pledged any of his stock as collateral.

(7)	Includes (i) 47,118 shares owned by Mr. Sieckman over which Mr. Sieckman has sole voting and dispositive power and (ii) 750 shares held by Mr. Sieckman’s son. Mr. Sieckman has not pledged any of his stock as collateral.

Securities Authorized for Issuance under Equity Compensation Plans

The table below sets forth, as of December 31, 2009, information about our common stock that may be issued upon exercise of options under our equity incentive plans.

				Number of Securities
				Remaining Available for
	Number of Securities			Future Issuance Under
	to be Issued Upon		Weighted-average	Equity Compensation
	Exercise of		Exercise Price of	Plans
	Outstanding		Outstanding	(Excluding Securities
	Options		Options	Reflected in Column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders	262,500	(3)	$10.21	644,391	(1)
Equity compensation plans not approved by security holders	-0-		-0-	2,708	(2)

Total	262,500		$10.21	647,099

(1)	The Company adopted a 2002 Stock Option and Stock Bonus Plan, which was approved by its stockholders on July 22, 2002, and reserved 700,000 shares of common stock for issuance under the plan. In addition, the Company adopted a 2004 Stock Option and Appreciation Rights Plan, which was approved by its stockholders on July 29, 2005, and reserved 1,000,000 shares of common stock for issuance under the plan. Shares of common stock may be issued either: (i) upon the exercise of stock options granted under the plans; or (ii) as stock bonuses granted under the plans. If there is any change in the number of shares of common stock through the declaration of stock dividends, or through a recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of shares of common stock available for options and the number of such shares covered by outstanding options, and the exercise price per share of the outstanding options, shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of common stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

(2)	The Company adopted a 2003 Stock Option and Stock Bonus Plan and reserved 250,000 shares of common stock for issuance under the plan. These shares have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-8.

(3)	The Company has issued 262,500 options to employees under the 2002 and 2004 Stock Option and Stock Bonus Plans.

Equity Incentive Plans

At December 31, 2009, we had the (i) 2002 Stock Option and Bonus Plan (the “2002 Plan”), (ii) 2003 Stock Option and Stock Bonus Plan (the “2003 Plan”), and (iii) 2004 Stock Option and Appreciation Rights Plan (the “2004 Plan”). The 2002 Plan was adopted by the Board as of April 23, 2002, and by our stockholders on July 22, 2002; the 2003 Plan was adopted by the Board on June 23, 2003; and the 2004 Plan was adopted by the Board as of December 14, 2004, and by our stockholders on July 29, 2005.

The 2002 Plan authorizes the issuance of up to 700,000 shares of common stock. The 2003 Plan authorizes the issuance of up to 250,000 shares of common stock. The 2004 Plan authorizes the issuance of up to 1,000,000 shares of common stock. By encouraging stock ownership, we seek to motivate plan participants by allowing them an opportunity to benefit from any increased value of our Company which their individual effort, initiative, and skill help produce. The plans are administered by our Compensation Committee, but our

Board makes all final decisions with respect to compensation matters. The material terms and provisions of the plans are as follows:

•	Under both the 2002 and the 2003 Plans, we may grant to our designated employees, Officers, Directors, advisors and consultants incentive stock options, nonqualified stock options and stock. Under the 2004 Plan, we may grant to our designated employees, Officers, Directors, advisors and consultants incentive stock options, nonqualified stock options and stock appreciation rights. As applicable, stock grants and stock appreciation rights may be made to employees, officers, directors and consultants of the Company and its subsidiaries, including any non-employee members of the Board. Incentive stock options may be granted only to employees of the Company. Nonqualified stock options may be granted to employees, officers, directors and consultants.

•	If options granted under either plan expire or are terminated for any reason without being exercised, or bonus shares are forfeited, the shares underlying such option and/or bonus shares will become available again for issuance under the respective plan.

•	The Compensation Committee determines which individuals will receive grants, the type, size and terms of the grants, the time when the grants are made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting, and the total number of shares of common stock available for grants. The exercise price of an option may be equal to, greater than, or less than the fair market value of a share of common stock at the time of grant; provided that:

(i) the exercise price of an incentive stock option must be equal to or greater than the fair market value of a share of common stock on the date of grant;

(ii) the exercise price of an incentive stock option granted to an employee who owns more than 10% of the issued and outstanding common stock must not be less than 110% of the fair market value of the underlying shares of common stock on the date of grant; and

(iii) pursuant to the terms of the 2002 and 2003 Plans the exercise price of a non-qualified stock option must be at a price not less than 85% of the fair market value of the underlying shares of common stock on the date of grant.

•	The Compensation Committee determines the term of each option, which may not exceed ten years from the date of grant, except that the term of an incentive stock option granted to an employee who owns more than 10% of the issued and outstanding common stock may not exceed five years from the date of grant. The Compensation Committee may accelerate or extend the exercisability of any or all outstanding options at any time for any reason.

•	The Compensation Committee determines the number of shares of stock granted to a participant and may subject any grant to performance requirements, vesting provisions, transfer restrictions and other restrictions and conditions.

As of December 31, 2009, there were no options outstanding under the 2002 and the 2003 Plan. As of December 31, 2009, there were 262,500 options outstanding under 2004 Plan. There is still a small amount of shares available to be optioned or granted in the 2002 and 2003 Plans.

Item 13.	Certain Relationships and Related Transactions, and Director Independence

Review, Approval or Ratification of Transactions with Related Persons

Our Board reviews, approves or ratifies all related party transactions. A related party is someone who is a (i) director, director nominee or Executive Officer of the Company, (ii) beneficial owner of more than 5% of our common stock, or (iii) an immediate family member of any of the foregoing persons. Our policy covers transactions, or a series of transactions, in which a related party was or is to be a participant involving an amount exceeding $120,000 and in which a related party has or will have a direct or indirect material interest.

Our Audit Committee is responsible for overseeing this policy and may review and amend this policy from time to time. Any member of the Audit Committee who has an interest in the transaction under discussion will abstain from voting on the approval of the related party transaction, but may, if so requested by the Chair of the Audit Committee, participate in some or all of the Committee’s discussions of the related party transaction.

In determining whether to approve a related party transaction, the Audit Committee will consider, among other things, the following factors to the extent relevant to the related party transaction:

•	whether the terms of the related party transaction are fair to the Company and such terms would be on the same basis if the transaction did not involve a related party;

•	whether there are business reasons for the Company to enter into the related party transaction;

•	whether the related party transaction would impair the independence of an independent Director;

•	whether the related party transaction would present an improper conflict of interest for any Director or Executive Officer of the Company, taking into account: (i) the size of the transaction, (ii) the overall financial position of the Director or Executive Officer, (iii) the direct or indirect nature of the Director’s or Executive Officer’s interest in the transaction, and (iv) the ongoing nature of any proposed relationship, and any other factors deemed relevant; and

•	whether the related party transaction is material, taking into account: (i) the importance of the interest to the related party, (ii) the relationship of the related party to the transaction and of related parties to each other, (iii) the dollar amount involved, and (iv) the significance of the transaction to the Company’s investors in light of all of the circumstances.

Prior to acquiring any properties owned by or affiliated with management, an appraisal or valuation must be conducted by an independent third party and a majority of the independent directors are required to approve any such transaction. In addition, management is required to present to the Company all property acquisition opportunities of which management becomes aware and have the right of first refusal with respect to any such opportunity.

Lowrie Management LLLP has made a written agreement that we have a “first right of refusal” to any nightclub property proposed for acquisition by Lowrie Management LLLP. Lowrie Management LLLP is controlled and majority owned by Troy Lowrie, the Company’s Chairman of the Board and Chief Executive Officer.

During the fiscal year ended December 31, 2009, our Audit Committee reviewed, approved, or ratified all material related party transactions.

Guarantees

Troy Lowrie, our Chairman and Chief Executive Officer, personally and/or Lowrie Management LLLP (its relationship to us is described earlier) guaranteed certain of our obligations in a number of transactions during 2009 and 2008.

The following table lists the transactions involved and set forth the principal amounts personally guaranteed or secured by his assets as of the fiscal years ended December 31, 2009 and 2008.

	December 31,
Description of Transactions	2009	2008

Note payable to Sunshine Mortgage, interest at 14% fixed, due monthly, periodic principal with balance due December 2011, collateralized by one parcel of real property located in Ft. Worth, TX, the common stock of Kenja II, Inc., 238,000 shares of VCG stock, furniture, fixtures and equipment of Kenja II, Inc. and a guarantee from Lowrie Management LLLP.	$4,700,000	$5,000,000
Loan from Citywide Banks, interest at 7% fixed, monthly principal and interest payments of $76,865, due August 15, 2014, collateralized with a life insurance policy on Troy Lowrie and additional securities owned by Mr. Lowrie.	3,654,865	—
Note payable to Amfirst Bank, variable interest rate calculated at prime subject to a 6% floor, actual rate of 6% at December 31, 2009, monthly principal and interest payments of approximately $55,898, due November 14, 2014, collateralized by UCC Security Agreement of RCC LP, IRC LP, MRC LP , Platinum of Illinois, Inc., Cardinal Management LP, VCG CO Springs, Inc., VCG Real Estate, Inc., Glendale Restaurant Concepts LP, Glenarm Restaurant LLC, the Indiana building, and a guarantee from Lowrie Management LLLP.	2,844,219
Line of credit from Citywide Banks, variable interest rate calculated at prime subject to a 6% floor, actual rate of 6% at December 31, 2009, due monthly, principal due August 15, 2011, collateralized by Company shares of common stock owned by Lowrie Management LLLP, a life insurance policy on Troy Lowrie, and additional securities owned by Mr. Lowrie.	2,720,000	2,810,000
Note payable, variable interest rate calculated at prime subject to a 6% floor, actual rate of 6% at December 31, 2008, due monthly, periodic principal payments with balance due June 2013, collateralized by a P&A Select Strategy Fund and securities owned by Lowrie Management LLLP. This loan was consolidated into a new loan in August 2009.	—	2,375,138
Note payable Citywide Banks, interest at 8.5%, monthly principal and interest payments of $36,156 with a balloon payment of $2,062,483 due May 16, 2010, collateralized by securities owned by Lowrie Management LLLP. This note was consolidated on August 15, 2009.	—	2,080,527
Notes payable to investors, interest at 11%, monthly interest payments, due January 2010, collateralized by the general assets of the Company and a guarantee by Mr. Lowrie.	1,400,000	1,400,000
Note payable, interest at 12% fixed due monthly, periodic principal payments with balance due July 2011, collateralized by one parcel of real property located in Ft. Worth, TX and the common stock of Kenja II, Inc., and a guarantee from Lowrie Management LLLP.	1,000,000	1,000,000
Various notes payable, interest at 11% fixed, monthly interest payments, due July 2011, collateralized by the general assets and cash flow of VCG and 100% stock in VCG-IS, LLC and a guarantee from Mr. Lowrie.	1,000,000	—
Note payable to an affiliate of a current Board member with interest at 10%, due February 2011, collateralized by a personal guarantee from Mr. Lowrie.	410,084	413,501
Note payable to investors, interest at 8.5%, monthly principal and interest payments, due October 20, 2011, collateralized by the general assets of the Company and guaranteed by Mr. Lowrie.	208,295	308,993

Total debt due	$17,937,463	$15,388,159

Trademarks

The “Diamond Cabaret®” name and “PT’s®” name and logo are trademarks registered with the U.S. Patent and Trademark Office. We have an indefinite license from Club Licensing LLC, which is wholly owned by Lowrie Management LLLP, to use these trademarks for a fee. Lowrie Management LLLP’s relationship to us is described above. The fee was established in 2006 and approved by the independent members of our Board. Per the existing agreement, the Company pays $500 per month per club for licensing fees on twelve clubs. This totals $72,000 per year.

Long-Term Debt

On April 9, 2008, the Company obtained a loan with the principal amount of $1,250,000 from Lowrie Management LLLP, an entity controlled and majority-owned by the Company’s Chairman and Chief Executive Officer in exchange for a 10% fixed rate promissory note, due April 9, 2011. This note accrued interest and was collateralized by the general assets of IRC LP and DRC LP and the transfer of both nightclubs’ adult permits and liquor licenses upon default. For 2009, this note accrued approximately $76,000 in interest and no principal was paid. On June 30, 2009, the Company renegotiated the terms of this loan and another existing loan payable to Lowrie Management LLLP. The Company consolidated these two debt obligations totaling $5,700,000. The above promissory note had an outstanding principal balance of $1,400,000 and a note executed on November 1, 2007 had an outstanding principal balance of $4,300,000, bearing interest at 8.5% per annum, with monthly principal and interest payments. On this note, the Company paid approximately $224,000 in interest and $483,000 in principal for 2009. For 2008, on the note in the amount of $4,300,000 the Company paid approximately $448,000 in interest and $906,000 in principal. On the note with the outstanding balance of $1,400,000 the Company accrued approximately $86,000 for interest and made no principal payments.

The $5,700,000 principal amount was consolidated into a replacement promissory note, bearing interest at 10% per annum, with monthly interest payments. The entire principal amount and any accrued but unpaid interest is due on June 30, 2012. No other changes were made to collateral or terms, because the note requires payment of only interest. The Company has paid approximately $285,000 in interest and no principal amounts were paid during 2009 and owes $5,700,000 as of December 31, 2009.

On September 1, 2008, the Company obtained a loan with the principal amount of $400,000 from The Powelson Trust, an affiliate of Martin Grusin, a current Board member, in exchange for a 10% fixed rate promissory note. This accrues interest and is collateralized by a personal guarantee from Troy Lowrie. All accrued interest from September 2008 to September 2009 was payable in September 2009; all other accrued interest is payable on the maturity date of the note, as amended, on February 1, 2011. The Company accrued approximately $42,000 for interest in 2009 and owes approximately $410,000 as of December 31, 2009. For 2008, the Company accrued approximately $13,500 for interest in 2009 and owed approximately $414,000.

On October 15, 2008, the Company obtained a loan with the principal amount of $100,000 from Micheal Ocello, the Company’s President and Chief Operating Officer, in exchange for a 10% fixed rate promissory note. This note is interest only, paid monthly, and unsecured. The maturity date of the note, as amended, is February 1, 2011. The Company has paid Mr. Ocello approximately $10,000 in interest during 2009 and 2008. The principal amount of $100,000 remained unchanged from December 31, 2009 and 2008.

On December 29, 2008, the Company obtained two loans with the principal amounts of approximately $73,000 and $170,000 from Luella Lowrie, the mother of Troy Lowrie, in exchange for two 10% fixed rate promissory notes. The Company makes monthly payments of principal and interest on one of the notes and interest only on the other. These notes are unsecured. The maturity dates are December 1, 2010 and February 1, 2011. For 2008, the Company paid approximately $26,000 in interest and $36,000 in principal. The Company has paid Mrs. Lowrie approximately $22,000 in interest and approximately $36,000 in principal during 2009 and owes an aggregate of approximately $207,000 on both loans as of December 31, 2009.

On December 29, 2008, the Company renegotiated a loan with the principal amount of $390,000 from Vali Lowrie-Reed, the sister of Troy Lowrie, in exchange for a 10% fixed rate promissory note. The note is interest only paid monthly and secured by the general assets of IRC LP and DRC LP, and consent to the transfer of the adult permit and liquor license upon default in the name of DRC LP and IRC LP. The terms of the note also required that the Company pay Ms. Lowrie-Reed an initial fee of 2% of the principal amount, which was paid in the amount of $8,000 in 2008. For 2008, the Company paid approximately $16,000 in interest and $10,000 in principal. In June 2009, the Company repaid this debt obligation and paid approximately $15,000 in interest and approximately $380,000 as of December 31, 2009.

On January 20, 2009, the Company entered into a note payable to Luella Lowrie, the mother of Troy Lowrie, in the amount of $25,000. The interest is accrued at 10%, principal due December 1, 2010, and is unsecured. The Company accrued approximately $2,000 in interest and made an interest payment of approximately $2,000 during 2009 and owes approximately $25,000 as of December 31, 2009.

On February 2, 2009, the Company extended a current debt obligation of $50,000 from Robert McGraw, Jr., a director of the Company. The interest rate is at 10% due monthly, principal due November 15, 2011, and is unsecured. The Company has paid Mr. McGraw approximately $5,000 in interest during 2009 and owes approximately $50,000 as of December 31, 2009.

Other Transactions

The building that houses The Penthouse Club® located in Denver, Colorado is leased from Lowrie Management LLLP; currently the rent is approximately $13,500 per month. The aggregate lease payments due in 2010 is $162,000. The lease term expires in September 2014 and has three options to extend that expire September 2029. The base rent adjusts every five years. The rent from years one to five was $12,000 per month, years six to ten is $13,500 per month, years 11 to 15 (option 1) is $15,000 per month, years 16 to 20 (option 2) is $16,500 per month, and years 21 to 25 (option 3) is $18,000 per month. The Company paid Lowrie Management LLLP an aggregate of approximately $149,000 for the year ended December 31, 2009 and $144,000 for the same period in 2008.

The building that houses PT’s® Showclub located in Louisville, Kentucky is leased from Lowrie Management LLLP; currently the rent is approximately $7,500 per month. The aggregate lease payments due in 2010 are $90,000. The lease term expires December 31, 2016 and has three five-year options to extend that expire December 31, 2031. The base rent adjusts every five years. The rent from years one to five is $7,500 per month, years six to ten is $8,750 per month, years 11 to 15 (option 1) is $10,000 per month, years 16 to 20 (option 2) is $11,250 per month, and years 21 to 24 (option 3) is $12,000. The Company paid Lowrie Management LLLP an aggregate of approximately $90,000 for the year ended December 31, 2009 and 2008.

The building that houses PT’s® Showclub located in Denver, Colorado is leased from Lowrie Management LLLP; currently the rent is approximately $17,500 per month. The aggregate lease payments due in 2010 are $210,000. The lease term expires December 31, 2014 and has three five-year options to extend that expire December 31, 2029. The base rent adjusts every five years. The rent from years one to five was $15,000 per month, years six to ten is $17,500 per month, years 11 to 15 (option 1) is $20,000 per month, years 16 to 20 (option 2) is $22,500 per month, and years 21 to 25 (option 3) is $25,000. The Company paid Lowrie Management LLLP an aggregate of approximately $180,000 for the year ended December 31, 2009 and 2008.

Director Independence

Our Board has determined that each of Robert McGraw, Jr., Kenton Sieckman, Carolyn Romero, and George Sawicki qualify as an independent director under rules promulgated by the SEC and The NASDAQ Stock Market® listing standards rules and has determined that the majority of our directors are independent. Accordingly, all members of each board committee are independent in accordance with The NASDAQ Stock Market® listing standards.

The Company’s Audit Committee consists of Carolyn Romero (Chair), Kenton Sieckman, and George Sawicki all of whom meet the NASDAQ independence definition set forth in Rule 4200(a)(14).

The Company tracks payments to the firms of certain directors for legal and advisory services rendered each year, to ensure that payments do not exceed levels mandated by the SEC and The NASDAQ Stock Market® for independent board service.

During our fiscal year ended December 31, 2009, Mr. Grusin was paid approximately $4,500 to the Law Office of Martin A. Grusin, P.C. for his legal and professional services performed for the Company. Martin Grusin is a board member but not considered to be a independent board member because of fees paid to his wife, Gayle Powelson, from the Company for consulting services. During 2009, Ms. Powelson received an aggregate of approximately $123,000 for financial consulting services. The aggregate amount of payments made to Mr. Grusin and his wife in 2009 totaled $127,937.

During our fiscal year ended December 31, 2009, we paid an aggregate of approximately $215,000 to Rubin Schulman, P.L.C. for legal and professional services performed for the Company. Allan Rubin was a board member of the Company until August 2009 and the managing partner of Rubin Schulman P.L.C. The Company did not consider him an independent member of the board.

The Board based the independence determinations primarily on the Company’s records regarding payments made to Board members, plus a review of the responses of the Directors and Executive Officers to questions regarding employment and transaction history, affiliations, and family and other relationships and on discussions with the directors.

Item 14.	Principal Accountant Fees and Services

The firm of Causey Demgen & Moore Inc. (“CDM”) served as our independent registered public accounting firm for our 2009 and 2008 fiscal years.

The following table summarizes the aggregate fees billed or to be billed by CDM for the fiscal years ended December 31, 2009 and December 31, 2008:

	2009	2008

Audit fees	$194,118	$172,000
Audit-related fees	45,350	10,000
Tax fees	2,625	6,675
All other fees	12,237	637

Total	$254,330	$189,312

Audit fees

Fees for audit services consisted of the audit of our annual financial statements and reports on internal controls required by the Sarbanes-Oxley Act of 2002 and reviews of our quarterly financial statements.

Audit-related fees

Fees for audit-related services billed in 2009 related to the 2008 SEC Comment Letter and SOX implementation. Fees for audit-related services billed in 2008 related to acquisition audits and new pronouncement reviews.

Tax Fees

Fees for taxes billed in 2009 and 2008 related to research and discussions of the state net operating loss to determine potential carry back opportunities.

Other

All other fees billed in 2009 and 2008 related to consulting services regarding accounting matters.

Audit Committee’s Pre-Approval Policies and Procedures

The audit committee pre-approves all audit and non-audit services to be performed by CDM, and has established policies and procedures to ensure that the Company is in full compliance with the requirements for pre-approval set forth in the Sarbanes-Oxley Act of 2002 and the SEC rules regarding auditor independence.

In accordance with these policies and procedures, management submits for approval audit and non-audit services that management may wish to have CDM perform. The audit committee approves or rejects each of the services and approves a range of fees. Services cannot commence until such approval has been granted. During the course of the year, the chairman of the audit committee has the authority to pre-approve requests for services.

All of the fees set forth in the Principal Accountant Fees and Services table above for the fiscal years of 2009 and 2008 were pre-approved by the audit committee.

PART IV

Item 15.	Exhibits and Financial Statement Schedules

(a) We have filed the following documents as part of this Annual Report on Form 10-K:

Financial Statements

Financial Statement Schedules

All financial statement schedules are omitted because they are not applicable or not required, or because the required information is included in the consolidated financial statements or the notes thereto.

Exhibits

Exhibits
No.		Description

3.1		Articles of Incorporation(1)
3.2		Amended Designations, Preferences, Limitations and Relative Rights of Series A Convertible Preferred Stock(9)
3.3		Amended and Restated Bylaws(28)
4.1		Specimen common stock certificate, $.0001 par value(1)
4.2		Specimen preferred stock certificate $.0001 par value(1)
*4	.3	Stock Option and Stock Bonus Plan(1)
*4	.4	2003 Stock Option and Stock Bonus Plan(3)
4.5		Form of Subscription Agreement(16)

Exhibits
No.		Description

10.01		Trademark License Agreement, dated June 30, 2002, between VCG Holding Corp. and Lowrie Management LLLP(1)
10.02		Line of Credit and Security Agreement, dated June 30, 2002, between VCG Holding Corp. and Lowrie Management LLLP(1)
*10	.03	Management Contract, dated May 2, 2002, between VCG Holding Corp. and International Entertainment Consultants, Inc.(1)
10.04		Lease Agreement for 213-215 Madison, Brooklyn, Illinois, dated May 1, 2002, by and between RELMSS and VCG Holding Corp.(1)
10.05		Agreement to Purchase/Sell Real Estate, dated March 5, 2003, between VCG Real Estate Holdings, Inc. and Sacred Grounds Resources, L.L.C.(2)
10.06		Limited Partnership Purchase Agreement, executed effective June 30, 2004, by and among VCG Holding Corp., WCC Acquisitions, Inc. and Lowrie Management LLLP(4)
10.07		Promissory Note and Security Agreement, dated July 21, 2004, by VCG Holding Corp. in favor of Lowrie Management LLLP(4)
10.08		Lease Agreement, dated October 1, 2004, by and between Lowrie Management LLLP and Glendale Restaurant Concepts LP(5)
10.09		Agreement for the Purchase and Sale of Assets, dated August 18, 2004, by and between CCCG, Inc. and Glenarm Restaurant Concepts, LLC(6)
10.10		Lease Agreement, dated August 31, 2004, by and between Glenarm Associates, Inc. and Glenarm Restaurant LLC(6)
10.11		First Amendment to Commercial Lease, dated February 1, 2005, by Hampden and Galena Limited and VCG Restaurants Denver, Inc.(7)
*10	.12	2004 Stock Option and Appreciation Rights Plan(8)
10.13		Agreement for the Purchase and Sale of Business and Assets, dated August 2, 2006, by and between VCG Holding Corp. and Consolidated Restaurants Limited, LLC(10)
10.14		Business Lease, dated October 2, 2006, by and between 5975 Terminal, LLC and VCG CO Springs, Inc.(11)
10.15		Limited Partnership Purchase Agreement, dated December 18, 2006, by and among Lowrie Management LLLP and W.C.C. Acquisitions Inc., VCG Holding Corp. and Denver Restaurants Concepts, LP(12)
10.16		Promissory Note and Security Agreement, dated December 31, 2006, by VCG Holding Corp. in favor of Lowrie Management LLLP(12)
10.17		Lease, dated January 1, 2005, by and between Lowrie Management LLLP and Denver Restaurant Concepts LP(12)
10.18		Sale of VCG’s 100% Membership Interest in Epicurean Enterprises, L.L.C., dated January 15, 2007, by and between VCG Holding Corp and Cory James Anderson(13)
10.19		Lease, dated January 15, 2007, by and between VCG Real Estate Holdings Inc. and Epicurean Enterprises LLC(13)
10.20		Purchase Agreement, dated January 2, 2007, by and among Troy Lowrie, VCG Holding Corp and Kentucky Restaurants Concepts, Inc.(14)
10.21		Agreement for Sale of Limited Partnership Interest Restaurant Concepts of Kentucky Limited Partnership, dated January 2, 2007(14)
10.22		Lease, dated January 1, 2007, by and between Lowrie Management LLLP and Kentucky Restaurant Concepts, Inc.(14)
10.23		Limited Partnership Purchase Agreement, dated January 18, 2007, by and among Lowrie Management LLLP and Illinois Acquisitions Inc., VCG Holding Corp and RCC, LP(15)
10.24		Consent to Sell Partnership Interest of RCC, LP, dated January 31, 2007(15)
10.25		Consent to Transfer Partnership Interest into Common Stock, dated January 31, 2007(15)
10.26		Business Lease, dated February 1, 2007, by and between Jay Dinkelmann, as Trustee of Chicago Title Land Trust #1080459 and RCC LP(15)

Exhibits
No.	Description

10.27	Limited Partnership Purchase Agreement, dated February 5, 2007, by and among Lowrie Management LLLP, Illinois Acquisitions Inc., VCG Holding Corp. and Cardinal Management LP(16)
10.28	Business Lease, dated February 1, 2007, by and between Jay Dinkelmann, as Trustee of Chicago Title Land Trust #879-51 and Cardinal Management LP dba PT’s Centreville(16)
10.29	Limited Partnership Purchase Agreement, dated February 9, 2007, by and among Lowrie Management LLLP and Illinois Acquisitions Inc., VCG Holding Corp and MRC, LP(17)
10.30	Promissory Note and Security Agreement, dated March 31, 2007, by VCG Holding Corp. in favor of Lowrie Management LLLP(17)
10.31	Business Lease, dated March 1, 2007, by and between Jay Dinkelmann as Trustee of Chicago Title Land Trust #1083191 and MRC, LP.(17)
10.32	Limited Partnership Purchase Agreement, dated February 7, 2007, by and among Lowrie Management LLLP, Illinois Acquisitions Inc., VCG Holding Corp. and IRC, LP(18)
10.33	Promissory Note, dated March 31, 2007, by VCG Holding Corp in favor of Lowrie Management LLLP(18)
10.34	Consent to Sell Partnership Interest of IRC, LP, dated February 21, 2007(18)
10.35	Business Lease, dated March 1, 2007, by and between Regions Bank, as Trustee of Trust #39007440 and Omni Warehouse, Inc. and IRC, LP.(18)
10.36	Promissory Note and Security Agreement, dated June 1, 2006, by VCG Holding Corp. in favor of Lowrie Management LLLP(20)
10.37	Agreement for the Purchase and Sale of Assets, dated March 23, 2007, by and among Regale, Inc., VCG Holding Corp. and Raleigh Restaurant Concepts, Inc.(20)
10.38	Agreement of Sublease, dated April 16, 2007, by and between Regale, Inc. and Raleigh Restaurant Concepts, Inc.(21)
10.39	Lease Agreement, dated April 16, 2007, by and between Big Deck Parking, LLC and Raleigh Restaurant Concepts, Inc.(21)
10.40	Stock Purchase Agreement, dated April 25, 2007, by and between Robert W. Sabes and VCG Holding Corp.(22)
10.41	Real Estate Purchase Agreement, dated April 25, 2007, by and between JFS Desert Fountain Properties, LLC and VCG Holding Corp.(22)
10.42	Lease, dated May 31, 2007, by and between JFS Desert Fountain Properties, LLC and Classic Affairs, Inc.(22)
10.43	Lease, dated June 29, 2007, by and between 4th Street Partnership, LLLP and Classic Affairs, Inc.(23)
10.44	Stock Purchase Agreement re: Kenkev II, Inc. f/k/a Mark R. Dean, Inc., dated September 14, 2007, between Ken-Kev Inc. and VCG Holding Corp.(24)
10.45	Restrictive Covenant — Covenant Not to Compete, dated September 14, 2007, between Gregory Kenwood Gaines and VCG Holding Corp.(24)
10.46	Consulting-License Agreement, dated September 14, 2007, by and between Alliance Management Partners, LLC and VCG Holding Corp. on behalf of Seller Equity holding(24)
10.47	Business Lease, dated September 14, 2007, by and between K & R Properties, Inc. and KenKevII, Inc.(24)
10.48	Guaranty of Lease, dated September 14, 2007, by VCG Holding Corp. in favor of K & R Properties(24)
10.49	Purchase of Membership Interest, dated September 17, 2007, by and among VCG Holding Corp. and Golden Productions JGC Fort Worth, LLC, d/b/a Jaguar’s Gold Club Fort Worth, and Bryan S. Foster(25)
10.50	Covenant not to compete, dated September 17, 2007, between Bryan S. Foster and VCG Holding Corp.(25)
10.51	Covenant not to compete, dated September 17, 2007, between Richard Richardson and VCG Holding Corp.(25)
10.52	Deed of Ground Lease, dated September 17, 2007, by and between VCG Holding Corp. and Bryan S. Foster(25)

Exhibits
No.	Description

10.53	Stock Purchase Agreement, dated October 29, 2007, by and among VCG Holding Corp. and Manana Entertainment, Inc. db/a Jaguar’s Gold Club Dallas, and Bryan S. Foster(26)
10.54	Covenant Not to Compete, made and effective as of the Effective Date, as defined in the Stock Purchase Agreement by and among VCG Holding Corp. and Manana Entertainment, Inc. d/b/a Jaguar’s Gold Club Dallas and Bryan S. Foster, between Bryan S. (Niko) Foster and VCG Holding Corp.(26)
10.55	Covenant Not to Compete, made and effective as of the Effective Date, as defined in the Stock Purchase Agreement by and among VCG Holding Corp. and Manana Entertainment, Inc. d/b/a Jaguar’s Gold Club Dallas and Bryan S. Foster, between Richard Richardson and VCG Holding Corp.(26)
10.56	Stock Purchase Agreement Re: Kenja II, Inc. f/k/a Mark R. Dean, Inc., dated September 14, 2007, between Kenja II, Inc. and VCG Holding Corp.(26)
10.57	Restrictive Covenant — Covenant Not to Compete, dated October 29, 2007, between Gregory Kenwood Gaines and VCG Holding Corp.(26)
10.58	Bonus Agreement Related to Purchase Agreement, dated September 14, 2007, between G. Kenwood Gaines and VCG Holding Corp.(26)
10.59	Ground Lease Agreement, dated October 29, 2007, between VCG Holding Corp. and Bryan S. Foster(26)
10.60	Business Lease Agreement, dated October 29, 2007, by and between Third Properties, LLC and Kenja II, Inc.(26)
10.61	Guaranty of Lease, dated October 29, 2007, by VCG Holding Corp. in favor of Third Property, Inc.(26)
10.62	Balloon Promissory Note dated December 4, 2007, in favor of Sunshine Mortgage Investors, Inc.(27)
10.63	Agreement for Purchase and Sale of Assets, dated December 5, 2007, by and between 1443 Corp., Inc. and Stout Restaurant Concepts, Inc.(29)
10.64	Assignment Agreement, dated December 21, 2007, by and between VVSM, Inc. and VCG Holding Corp.(29)
10.65	Non-Competition Agreement, dated December 21, 2007, by and between 1443 Corp., Inc., Lance Migliaccio, Gidget Sanders, Ted R. Bullard and Stout Restaurant Concepts, Inc.(29)
10.66	Agreement for the Purchase and Sale of Assets, dated December 21, 2007, by and between 1447, Inc. and Bradshaw Hotel, Inc.(29)
10.67	Assignment and Assumption of Building Lease, dated December 19, 2007, by and between P.P.P., LLC, Lance C. Migliaccio, Gidget Bridget Sanders, Anthony Scott Falcone, Frank Henry Walley, IV, Ted R. Bullard and Stout Restaurant Concepts, Inc.(29)
10.68	Building Lease, dated July 7, 2001, by and between Dikeou Realty and 2222, Inc., as amended(29)
10.69	Consulting Agreement, dated December 4, 2007, by and between Lance C. Migliaccio and VCG Holding Corp.(29)
10.70	Indemnification Agreement, dated as of December 21, 2007, by and between 1443 Corp., Inc., Lance C. Migliaccio, Gidget Bridget Sanders, Anthony Scott Falcone, Frank Henry Walley, IV, Ted R. Bullard and VCG Holding Corp.(29)
10.71	Agreement of Merger, dated February 9, 2008 by and between VCG Holding Corp. and Mega Club(30)
10.72	Agreement and Plan of Reorganization, dated February 9,2008, by and between VCG Holding Corp and Mega Club(30)
10.73	Covenant Not to Compete, dated February 9, 2008, between Mega Club and VCG Holding Corp.(30)
10.74	Covenant not to Compete, dated February 9, 2008, between Mega Club Employee and VCG Holding Corp.(30)
10.75	Sales Agreement, dated February 9, 2008, between Mega Club and VCG Holding Corp.(30)
10.76	Ground Lease Agreement, dated February 9, 2008, between VCG Holding Corp. and Mega Club(30)
10.77	Agreement of Purchase of Assets, dated March 15, 2008, by and between VCG Holding Corp. and Mega Club(31)
10.78	Covenant Not to Compete, dated March 15, 2008, by and between VCG Holding Corp. and Mega Club(31)

Exhibits
No.		Description

10.79		First Amendment to Stock Purchase Agreement, dated April 15, 2008, by VCG Holding Corp. and Manana Entertainment, Inc. and Bryan Foster(36)
10.80		Promissory Note, dated April 14, 2008, by and between VCG Holding Corp. and Bryan Foster(36)
10.81		Security Agreement, dated April 14, 2008, by and between VCG Holding Corp. and Bryan Foster(32)
10.82		Leasehold Deed of Trust Security Agreement, dated April 14, 2008(32)
10.83		Amended Balloon Promissory Note, dated July 11, 2008, by and between VCG Holding Corp. and Sunshine Mortgage Investors, Inc.(33)
10.84		Balloon Promissory Note, dated, July 14, 2008, by and between VCG Holding Corp. and Richard Stanton(33)
10.85		Asset Purchase Agreement, dated March 15, 2008, by and between 2640 W. Woodland Inc., and Glenn Smith, and VCG-IS, LLC, and VCG Holding Corp.(34)
10.86		Covenant Not to Compete, dated July 28, 2008, by and between Glenn Smith and VCG-IS, LLC(34)
10.87		Promissory Note, dated July 28, 2008, by and between VCG-IS, LLC and 2640 W. Woodland, Inc.(34)
10.88		Security Agreement, dated July 28, 2008, by and between VCG-IS, LLC and 2640 W. Woodland, Inc.(34)
10.89		Promissory Note and Security Agreement, dated November 11, 2007, by VCG Holding Corp. in favor of Lowrie Management LLLP(35)
10.90		Promissory Note and Security Agreement, dated July 17, 2008, by VCG Holding Corp. in favor of Vali Lowrie Reed(35)
*10	.91	Employment Agreement, dated December 4, 2008, by and between VCG Holding Corp. and Troy Lowrie(36)
*10	.92	Employment Agreement, dated December 4, 2008, by and between VCG Holding Corp. and Micheal Ocello(36)
10.93		Agreement of Merger, dated February 9, 2008 by and between VCG Holding Corp. and TTNA, Inc.(37)
10.94		Agreement and Plan of Reorganization, dated February 9,2008, by and between VCG Holding Corp and TTNA, Inc.(37)
10.95		Covenant Not to Compete, dated February 9, 2008, by and between VCG Holding Corp and Duncan Burch(37)
10.96		Covenant not to Compete, dated February 9, 2008, between TTNA, Inc. Employee and VCG Holding Corp(37)
10.97		Sales Agreement, dated February 9, 2008, between Duncan Burch and VCG Holding Corp(37)
10.98		Ground Lease Agreement, dated February 9, 2008, between VCG Holding Corp. and Duncan Burch(37)
10.99		Promissory Note and Security Agreement, dated June 30, 2009, by VCG Holding Corp. in favor of Lowrie Management LLLP(38)
11.00		Real Estate Purchase Agreement, dated July 31, 2009 , by and between Black Canyon Highway LLC and VCG Real Estate Holding(39)
11.01		Promissory Note dated August 15, 2009, by VCG Holding Corp. in favor of Citywide Banks(40)
11.02		Promissory Note dated August 15, 2009, by VCG Holding Corp. in favor of Citywide Banks(40)
11.03		Business Lease Agreement, dated August 15, 2009 by and between VCG Holding Corp and Lowrie Management LLLP and Citywide Banks(40)
11.04		Change in Terms Agreement, dated August 15, 2009 by and between VCG Holding Corp and Citywide Banks(40)
11.05		Business Lease Agreement, dated August 15, 2009 by and between VCG Holding Corp and Lowrie Management LLLP and Citywide Banks(40)
11.06		Indemnification Agreement, dated as of December 16, 2009, by and between VCG Holding Corp, Troy Lowrie, Micheal Ocello, Courtney Cowgill, Martin Grusin, Robert McGraw, Jr., Kenton Sieckman, George Sawicki and Carolyn Romero(41)
11.07		Letter of Intent between Rick’s Cabaret International, Inc., VCG Holding Corp., Troy Lowrie and Lowrie Management LLLP(42)
21.1		Subsidiaries of VCG Holding Corp.(44)

Exhibits
No.	Description

23.1	Consent of Causey Demgen & Moore Inc.(44)
31.1	Certification of Chief Executive Officer of VCG Holding Corp. required by Rule 13a-14(1) or Rule 15d-14(a) of the Securities Exchange act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002(44)
31.2	Certification of Chief Financial Officer of VCG Holding Corp. required by Rule 13a-14(1) or Rule 15d-14(a) of the Securities Exchange act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002(44)
32.1	Certification of Chief Executive Officer of VCG Holding Corp. pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and Section 1350 of 18 U.S.C. 63(43)
32.2	Certification of Chief Financial Officer of VCG Holding Corp. pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and Section 1350 of 18 U.S.C. 63(43)

(1)	Incorporated by reference from Registration Statement on Form SB-2 filed on September 10, 2002

(2)	Incorporated by reference from Amendment No. 2 to the Registration Statement on Form SB-2 filed on April 21, 2003

(3)	Incorporated by reference from the Company’s Registration Statement on Form S-8 filed August 6, 2003

(4)	Incorporated by reference from Current Report on Form 8-K filed on July 29, 2004

(5)	Incorporated by reference from Current Report on Form 8-K filed on October 8, 2004

(6)	Incorporated by reference from Amended Current Report on Form 8-K/A filed on October 18, 2004

(7)	Incorporated by reference from Current Report on Form 8-K filed on February 9, 2005

(8)	Incorporated by reference from Current Report on Form 8-K filed on August 1, 2005

(9)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q filed on November 14, 2005

(10)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q filed on August 14, 2006

(11)	Incorporated by reference from Current Report on Form 8-K filed on October 5, 2006

(12)	Incorporated by reference from Current Report on Form 8-K filed on January 5, 2007

(13)	Incorporated by reference from Current Report on Form 8-K on January 19, 2007

(14)	Incorporated by reference from Current Report on Form 8-K on January 23, 2007

(15)	Incorporated by reference from Current Report on Form 8-K on February 15, 2007

(16)	Incorporated by reference from the Company’s Registration Statement on Form S-3 filed March 1, 2007

(17)	Incorporated by reference from Current Report on Form 8-K on March 6, 2007

(18)	Incorporated by reference from Current Report on Form 8-K on March 21, 2007

(19)	Incorporated by reference from Current Report on Form 8-K on March 23, 2007

(20)	Incorporated by reference from the Annual Report on Form 10-KSB filed April 3, 2007

(21)	Incorporated by reference from Current Report on Form 8-K filed on April 20, 2007

(22)	Incorporated by reference from Current Report on Form 8-K filed on June 7, 2007

(23)	Incorporated by reference from Current Report on Form 8-K/A filed on July 12, 2007

(24)	Incorporated by reference from Current Report on Form 8-K filed on September 20, 2007

(25)	Incorporated by reference from Current Report on Form 8-K filed on September 21, 2007

(26)	Incorporated by reference from Current Report on Form 8-K/A filed on November 16, 2007

(27)	Incorporated by reference from Current Report on Form 8-K filed on December 10, 2007

(28)	Incorporated by reference from Current Report on Form 8-K filed on December 27, 2007

(29)	Incorporated by reference from Current Report on Form 8-K filed on December 28, 2007

(30)	Incorporated by reference from Current Report on Form 8-K filed on February 14, 2008 & Current Report on Form 8-K filed February 3, 2009

(31)	Incorporated by reference from Current Report on Form 8-K filed March 20, 2008 & Current Report on Form 8-K filed February 3, 2009

(32)	Incorporated by reference from Current Report on Form 8-K/A filed April 18, 2008

(33)	Incorporated by reference from Current Report on Form 8-K/A filed July 21, 2008

(34)	Incorporated by reference from Current Report on Form 8-K filed August 1, 2008

(35)	Incorporated by reference from Quarterly Report on Form 10-Q filed August 11, 2008

(36)	Incorporated by reference from Current Report on Form 8-K filed December 10, 2008

(37)	Incorporated by reference from Current Report on Form 8-K filed February 3, 2009

(38)	Incorporated by reference from Current Report on Form 8-K filed July 2, 2009

(39)	Incorporated by reference from Current Report on Form 8-K filed August 5, 2009

(40)	Incorporated by reference from Quarterly Report on Form 10-Q filed November 11, 2009

(41)	Incorporated by reference from Current Report on Form 8-K filed December 17, 2009

(42)	Incorporated by reference from Current Report on Form 8-K filed February 16, 2010

(43)	Furnished herewith

(44)	Filed herewith

*	Indicates a management contract or compensation plan or arrangement

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 12th day of March, 2010.

VCG HOLDING CORP.

By:	/s/ Troy Lowrie
Troy Lowrie
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

March 12, 2010	By: /s/ Troy Lowrie
Troy Lowrie
Chairman of the Board and
Chief Executive Officer

March 12, 2010	By: /s/ Micheal Ocello
Micheal Ocello
Director
Chief Operating Officer and President

March 12, 2010	By: /s/ Courtney Cowgill
Courtney Cowgill
Chief Financial Officer
Secretary and Treasurer

March 12, 2010	By: /s/ Robert McGraw, Jr.
Robert McGraw, Jr.
Director

March 12, 2010	By: /s/ Carolyn Romero
Carolyn Romero
Director

March 12, 2010	By: /s/ Martin Grusin
Martin Grusin
Director

March 12, 2010	By: /s/ George Sawicki
George Sawicki
Director

March 12, 2010	By: /s/ Kenton Sieckman
Kenton Sieckman
Director

Exhibit 21.1

VCG Holding Corp.

List of Subsidiaries
December 31, 2009

State of
Name	DBA	Organization

VCG Phoenix Corp. (inactive)		Arizona
VCG-IS, LLC	Imperial Showgirls Gentlemen’s Club	California
Bradshaw Hotel, Inc.		Colorado
Denver Restaurant Concepts LP	PT’s® Showclub	Colorado
Glenarm Restaurant LLC	Diamond Cabaret®	Colorado
Glendale Restaurant Concepts LP	The Penthouse® Club	Colorado
International Entertainment Consultants, Inc.	IEC	Colorado
Stout Restaurant Concepts, Inc.	La Boheme Gentlemen’s Club	Colorado
VCG CO Springs, Inc.	PT’s® Showclub	Colorado
VCG Licensing, Inc. (inactive)		Colorado
VCGH Properties, Inc.		Colorado
VCG Real Estate Holdings, Inc.	VCG Real Estate	Colorado
VCG Restaurants Denver, Inc.	PT’s® All Nude	Colorado
Kenja II, Inc.	PT’s® Showclub	Florida
Kenja Venture, Inc.	PT’s® Showclub	Florida
Cardinal Management LP	PT’s® Showclub	Illinois
IRC LP	The Penthouse® Club	Illinois
MRC LP	PT’s® Sports Cabaret	Illinois
Platinum of Illinois, Incorporated	PT’s® Brooklyn	Illinois
RCC LP	Roxy’s	Illinois
Indy Restaurant Concepts, Inc.	PT’s® Showclub	Indiana
Kentucky Restaurant Concepts, Inc.	PT’s® Showclub	Kentucky
Kenkev II, Inc.	PT’s® Showclub	Maine
4th Street Partnership LP		Minnesota
Classic Affairs, Inc.	Schieks Palace Royal	Minnesota
Good Cheer, Inc.		North Carolina
Raleigh Restaurant Concepts, Inc.	The Men’s Club®	North Carolina
VCG-FL, LLC (in process of being dissolved)		Rhode Island
Kenkev, Inc.		South Carolina
Golden Productions JGC Fort Worth, LLC	Jaguar’s Gold Club	Texas
Manana Entertainment, Inc.	Jaguar’s Gold Club	Texas

Exhibit 23.1

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

In connection with the foregoing Annual Report on Form 10-K to be filed with the Washington, D.C. Office of the U.S. Securities and Exchange Commission, we hereby consent to the inclusion of our report dated March 12, 2010 related to the audit of the consolidated financial statements of VCG Holdings Corp. as of and for the years ended December 31, 2009 and 2008.

/s/  Causey Demgen & Moore Inc.

Denver, Colorado
March 12, 2010

Exhibit 31.1

CERTIFICATION PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Troy Lowrie, certify that:

1. I have reviewed this Annual Report on Form 10-K of VCG Holding Corp. for the fiscal period ended December 31, 2009;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15(d)-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal controls over financial reporting, to the registrant’s auditors and the audit committee of registrant’s Board of Directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 12, 2010

/s/  Troy Lowrie
Troy Lowrie
Chairman and Chief Executive Officer

Exhibit 31.2

CERTIFICATION PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Courtney Cowgill, certify that:

1. I have reviewed this Annual Report on Form 10-K of VCG Holding Corp. for the fiscal period ended December 31, 2009;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15(d)-15(f)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s Board of Directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 12, 2010

/s/  Courtney Cowgill
Courtney Cowgill
Chief Financial and Accounting Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Troy Lowrie, Chief Executive Officer of VCG Holding Corp. (the “Company”) hereby certify, on the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

(1) the Annual Report on Form 10-K of the Company for the period ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 12, 2010

/s/  Troy Lowrie
Troy Lowrie
Chief Executive Officer

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Courtney Cowgill, Chief Financial Officer of VCG Holding Corp. (the “Company”) hereby certify, on the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

(1) the Annual Report on Form 10-K of the Company for the period ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 12, 2010

/s/  Courtney Cowgill
Courtney Cowgill
Chief Financial Officer

APPENDIX E

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 10-Q

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the Quarterly Period Ended: September 30, 2010
or
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For The Transition Period from to

Commission file number: 001-32208

VCG HOLDING CORP.
(Exact name of registrant as specified in its charter)

Colorado	84-1157022
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

390 Union Blvd., Suite 540, Lakewood, Colorado 80228
(Address of principal executive offices) (Zip code)

(303) 934-2424
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☐     No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act):  Yes ☐     No ☑

As of November 11, 2010, there were 16,292,071 shares of the registrant’s common stock, $.0001 par value, outstanding.

PART I — FINANCIAL INFORMATION

Item 1.	Financial Statements.

VCG HOLDING CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2010	2009
	(Unaudited)	(Audited)

ASSETS
Current Assets
Cash	$2,384,073	$2,677,440
Other receivables	229,833	254,333
Income taxes receivable	142,568	594,720
Inventories	862,514	920,192
Prepaid expenses	656,636	354,730
Current portion of deferred income tax asset	28,400	76,920
Assets of business held for sale	—	2,519,962

Total Current Assets	4,304,024	7,398,297

Property and equipment, net	20,643,975	21,016,179
Non-compete agreements, net	10,500	22,000
Trade names	452,000	452,000
Licenses, net	34,140,721	34,252,018
Goodwill, net	2,279,045	2,279,045
Favorable lease rights, net	1,594,067	1,647,968
Other long-term assets	214,840	241,993
Non-current portion of deferred income tax asset	3,348,490	3,841,673

Total Assets	$66,987,662	$71,151,173

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable — trade	$1,121,886	$1,750,940
Accrued expenses	4,642,962	1,930,049
Income taxes payable	26,956	67,917
Deferred revenue	104,700	110,010
Current portion of unfavorable lease rights	217,272	217,116
Current portion of long-term debt and capital lease	6,953,893	3,805,277
Current portion of long-term debt, related party	7,427	62,067
Liabilities of business held for sale	—	1,488,157

Total Current Liabilities	13,075,096	9,431,533

Long-Term Liabilities
Capital lease, net of current portion	38,331	—
Deferred rent	1,990,242	1,521,140
Unfavorable lease rights, net of current portion	4,672,938	4,835,931
Long-term debt, net of current portion	11,941,524	19,751,021
Long-term debt, related party, net of current portion	7,096,619	7,129,018

Total Long-Term Liabilities	25,739,654	33,237,110

Commitments and Contingent Liabilities (Note 9)
Equity
Common stock $.0001 par value; 50,000,000 shares authorized;16,292,071 (2010) and 17,310,723 (2009) shares issued and outstanding	1,629	1,731
Additional paid-in capital	50,312,458	51,932,082
Accumulated deficit	(25,690,527)	(26,996,863)

Total VCG Stockholders’ Equity	24,623,560	24,936,950
Noncontrolling interests in consolidated partnerships	3,549,352	3,545,580

Total Equity	28,172,912	28,482,530

Total Liabilities and Equity	$66,987,662	$71,151,173

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

VCG HOLDING CORP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 30,
	2010	2009	2010	2009
	(Unaudited)

Revenue:
Sales of alcoholic beverages	$5,387,645	$5,708,126	$16,027,165	$17,434,580
Sales of food and merchandise	489,197	447,336	1,509,420	1,370,706
Service revenue	7,723,924	6,448,750	21,822,139	19,146,956
Other income	783,420	804,461	2,335,182	2,260,070

Total Revenue	14,384,186	13,408,673	41,693,906	40,212,312

Operating Expenses:
Cost of goods sold	1,505,342	1,438,489	4,540,244	4,410,656
Salaries and wages	3,985,303	3,489,669	11,779,614	10,299,234
Impairment of building and land	—	—	—	268,000
Contingent indemnification claim	—	—	2,135,000	—
Other general and administrative:
Taxes, permits and licenses	740,395	1,152,838	2,345,866	2,699,480
Charge card and bank fees	189,909	188,352	537,311	593,736
Rent	1,480,475	1,385,492	4,369,882	4,153,523
Legal fees	307,160	188,651	1,236,619	869,171
Other professional fees	553,969	704,737	1,945,703	2,062,041
Advisory fees related to change in control proposals	121,629	—	136,766	—
Advertising and marketing	645,320	653,170	1,955,019	1,935,202
Insurance	409,023	435,374	1,324,195	1,218,718
Utilities	278,253	268,851	748,649	754,679
Repairs and maintenance	276,831	240,291	814,902	806,142
Other	868,197	882,048	2,742,326	2,676,090
Depreciation and amortization	427,449	393,918	1,264,971	1,194,377

Total Operating Expenses	11,789,255	11,421,880	37,877,067	33,941,049

Income from Operations	2,594,931	1,986,793	3,816,839	6,271,263

Other Income (Expenses):
Interest expense	(512,802)	(695,441)	(1,579,626)	(2,151,699)
Interest expense, related party	(181,126)	(142,522)	(541,700)	(530,067)
Interest income	1,181	4,500	5,407	4,572
Gain (loss) on sale of assets	2,701	(68,784)	1,025	(57,363)

Total Other Income (Expenses)	(690,046)	(902,247)	(2,114,894)	(2,734,557)

Income From Continuing Operations Before Income Taxes	1,904,885	1,084,546	1,701,945	3,536,706

Income tax expense (benefit) — current	(21,900)	(92,189)	100,100	81,054
Income tax expense — deferred	399,348	417,435	411,000	1,110,101

Total Income Taxes	377,448	325,246	511,100	1,191,155

Income From Continuing Operations	1,527,437	759,300	1,190,845	2,345,551

Income From Discontinued Operations, Net of Income Taxes	523,646	35,770	472,812	96,974

Profit of Consolidated and Affiliated Companies	2,051,083	795,070	1,663,657	2,442,525
Less Net Income Attributable to Noncontrolling Interests	(132,601)	(162,843)	(357,321)	(394,842)

Net Income Attributable to VCG	$1,918,482	$632,227	$1,306,336	$2,047,683

Earnings Per Share
Continuing Operations:
Basic and fully diluted income per share attributable to VCG’s stockholders	$0.09	$0.03	$0.05	$0.11
Discontinued Operations:
Basic and fully diluted income per share attributable to VCG’s stockholders	$0.03	$—	$0.03	$0.01
Net Income Attributable to VCG Stockholders	$0.12	$0.04	$0.08	$0.12
Basic and fully diluted weighted average shares outstanding	16,371,444	17,440,835	16,979,127	17,552,034

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

VCG HOLDING CORP.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

					Noncontrolling
			Additional		Interests in	Total
	Common Stock		Paid-in	Accumulated	Consolidated	Stockholders’
	Shares	Amount	Capital	Deficit	Partnerships	Equity
	(Unaudited)

Balances, December 31, 2009	17,310,723	$1,731	$51,932,082	$(26,996,863)	$3,545,580	28,482,530
Amortization of stock-based compensation	—	—	110,262	—	—	110,262
Repurchase of common stock	(551,155)	(55)	(935,188)	—	—	(935,243)
Common stock received as consideration for club sale	(467,497)	(47)	(794,698)			(794,745)
Net income for the nine months ended September 30, 2010	—	—	—	1,306,336	357,321	1,663,657
Distributions paid to noncontrolling interests	—	—	—	—	(353,549)	(353,549)

Balances, September 30, 2010	16,292,071	$1,629	$50,312,458	$(25,690,527)	$3,549,352	$28,172,912

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

VCG HOLDING CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	September 30,
	2010	2009
	(Unaudited)

Operating Activities
Profit of consolidated and affiliated companies	$1,663,657	$2,442,525
Adjustments to reconcile profit of consolidated and affiliated companies to net cash provided by operating activities:
Impairment of building and land	—	268,000
Depreciation	1,319,110	1,270,503
Amortization of non-compete agreements	12,018	12,776
Amortization of leasehold rights and liabilities, net	(141,790)	(147,588)
Amortization of loan fees	48,413	174,524
Stock-based compensation expense	110,262	233,364
Deferred income taxes	653,000	1,026,470
(Gain) Loss on disposition of assets	(817,060)	57,364
Accrued interest added to long-term debt	125,913	132,230
Changes in operating assets and liabilities	2,763,612	(39,351)

Net cash provided by operating activities	5,737,135	5,430,817
Investing Activities
Proceeds from divestiture of a club	1,000,000	—
Additions to property and equipment	(838,372)	(602,111)
Deposits	18,740	—
Proceeds from sale of assets	3,000	252,973

Net cash provided (used) by investing activities	183,368	(349,138)
Financing Activities
Proceeds from debt	100,000	1,160,147
Payments on debt	(5,018,611)	(3,722,214)
Proceeds from related party debt	200,000	25,099
Payments on related party debt	(343,048)	(812,435)
Borrowing (payments) on revolving line of credit	180,000	(390,000)
Payment on capitalized leases	(3,419)	(19,111)
Loan fees paid	(40,000)	(78,725)
Repurchase of stock	(935,243)	(777,097)
Distributions to noncontrolling interests	(353,549)	(380,281)

Net cash used by financing activities	(6,213,870)	(4,994,617)

Net increase (decrease) in cash	(293,367)	87,062
Cash beginning of period	2,677,440	2,209,060

Cash end of period	$2,384,073	$2,296,122

Non-cash divestiture activities:
Common stock received as partial consideration for the Ft. Worth Club	$794,745	$—
Fair value of liabilities transferred to buyer	$—	$1,771,854
Issuance of note receivable to buyer	$—	$322,963
Non-cash investing and financing activities:
Acquisition of vehicle through capital lease	$49,577	$—

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

VCG HOLDING CORP.

Notes to Unaudited Condensed Consolidated Financial Statements

1.	Summary of Significant Accounting Policies

General

In this report, references to “VCG Holding Corp.,” “VCG,” the “Company,” “its,” “we,” “us,” and “our” refer to VCG Holding Corp. and its subsidiaries.

We are in the business of acquiring, owning and operating nightclubs, which provide premium quality live adult entertainment, restaurant, and beverage services in an up-scale environment. As of September 30, 2010, the Company, through its subsidiaries, owns and operates nineteen nightclubs in Indiana, Illinois, Colorado, Texas, North Carolina, Minnesota, Kentucky, Maine, Florida, and California. The Company operates in one reportable segment.

Basis of Presentation

The accompanying Unaudited Condensed Consolidated Financial Statements have been prepared by the Company. In the opinion of management, the accompanying Unaudited Condensed Consolidated Financial Statements contain all adjustments (consisting of only normal recurring accruals) which are necessary for fair presentation of the condensed consolidated financial position as of September 30, 2010, and the condensed consolidated results of operations and condensed consolidated cash flows for the periods ended September 30, 2010 and 2009.

The December 31, 2009 balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The Unaudited Condensed Consolidated Financial Statements included herein have been prepared in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) for Quarterly Reports on Form 10-Q and accordingly do not include all footnote disclosures that would normally be included in financial statements prepared in accordance with U.S. GAAP. However, the Company believes that the disclosures presented are adequate to ensure that the information presented is not misleading. The Unaudited Condensed Consolidated Financial Statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and other information filed with the SEC.

The Company utilizes a December 31 fiscal year end, references herein to “fiscal 2009” relate to the year ended December 31, 2009, and references to the “first,” “second,” “third,” and “fourth” quarter of a fiscal year relate to the quarters ended March 31, June 30, September 30, and December 31, respectively, of the related year.

Principles of Consolidation

The Unaudited Condensed Consolidated Financial Statements include the accounts of the Company, its wholly-owned and majority-owned subsidiaries, and a consolidated variable interest entity. All significant inter-company balances and transactions are eliminated in the Unaudited Condensed Consolidated Financial Statements.

Consolidation of Variable Interest Entities

During 2007, the Company became the 0.01% General Partner of 4th Street Limited Partnership LLLP (“4th Street”), a limited liability limited partnership that owns a building in Minneapolis, MN that is rented by the Minneapolis nightclub operated by the Company. The land and building, which had a net book value of approximately $2,792,000 at September 30, 2010 and $2,844,000 at December 31, 2009, represent the only assets held by 4th Street. The lease term is for 17 years. The majority of the 99.99% limited partner interests

VCG HOLDING CORP.

Notes to Unaudited Condensed Consolidated Financial Statements — (Continued)

are held by related parties of the Company, including stockholders, directors and holders of Company debt (in the form of promissory notes). Under the terms of the 4th Street partnership agreement, profits and losses and cash flows are allocated between the General and the Limited Partners based on their respective ownership percentages.

The Company has considered the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, Consolidation (“ASC 810”) and has determined the following:

•	the Limited Partners have very limited rights with respect to the management and control of 4th Street;

•	the Company is the General Partner; and therefore, has control of 4th Street;

•	the Company is the primary beneficiary;

•	the Company has determined that 4th Street is a variable interest entity; and

•	therefore, the Company has consolidated 4th Street’s assets and included its equity as noncontrolling interest on the condensed consolidated balance sheets at September 30, 2010 (unaudited) and December 31, 2009 (audited).

The Company has reviewed the provisions of FASB ASC Topic 360-20, Real Estate Sales as it relates to accounting for the noncontrolling interest attributable to the Limited Partners and has determined that the interest should not be accounted for using the financing method.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period and certain financial statement disclosures. As discussed below, the Company’s most significant estimates include those made in connection with the valuation of intangible assets and determining the recoverability of deferred tax assets. Actual results could differ materially from these estimates.

Income Taxes

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized. Penalties, if any, related to unrecognized liabilities are in other general and administrative on the Unaudited Condensed Consolidated Statement of Income. Interest expense, if any, related to uncertain tax liabilities is recorded in interest expense on the accompanying Unaudited Condensed Consolidated Statements of Income.

Earnings per Share

In accordance with FASB ASC Topic 260, Earnings per Share, basic earnings per share is computed by dividing net income attributable to shares of the Company’s common stock (the “Common Stock”) by the weighted average number of shares of Common Stock outstanding during the period. Diluted earnings per share is computed by dividing net income attributable to shares of Common Stock by the weighted average number of shares of Common Stock outstanding during the period plus the incremental shares of Common Stock issuable upon the exercise of stock options and warrants, to the extent that the latter shares are dilutive.

VCG HOLDING CORP.

Notes to Unaudited Condensed Consolidated Financial Statements — (Continued)

The following table sets forth the computation of basic and diluted weighted average shares outstanding:

	Three Months Ended		Nine Months Ended
	September 30,
	2010	2009	2010	2009
	(Unaudited)

Net income attributable to VCG	$1,918,482	$632,227	$1,306,336	$2,047,683

Basic weighted average shares outstanding	16,371,444	17,440,835	16,979,127	17,552,034
Effect of dilutive securities:
Stock options and warrants	—	—	—	—

Basic and dilutive weighted average shares outstanding	16,371,444	17,440,835	16,979,127	17,552,034

Basic and diluted earnings per share	$0.12	$0.04	$0.08	$0.12

The Company has excluded options to purchase 231,500 and 280,500 shares of Common Stock from its calculation of the effect of dilutive securities in the three and nine months ended September 2010 and 2009, respectively, as they represent anti-dilutive stock options. In 2009, the Company excluded warrants exercisable into 325,376 shares of Common Stock from its calculation of the effect of dilutive securities as they represent anti-dilutive warrants. The exercise prices of these stock options and warrants were substantially above the market price of the Common Stock during each period.

Noncontrolling Interest in Consolidated Partnerships

The change in the carrying amount for noncontrolling interests in consolidated partnerships is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Balance at Beginning of Period	$3,550,261	$3,528,389	$3,545,580	$3,560,474
Net Income attributable to Noncontrolling interests	132,601	162,843	357,321	394,842
Distributions paid to noncontrolling interests	(133,510)	(116,197)	(353,549)	(380,281)

Balance at End of Period	$3,549,352	$3,575,035	$3,549,352	$3,575,035

Reclassifications

Certain and significant prior year amounts have been reclassified to conform to the current period presentation.

2.	Recently Issued Accounting Standards

In September 2010, the SEC issued Release 33-9142 which amended the SEC’s rules and forms to remove the requirement for issuers that are neither accelerated filers nor large accelerated filers to obtain an auditor attestation report on internal control over financial reporting. Therefore, smaller reporting companies such as VCG will not need their auditors to test internal controls; however, management will still need to do its assessment for the year ended December 31, 2010. Although VCG obtained an audit opinion on the Company’s internal controls over financial reporting for the year ended December 31, 2009, we do not plan on obtaining the opinion for the year ended December 31, 2010 due to this change in the requirement.

VCG HOLDING CORP.

Notes to Unaudited Condensed Consolidated Financial Statements — (Continued)

In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820) Improving Disclosures about Fair Value Measurements. This update provides amendment to the codification regarding the disclosures required for fair value measurements. The key amendments include: (a) a requirement to disclose transfer in and out of Level 1 and 2; (b) activity in Level 3 should show information about purchases, sales, settlements, etc. on a gross basis rather than as net basis; and (c) additional disclosures about inputs and valuation techniques. The new disclosure requirements are effective for periods beginning after December 31, 2009, except for the gross disclosures of purchases, etc. which is effective for periods beginning after December 15, 2010. The Company adopted this update on January 1, 2010, and it did not have a significant impact on the Unaudited Condensed Consolidated Financial Statements.

In January 2010, the FASB issued ASU 2010-02, Consolidation (Topic 810) — Accounting and Reporting for Decreases in Ownership of a Subsidiary — a Scope Clarification. This update provides clarification about Topic 810 (previously Statement of Accounting Standards (“SFAS”) No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51) and clarifies that the de-recognition provisions of Topic 810 apply to (a) a subsidiary or group of assets that is a business or nonprofit activity, (b) a subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture, and (c) an exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity. This update is effective for the first reporting period beginning after December 15, 2009. The Company adopted this update effective January 1, 2010, and it did not have a significant impact on the Unaudited Condensed Consolidated Financial Statements.

In December 2009, the FASB issued ASU 2009-17, Consolidation (Topic 810) — Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This update amends Topic 810 and is a result of SFAS No. 166, Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140. This standard did not have a significant impact on the Unaudited Condensed Consolidated Financial Statements when it was adopted on January 1, 2010.

3.	Discontinued Operations

On July 16, 2010, the Company completed the sale of substantially all of the assets of Golden Productions JGC Fort Worth, LLC, consisting of the club Jaguar’s Gold Club in Ft. Worth, Texas (“the Ft. Worth Club”), to RCI Entertainment (Fort Worth), Inc., a Texas corporation and wholly owned subsidiary of Rick’s Cabaret International, Inc. (“Rick’s”). This sale consisted of substantially all of the assets associated with the Ft. Worth Club, excluding cash and the real property upon which the Ft. Worth Club is located. In connection with the sale, the Company entered into a lease termination agreement with its landlord. The landlord then executed a new ground lease agreement with Rick’s. All applicable licenses and permits required to operate the Ft. Worth Club were transferred to Rick’s at closing.

The purchase price paid at closing consisted of $1,000,000 in cash and the transfer from Rick’s to the Company of 467,497 shares of Common Stock held by Rick’s. The Common Stock was valued at the closing price on July 16, 2010 of $1.70 per share, for a total purchase price of $1,794,745. The $1,000,000 in cash was used to prepay a portion of the 14% note payable to Sunshine Mortgage and the 467,497 shares of Common Stock were cancelled. The Company realized a pre-tax book gain of $816,035 in July 2010 upon the closing of the sale.

Shortly after the Company’s acquisition of the Ft. Worth Club in September 2007, Ft. Worth enacted a smoking ban that significantly reduced customer volume, sales and profits. The Texas Patron Tax went into effect on January 1, 2008, which increased the costs of operating the Ft. Worth Club. The Company sold the Ft. Worth Club because it was not meeting financial targets and the impact of selling it will improve total Company financial performance going forward. In accordance with authoritative accounting guidance for reporting discontinued operations, the financial results of its Ft. Worth Club are now presented as discontinued operations for all periods in the Condensed Consolidated Financial Statements.

VCG HOLDING CORP.

Notes to Unaudited Condensed Consolidated Financial Statements — (Continued)

Operating results of discontinued operations are as follows:

	Three Months Ended		Nine Months Ended
	September 30,
	2010	2009	2010	2009
	(Unaudited)

Revenue	$56,229	$480,255	$843,139	$1,410,337
Cost of goods sold	1,671	13,154	22,243	34,318
Salaries and wages	24,266	121,750	243,142	338,320
Other general and administrative expenses	45,445	276,209	639,775	844,052
Depreciation and amortization	2,684	14,618	33,302	45,828

Total operating expenses	74,066	425,731	938,462	1,262,518
Gain on sale of business	816,035	—	816,035	—

Income from discontinued operations before income taxes	798,198	54,524	720,712	147,819

Income tax expense — current	5,900	5,900	5,900	5,900
Income tax expense — deferred	268,652	12,854	242,000	44,945

Income tax expense	274,552	18,754	247,900	50,845

Income from discontinued operations, net of income taxes	$523,646	$35,770	$472,812	$96,974

Assets and liabilities of business held for sale consist of the following:

December 31,
2009

Inventories	$6,129
Property and equipment, net	1,929,935
Non-compete agreement, net	1,898
Licenses, net	582,000

Assets of business held for sale	$2,519,962

Unfavorable lease rights, net	$1,380,996
Deferred rent	107,161

Liabilities of business held for sale	$1,488,157

4.	Inventories

Inventories consist of beverages, food, tobacco products and merchandise. All are valued at the lower of cost or market.

	September 30,	December 31,
	2010	2009
	(Unaudited)

Food and beverage	$766,106	$820,534
Tobacco and merchandise	96,408	99,658

Total Inventories	$862,514	$920,192

VCG HOLDING CORP.

Notes to Unaudited Condensed Consolidated Financial Statements — (Continued)

5.	Property and Equipment

Property and equipment, net consisted of the following:

	September 30,	December 31,
	2010	2009
	(Unaudited)

Land	$500,000	$500,000
Buildings	9,362,143	9,362,143
Leasehold improvements	11,419,845	11,021,103
Software, computers, and equipment	3,360,128	3,082,474
Vehicles	340,494	269,503
Signs	311,239	308,819
Furniture and fixtures	2,019,721	1,911,270
Assets to be placed in service	182,851	168,245

	27,496,421	26,623,557
Less accumulated depreciation	(6,852,446)	(5,607,378)

Property and equipment, net	$20,643,975	$21,016,179

Depreciation expense from continuing operations was $423,949 and $389,918 for the three months ended September 30, 2010 and 2009, respectively. For the nine months ended September 30, 2010 and 2009 the depreciation expense from continuing operations was $1,253,471 and $1,182,377, respectively.

In May 2010, the Company entered into a capital lease for a vehicle in the amount of $48,977. The accumulated amortization of the vehicle amounted to $2,134 for the three month period and $3,213 for the nine month period ended September 30, 2010, which is included.

6.	Goodwill and Intangible Assets

The change in the carrying amount of goodwill and intangible assets from December 31, 2009 to September 30, 2010, was as follows:

			Trade
	Goodwill	Licenses	Names	Total

Balance at December 31, 2009	$2,279,045	$34,252,018	$452,000	$36,983,063
Amortization of “component 2” goodwill for stock purchase	—	(111,297)	—	(111,297)

Balance at September 30, 2010 (unaudited)	$2,279,045	$34,140,721	$452,000	$36,871,766

There is no amortization of trade names or licenses, except for the component 2 amortization described above, as they have been determined to have indefinite lives. Amortization of non-compete agreements from continuing operations was $3,500 and $4,000 for the three months ended September 30, 2010 and 2009, respectively. For the nine months ended September 30, 2010 and 2009 the amortization of non-compete agreements from continuing operations was $11,500 and $12,000, respectively.

The ongoing uncertainty in general and economic conditions may impact the Company’s business, as well as the market price of the Common Stock. This could negatively impact the Company’s future operating performances, cash flow, and/or stock price resulting in additional goodwill and/or intangible asset impairment charges being recorded in future periods, which could materially impact the Unaudited Condensed Consolidated Financial Statements. If revenue and net income are flat or decline, there is a risk that the Company

VCG HOLDING CORP.

Notes to Unaudited Condensed Consolidated Financial Statements — (Continued)

may be forced to make an additional impairment adjustment to intangible assets at the next impairment test date of December 31, 2010. The valuation of goodwill and intangible assets is subject to a high degree of judgment and complexity. There was no impairment of goodwill and intangible assets during the nine months ended September 30, 2010 and 2009, respectively.

7.	Long-Term Debt

Long-Term Debt with Related Parties

On September 29, 2010, the Company prepaid a loan from the President and Chief Operating Officer in the amount of $100,000 with interest payable at 10%. The loan was not collateralized. The maturity date was April 1, 2012.

Long-Term Debt with Third Parties

On August 10, 2010, the Company finalized the extension of its revolving line of credit with Citywide Banks. The maturity date has been extended from August 15, 2011 until August 15, 2012. All other terms remain unchanged. The maximum available principal amount is $4,000,000 and borrowings bear interest at a variable interest rate calculated based on the Prime Rate as published in the Wall Street Journal, subject to change daily with a floor of 6%. The Company makes monthly payments based on the principal amount outstanding. As of September 30, 2010, the Company owes $2,900,000 under the revolving line of credit. There are multiple borrowers under the revolving line of credit, including the Company and Lowrie Management LLLP (“Lowrie LLLP”), an entity controlled and majority owned by the Company’s Chairman of the Board and Chief Operating Officer, Troy Lowrie. Mr. Lowrie is guaranteeing the obligations under the revolving line of credit. The revolving line of credit is collateralized with shares of Common Stock owned by Lowrie LLLP, a whole life insurance policy on the life of Troy Lowrie, plus the P&A Select Strategy Fund, LP and the P&A Multi-Sector Fund II, LP, owned by Lowrie LLLP.

The terms of the revolving line of credit requires the Company to have a net cash flow-to-debt service ratio greater than or equal to 1.2 to 1.0, calculated quarterly. The Company met the covenant as of September 30, 2010.

Future Maturities of Debt

The following table shows required future maturities of related party and third party long-term debt and the capital lease as of September 30, 2010.

For the Calendar Years Ending December 31,
Remaining in
2010	2011	2012	2013	2014	Thereafter	Total

$1,249,620	$9,788,797	$10,766,552	$3,005,276	$1,218,626	$8,924	$26,037,795

8.	Income Taxes

Income tax expense was $377,448 and $325,246 for the three months ended September 30, 2010 and 2009, respectively. The total income taxes in the quarter are based on estimates for separately filed state tax liabilities in the amount of $(21,900) and deferred tax expense of $399,348, primarily a result of the sale of the Ft. Worth Club. Total income tax expense was $511,100 and $1,191,155 for the nine months ended September 30, 2010 and 2009, respectively. The total income tax expense for the nine months ended September 30, 2010 consists of $100,100 for estimated state tax expense and a deferred income tax expense of $411,000. At September 30, 2010, the Company’s net operating loss carryforward is approximately $2,555,000 and the estimated tax credit carryforward is approximately $1,070,000, both of which expire beginning in 2029. The standard effective tax rate for federal and state taxes is 39%, however, the Company analyzes the

VCG HOLDING CORP.

Notes to Unaudited Condensed Consolidated Financial Statements — (Continued)

effective rate based on projected income, net operating loss carryforward and tax credits generated but not used to determine the effective rate applied of 28.0% plus estimated state taxes for separately filed states based on the statutory rate for each jurisdiction.

Income tax expense for all periods presented for the Ft. Worth Club has been reclassified to Discontinued Operations (see Note 3 of the Notes to Unaudited Condensed Consolidated Financial Statements under “Discontinued Operations”).

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deferred tax assets.

9.	Commitments and Contingent Liabilities

Thee Dollhouse Productions Litigation

On July 24, 2007, VCG Holding Corp. was named in a lawsuit filed in the District Court of Dallas County, Texas. This lawsuit arose out of a VCG acquisition of certain assets belonging to Regale, Inc. (“Regale”) by Raleigh Restaurant Concepts, Inc. (“RRC”), a wholly owned subsidiary of VCG, in Raleigh, N.C. The lawsuit alleges that VCG tortiously interfered with a contract between Michael Joseph Peter and Regale and misappropriated Mr. Peter’s purported trade secrets. On March 30, 2009, the United States District Court for the Eastern District of North Carolina entered an order granting summary judgment to VCG and dismissed Mr. Peter’s claims in their entirety. The court found that as a matter of law, VCG did not tortiously interfere with Mr. Peter’s contract with Regale and further found that VCG did not misappropriate trade secrets. Mr. Peters did not appeal that ruling and as such, the federal proceedings have concluded.

Ancillary to this litigation, Thee Dollhouse filed a claim in arbitration in June 2008 against Regale as a result of this transaction, asserting that Regale, by selling its assets to RRC, breached a contract between Thee Dollhouse and Regale. In addition, an assertion was made that one of Regale’s principals tortiously interfered with the contract between Regale and Thee Dollhouse. Regale filed a Motion to Stay Arbitration which was granted in part and denied in part, with the court staying arbitration as to Regale’s principal and denying the stay as to Regale. As a result, the arbitration as to Regale is proceeding. VCG is indemnifying and holding Regale harmless from this claim pursuant to the terms of the asset purchase agreement between Regale and RRC. The arbitration hearing was conducted between April 26 and 29, 2010. On June 28, 2010, the arbitration panel entered an award in favor of Thee Dollhouse N.C., Inc. and against Regale, Inc., awarding Thee Dollhouse N.C., Inc. damages in the amount of $2,102,476, plus costs of $32,390 for a total award of $2,134,866, plus interest at the North Carolina statutory rate. On July 14, 2010, Regale filed a petition in the United States District Court for the Eastern District of North Carolina challenging the award. Dollhouse N.C. and Mr. Peter have petitioned to confirm the arbitration award. All briefing has been completed and the matters are now under submission with the Court. It is presently unknown when the Court will rule. The Company and Regale presently intend to vigorously pursue all available appeals of this award. As of September 30, 2010, the Company has accrued $2,135,000, which is reported in the Unaudited Condensed Consolidated Statements of Income as Contingent Indemnification Claim. The Company is accruing interest on this potential liability.

VCG HOLDING CORP.

Notes to Unaudited Condensed Consolidated Financial Statements — (Continued)

Texas Patron Tax Litigation

Beginning January 1, 2008, VCG’s Texas clubs became subject to a new state law requiring the Company to collect a five dollar surcharge for every club visitor. A lawsuit was filed by the Texas Entertainment Association, an organization in which the Company is a member, alleging that the surcharge is an unconstitutional tax. On March 28, 2008, the judge of the District Court of Travis County, Texas ruled that the new state law violates the First Amendment to the U.S. Constitution and therefore, the District Court’s order enjoined the state from collecting or assessing the tax. The State of Texas has appealed the District Court’s ruling. Under Texas law, when cities or the State of Texas give notice of appeal, the State of Texas intervenes and suspends the judgment, including the injunction. Therefore, the judgment of the District Court of Travis County cannot be enforced until the appeals are completed.

The Company has filed a lawsuit to demand repayment of the paid taxes. On June 5, 2009, the Texas Third Court of Appeals (serving the Austin, Texas area) affirmed the District Court’s judgment that the Sexually Oriented Business Tax violated the First Amendment to the U.S. Constitution. The State of Texas appealed the Court of Appeals ruling to the Texas Supreme Court. On August 26, 2009, the Texas Supreme Court ordered both sides to submit briefs on the merits. The State’s brief was filed on September 25, 2009, and the Texas Entertainment Association’s brief was filed on October 15, 2009. On February 12, 2010, the Texas Supreme Court granted the State’s Petition for Review. Oral arguments of the case were heard on March 25, 2010, and the parties are currently awaiting a decision by the Texas Supreme Court.

The Company paid the tax for 2008 and the first three quarters of 2009 under protest and expensed the tax for such periods. For each quarter since December 31, 2009, the Company accrued the tax and filed the appropriate tax returns, but did not pay the State of Texas. As of September 30, 2010, the Company has approximately $271,000 in accrued but unpaid liabilities for this tax. The Company has paid approximately $401,000, under protest, to the State of Texas since the inception of this tax.

DOL Audit (PT’s Showclub)

In October 2008, PT’s® Showclub in Louisville, Kentucky was required to conduct a self-audit of employee payroll by the Department of Labor (“DOL”). After an extensive self-audit, it was determined that (a) the club incorrectly paid certain employees for hours worked and minimum wage amounts and (b) the club incorrectly charged certain minimum wage employees for their uniforms. As a result, the DOL required that the club issue back pay and refund uniform expenses to qualified employees at a total cost of $14,439.

In March 2009, VCG was placed under a similar nationwide DOL audit for all nightclub locations and its corporate office. All locations completed the self-audit in August 2009 and are currently working with the DOL to determine what, if any, violations may have occurred. A summary meeting was held with the DOL and Company counsel on March 19, 2010. The DOL presented its preliminary findings of violations. A meeting was held on May 20, 2010 in which DOL and Company counsel agreed to continue negotiations at a later date. The Company believes it has corrected all processes that resulted in the potential violations. This case is still in the investigatory state and no final determination can be made at this time of the outcome or any potential liability. After discussion with Company counsel on this case, the Company accrued $200,000 as of December 31, 2009, for potential wage/hour violations. This accrual and any estimate of potential liability have not changed as of September 30, 2010. The Company expected a resolution of this audit by August 30, 2010, but with the DOL administrative change in investigators, the settlement negotiation has now been extended. The Company expects to have a resolution by November 30, 2010.

Texas Sales Tax Audit

The Texas Comptroller’s Office is conducting a sales and use tax audit of Manana Entertainment, Inc., the entity operating Jaguar’s Gold Club in Dallas, Texas, for the time period beginning with the club’s

VCG HOLDING CORP.

Notes to Unaudited Condensed Consolidated Financial Statements — (Continued)

acquisition in April 2008 and ending in November 2009. The audit commenced in March 2010. The primary focus of the audit is the taxability of revenue received by Manana Entertainment, Inc. with respect to independent contractor entertainer fees, credit card sales of dance dollars and use tax.

In July 2010, the Company received notice from the Texas Comptroller’s Office that the audit period would be extended to include the period of October 1, 2006 to April 1, 2008, which period pre-dates the Company’s ownership of the club. Under the purchase agreement under which the Company acquired the club, the Company is fully indemnified by the seller for any liability arising for the additional period.

The audit is incomplete; however, the Company accrued approximately $107,000 at March 31, 2010 of additional sales taxes for the period from the club’s acquisition in April 2008 through November 2009, an additional $4,000 at June 30, 2010 and an additional $4,000 at September 30, 2010. Management intends to vigorously defend the sales tax returns that is has previously filed during the audit period in the administrative review process.

Litigation Associated with the Proposed Going Private Transaction

On August 13, 2010, the Company received a complaint filed in Colorado state court, First Judicial District, Jefferson County District Court challenging the Proposal (as defined in Note 10 of the Notes to Unaudited Condensed Consolidated Financial Statements). The complaint was filed by David Cohen, Timothy Cunningham, Gene Harris, Dean R. Jakubczak and William C. Steppacher, Jr. derivatively on behalf of the Company and as a class action on behalf of themselves and other similarly situated shareholders against Troy Lowrie, each of the individual members of the Company’s Board of Directors and the Company (as a nominal defendant). In the complaint, the plaintiffs allege, among other things, that the individual Directors breached their fiduciary duties under Colorado law and that Mr. Lowrie has conflicts of interest in connection with the Proposal. The plaintiffs seek, among other relief, certification of the lawsuit as a class action with the plaintiffs as class representatives, an injunction preventing the Company’s Board of Directors from accepting the Proposal, an order requiring the Directors to fulfill their fiduciary duties, an accounting of alleged damages if the Company’s Board of Directors accepts the Proposal and an award of the plaintiffs’ attorneys’ and experts’ fees.

To the best of the Company’s knowledge, as of the date hereof, neither the Company nor any of the individual defendants have been served with process. On October 19, 2010, the court issued an Order re Failure to Prosecute, directing the plaintiffs to show cause why the complaint should not be dismissed for failure to prosecute and giving the plaintiffs until November 19, 2010 to make such a showing, in the absence of which the case will be dismissed without prejudice and without further notice. The Company believes that the allegations set forth in the complaint are baseless and intends to mount a vigorous defense if and when process is served.

Johnson Litigation

On October 27, 2010, a complaint was filed against the Company in the United States District Court for the District of Maine, Case No. 2:10-cv-00442 in a lawsuit captioned Johnson et al. v. VCG Holding Corp.. The company has not been formally served with the lawsuit, however, the company, via its attorneys, has agreed to accept service of the Complaint.

The complaint was filed by two former employees of one of the Company’s subsidiaries, KenKev II, Inc. d/b/a PT’s® Showclub Portland, Maine who allege that the Company misclassified them as tipped minimum wage employees while employed by the Company as disk jockeys and, as a result, failed to pay all wages due to them under applicable law. The action is plead as a class action, pursuant to Section 216(b) of the Fair Labor Standards Act (29 U.S.C. 216(b)), and seeks to certify a class action on behalf of all similarly situated

VCG HOLDING CORP.

Notes to Unaudited Condensed Consolidated Financial Statements — (Continued)

employees who are employed by the Company nationwide. In addition, the two named plaintiffs allege that the Company failed to pay them all wages required to be paid to them under Maine law.

The Company intends to deny all liability in this matter, however, it is cautioned that this matter is in its earliest stages and the Company’s ultimate liability cannot be predicted at this time. As such, the Company has not accrued anything related to this action.

Louisville Ordinance Litigation

In 2004, Kentucky Restaurant Concepts, Inc. d/b/a PT’s® Showclub (“KRC”) filed suit in the Jefferson County Circuit Court challenging a recently enacted adult regulatory ordinance which would impose significant restrictions on adult entertainment in Jefferson County, Kentucky. The suit challenged the legality, under the Kentucky State Constitution, of certain restrictions that Jefferson County was seeking to impose on adult businesses, such as a substantial restriction on hours of operation, a prohibition on the sale of alcohol by adult entertainment establishments, and other similar restrictions, which in the view of management would likely result in decreased revenues. Initially a temporary injunction was issued prohibiting enforcement of the ordinance during the litigation. After substantial litigation, the Jefferson County Circuit Court upheld the constitutionality of the ordinance, but granted a stay on its implementation pending appeal. KRC along with other co-appellants appealed the order to the Kentucky Court of Appeal who affirmed the constitutionality of the ordinance. Thereafter, KRC and others appealed the decision to the Kentucky Supreme Court which held oral argument on the appeal in 2009. On April 22, 2010 the Kentucky Supreme Court affirmed in part, reversed in part and remanded the case to the lower court. The Kentucky Supreme Court’s ruling upheld the constitutionality of a majority of the restrictions. KRC and others have appealed the Kentucky Supreme Court’s decision to the United States Supreme Court.

In addition to the matters described above, the Company is involved in various other legal proceedings that arise in the ordinary course of business. The Company believes that any adverse or positive outcome of any of these proceedings will not have a material effect on the consolidated operations of the Company.

Guaranty of Real Property Loan

On July 31, 2009, VCG Real Estate Holdings, Inc. (“VCG Real Estate”) sold a piece of real property located in Phoenix, Arizona to Black Canyon Highway LLC, a Texas limited liability company (“Black Canyon”). The property was transferred subject to a loan made by Sacred Ground Resources LLC, an Arizona limited liability company (“Sacred Ground”), to VCG Real Estate at the time of VCG Real Estate’s acquisition of the property from Sacred Ground. Black Canyon assumed VCG Real Estate’s obligations under the Sacred Ground loan as a part of the sale of the real property and the Company remains as a guarantor on the loan in the event of default by Black Canyon. Black Canyon has agreed to indemnify the Company from any losses arising from the guaranty. As of September 30, 2010, the balance owed by Black Canyon to Sacred Ground was approximately $1,635,000.

Capitalized Leases

In May 2010, the Company entered into a capital lease for a vehicle in the amount of $48,977. Accumulated amortization of the vehicle amounted to $2,134 for the three month period and $3,213 for the

VCG HOLDING CORP.

Notes to Unaudited Condensed Consolidated Financial Statements — (Continued)

nine month period ended September 30, 2010, respectively. The current minimum annual commitment under the lease is as follows:

Twelve Months Ending September 30,

2011	$11,450
2012	11,450
2013	11,450
2014	21,438

Total minimum payments	55,788
Amount representing interest	(9,630)

Present value of future minimum payments	46,158
Current portion of lease obligation	7,827

Obligation under capital lease	$38,331

10.	Potential Sale of Company

On July 20, 2010, the Company received a non-binding proposal (the “Proposal”) from Parent (as defined below) and Lowrie LLLP to acquire all of the outstanding shares of Common Stock (other than the shares held by Parent, its affiliates and certain other investors) for $2.10 per share in cash (the “Acquisition”). The Proposal contemplated that the Company would no longer be a public reporting or trading company following the closing of the Acquisition. The Company’s Board of Directors formed the Special Committee (as defined below) to evaluate the Proposal. On August 20, 2010, the Special Committee informed Mr. Lowrie that it had determined, with input from its advisors, that the terms of the Proposal were currently inadequate. In addition, the Special Committee directed its financial advisors, North Point Advisors LLC, to begin to contact any parties that had either previously expressed an interest or might potentially be interested in pursuing a transaction with the Company. These contacts did not result in any superior proposal or alternative transactions.

The Company continued its negotiations with the investors behind the Proposal.

As a result, on November 9, 2010, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Family Dog, LLC (“Parent”), FD Acquisition Co. (“Merger Sub”), the Company’s Chairman of the Board and Chief Executive, Troy Lowrie, and the Company’s President and Chief Operating Officer, Micheal Ocello. Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are currently owned and controlled by Mr. Lowrie.

Pursuant to the Merger Agreement, as of the effective time of the Merger, each issued and outstanding share of the Company’s common stock, par value $0.0001 per share (collectively, the “Common Stock”), except for any shares of Common Stock held by Parent and Dissenting Shares (as such term is defined in the Merger Agreement) will be converted into the right to receive a cash payment in the amount of $2.25 per share, without interest (the “Merger Consideration”).

The Company’s Board of Directors (with Troy Lowrie abstaining from voting) unanimously approved the Merger and the Merger Agreement following the unanimous recommendation of a special committee comprised entirely of independent members of the Company’s Board of Directors (the “Special Committee”). Before the Company’s Board of Directors unanimously approved the Merger and the Merger Agreement, the Special Committee and the Company’s Board of Directors received an opinion from an independent financial advisor to the effect that, based on and subject to the various assumptions and qualifications set forth therein,

VCG HOLDING CORP.

Notes to Unaudited Condensed Consolidated Financial Statements — (Continued)

as of the date of such opinion, the Merger Consideration to be received by the Company’s shareholders in the Merger is fair to such shareholders from a financial perspective.

The transaction is expected to close in the first quarter of 2011. Upon the closing of the Merger, the Company’s Common Stock will no longer be traded on the Nasdaq Stock Market and the Company will cease reporting to the U.S. Securities and Exchange Commission.

The terms of the Merger and the Merger Agreement are more fully set forth in the Company’s Current Report on Form 8-K filed on November 10, 2010. The Company cautions investors that no assurance can be given that the Merger will be consummated.

11.	Fair Value of Financial Instruments

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs. We adopted ASC 820-10, Fair Value Measurements and Disclosures on January 1, 2008. This guidance defines fair value, establishes a framework to measure fair value, and expands disclosures about fair value measurements. ASC 820-10 establishes a fair value hierarchy used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined into the following three categories:

Level 1:  Quoted market prices in active markets for identical assets or liabilities.

Level 2:  Observable market based inputs or unobservable inputs that are corroborated by market data.

Level 3:  Unobservable inputs that are not corroborated by market data.

The carrying value of cash, other receivables and accounts payable at September 30, 2010 and December 31, 2009, approximates fair value due to the short-term nature of these instruments. As of September 30, 2010, our total debt was approximately $26,038,000 and our fair value was approximately $25,516,000. As of December 31, 2009, our total debt was approximately $30,747,000 and our fair value was approximately $29,748,000. The fair value of the debt was estimated using significant unobservable inputs (Level 3) and was computed using a discounted cash flow model using estimated market rates, adjusted for our credit risk as of September 30, 2010 and December 31, 2009, respectively.

Our disclosure of the estimated fair value of our financial instruments is made in accordance with the requirements of ASC 825-10, Financial Instruments. The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data in order to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts we could realize in a current market exchange. The use of different market assumptions and estimation methodologies may have a material effect on the estimated fair value amounts. The fair value estimates presented herein are based on pertinent information available to management as of September 30, 2010 and December 31, 2009.

12.	Subsequent Events

On November 2, 2010, the Company extended the maturity dates of four loans from third parties, in an aggregate principal amount of approximately $350,000, all with the original maturity date of November 15, 2010. In all instances, the notes were transformed into demand notes. No other changes were made to the terms of these promissory notes. The Company has reported these promissory notes as current portion of long-term debt in the Unaudited Condensed Consolidated Financial Statements.

VCG HOLDING CORP.

Notes to Unaudited Condensed Consolidated Financial Statements — (Continued)

On November 2, 2010, the Company prepaid two loans in full from a third party in the amount of $200,000, evidenced by two promissory notes bearing interest at 10%. These notes were unsecured. The maturity dates were November 15, 2010.

On November 2, 2010, the Company prepaid a loan in full from a third party in the amount of $100,000, evidenced by a promissory note bearing interest at 11%. This note was secured by the general assets of the Company and the cash flow and 100% of the shares of common stock of Manana Entertainment, Inc. The maturity date was November 15, 2010.

On November 6, 2010, the Company extended the maturity date on a loan from a third party with a current balance of $150,000, with the original maturity date of November 6, 2010. The note was transformed into a demand note. No other changes were made to the terms of the note. The Company reported this promissory note as current portion of long-term debt in the Unaudited Condensed Consolidated Financial Statements.

On November 9, 2010, the Company entered into the Merger Agreement, as more fully described in Note 10 of the Notes to Unaudited Condensed Consolidated Financial Statements under “Potential Sale of Company.”

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The information set forth under Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) presents significant factors affecting our consolidated operating results, financial condition, liquidity and capital resources that occurred during the three and nine months ended September 30, 2010 and 2009. The MD&A should be read in conjunction with the Unaudited Condensed Consolidated Financial Statements appearing elsewhere in this Quarterly Report on Form 10-Q. The MD&A in the Company’s Annual Report Form 10-K for the year ended December 31, 2009, and filed with the SEC on March 12, 2010, should also be referred to when reading this Quarterly Report on Form 10-Q.

Cautionary Statement Regarding Forward-Looking Information and Statements

This Quarterly Report on Form 10-Q contains certain forward-looking statements and, for this purpose, any statements contained herein that are not statements of historical fact are intended to be “forward-looking statements” with the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “estimate,” “continue,” or comparable terminology, are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control. These factors include, but are not limited to, costs and liabilities associated with the litigation related to the Proposal and the Acquisition, diversion of management’s attention caused by the litigation related to the Proposal, the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, the outcome of any legal proceedings that have been or may be in the future instituted against the Company and others following announcement of the Merger Agreement, the inability to complete the Merger due to the failure to obtain shareholder approval or satisfy other conditions to the closing of the merger, failure of any party to the Merger Agreement to abide by the terms of that agreement, risks that the Merger, including the uncertainty surrounding the closing of the Merger, will disrupt the current plans and operations of the Company, including as a result of undue distraction of management and personnel retention problems, the amount of the costs, fees, expenses and charges related to the merger, including the impact of any termination fees the Company may incur, which may be substantial, our limited operating history making our future operating results difficult to predict, the availability of, and costs associated with, potential sources of financing, disruptions in the credit markets, economic conditions generally and in the geographical markets in which we may participate, our inability to manage growth, difficulties associated with integrating acquired businesses into our operations, geographic market concentration, legislation and government regulations affecting us and our industry, competition within our industry, our failure to promote our brands, our failure to protect our brands, the loss of senior management and key personnel, potential conflicts of interest between us and Troy Lowrie, our Chairman of the Board and Chief Executive Officer, our failure to comply with licensing requirements applicable to our business, liability from unsanctioned, unlawful conduct at our nightclubs, the negative perception of our industry, the failure of our business strategy to generate sufficient revenues, liability from uninsured risks or risks not covered by insurance proceeds, claims for indemnification from officers and directors, deterrence of a change of control because of our ability to issue securities or from the severance payment terms of certain employment agreements with senior management, our failure to meet the NASDAQ continued listing requirements, the failure of securities analysts to cover our common stock, our failure to comply with securities laws when issuing securities, our common stock being a penny stock, our intention not to pay dividends on our common stock, our future issuance of common stock depressing the sale price of our common stock or diluting existing stockholders, the limited trading market for, and volatile price of, our common stock, and our inability to comply with rules and regulations applicable to public companies.

We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made and are based on certain assumptions and expectations which may or may not be valid or actually occur and which involve various risks and uncertainties.

Unless otherwise required by applicable law, we do not undertake, and specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

General Overview

It is our desire to provide all parties who may read this MD&A with an understanding of the Company’s past performance, its financial condition and its prospects in the future. Accordingly, we will discuss and provide our analysis of the following:

•	Overview of the business.

•	Critical accounting policies.

•	Recently issued pronouncements.

•	Results of operations.

•	Liquidity and capital resources.

Our Company was incorporated under the laws of the State of Colorado in 1998, but did not begin its operations until April 2002. As of September 30, 2010, the Company, through its subsidiaries, owns nineteen adult nightclubs that offer quality live adult entertainment, and restaurant and bar operations. Our clubs are located in Colorado, California, Florida, Illinois, Indiana, Kentucky, Minnesota, North Carolina, Maine and Texas.

We believe maximum profitability and sustained growth in the industry is obtained by owning and operating upscale adult clubs. Our current strategy is to acquire upscale adult clubs in areas that are not market saturated and where the public is open to these types of establishments. Another part of our growth strategy is to achieve club “clustering.” Adult clubs tend to group together in their respective markets. We believe that clustering our clubs leads to improved brand recognition, as well as improvement in economies of scale as costs of marketing and management are spread over more clubs. Clustering also provides the Company with the ability to disperse management expertise to more locations under their responsibility.

Overview of Business

The Company classifies its clubs into three tiers called A, B, and C clubs. Type “A” club characteristics include larger facilities with a variety of entertainment and performers. “A” clubs include a restaurant with an onsite chef preparer. Furthermore, “A” clubs offer high-label cigars, VIP facilities, and specialty suites. Type “B” clubs have smaller facilities. Food service is limited or not provided, but the facility serves alcohol. Both Type “A” and Type “B” clubs are topless format. Type “C” clubs do not provide alcoholic beverages except for some locations that follow the “Bring Your Own Bottle” (“B.Y.O.B”) format. These clubs are “all-nude” format.

Since we began operations, we have acquired the following clubs:

Name of Club	Date Acquired	Club Type

PT’s® Showclub in Indianapolis, Indiana	2002	B
PT’s® Brooklyn in Brooklyn, Illinois	2002	B
PT’s® All Nude in Denver, Colorado	2004	C
The Penthouse Club® in Glendale, Colorado	2004	A
Diamond Cabaret® in Denver, Colorado	2004	A
PT’s® Appaloosa in Colorado Springs, Colorado	October 2006	B
PT’s® Showclub in Denver, Colorado	December 2006	B
PT’s® Showclub in Louisville, Kentucky	January 2007	B
Roxy’s in Brooklyn, Illinois	February 2007	B
PT’s® Showclub in Centreville, Illinois	February 2007	B
PT’s® Sports Cabaret in Sauget, Illinois	March 2007	B
The Penthouse Club® in Sauget, Illinois	March 2007	A
The Men’s Club® in Raleigh, North Carolina	April 2007	A
Schiek’s Palace Royale in Minneapolis, Minnesota	May 2007	A
PT’s® Showclub in Portland, Maine	September 2007	B
Jaguar’s Gold Club in Ft. Worth, Texas (“Ft. Worth Club”)*	September 2007	C
PT’s® Showclub in Hialeah, Florida	October 2007	B
LaBoheme Gentlemen’s Club in Denver, Colorado	December 2007	B
Jaguar’s Gold Club in Dallas, Texas (“Manana”)	April 2008	C
Imperial Showgirls Gentlemen’s Club in Anaheim, California	July 2008	C

*	- sold on July 16, 2010

The Company owns International Entertainment Consultants, Inc. (“IEC”), which provides management services to our clubs. IEC was originally formed in 1980. At the time of acquisition in October 2003, IEC was owned by Troy Lowrie, our Chairman of the Board and Chief Executive Officer.

The day-to-day management of our clubs is conducted through IEC. IEC provides the clubs with management and supervisory personnel to oversee operations, hires and contracts all operating personnel, establishes club policies and procedures, handles compliance monitoring, purchasing, accounting and other administrative services, and prepares financial and operating reports and income tax returns. IEC charges the clubs a management fee based on the Company’s common expenses that are incurred in maintaining these functions.

In June 2002, the Company formed VCG Real Estate Holdings, Inc., a wholly-owned subsidiary that owns the land and buildings housing two of our clubs.

The Company has one reportable segment. Our clubs are distinguished by the following features:

•	Facilities — Our club facilities are within ready access to the principal business, tourist and/or commercial districts in the metropolitan areas in which they are located. The facilities have state of the art sound systems, lighting and professional stage design. Our clubs maintain an upscale level of décor and furnishings to create a professional appearance. Three of our clubs offer VIP rooms. Our VIP rooms are open to individuals who purchase annual memberships. They offer a higher level of service and are elegantly appointed and spacious.

•	Professional On-Site Management — Our clubs are managed by persons who are experienced in the restaurant and/or hospitality industry. The managers of the clubs are responsible for maintaining a quality and professionally run club. At a higher level, our Area Directors oversee the management of several clubs within a specified geographical area. The Company currently has 12 Area Directors each of who has between 17 to 25 years of experience in the industry.

•	Food and Beverage Operations — Five of our clubs offer a first-class bar and food service. At most locations, we provide a selective variety of food including, but not limited to, hot and cold appetizers, pizza and other limited food choices. Three of our club operations do not have liquor licenses. One of our clubs holds a B.Y.O.B. permit and sells non-alcoholic beverages. Experienced chef and bar managers are responsible for training, supervising, staffing and operating the food and beverage operations at each club.

•	Entertainment — Our clubs provide a high standard of attractive, talented and courteous performers and servers. We maintain the highest standards for appearance, attitude, demeanor, dress and personality. The entertainment encourages repeat visits and increases the average length of a patron’s stay. We prefer that performers at our clubs be experienced entertainers.

Critical Accounting Policies

The following discussion and analysis of the results of operations and financial condition are based on the Unaudited Condensed Consolidated Financial Statements that have been prepared in accordance with U.S. GAAP. Our significant accounting policies are more fully described in Note 2 to the “Notes to the Unaudited Condensed Consolidated Financial Statements” in this Quarterly Report on Form 10-Q and Note 2 to the “Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2009. However, certain accounting policies and estimates are particularly important to the understanding of our financial position and results of operations and require the application of significant judgment by us. Further, such accounting policies and estimates can be materially affected by changes from period to period by economic factors or conditions that are outside our control. As a result, our accounting policies and estimates are subject to an inherent degree of uncertainty. In applying these policies, we use our judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on our historical operations, future business plans, projected financial results, terms of existing contracts, observance of trends in the industry, information provided by our customers and information available from other outside sources, as may be appropriate. Actual results may differ from these estimates. Those critical accounting policies are discussed in “Management’s Discussion and Analysis of Financial Position and Results of Operations — Critical Accounting Policies,” which is a part of our Annual Report on Form 10-K for the year ended December 31, 2009.

Recently Issued Accounting Standards

In September 2010, the SEC issued Release 33-9142 which amended the SEC’s rules and forms to remove the requirement for issuers that are neither accelerated filers nor large accelerated filers to obtain an auditor attestation report on internal control over financial reporting. Therefore, smaller reporting companies such as VCG will not need their auditors to test internal controls; however, management will still need to do its assessment for the year ended December 31, 2010. Although VCG obtained an audit opinion on the Company’s internal controls over financial reporting for the year ended December 31, 2009, we do not plan on obtaining the opinion for the year ended December 31, 2010 due to this change in the requirement.

In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820) Improving Disclosures about Fair Value Measurements. This update provides amendment to the codification regarding the disclosures required for fair value measurements. The key amendments include: (a) a requirement to disclose transfer in and out of Level 1 and 2; (b) activity in Level 3 should show information about purchases, sales, settlements, etc. on a gross basis rather than as net basis; and (c) additional disclosures about inputs and valuation techniques. The new disclosure requirements are effective for periods beginning after December 31, 2009, except for the gross disclosures of purchases, etc. which is effective for periods beginning after December 15, 2010. The Company adopted this update on January 1, 2010, and it did not have a significant impact on the Unaudited Condensed Consolidated Financial Statements.

In January 2010, the FASB issued ASU 2010-02, Consolidation (Topic 810) — Accounting and Reporting for Decreases in Ownership of a Subsidiary — a Scope Clarification. This update provides clarification about Topic 810 (previously Statement of Accounting Standards (“SFAS”) No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51) and clarifies that the de-recognition provisions of Topic 810 apply to (a) a subsidiary or group of assets that is a business or nonprofit activity, (b) a subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture, and (c) an exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity. This update is effective for the first reporting period beginning after December 15, 2009. The Company adopted this update effective January 1, 2010, and it did not have a significant impact on the Unaudited Condensed Consolidated Financial Statements.

In December 2009, the FASB issued ASU 2009-17, Consolidation (Topic 810) — Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This update amends Topic 810 and is a result of SFAS No. 166, Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140. This standard did not have a significant impact on the Unaudited Condensed Consolidated Financial Statements when it was adopted on January 1, 2010.

Results of Operations — Three and Nine Months Ended September 30, 2010 Compared to Three and Nine Months Ended September 30, 2009

The following sets forth a comparison of the components of the results of our continuing operations for the three and nine months ended September 30, 2010 and 2009, respectively:

	Three Months Ended			Nine Months Ended
	September 30,
	2010	2009	% Change	2010	2009	% Change
	(Unaudited)

Revenue:
Sales of alcoholic beverages	$5,387,645	$5,708,126	(5.6)%	$16,027,165	$17,434,580	(8.1)%
Sales of food and merchandise	489,197	447,336	9.4%	1,509,420	1,370,706	10.1%
Service revenue	7,723,924	6,448,750	19.8%	21,822,139	19,146,956	14.0%
Other income	783,420	804,461	(2.6)%	2,335,182	2,260,070	3.3%

Total Revenue	14,384,186	13,408,673	7.3%	41,693,906	40,212,312	3.7%

Operating Expenses:
Cost of goods sold	1,505,342	1,438,489	4.6%	4,540,244	4,410,656	2.9%
Salaries and wages	3,985,303	3,489,669	14.2%	11,779,614	10,299,234	14.4%
Impairment of building and land	—	—	* %	—	268,000	(100.0)%
Contingent indemnification claim	—	—	*	2,135,000	—	*
Other general and administrative:
Taxes, permits and licenses	740,395	1,152,838	(35.8)%	2,345,866	2,699,480	(13.1)%
Charge card and bank fees	189,909	188,352	0.8%	537,311	593,736	(9.5)%
Rent	1,480,475	1,385,492	6.9%	4,369,882	4,153,523	5.2%
Legal fees	307,160	188,651	62.8%	1,236,619	869,171	42.3%
Other professional fees	553,969	704,737	(21.4)%	1,945,703	2,062,041	(5.6)%
Advisory fees related to change in control proposals	121,629	—	*	136,766		*
Advertising and marketing	645,320	653,170	(1.2)%	1,955,019	1,935,202	1.0%
Insurance	409,023	435,374	(6.1)%	1,324,195	1,218,718	8.7%
Utilities	278,253	268,851	3.5%	748,649	754,679	(0.8)%
Repairs and maintenance	276,831	240,291	15.2%	814,902	806,142	1.1%
Other	868,197	882,048	(1.6)%	2,742,326	2,676,090	2.5%
Depreciation and amortization	427,449	393,918	8.5%	1,264,971	1,194,377	5.9%

Total Operating Expenses	11,789,255	11,421,880	3.2%	37,877,067	33,941,049	11.6%

Income from Operations	2,594,931	1,986,793	30.6%	3,816,839	6,271,263	(39.1)%

	Three Months Ended			Nine Months Ended
	September 30,
	2010	2009	% Change	2010	2009	% Change
	(Unaudited)

Other Income (Expenses):
Interest expense	(512,802)	(695,441)	(26.3)%	(1,579,626)	(2,151,699)	(26.6)%
Interest expense, related party	(181,126)	(142,522)	27.1%	(541,700)	(530,067)	2.2%
Interest income	1,181	4,500	*	5,407	4,572	*
Gain (loss) on sale of assets	2,701	(68,784)	(103.9)%	1,025	(57,363)	(101.8)%

Total Other Income (Expenses)	(690,046)	(902,247)	(23.5)%	(2,114,894)	(2,734,557)	(22.7)%

Income From Continuing Operations Before Income Taxes	1,904,885	1,084,546	75.6%	1,701,945	3,536,706	(51.9)%

Income tax expense (benefit) — current	(21,900)	(92,189)	(76.2)%	100,100	81,054	23.5%
Income tax expense — deferred	399,348	417,435	(4.3)%	411,000	1,110,101	(63.0)%

Total Income Taxes	377,448	325,246	16.1%	511,100	1,191,155	(57.1)%

Income From Continuing Operations	1,527,437	759,300	101.2%	1,190,845	2,345,551	(49.2)%

Income From Discontinued Operations, Net of Income Taxes	523,646	35,770	1363.9%	472,812	96,974	387.6%

Profit of Consolidated and Affiliated Companies	2,051,083	795,070	158.0%	1,663,657	2,442,525	(31.9)%
Less Net Income Attributable to Noncontrolling Interests	(132,601)	(162,843)	(18.6)%	(357,321)	(394,842)	(9.5)%

Net Income Attributable to VCG	$1,918,482	$632,227	203.4%	$1,306,336	$2,047,683	(36.2)%

*	- not meaningful

Revenues

The Company’s revenue from clubs is comprised of funds received from the sale of alcoholic beverages, food and merchandise, service revenue and other income. The Company recognizes sales revenue at point-of-sale (“POS”) upon receipt of cash or charge card.

For the three months ended September 30, 2010, sales of alcoholic beverages decreased by approximately $320,000 or 5.6% compared to the third quarter in 2009. For the nine months ended September 30, 2010, service revenue decreased by approximately $1,407,000 or 8.1% compared to the same period in 2009. Sales of alcoholic beverages are down due to the general weakness in economic conditions but are beginning to show recovery from the previous quarter.

For the three months ended September 30, 2010, sales of food and merchandise increased by approximately $42,000 or 9.4% compared to the third quarter in 2009. For the nine months ended September 30, 2010, sales of food and merchandise increased by approximately $139,000 or 10.1% compared to the same period in 2009. Prior to 2009, VCG had subleased the kitchen and outsourced the food service to experienced chefs (“food vendors”) at four of our five “A” type clubs (the fifth club continues to run the kitchen and account for all food costs). This arrangement provides better food service to customers with no risk of loss to VCG. Since the installations of the POS systems in our clubs between October 2009 and February 2010, the food vendors elected to use our POS systems to facilitate credit card processing, whereas before, the food revenue and related costs were being handled separately by the food vendors. VCG pays the food revenue, net of any out of pocket costs to the vendor. The new arrangement still represents a breakeven food operation for VCG; however, now food sales and cost of sales are being recorded by VCG.

Service revenues include entertainer payments to perform at the Company’s clubs, customer admission fees, customer payments for tabs, dance dollar payments and suite rental fees. Service revenue for the three months ended September 30, 2010 increased by approximately $1,275,000 or 19.8% compared to the third quarter in 2009. For the nine months ended September 30, 2010, service revenue increased by approximately $2,675,000 or 14.0% compared to the same period in 2009. The increase in service revenue for both the three months and nine months ended September 30, 2010 compared to the same periods in 2009 was due to increased promotions for tableside back rub’s (“TLC”) and table dances.

Other income consists of fees charged for usage of ATM machines located in clubs, VIP memberships, valet parking fees, various fees at the clubs for services, revenue from special events, and non-club revenue of rent received from unrelated third parties occupying a portion of our Indianapolis, Indiana building. For the three months ended September 30, 2010, other income decreased by approximately $21,000 or 2.6% compared to the third quarter in 2009. For the nine months ended September 30, 2010, other income increased by approximately $75,000 or 3.3% compared to the same period in 2009. The increase for the nine months ended September 30, 2010 is due to increased usage of ATM machines and increased third party rent received for the Indianapolis, Indiana building.

Total revenue, net of sales taxes, for the three months ended September 30, 2010 increased by approximately $975,000 or 7.3% compared to the third quarter in 2009. For the nine months ended September 30, 2010, total revenue, net of sales taxes, increased by approximately $1,482,000 or 3.7% compared to the same period in 2009. The increases for both periods are mainly due to an increase in service revenue for such periods as a result of the promotions described above.

For the three months ended September 30, 2010, the Company had fifteen clubs reporting same club increases ranging from 1.3% to 38.7% compared to the third quarter in 2009. For the nine months ended September 30, 2010, the Company had twelve clubs reporting same club increases ranging from 2.5% to 23.2% compared to the same period in 2009.

Cost of Goods Sold

Costs of goods sold, comprised of food, alcohol and merchandise expenses, are variable and generally fluctuate with sales. For the three months ended September 30, 2010, cost of goods sold as a percentage of related revenue was approximately $1.5 million, or 25.6%, compared to approximately $1.4 million, or 23.4%, in the third quarter of 2009. For the nine months ended September 30, 2010, cost of goods sold as a percentage of the related revenue was approximately $4.5 million, or 25.9%, compared to approximately $4.4 million, or 23.5%, compared to the same period in 2009. This increase is due to the change in reporting of food sales and related cost of goods sold as described above. The outsourced food revenue is reduced by appropriate sales taxes, credit card fees and other directly related charges. The cost of food and preparation materials is reported under cost of goods sold. The food sales, net of any costs paid by VCG, are paid out to the food vendors and are recorded in cost of goods sold. Other ancillary costs associated with running a restaurant, such as wait-staff payroll, restaurant supplies and licenses, are paid directly by the food vendors out of the net sales proceeds.

The following table is a comparison of our cost of goods sold and its percentage relative to revenue for our “A” clubs that have subleased restaurants and relative to all other clubs that do not operate restaurants.

	Three Months Ended
	September 30,
	2010			2009
	Total	“A” Clubs	All Other Clubs	Total	“A” Clubs	All Other Clubs
	(Unaudited)

Sales of alcoholic beverages	$5,387,645	$2,088,488	$3,299,157	$5,708,126	$2,224,218	$3,483,908
Sales of food and merchandise	489,197	260,851	228,346	447,336	242,655	204,681

Total	$5,876,842	$2,349,339	$3,527,503	$6,155,462	$2,466,873	$3,688,589

Cost of goods sold	$1,505,342	$644,450	$860,892	$1,438,489	$606,219	$832,270
Percentage	25.6%	27.4%	24.4%	23.4%	24.6%	22.6%

	Nine Months Ended
	September 30,
	2010			2009
	Total	“A” Clubs	All Other Clubs	Total	“A” Clubs	All Other Clubs
	(Unaudited)

Sales of alcoholic beverages	$16,027,165	$6,136,339	$9,890,826	$17,434,580	$6,803,878	$10,630,702
Sales of food and merchandise	1,509,420	787,709	721,711	1,370,706	723,447	647,259

Total	$17,536,585	$6,924,048	$10,612,537	$18,805,286	$7,527,325	$11,277,961

Cost of goods sold	$4,540,244	$1,948,460	$2,591,784	$4,410,656	$1,825,792	$2,584,864
Percentage	25.9%	28.1%	24.4%	23.5%	24.3%	22.9%

In the tables above you will notice when “A” club restaurants’ cost of goods sold data is removed from the total, the cost of goods percentage relative to revenues for all other clubs drops to 24.4% of related revenue for the three months ended September 30, 2010. The increase of cost of sales to revenue percentage relative to revenues for all other clubs is 1.8%, calculated by comparing 24.4% to 21.8% for the three months ended September 30, 2010 and 2009, respectively. The year to date increase of cost of sales to revenue percentage relative to revenues for all other clubs is 1.5% for the nine months ended September 30, 2010, when compared to the same period in 2009.

Salaries and Wages

Salaries and wages include hourly wages, management salaries, and bonuses. For the three months ended September 30, 2010, salaries and wages increased by approximately $496,000 or 14.2% compared to the third quarter in 2009. This increase was driven by the additional commission paid to TLC employees, which corresponds to an increase in service revenue. For the nine months ended September 30, 2010, salaries and wages increased by approximately $1,480,000 or 14.4% compared to the same period in 2009. This increase is attributable to commissions paid of approximately $593,000 to the TLC employees with a corresponding increase in TLC revenue of approximately $728,000, increased supervisor salaries, the fee structure used to compensate entertainers in Minnesota and a severance payment made to a departing executive officer.

The following is a comparison of salaries and wages for the three months and nine months ended September 30, 2010 and 2009, respectively, showing the percentages of salaries and wages expenses compared to total revenue:

	Three Months Ended		Nine Months Ended
	September 30,
	2010	2009	2010	2009
	(Unaudited)

Salaries and wages	$3,985,303	$3,489,669	$11,779,614	$10,299,234
As a percentage of revenue	27.7%	26.0%	28.3%	25.6%

Other General and Administrative Expenses

Taxes, Permits, and Licenses

This category includes employment taxes, costs associated with business licenses and permits, real and personal property taxes and the Texas Patron Tax.

The following table shows the breakdown of the amounts paid for taxes, permits and licenses for the three months and nine months ended September 30, 2010 and 2009, respectively.

	Three Months Ended		Nine Months Ended
	September 30,
	2010	2009	2010	2009
	(Unaudited)

Employment Taxes	$471,200	$922,569	$1,439,824	$1,932,382
Business License	69,248	65,722	320,170	179,341
Property Taxes	164,122	129,189	469,331	473,249
Texas Patron Tax Expense	35,825	35,358	116,541	114,508

	$740,395	$1,152,838	$2,345,866	$2,699,480

Employment taxes are based on wages plus reported tips. Employment taxes decreased by approximately $451,000 or 48.9% for the three months ended September 30, 2010 compared to the third quarter in 2009. For the nine months ended September 30, 2010, employment taxes decreased by approximately $493,000 or 25.5% compared to the same period in 2009. The decrease for both periods results from an overly conservative accrual at September 30, 2009 of $455,000 for an Internal Revenue Service (“IRS”) tip audit of the calendar years 2006 through 2009 which had just commenced. During the fourth quarter of 2009, the Company paid $61,500 for the first Denver club which had been audited. Based upon the Company’s self-audit, the accrual was reversed by $187,000 at December 31, 2009. Based upon IRS audit results, the accrual was further reversed by $55,000 at March 31, 2010. The final liability assessed by the IRS on the remaining clubs was approximately $151,000 which was paid in June 2010. VCG acted promptly upon the IRS auditor’s recommendation to install a POS system in every club to ensure compliance with IRS regulations.

Business licenses expense includes costs of maintaining liquor, cabaret and other general business licenses. The business licenses expense increased by approximately $4,000 or 5.4% for the three months ended September 30, 2010, compared to the third quarter in 2009. For the nine months ended September 30, 2010, business license expense increased by approximately $141,000 or 78.5% compared to the same period in 2009. This increase is attributable to the Texas Sales Tax Audit of Manana further discussed in Note 9 of the Notes to Unaudited Condensed Consolidated Financial Statements under “Commitments and Contingent Liabilities.” The audit is still incomplete; however, the Company has accrued approximately $115,000 during 2010, of which $4,000 was accrued in the third quarter 2010.

The Company pays real and personal property taxes on all the clubs the Company operates. Property taxes increased by approximately $35,000 or 27.0% compared to the three months ended September 30, 2010 compared to the third quarter in 2009. The increase in the third quarter 2010 compared to the third quarter 2009 resulted from a slight increase in the property taxes on most of our clubs in 2010 and because in 2009 the Company renegotiated property taxes on two of our Illinois resulting in a credit being issued in 2009 while no credits were issued in 2010. Property taxes decreased by approximately $4,000 or 1.0% for the nine months ended September 30, 2010 compared to the same period in 2009.

The Company continues to accrue the Texas Patron Tax and to file quarterly returns, under protest, with the State of Texas as discussed in Note 9 of the Notes to Unaudited Condensed Consolidated Financial Statements under “Commitments and Contingent Liabilities.”

Charge Card and Bank Fees

Credit card and bank fees include chargebacks to the Company. The credit card and bank fees increased by approximately $2,000 or 0.8% for the three months ended September 30, 2010, compared to the third quarter in 2009. For the nine months ended September 30, 2010, credit card and bank fees decreased by approximately $56,000 or 9.5% compared to the same period in 2009. The decrease is a result of decreased use of credit card at most of our clubs and the Company’s purchase of the ATM machine located in our California club and no longer paying fees to a third party for its maintenance.

Rent

Rent expense includes rent payments to landlords, deferred rent recorded per Accounting Codification 840-10 and 840-20 and the amortization of leasehold rights and liabilities. For the three months ended September 30, 2010, rent expense increased by approximately $95,000 or 6.9% compared to the third quarter in 2009. For the nine months ended September 30, 2010 rent expense increased by approximately $216,000 or 5.2% compared to the same period in 2009. The increase for both periods is attributable to normal rent increases, including rent increases where rent is based on a percentage of sales.

Legal Fees

Legal fees increased by approximately $118,000 or 62.8% for the three months ended September 30, 2010, compared to the third quarter in 2009. For the nine months ended September 30, 2010, legal fees increased by approximately $367,000 or 42.3% compared to the same period in 2009. This increase is primarily the result of the Thee Dollhouse vs. Regale litigation, (see Note 9 of the Notes to Unaudited Condensed Consolidated Financial Statements under “Commitments and Contingent Liabilities”), costs related to the special investigation discussed under Item 4 “Controls and Procedures” in the section entitled “Internal Control Over Financial Reporting,” and an additional expense of approximately $75,000 for legal fees relating to the Classic Affairs (the entity that operates Schiek’s Palace Royale in Minneapolis, Minnesota) lawsuit which was ultimately dismissed, with prejudice, in the fourth quarter of 2009.

Other Professional Fees

Other professional fees include charges for accounting, tax and Sarbanes-Oxley Act consultants, appraisals and license valuations, broker commissions for renting Company real estate, lobbying fees, environmental assessments, and accounting costs allocated to individual clubs by the Company. For the three months ended September 30, 2010, other professional fees decreased by approximately $151,000 or 21.4% compared to the third quarter in 2009. For the nine months ended September 30, 2010 other professional fees decreased by approximately $116,000 or 5.6% compared to the same period in 2009. These decreases are attributable to additional fees paid to a consultant for valuations, using consultants to implement Section 404 of the Sarbanes-Oxley Act of 2002 and to assist with the restatement of financial reports during 2009, as well as the cost of tax consultants to amend prior years’ tax returns during 2009, which professional fees were paid in 2009 and not in 2010.

Advisory Fees Related to Change in Control Proposals

These costs represent the expenses of the Special Committee of the Board of Directors (the “Special Committee”), including costs billed by the Special Committee’s legal counsel, legal costs incurred by the Company in relation to both the proposed transaction and the proposed merger with Rick’s Cabaret International, Inc. (“Rick’s”), costs billed and accrued from the financial advisor of the Special Committee, the compensation of the Special Committee and other fees associated with the proposed transaction and the proposed merger. Approximately $393,000 in expenses was incurred in the nine months ended September 30, 2010 by the Company. This amount has been offset by approximately $256,000, which was a reversal of an accrued but unearned transaction fee in relation to the proposed transaction and proposed merger.

Insurance

Insurance costs include the cost of workers’ compensation, health, general liability, employee life, and long-term care insurance. For the three months ended September 30, 2010, insurance costs decreased by approximately $26,000 or 6.1% compared to the third quarter in 2009. The decrease is a result of an audit for workers’ compensation premiums that resulted in a refund for a prior year. For the nine months ended September 30, 2010, insurance costs increased by approximately $105,000 or 8.7% compared to the same period in 2009. This increase is due to increased health insurance premiums and premium increases for workers’ compensation insurance due to the Company’s increase in salaries and wages.

Repairs and Maintenance

Repairs and maintenance expense increased by approximately $36,000 or 15.2% for the three months ended September 30, 2010 compared to the third quarter in 2009. For the nine months ended September 30, 2010, repairs and maintenance increased by approximately $9,000 or 1.1% compared to the same period in 2009. The increases are a result of 2010 repairs such as building exteriors being repainted, repairs to equipment, repairs to fire systems and software maintenance.

Other Expenses

Other general and administrative (“G&A”) expense includes common office and nightclub expenses such as janitorial, supplies, security, cast and employee relations, education and training, travel and automobile, telephone and internet expenses. For the three months ended September 30, 2010, other expenses decreased approximately $14,000 or 1.6% compared to the third quarter 2009. For the nine months ended September 30, 2010, other expenses increased by approximately $66,000 or 2.5% compared to the same period in 2009. This increase is attributable to an increase in employee training for Equal Employment Opportunity Commission and Training for Interventions Procedures.

Depreciation and Amortization

Depreciation and amortization expense increased by approximately $33,000 or 8.5% for the three months ended September 30, 2010 compared to the third quarter in 2009. For the nine months ended September 30, 2010, depreciation and amortization expenses increased by approximately $71,000 or 5.9% compared to the same period in 2009. These increases are a result of the installation of the POS systems at our clubs and other fixed assets acquired, including two vehicles.

Interest Expense

Total interest expense decreased by approximately $144,000 or 17.2% and approximately $560,000 or 20.9% for the three and nine months ended September 30, 2010, respectively, compared to the same periods in 2009. The interest expense decreased for both periods due to repayment of debt during the nine months ended September 30, 2010 totaling $4,710,000, of which $1,000,000 was prepaid on 14% debt in July 2010.

Income Tax Expense — Current

Current income tax benefit for the third quarter 2010 decreased by approximately $70,000 compared to the same quarter in 2009. The current portion of income tax expense of approximately $100,000 represents the portion of income taxes that are estimated to be payable for the nine months ended September 30, 2010 as compared to approximately $81,000 for the nine months ended September 30, 2009. During 2010, the Company is utilizing its net operating loss carryforward from 2009 for federal and consolidated state income taxes, so current income tax expense is solely attributable to separately filed state tax requirements. Income tax expense for all periods presented for Golden Productions JGC Fort Worth, LLC has been reclassified to Discontinued Operations (see Note 3 of the Notes to Unaudited Condensed Consolidated Financial Statements under “Discontinued Operations”).

Income Tax Expense — Deferred

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax expense for the nine months ended September 30, 2010 was approximately $699,000 less than the same period in 2009, primarily due to the deferred tax benefit of the contingent indemnification claim in 2010, partially offset by the deferred tax expense recognized on the sale of the Ft. Worth Club. Income tax expense for all periods presented for Golden Productions JGC Fort Worth, LLC has been reclassified to Discontinued Operations (see Note 3 of the Notes to Unaudited Condensed Consolidated Financial Statements under “Discontinued Operations”).

Net Income and Earnings Per Share

For the three months ended September 30, 2010, net income increased by approximately $1,286,000 or $0.08 per share of Common Stock compared to the third quarter in 2009. This increase is a result of the sale of the Fort Worth club where the Company realized a pre-tax book gain of approximately $816,000 (see Note 3 of the Notes to Unaudited Condensed Consolidated Financial Statements under “Discontinued Operations”), and an increase in total revenue of approximately $975,000 partially offset by an increase in operating expenses of approximately $367,000. For the nine months ended September 30, 2010, net income decreased by approximately $741,000 or $0.04 per share of Common Stock compared to the same period in 2009. The decrease was primarily attributable to the accrual of a $2,135,000 contingent indemnification claim related to the Thee Dollhouse Production litigation (see Note 9 of the Notes to Unaudited Condensed Consolidated Financial Statements under “Commitments and Contingent Liabilities”), the related legal fees in the defense of this indemnification claim, the increase in salaries and wages because of the fee structure used to compensate commissioned employees and the accrual of an executive severance package. These costs were partially offset by the increase in total revenue of approximately $1,482,000.

The weighted average shares outstanding decreased by approximately 1,069,000 shares or 6.1% and approximately 573,000 shares or 3.3% for the three months and nine months ended September 30, 2010, respectively, compared to the same periods in 2009. These decreases are due to the sale of the Fort Worth club where, as part of the purchase price, the Company received 467,497 shares of Common Stock (see Note 3 of the Notes to Unaudited Condensed Consolidated Financial Statements under “Discontinued Operations”), and the Company’s repurchases of its Common Stock pursuant to the Company’s stock repurchase plan. This plan was suspended by the Company’s Board of Directors in the third quarter 2010, due to the potential sale of the Company (see Note 10 of the Notes to Unaudited Condensed Consolidated Financial Statements under “Potential Sale of Company”).

Liquidity

The amount of cash flow generated and the working capital needs of nightclub operations do not materially fluctuate and are predictable. We expect to meet our liquidity needs for the next year from existing cash balances and cash flows from operations. We intend to use our cash flows for principal and interest payments on debt, capital expenditures in certain clubs and repairs and maintenance.

The Company has access to a revolving line of credit with Citywide Banks and as of September 30, 2010 we had $1,100,000 in borrowing availability under this line of credit. In August 2010, the Company extended the maturity date of the revolving line of credit from August 2011 to August 2012. All other terms of the line of credit remained unchanged. The terms of the revolving line of credit requires the Company to have a net cash flow-to-debt service ratio greater than or equal to 1.2 to 1.0, calculated quarterly. As of September 30, 2010, the Company fulfilled the covenant requirement.

On July 16, 2010, the Company sold the building in which the Ft. Worth Club is located and all assets associated with the club as more fully described in Note 3 of the Notes to Unaudited Condensed Consolidated Financial Statements under “Discontinued Operations.” The purchase price paid at closing consisted of $1,000,000 in cash and 467,497 shares of Common Stock, held by the Purchaser. The $1,000,000 in cash was used to prepay the 14% note payable to Sunshine Mortgage and the 467,497 shares of Common Stock were cancelled.

During the three months and nine months ended September 30, 2010, the Company continued to be focused on using free cash flow to reduce debt and repurchase Common Stock. The Company is in the process of negotiating extensions on long-term debt which will be maturing during the coming year. As of September 30, 2010 debt was approximately $26,038,000, which is approximately $4,710,000 less than the total debt at December 31, 2009.

Working Capital

At September 30, 2010 and December 31, 2009, the Company had cash of approximately $2,384,000 and $2,677,000, respectively. Our total current assets were approximately $4,304,000 at September 30, 2010 and $7,398,000 at December 31, 2009. Current liabilities totaled approximately $13,075,000 at September 30, 2010 and $9,432,000 at December 31, 2009. The Company’s current liabilities exceed its current assets resulting in a negative working capital of approximately $8,771,000 at September 30, 2010 and $2,033,000 at December 31, 2009. The working capital deficit increased by approximately $6,738,000 during the nine months ended September 30, 2010. This increase is primarily attributable to the increase in the current portion of long-term debt of approximately $3,094,000, the accrual for the contingent indemnification claim of $2,135,000 as discussed in Note 8 of the Notes to Unaudited Condensed Consolidated Financial Statements under “Commitments and Contingent Liabilities” and the reclassification of the Ft. Worth Club’s long-term assets and long-term liabilities to current as business held for sale as of December 31, 2009, which improved working capital by approximately $1,032,000 as of December 31, 2009. Our requirement for working capital is not significant since we receive payment for food and beverage purchases in cash or credit cards at the time of the sale. We receive the cash revenue before we are required to pay our suppliers for these purchases.

We have been able to satisfy our needs for working capital and capital expenditures through a combination of cash flow from club operations and debt. While we can offer no assurances, we believe that our existing cash, our expected cash flow from operations and our ability to extend debt maturities will be sufficient to fund our operations and necessary capital expenditures and to service our debt obligations for the foreseeable future. If we are unable to achieve our planned revenues, costs and working capital objectives, we expect that we will have the ability to curtail stock repurchases and capital expenditures and reduce costs to levels that will be sufficient to enable us to meet our cash requirements in the upcoming year.

Capital Resources

VCG stockholders’ equity was approximately $24,624,000 for the nine months ended September 30, 2010 and approximately $24,937,000 at December 31, 2009. The decrease of approximately $1,620,000 in paid-in capital was a result of repurchasing an aggregate of approximately $935,000 of Common Stock, the receipt of 467,497 shares of Common Stock with an approximate value of $795,000 as part of the purchase price in the sale of the Ft. Worth Club (see Note 3 of the Notes to Unaudited Condensed Consolidated Financial Statements under “Discontinued Operations”) and recording quarterly stock option compensation expense of approximately $110,000. Noncontrolling interests in consolidated partnerships totaled approximately $3,549,000 as of September 30, 2010 and approximately $3,546,000 as of December 31, 2009.

Net cash provided by operating activities was approximately $5,737,000 for the nine months ended September 30, 2010, which represents an increase of $306,000 compared to the same period in 2009. The major non-cash operating activities for the nine months ended September 30, 2010 were the provision of depreciation of approximately $1,319,000, the gain on sale of assets of approximately $817,000 and compounded and unpaid interest on long-term debt of approximately $126,000. The increase in operating assets and liabilities is primarily attributable to the $2,135,000 accrual at June 30, 2010 for the contingent indemnification claim which is reported in Accrued expenses on the Condensed Consolidated Balance Sheets.

Net cash provided by investing activities totaled approximately $183,000 for the nine months ended September 30, 2010, which represents an increase of $532,000 over the $349,000 used by investing activities for the same period in 2009. The improvement is primarily attributable to an increase in proceeds from asset sales of $750,000 in 2010 compared to 2009. Additions to property and equipment for the first nine months of 2010 totaled approximately $838,000 and included $275,000 in leasehold improvements, $247,000 in software mostly related to installing a new POS system, $108,000 in furniture and fixtures, $108,000 in new carpeting in clubs and various smaller asset additions aggregating $100,000. Capital expenditures increased for the nine months ended September 30, 2010 compared to the same period in 2009 by approximately $236,000 due primarily to increased spending on carpeting, leasehold improvements and furniture and fixtures in clubs being remodeled, along with increased spending on software for the POS system in 2010.

Net cash used by financing activities was approximately $6,214,000 for the nine months ended September 30, 2010 compared to approximately $4,995,000 for the same period in the prior year. During the first nine months of 2010, the Company paid down approximately $5,365,000 in debt and made $354,000 in distributions to noncontrolling interests. We received $480,000 in proceeds from new debt during the nine months ended September 30, 2010. In addition, during the nine months ended September 30, 2010, we repurchased 1,018,652 shares of Common Stock for approximately $935,000. The Company had a net decrease in cash of approximately $293,000 for the nine months ended September 30, 2010, which is attributable to the Company’s focus on paying down debt.

The following table reconciles net income to EBITDA for the periods ended September 30, 2010 and 2009. EBITDA is normally a presentation of “earnings before interest, taxes, depreciation, and amortization.” EBITDA is a non-U.S. GAAP calculation that is frequently used by our investors to measure operating results. EBITDA data is included because the Company understands that such information is considered by investors as an additional basis on evaluating our ability to pay interest, repay debt, and make capital expenditures. Management cautions that this EBITDA may not be comparable to similarly titled calculations reported by other companies. Because it is non-U.S. GAAP, EBITDA should not be considered an alternative to operating or net income in measuring company results.

	Three Months Ended		Nine Months Ended
	September 30,
	2010	2009	2010	2009
	(Unaudited)

Net Income attributable to VCG stockholders	$1,918,482	$632,227	$1,306,336	$2,047,683
Add back:
Depreciation	429,087	419,480	1,319,110	1,270,503
Amortization of non-compete agreements	3,500	4,259	12,018	12,776
Amortization of leasehold rights and liabilities, net	(38,764)	(48,606)	(141,790)	(147,588)
Amortization of loan fees	13,916	52,621	48,413	174,524
Interest expense	680,012	785,342	2,072,913	2,507,242
Total income tax expense	377,448	325,246	511,100	1,191,155

EBITDA before non-cash impairment charges	$3,383,681	$2,170,569	$5,128,100	$7,056,295
Add back:
Total non-cash impairment charges	—	—	—	268,000

Total excluding non-cash impairment charges	$3,383,681	$2,170,569	$5,128,100	$7,324,295

Total revenue	$14,384,186	$13,408,673	$41,693,906	$40,212,312
EBITDA as a percentage of revenue	23.5%	16.2%	12.3%	18.2%

Another non-U.S. GAAP financial measurement used by the investment community is free cash flow. The following table calculates free cash flow for the Company for the periods ended September 30, 2010 and 2009. We use free cash flow calculations as one method of cash management to anticipate available cash, but caution investors that this free cash flow calculation may not be comparable to similarly titled calculations reported by other companies. Because this is a non-U.S. GAAP measure, free cash flow should not be considered as an alternative to the consolidated statement of cash flows.

	Three Months Ended		Nine Months Ended
	September 30,
	2010	2009	2010	2009
	(Unaudited)

EBITDA	$3,383,681	$2,170,569	$5,128,100	$7,324,295
Less:
Interest expense	680,012	785,342	2,072,913	2,507,242
Current income tax	(21,900)	(92,189)	100,100	81,054
Capital expenditures	293,839	121,941	838,372	602,111

Free Cash Flow	$2,431,730	$1,355,475	$2,116,715	$4,133,888

Item 3.	Quantitative and Qualitative Disclosures about Market Risk.

Not applicable to smaller reporting companies.

Item 4.	Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

As of September 30, 2010, our Chief Executive Officer and Acting Principal Financial Officer (collectively, the “Certifying Officers”) conducted evaluations regarding the effectiveness of our disclosure controls and procedures. As defined under Sections 13a-15(e) and 15d-15(e) of the Exchange Act, the term “disclosure controls and procedures” means controls and other procedures of an issuer that are designed to ensure that information required to be disclosed by the issuer in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules, regulations and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or furnishes under the Exchange Act is accumulated and communicated to the issuer’s management, including the Certifying Officers, to allow timely decisions regarding required disclosure. Based on this evaluation, as of September 30, 2010, the Certifying Officer has concluded that our disclosure controls and procedures were effective to ensure that material information is recorded, processed, summarized and reported by our management on a timely basis in order to comply with our disclosure obligations under the Exchange Act and the rules and regulations promulgated thereunder.

Changes in Internal Control Over Financial Reporting

As previously reported, as part of the Company’s routine monitoring and evaluation of its internal control over financial reporting, the Company utilizes a third party consultant to test the Company’s internal controls and procedures. On March 21, 2010, following its monitoring of the closing of one of the Company’s nightclubs, the consultant informed the Company’s Chief Financial Officer that it believed a small amount of cash receipts from one of the nightclub’s cash registers was not being collected or recorded in accordance with the club’s recently installed POS system and the Company’s policies and procedures. The Company’s Audit Committee immediately conducted an investigation of this matter with the assistance of independent legal and forensic accounting advisors. Management fully cooperated with this investigation.

The Audit Committee informed its independent registered public accounting firm, Causey Demgen & Moore Inc. (the “Auditor”), of the consultant’s findings and the results of the Audit Committee’s investigation. Neither the Company’s management, Audit Committee, nor the Auditor concluded that there was a material weakness in the Company’s internal control over financial reporting as of March 31, 2010. However, the Company concluded that the following significant deficiencies in the Company’s internal control over financial reporting existed as of March 31, 2010: (i) failure to collect and record certain cash receipts in accordance with the Company’s POS system and the Company’s policies and procedures; (ii) failure to record the expenditure of such cash receipts in accordance with the Company’s policies and procedures; and (iii) failure of management to prevent employees from engaging in such conduct after becoming aware of it. The investigation is complete, and the Company believes it has fully remediated the significant deficiencies by the following: (a) changes in procedures to require more documentation and reconciliation of cash receipts and inventory and (b) instituting a policy to obtain a quarterly signed attestation from all corporate employees, Area Directors and key club personnel as to (1) whether or not the employee has any knowledge of business activity that is not in accordance with company policies and procedures, and (2) knowledge of the Company’s Whistleblower Policy and how to report events. Further, the Board recently admonished the Company’s Chairman and Chief Executive Officer, Troy Lowrie, for being involved with or aware of violations of the Company’s policy regarding cash receipts and disbursements, not reporting the violations to the Board of Directors or Audit Committee, and violating the Company’s Code of Ethics.

PART II — OTHER INFORMATION

Item 1.	Legal Proceedings.

Litigation

Other than as set forth below, we are not aware of any pending legal proceedings against the Company, individually or in the aggregate, that would have a material adverse affect on our business, results of operations or financial condition.

Thee Dollhouse Productions Litigation

On July 24, 2007, VCG Holding Corp. was named in a lawsuit filed in the District Court of Dallas County, Texas. This lawsuit arose out of a VCG acquisition of certain assets belonging to Regale, Inc. (“Regale”) by Raleigh Restaurant Concepts, Inc. (“RRC”), a wholly owned subsidiary of VCG, in Raleigh, N.C. The lawsuit alleges that VCG tortiously interfered with a contract between Michael Joseph Peter and Regale and misappropriated Mr. Peter’s purported trade secrets. On March 30, 2009, the United States District Court for the Eastern District of North Carolina entered an order granting summary judgment to VCG and dismissed Mr. Peter’s claims in their entirety. The court found that as a matter of law, VCG did not tortiously interfere with Mr. Peter’s contract with Regale and further found that VCG did not misappropriate trade secrets. Mr. Peters did not appeal that ruling and as such, the federal proceedings have concluded.

Ancillary to this litigation, Thee Dollhouse filed a claim in arbitration in June 2008 against Regale as a result of this transaction, asserting that Regale, by selling its assets to RRC, breached a contract between Thee Dollhouse and Regale. In addition, an assertion was made that one of Regale’s principals tortiously interfered with the contract between Regale and Thee Dollhouse. Regale filed a Motion to Stay Arbitration which was granted in part and denied in part, with the court staying arbitration as to Regale’s principal and denying the stay as to Regale. As a result, the arbitration as to Regale is proceeding. VCG is indemnifying and holding Regale harmless from this claim pursuant to the terms of the asset purchase agreement between Regale and RRC. The arbitration hearing was conducted between April 26 and 29, 2010. On June 28, 2010, the arbitration panel entered an award in favor of Thee Dollhouse N.C., Inc. and against Regale, Inc., awarding Thee Dollhouse N.C., Inc. damages in the amount of $2,102,476, plus costs of $32,390 for a total award of $2,134,866, plus interest at the North Carolina statutory rate. On July 14, 2010, Regale filed a petition in the United States District Court for the Eastern District of North Carolina challenging the award. Dollhouse N.C. and Mr. Peter have petitioned to confirm the arbitration award. All briefing has been completed and the matters are now under submission with the Court. It is presently unknown when the Court will rule. The Company and Regale presently intend to vigorously pursue all available appeals of this award. As of September 30, 2010, the Company has accrued $2,135,000, which is reported in the Unaudited Condensed

Consolidated Statements of Income as Contingent Indemnification Claim. The Company is accruing interest on this potential liability.

Texas Patron Tax Litigation

Beginning January 1, 2008, VCG’s Texas clubs became subject to a new state law requiring the Company to collect a five dollar surcharge for every club visitor. A lawsuit was filed by the Texas Entertainment Association, an organization in which the Company is a member, alleging that the surcharge is an unconstitutional tax. On March 28, 2008, the judge of the District Court of Travis County, Texas ruled that the new state law violates the First Amendment to the U.S. Constitution and therefore, the District Court’s order enjoined the state from collecting or assessing the tax. The State of Texas has appealed the District Court’s ruling. Under Texas law, when cities or the State of Texas give notice of appeal, the State of Texas intervenes and suspends the judgment, including the injunction. Therefore, the judgment of the District Court of Travis County cannot be enforced until the appeals are completed.

The Company has filed a lawsuit to demand repayment of the paid taxes. On June 5, 2009, the Texas Third Court of Appeals (serving the Austin, Texas area) affirmed the District Court’s judgment that the Sexually Oriented Business Tax violated the First Amendment to the U.S. Constitution. The State of Texas appealed the Court of Appeals ruling to the Texas Supreme Court. On August 26, 2009, the Texas Supreme Court ordered both sides to submit briefs on the merits. The State’s brief was filed on September 25, 2009, and the Texas Entertainment Association’s brief was filed on October 15, 2009. On February 12, 2010, the Texas Supreme Court granted the State’s Petition for Review. Oral arguments of the case were heard on March 25, 2010, and the parties are currently awaiting a decision by the Texas Supreme Court.

The Company paid the tax for 2008 and the first three quarters of 2009 under protest and expensed the tax for such periods. For each quarter since December 31, 2009, the Company accrued the tax and filed the appropriate tax returns, but did not pay the State of Texas. As of September 30, 2010, the Company has approximately $271,000 in accrued but unpaid liabilities for this tax. The Company has paid approximately $401,000, under protest, to the State of Texas since the inception of this tax.

DOL Audit (PT’s Showclub)

In October 2008, PT’s® Showclub in Louisville, Kentucky was required to conduct a self-audit of employee payroll by the Department of Labor (“DOL”). After an extensive self-audit, it was determined that (a) the club incorrectly paid certain employees for hours worked and minimum wage amounts and (b) the club incorrectly charged certain minimum wage employees for their uniforms. As a result, the DOL required that the club issue back pay and refund uniform expenses to qualified employees at a total cost of $14,439.

In March 2009, VCG was placed under a similar nationwide DOL audit for all nightclub locations and its corporate office. All locations completed the self-audit in August 2009 and are currently working with the DOL to determine what, if any, violations may have occurred. A summary meeting was held with the DOL and Company counsel on March 19, 2010. The DOL presented its preliminary findings of violations. A meeting was held on May 20, 2010 in which DOL and Company counsel agreed to continue negotiations at a later date. The Company believes it has corrected all processes that resulted in the potential violations. This case is still in the investigatory state and no final determination can be made at this time of the outcome or any potential liability. After discussion with Company counsel on this case, the Company accrued $200,000 as of December 31, 2009, for potential wage/hour violations. This accrual and any estimate of potential liability have not changed as of September 30, 2010. The Company expected a resolution of this audit by August 30, 2010, but with the DOL administrative change in investigators, the settlement negotiation has now been extended. The Company expects to have a resolution by November 30, 2010.

Texas Sales Tax Audit

The Texas Comptroller’s Office is conducting a sales and use tax audit of Manana Entertainment, Inc., the entity operating Jaguar’s Gold Club in Dallas, Texas, for the time period beginning with the club’s acquisition in April 2008 and ending in November 2009. The audit commenced in March 2010. The primary focus of the audit is the taxability of revenue received by Manana Entertainment, Inc. with respect to independent contractor entertainer fees, credit card sales of dance dollars and use tax.

In July 2010, the Company received notice from the Texas Comptroller’s Office that the audit period would be extended to include the period of October 1, 2006 to April 1, 2008, which period pre-dates the Company’s ownership of the club. Under the purchase agreement under which the Company acquired the club, the Company is fully indemnified by the seller for any liability arising for the additional period.

The audit is incomplete; however, the Company accrued approximately $107,000 at March 31, 2010 of additional sales taxes for the period from the club’s acquisition in April 2008 through November 2009, an additional $4,000 at June 30, 2010 and an additional $4,000 at September 30, 2010. Management intends to vigorously defend the sales tax returns that is has previously filed during the audit period in the administrative review process.

Litigation Associated with the Proposed Going Private Transaction

On August 13, 2010, the Company received a complaint filed in Colorado state court, First Judicial District, Jefferson County District Court challenging the Proposal (as defined in Note 10 of the Notes to Unaudited Condensed Consolidated Financial Statements). The complaint was filed by David Cohen, Timothy Cunningham, Gene Harris, Dean R. Jakubczak and William C. Steppacher, Jr. derivatively on behalf of the Company and as a class action on behalf of themselves and other similarly situated shareholders against Troy Lowrie, each of the individual members of the Company’s Board of Directors and the Company (as a nominal defendant). In the complaint, the plaintiffs allege, among other things, that the individual Directors breached their fiduciary duties under Colorado law and that Mr. Lowrie has conflicts of interest in connection with the Proposal. The plaintiffs seek, among other relief, certification of the lawsuit as a class action with the plaintiffs as class representatives, an injunction preventing the Company’s Board of Directors from accepting the Proposal, an order requiring the Directors to fulfill their fiduciary duties, an accounting of alleged damages if the Company’s Board of Directors accepts the Proposal and an award of the plaintiffs’ attorneys’ and experts’ fees.

To the best of the Company’s knowledge, as of the date hereof, neither the Company nor any of the individual defendants have been served with process. On October 19, 2010, the court issued an Order re Failure to Prosecute, directing the plaintiffs to show cause why the complaint should not be dismissed for failure to prosecute and giving the plaintiffs until November 19, 2010 to make such a showing, in the absence of which the case will be dismissed without prejudice and without further notice. The Company believes that the allegations set forth in the complaint are baseless and intends to mount a vigorous defense if and when process is served.

Johnson Litigation

On October 27, 2010, a complaint was filed against the Company in the United States District Court for the District of Maine, Case No. 2:10-cv-00442 in a lawsuit captioned Johnson et al. v. VCG Holding Corp.. The company has not been formally served with the lawsuit, however, the company, via its attorneys, has agreed to accept service of the Complaint.

The complaint was filed by two former employees of one of the Company’s subsidiaries, KenKev II, Inc. d/b/a PT’s® Showclub Portland, Maine who allege that the Company misclassified them as tipped minimum wage employees while employed by the Company as disk jockeys and, as a result, failed to pay all wages due to them under applicable law. The action is plead as a class action, pursuant to Section 216(b) of the Fair Labor Standards Act (29 U.S.C. 216(b)), and seeks to certify a class action on behalf of all similarly situated employees who are employed by the Company nationwide. In addition, the two named plaintiffs allege that the Company failed to pay them all wages required to be paid to them under Maine law.

The Company intends to deny all liability in this matter, however, it is cautioned that this matter is in its earliest stages and the Company’s ultimate liability cannot be predicted at this time. As such, the Company has not accrued anything related to this action.

Louisville Ordinance Litigation

In 2004, Kentucky Restaurant Concepts, Inc. d/b/a PT’s® Showclub (“KRC”) filed suit in the Jefferson County Circuit Court challenging a recently enacted adult regulatory ordinance which would impose significant restrictions on adult entertainment in Jefferson County, Kentucky. The suit challenged the legality, under the Kentucky State Constitution, of certain restrictions that Jefferson County was seeking to impose on adult businesses, such as a substantial restriction on hours of operation, a prohibition on the sale of alcohol by adult entertainment establishments, and other similar restrictions, which in the view of management would likely result in decreased revenues. Initially a temporary injunction was issued prohibiting enforcement of the ordinance during the litigation. After substantial litigation, the Jefferson County Circuit Court upheld the constitutionality of the ordinance, but granted a stay on its implementation pending appeal. KRC along with other co-appellants appealed the order to the Kentucky Court of Appeal who affirmed the constitutionality of the ordinance. Thereafter, KRC and others appealed the decision to the Kentucky Supreme Court which held oral argument on the appeal in 2009. On April 22, 2010 the Kentucky Supreme Court affirmed in part, reversed in part and remanded the case to the lower court. The Kentucky Supreme Court’s ruling upheld the constitutionality of a majority of the restrictions. KRC and others have appealed the Kentucky Supreme Court’s decision to the United States Supreme Court.

In addition to the matters described above, the Company is involved in various other legal proceedings that arise in the ordinary course of business. The Company believes that any adverse or positive outcome of any of these proceedings will not have a material effect on the consolidated operations of the Company.

Item 1A.	Risk Factors.

In addition to the other information set forth in this Report, you should carefully consider the factors discussed in Part I. “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, which could materially affect our business, financial condition or future results. The risks described in our Annual Report on Form 10-K are not the only risks we face. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, also may materially adversely affect our business, financial condition and/or operating results. There are no material changes to the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and during the nine months ended September 30, 2010.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds.

As previously announced, the Company’s Board of Directors adopted a stock repurchase program on July 26, 2007 pursuant to which the Company may repurchase up to the lesser of (a) 1,600,000 shares of its Common Stock or (b) an aggregate of $10,000,000 of Common Stock (the “Repurchase Program”). On September 29, 2008, the Company’s Board of Directors authorized the Company’s Executive Committee to repurchase, in its discretion, up to an aggregate of $1,000,000 of Common Stock pursuant to the Repurchase Program. On January 9, 2009, the Company’s Board of Directors authorized the Company’s Executive Committee to repurchase, in its discretion, up to an additional aggregate of $1,000,000 of Common Stock pursuant to the Repurchase Program. Further, on April 30, 2010 the Company’s Board of Directors authorized the Company’s Executive Committee to repurchase, in its discretion, up to an additional aggregate of $1,000,000 of Common Stock pursuant to the Repurchase Program (for a total amount of $3,000,000 of authorized purchases under the Repurchase Program).

During the third quarter ended September 30, 2010, the Company repurchased an aggregate of 45,636 shares of Common Stock for an aggregate purchase price of $75,899 since the inception of the Repurchase Program. As a result, as of September 30, 2010, up to 240,439 shares of Common Stock or shares of Common Stock with an aggregate purchase price of approximately $7,118,232 (whichever is less) remain available for repurchase under the Repurchase Program. The Company’s Executive Committee has the authority to purchase shares of Common Stock with an aggregate purchase price of up to approximately $118,232 pursuant to the Board of Director’s September 2008, January 2009 and April 2010 authorizations under the Repurchase Program. Due to the potential sale of the Company (see Note 10 of the Notes to

Unaudited Condensed Consolidated Financial Statements under “Potential Sale of Company”) on July 21, 2010, the Company’s Board of Directors terminated it 10b5-1 plan and discontinued buying stock.

The following table provides additional information about the Company’s purchases under the Repurchase Program for the third quarter ended September 30, 2010:

			Total Number of	Maximum Number
			Shares Purchased as	(or Approximate Dollar Value)
		Average	Part of Publicly	of Shares that may yet be
	Total Number of	Price Paid	Announced Plans or	Purchased Under the
Period	Shares Purchased(1)	per Share	Programs(1)	Plans or Programs

July 1 to 31, 2010	45,636	$1.66	45,636	240,439 shares or $7,118,232
Total	45,636	$1.66	45,636	240,439 shares or $7,118,232

(1)	Unless noted, the Company made all repurchases in the open market.

Item 3.	Defaults Upon Senior Securities.

None.

Item 4.	[Removed and Reserved].

None.

Item 5.	Other Information.

On November 2, 2010, the Company extended the maturity dates of four loans from third parties, in an aggregate principal amount of approximately $350,000, all with the original maturity date of November 15, 2010. In all instances, the notes were transformed into demand notes. No other changes were made to the terms of these promissory notes. The Company has reported these promissory notes as current portion of long-term debt in the Unaudited Condensed Consolidated Financial Statements.

On November 2, 2010, the Company prepaid two loans in full from a third party in the amount of $200,000, evidenced by two promissory notes bearing interest at 10%. These notes were unsecured. The maturity dates were November 15, 2010.

On November 2, 2010, the Company prepaid a loan in full from a third party in the amount of $100,000, evidenced by a promissory note bearing interest at 11%. This note was secured by the general assets of the Company and the cash flow and 100% of the shares of common stock of Manana Entertainment, Inc. The maturity date was November 15, 2010.

On November 6, 2010, the Company extended the maturity date on a loan from a third party with a current balance of $150,000, with the original maturity date of November 6, 2010. The note was transformed into a demand note. No other changes were made to the terms of the note. The Company reported this promissory note as current portion of long-term debt in the Unaudited Condensed Consolidated Financial Statements.

On November 9, 2010, the Company entered into the Merger Agreement, as more fully described in Note 10 of the Notes to Unaudited Condensed Consolidated Financial Statements under “Potential Sale of Company.”

Item 6.	Exhibits.

31.1	Rule 13a-14(a) Certification of Chief Executive Officer of VCG Holding Corp.(1)
31.2	Rule 13a-14(a) Certification of Principal Financial Officer of VCG Holding Corp.(1)
32.1	Section 1350 Certifications(1)

(1)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

By:	/s/ Troy Lowrie
Troy Lowrie
Chairman of the Board and Chief Executive
Officer (Authorized Officer, Principal Executive
Officer and Acting Principal Financial Officer)

Date: November 12, 2010

EXHIBIT 31.1

RULE 13a-14(a) CERTIFICATION
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Troy Lowrie, certify that:

1. I have reviewed this quarterly report on Form 10-Q of VCG Holding Corp. (this “Report”);

2. Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

3. Based on my knowledge, the financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Report;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this Report is being prepared;

b. Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c. Disclosed in this Report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

d. Disclosed in this Report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

5. I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a. All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

By:	/s/ Troy Lowrie
Troy Lowrie
Chairman of the Board and Chief Executive
Officer
(Principal Executive Officer)

Date: November 12, 2010

EXHIBIT 31.2

RULE 13a-14(a) CERTIFICATION
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Troy Lowrie, certify that:

1. I have reviewed this quarterly report on Form 10-Q of VCG Holding Corp. (this “Report”);

2. Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

3. Based on my knowledge, the financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Report;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this Report is being prepared;

b. Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c. Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this Report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this Report based on such evaluation; and

d. Disclosed in this Report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a. All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

By:	/s/ Troy Lowrie
Troy Lowrie
Acting Principal Financial Officer

Date: November 12, 2010

EXHIBIT 32.1

SECTION 1350 CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of VCG Holding Corp. (the “Company”) on Form 10-Q for the quarter ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Troy Lowrie, Chairman of the Board, Chief Executive Officer and Acting Principal Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. The Report fully complies with reporting requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Troy Lowrie
Troy Lowrie
Chairman of the Board, Chief Executive
Officer and Acting Principal Financial Officer
(Principal Executive Officer and Acting
Principal Financial Officer)

Date: November 12, 2010

PROXY CARD
SPECIAL MEETING OF SHAREHOLDERS
OF
VCG HOLDING CORP.
[ * ], 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Troy Lowrie and Micheal Ocello and each or any of them, proxies, with power of substitution, to vote all shares of the undersigned at VCG Holding Corp.’s Special Meeting of Shareholders to be held on [ * ], 2011 at [ * ]:00 [ * ].m. Denver time at [ * ], or at any adjournment thereof, upon the matters set forth in the proxy statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.
See reverse for voting instructions.
     The board of directors recommends that you vote “FOR” the following proposals:
1.	PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF NOVEMBER 9, 2010, BY AND AMONG VCG HOLDING CORP., FAMILY DOG, LLC, FD ACQUISITION CO., TROY LOWRIE AND MICHEAL OCELLO, AS IT MAY BE AMENDED FROM TIME TO TIME.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	PROPOSAL TO ADJOURN THE MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IN THE EVENT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE MEETING TO ADOPT THE MERGER AGREEMENT PROPOSAL.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Number of shares held

Dated:

Signature

Print Name(s) of Shareholder(s):

Signature if held jointly

NOTE: When shares are held by joint tenants, both should sign. Persons signing as executor, administrator, trustee, etc. should so indicate. Please sign exactly as the shares are titled in the record holder’s name.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. AT THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING. PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Voting Instructions
There are two ways to vote your proxy card.
BY INTERNET — http://[ * ].com — QUICK *** EASY *** IMMEDIATE
Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until [ * ] Denver time on [ * ], 2011.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to obtain your records and create an electronic ballot.
BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Corporate Secretary, VCG Holding Corp., 390 Union Boulevard, Suite 540, Lakewood, Colorado 80228. If you vote by phone or Internet, please do not mail your proxy card
IMPORTANT
Your vote is important. Regardless of the number of shares of VCG’s common stock that you own, please sign, date and promptly mail the enclosed proxy in the accompanying postage-paid envelope. Should you prefer, you may vote your proxy via the Internet. Please refer to the instructions on your proxy card or voting form that accompanied this proxy statement.
Instructions for “Street Name” Shareholders
If you own shares of VCG’s common stock in the name of a broker, bank or other nominee, only such nominee can vote your shares on your behalf and only upon receipt of your instructions. You should sign, date and promptly mail your proxy card, or voting instruction form, when you receive it from your broker, bank or nominee. Please do so for each separate account you maintain. Your broker, bank or nominee also may provide for telephone or Internet voting. Please refer to the proxy card, or voting instruction form, which you received with this proxy statement.
Please vote by proxy, telephone or via the Internet at your earliest convenience.
If you have any questions or need assistance in voting your shares, please call Tenicia Bradley at our corporate headquarters at (303) 934-2424.